Registration No. 333-149714

As filed with the Securities and Exchange Commission on April 14, 2011

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Post Effective Amendment No. 4

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken Reitz, Esq.

TIAA-CREF Life Insurance Company

8500 Andrew Carnegie Boulevard, SSC-C2-08

Charlotte, NC 28262-8500

(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

May 1, 2011 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA-CREF Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA-CREF Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred (or potentially tax-free if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, then the Premium amount must meet the requirements of the Internal Revenue Code (“IRC”).

To purchase a Contract, you must allocate your initial Premium among: (i) one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period; and/or, when available, (ii) if you are over age 59 1/2, one or more Flexible Lifetime Income Options (each a “FLIO”), each of which will allow you to receive lifetime payments, while providing you access to your FLIO Account Balance as needed. (FLIO Payments may terminate before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.) FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability. The minimum allocation to an FTD is $5,000 and the minimum allocation to a FLIO is $25,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer ten FTDs, ranging from one year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD and FLIO. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you. The minimum guaranteed interest rates may be different for FTDs and FLIOs.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, or make a FLIO Account Withdrawal, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

In addition, if you make a FLIO Account Withdrawal, we will deduct a surrender charge.

Also, when you surrender your Contract or take withdrawals from an FTD or FLIO, Federal income tax is based on the entire gain in your Contract, not just the gain for that FTD or FLIO. Withdrawals before age 59 1/2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisors before you purchase a Contract.

Additional information about these risks appears on pages and under “The Contract”—“Charges,” pages through under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” on pages and under “Flexible Lifetime Income Option (“FLIO”)”—“Market Value Adjustment,” and on pages through under “Federal Income Taxes.”

We offer the Contract through Services, which is the principal underwriter. Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA-CREF Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA-CREF Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contractowner or any prospective Contractowner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office.  The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: TIAA-CREF Life Insurance Company, P.O. Box 724508, Atlanta, GA, 31139; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant.  The natural person whose life is used in determining the annuity payments to be received. If the Contract is issued as a Non-Qualified Contract, then the Annuitant may be the Contractowner or another person. If the Contract is issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Contractowner must be the Annuitant.

Annuity Starting Date.  The date on which you begin to receive income benefits under an Income Option.

Beneficiary.  Any person or institution named to receive benefits if you die when you have Contract Accumulation and/or a FLIO Account Balance remaining or while any annuity income or death benefit payments remain due. You do not have to name the same Beneficiary for both of these two situations.

Business Day.  Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern time, or an earlier time if we so notify you, or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day.  Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern time, or an earlier time if we so notify you.

Contract.  The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation.  The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations. The FLIO Account Balances are not included in Contract Accumulation.

Contractowner.  The person (or persons) who controls all the rights and benefits under a Contract. If there are two Contractowners, one must be designated as the primary Contractowner on the completed application, and the joint Contractowner must be the spouse of the primary Contractowner. If you purchase the Contract as a traditional IRA, Roth IRA, or SIMPLE IRA, or SEP IRA, the Contract is not permitted to have joint Contractowners.

Fixed Term Deposit (“FTD”).  One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

Flexible Lifetime Income Option (“FLIO”).  An option available for allocation of Premiums or Contract Accumulation. Each FLIO allows you to receive fixed, systematic, lifetime payments and continue to have access to any remaining FLIO Account Balance. FLIO lifetime payments may end before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.

FLIO Account Balance.  Amounts allocated to a FLIO account; plus interest credited at the Total FLIO Account Balance Interest Rate; less any FLIO Payments from that FLIO account; less the value of any FLIO Account Withdrawals from that FLIO account. The FLIO Account Balance will never be less than zero.

FLIO Account Withdrawals.  Withdrawals made from the FLIO Account Balance that are not FLIO Payments. FLIO Account Withdrawals are subject to a surrender charge and an MVA.

FLIO Annuitant.  The natural person whose life is used in determining the FLIO benefit to be paid. The FLIO Annuitant must be over age 59 1/2. The FLIO Annuitant must be the primary Contractowner, if the primary Contractowner is a natural person. If the primary Contractowner is a trust, then the trust must name the FLIO Annuitant. For Non-Qualified Contracts, the FLIO Annuitant and the Annuitant are not required to be the same person.

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FLIO Income Security Date.  Each FLIO account will be assigned a FLIO Income Security Date at the time the FLIO account is established. This is the date that FLIO Payments will resume if FLIO Payments previously terminated because the FLIO Account Balance was reduced to zero due to withdrawal activity.

FLIO Payments.  Lifetime payments that you receive under a FLIO. FLIO Payments may terminate before your death if you make withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date.

FLIO Second Annuitant.  The natural person whose life is used together with the life of the FLIO Annuitant in determining the FLIO benefit under a FLIO two-life annuity. The FLIO Second Annuitant must be your spouse and must be over age 59 1/2. If the FLIO Annuitant dies, the FLIO Second Annuitant will: (i) continue to receive FLIO Payments for as long as he or she is alive; (ii) have the right to change the beneficiary(ies) designated to receive the FLIO death benefit; and (iii) be able to make FLIO Account Withdrawals. If you have multiple FLIOs, you must choose the same FLIO Second Annuitant for all FLIOs.

FTD Value.  The portion of the Contract Accumulation allocated to an FTD.

General Account.  All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs or FLIOs are part of our General Account.

Income Option.  Any of the ways you can receive annuity income, including as FLIO Payments.

IRA.  A retirement arrangement meeting the requirements of Section 408 of the IRC.

IRC.  The Internal Revenue Code of 1986, as amended.

IRS.  The Internal Revenue Service.

Market Value Adjustment (“MVA”).  An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract before the end of an FTD’s term, make a withdrawal before the end of an FTD’s term, apply the Contract Accumulation to an Income Option before the end of the FTD’s term, or make a FLIO Account Withdrawal, subject to certain exceptions.

Non-Qualified Contract.  A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium.  Any amount you invest (i.e., pay) into the Contract. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium must comply with the IRC.

Qualified Contract.  A Contract issued as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA. This Contract is not available to any other type of tax-qualified retirement plan.

Roth IRA.  A retirement arrangement meeting the requirements of Section 408A of the IRC.

Second Annuitant.  The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies. If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, the Second Annuitant must be your spouse.

SEP IRA.  An IRA offered through a simplified employee pension plan meeting the requirements of Section 408(k) of the IRC.

SIMPLE IRA.  An IRA offered through a savings incentive match plan for employees meeting the requirements of Section 408(p) of the IRC.

Short Term Holding Account.  An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD or FLIO.

Survivor Income Option.  An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA.  Teachers Insurance and Annuity Association of America. TIAA-CREF Life is a wholly-owned subsidiary of TIAA.

Total FLIO Account Balance Interest Rate:  The interest rate that is credited to the amounts in a FLIO account.

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SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred (or potentially tax-free, if purchased as a Roth IRA) basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of ten FTDs or, when available, any FLIO which can be chosen by you. Each FTD and FLIO guarantees a specified rate of interest. Once you elect a FLIO, FLIO Payments begin immediately. FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability.

The Contract is available to you provided that it has been approved by the insurance department of your state of residence. Approvals are pending in certain jurisdictions.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes – For Non-Qualified Contracts, we may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD or FLIO account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

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Annual maintenance fee – When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract. This fee is not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs or SEP IRAs. This charge does not apply if only FLIOs are elected. If both FLIOs and FTDs are elected, then the FLIO Account Balance does not count toward the $25,000 minimum Contract Accumulation requirement for the fee waiver.

•	Charge when systematic interest withdrawals are paid by check – We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

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Surrender charge – We will assess a surrender charge on any FLIO Account Withdrawal. The surrender charge will be equal to six months of simple interest on the amount withdrawn at the Total FLIO Account Balance Interest Rate (even if the FLIO has not been in force for six months), or a lesser amount, if required by state insurance law. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period or on FLIO Payments. In addition, a surrender charge does not apply to surrenders or withdrawals from FTDs or the Short-Term Holding Account, to Contract Accumulation applied to an Income Option, or to death benefit payments. Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.” We typically calculate the surrender charge and MVA independently of one another, each calculated based on your FLIO Account Balance that you are withdrawing before any of the other adjustments.

•	Market value adjustment – we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days

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before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term, and FLIO Account Withdrawals. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, on FLIO Payments, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. We also will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)” – “Market Value Adjustment” and “Flexible Lifetime Income Option (“FLIO”)” – “Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term, and FLIO Account Withdrawals. We will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)” – “Market Value Adjustment” and “Flexible Lifetime Income Option (“FLIO”)” – “Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs and $25,000 for FLIOs. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. Additional Premiums of $25,000 or more may be added to a new FTD or to a new FLIO. For details, see “The Contract” – “Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs and FLIOs (less FLIO Payments) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract” – “Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract” – “Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an

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FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)” – “Market Value Adjustment.”

You may make a FLIO Account Withdrawal at any time before the FLIO Income Security Date while there is a remaining FLIO Account Balance. The amount of the FLIO Account Withdrawal requested can be your entire FLIO Account Balance or any partial amount of at least $1,000. The FLIO Account Balance will be reduced by the amount of any FLIO Account Withdrawal. Any remaining FLIO Payments payable before the FLIO Income Security Date will be reduced by the same percentage as the decrease in the FLIO Account Balance. If you withdraw the entire FLIO Account Balance, FLIO Payments will end until the FLIO Income Security Date. Thus, FLIO Payments may terminate before your death if you have made withdrawals from the FLIO Account Balance and die before the FLIO Income Security Date. Accordingly, you should carefully consider your future income needs before making a FLIO Account Withdrawal. Any FLIO Payments payable after the FLIO Income Security Date will not be affected by FLIO Account Withdrawals. FLIO Account Withdrawals are subject to a surrender charge and an MVA. See “Flexible Lifetime Income Option (“FLIO”)” – “Market Value Adjustment” and “The Contract” – “Charges” – “Surrender Charge.” There is uncertainty as to whether a FLIO Account Withdrawal could have an adverse impact on the tax treatment of further and possibly previous FLIO Payments.

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/2 .

WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; you may apply all or part of your ending FTD Value to one or more FLIOs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)” – “Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR FLIO PAYMENTS?

If you elect a FLIO, then the only ways to receive FLIO Payments are through the FLIO One-Life Annuity and the FLIO Two-Life Annuity. For details, see “Flexible Lifetime Income Options.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years for a non-qualified Contract and between five and 30 years for a tax-qualified Contract; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract” – “Receiving Annuity Payments.”

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SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS
Short-Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD or FLIO. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–  Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or to a FLIO, or withdraw value without a Contract charge.

–  After 45 days, we automatically reallocate to the shortest available FTD.

–  You cannot leave value in the STHA longer than 45 days.

–  If we reallocate automatically, you cannot reallocate again until the shortest FTD matures.

–  Generally, pays lower interest rate than FTDs or FLIOs.

FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.
FLIO	Provide fixed, systematic lifetime FLIO Payments while continuing to have access to the remaining FLIO Account Balance.	– Lifetime FLIO Payments combined with limited liquidity of the remaining FLIO Account Balance. – FLIO Payments are taxed as annuity payments, not withdrawals.

–  FLIO Account Withdrawals are subject to a surrender charge and market value adjustment and may reduce or eliminate lifetime payments until the FLIO Income Security Date.

–  FLIOs are not available as of the date of this prospectus. Please contact us regarding availability.

Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contractowner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date. For FLIOs, any FLIO Account Balance associated with a FLIO One-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death. Any FLIO Account Balance associated with a FLIO Two-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death and the death of the FLIO Second Annuitant. FLIO Payments will terminate thereafter.

TIAA-CREF LIFE INSURANCE COMPANY AND TIAA

On November 20, 1996, TIAA-CREF Life Insurance Company was incorporated as a stock life insurance Company under the laws of New York under the name TIAA Insurance Company. On May 1, 1998, the company filed a restated charter with New York changing its name to TIAA-CREF Life Insurance Company. All of the stock of TIAA-CREF Life is owned by Teachers Insurance and Annuity Association of America. TIAA-CREF Life’s headquarters are located at 730 Third Avenue, New York, NY 10017-3206, (212) 490-9000.

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TIAA is a stock life insurance company organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (“CREF”), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, serving approximately 3.6 million people and 15,000 institutions, form the principal retirement system for the nation’s education and research communities and one of the largest retirement systems in the world, based on assets under management. Neither TIAA nor CREF stands behind TIAA-CREF Life’s guarantees.

THE CONTRACT

The Contract is an individual flexible premium (you can contribute varying amounts of at least $5,000) modified guaranteed annuity. The material rights, obligations, and benefits of the Contract are described in this prospectus. We plan on offering the Contract in all 50 states and the District of Columbia, although, currently, the Contract will not be available to residents in those jurisdictions where we have not yet received regulatory approval. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract as a Non-Qualified Contract or as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions, including us, to obtain, verify, and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account, Fixed Term Deposits (“FTDs”) and Flexible Lifetime Income Options (“FLIOs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account, and under Contract FLIOs. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

7	TIAA-CREF Investment Horizon Annuity Prospectus

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums.  We will issue you a Contract as soon as we receive your completed application and your initial Premium at our Administrative Office in good order. (See “The Contract” – “Purchasing a Contract and Remitting Premiums” – “Good Order.”) Your initial Premium will be allocated to the FTD(s) and/or FLIO(s) you select within two Business Days of the Business Day on which it is received by us in good order. Initial Premiums must be for at least $5,000 per FTD and $25,000 per FLIO.

For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

TIAA-CREF Life Insurance Company

P.O. Box 724508

Atlanta, GA 31139

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third-party check where the relationship of the payor to the Contractowner cannot be identified from the face of the check.

Premiums under the IRC.  If you purchase the Contract as a traditional IRA, Roth IRA, SIMPLE IRA, or SEP IRA, then the Premium amount must comply with the IRC. Please see “Federal Income Taxes.”

Right to Cancel.  You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs and FLIOs (less FLIO Payments, FLIO Account Withdrawals and systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Good Order. We cannot process your requests for transactions relating to the Contract until we have received them in good order at our Administrative Office. “Good order” means the actual receipt of the requested transaction in writing, along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your completed application, the Contract number, the transaction amount (in dollars), the FTD and/or FLIO selected, the signatures of all Contractowners, exactly as registered on the Contract, if necessary, and any other information or supporting documentation that we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order, and we reserve the right to change or waive any good order requirements at any time.

Additional Premiums. Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD or a new FLIO. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD or FLIO allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in good order. Currently, we will accept Premiums at any time both the Contractowner

TIAA-CREF Investment Horizon Annuity Prospectus	8

and the Annuitant are living and there is remaining Contract Accumulation and/or a FLIO Account Balance. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

You may not allocate subsequent Premiums to an existing FLIO, but you can open another FLIO with a subsequent Premium.

Electronic Payment.  You may make initial or additional Premium payments by electronic payment. A Federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a Federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

(2)	Instruct your bank to wire or transfer money to:

Wachovia Bank, N.A.

ABA Number 031201467

Avondale, PA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD or FLIO allocation choice, if existing)

Certain Restrictions.  You may only open one Contract in any calendar year. Also, your Contract may not contain more that 120 FTDs or 120 FLIOs at any one time.

If mandated under applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contractowner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract” – “Charges” – “Premium Taxes.”)

More About Remitting Premiums.  We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or to a FLIO Account or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail

9	TIAA-CREF Investment Horizon Annuity Prospectus

you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs and FLIOs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms. An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of one year to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contractowner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in good order and will not process your allocation instructions.

Crediting Interest. Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit. An FTD matures at the end of the specified term, and the proceeds then become available to the Contractowner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option or to a FLIO account

(4)	Do nothing and allow a new FTD to automatically begin.

TIAA-CREF Investment Horizon Annuity Prospectus	10

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)” – “Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/2 years old. (See “Federal Income Taxes.”)

Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contractowner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals.  At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in good order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in good order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

11	TIAA-CREF Investment Horizon Annuity Prospectus

If you withdraw your entire Contract Accumulation and you have not elected a FLIO, we will cancel your Contract and all of our obligations to you under the Contract will end. For Non-Qualified Contracts, we will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. (See “Fixed Term Deposit (“FTD”)” – “Market Value Adjustment.”) Withdrawals and surrenders are subject to Federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals.  If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to Federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and cannot be cancelled. Systematic interest withdrawals will continue until the earliest of the following:

•	the date that there is no longer any remaining Contract Accumulation,

•	the date we are notified of your death, or

•	the first death benefit payable date.

We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment.  We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

TIAA-CREF Investment Horizon Annuity Prospectus	12

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the

13	TIAA-CREF Investment Horizon Annuity Prospectus

interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =	the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. ”M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six

TIAA-CREF Investment Horizon Annuity Prospectus	14

months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%
MVA		$574
Total amount of FTD withdrawal		$11,501

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

15	TIAA-CREF Investment Horizon Annuity Prospectus

Example 2:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%
MVA		$(956)
Total amount of FTD withdrawal		$9.971

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contractowner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven-year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%
MVA		$(181)
Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

TIAA-CREF Investment Horizon Annuity Prospectus	16

FLEXIBLE LIFETIME INCOME OPTIONS (“FLIO”)

General.  FLIO options are not available as of the effective date of this prospectus. Please contact us regarding their availability. A FLIO is an investment option that allows you to receive FLIO Payments and continue to have access to any remaining FLIO Account Balance associated with the FLIO account. A FLIO provides you FLIO Payments that are guaranteed to continue at their original amounts for the rest of your life as long as you do not take any FLIO Account Withdrawals. If you take any FLIO Account Withdrawals, we only guarantee to pay FLIO Payments at their original amounts beginning on the FLIO Income Security Date and until you die. The reason for this more limited guarantee is that a FLIO Account Withdrawal may cause the FLIO Account Balance to be reduced faster than is necessary to support uninterrupted FLIO Payments from the inception of the FLIO. So, FLIO Payments will end if a FLIO Account Balance is completely withdrawn before the FLIO Income Security Date and will not begin again until the FLIO Income Security Date. FLIO Payments end at death. Please note that the FLIO Income Security Date may be a date beyond an average person’s life expectancy. If, upon your death, there is a positive FLIO Account Balance, that balance is paid as a FLIO death benefit. If the FLIO Account Balance is zero at your death, there is no FLIO death benefit.

Premiums and/or Contract Accumulation may be allocated to one or more FLIO accounts. Premiums and/or Contract Accumulation may only be allocated at the FLIO inception; they cannot be added to an existing FLIO. The Contract may not contain more than 120 FLIO accounts at any one time. We reserve the right to determine the maximum age at which FLIO accounts will be available and we do not guarantee that FLIO accounts will be available at all ages and under all the FLIO Income Options described below.

FLIO Income Options.  At any point before the effective date of a FLIO account, you must choose one of the FLIO Income Options described below.

•	FLIO One-Life Annuity. The FLIO payment will be made each month until the date of the FLIO Annuitant’s death. After the FLIO Annuitant’s death no further FLIO payments will be made.

•

FLIO Two-Life Annuity.  The FLIO payment will be made each month until the FLIO Annuitant and the FLIO Second Annuitant both die. After the death of both the FLIO Annuitant and the FLIO Second Annuitant no further FLIO payments will be made.

If you choose monthly FLIO Payments and the FLIO Payments would be less than $100 a month, we have the right to change to quarterly, semiannual or annual payments, whichever will result in payments of $100 or more and the shortest interval between payments. Once payments have begun, the frequency cannot be changed.

If you choose a FLIO One-Life Annuity, we must receive due proof of your age; and if you choose a FLIO Two-Life Annuity, we must received due proof of your age and the age of the FLIO Second Annuitant. You may not begin a FLIO One-Life Annuity after you attain age 90, nor may you begin a FLIO Two-Life Annuity after you or the FLIO Second Annuitant attain age 90.

FLIO Payments.  Once you elect a FLIO, FLIO Payments will begin immediately. The FLIO Payment amount will be determined as of the date that you elect the FLIO and will be based on:

•	Premiums applied to the FLIO account at the FLIO inception;

•	any Contract Accumulation applied to the FLIO account at the FLIO inception;

•	any applicable MVAs;

•	the FLIO annuity purchase rates specified in the rate schedule;

•	the FLIO Income Option and payment frequency you choose;

•	if you choose a FLIO One-Life Annuity, your age; and

•	If you choose a FLIO Two-Life Annuity, your age and your Second Annuitant’s age.

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Once the FLIO Payment amount is established, it will not change unless you make a FLIO Account Withdrawal as described below. You may not stop FLIO Payments once they begin.

FLIO Payments are subject to Federal income tax.

Crediting Interest.  Each FLIO account to which you allocate Premiums and/or Contract Accumulation earns interest at the Total FLIO Account Balance Interest Rate from the date the Premium or Contract Accumulation is credited to the FLIO account until the FLIO Income Security Date or the date at which the FLIO Account Balance becomes zero, if earlier. We credit interest to each FLIO account on a daily basis. We set the Total FLIO Account Balance Interest Rate when each FLIO account is established and we will not change the rate for that FLIO account. If you have more than one FLIO account, the Total FLIO Account Balance Interest Rate for each account may be different. The Total FLIO Account Balance Interest Rate will never be less than 1%. The minimum guaranteed interest rates may be different for FTDs and FLIOs.

We have no specific formula for setting the Total FLIO Account Balance Interest Rate. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. The Total FLIO Account Balance Interest Rate is always less than the FLIO annuity purchase rates.

FLIO Account Withdrawals.  You may make a FLIO Account Withdrawal at any time after the right to examine period while there is a FLIO Account Balance. We must receive the FLIO Account Withdrawal request at our Administrative Office, in good order, and in accordance with procedures established by us or as required by law. Your request must designate the FLIO account from which the FLIO Account Withdrawal is to be made. A FLIO Account Withdrawal will be effective, and all values determined as of the end of the Business Day in which we receive your request in a form acceptable to us, unless you choose to defer the effective date to a future day acceptable to us. You may not revoke a request for a FLIO Account Withdrawal after its effective date. FLIO Account Withdrawals may not be reinvested in the Contract. We may limit FLIO Account Withdrawals to no more than one per calendar quarter.

The amount of the FLIO Account Withdrawal can be your entire FLIO Account Balance or any partial amount of at least $1,000. The FLIO Account Balance will be reduced by the amount of any FLIO Account Withdrawal. It is important to understand the difference between the effect that normal ongoing FLIO Payments have on the FLIO Account Balance and the effect that FLIO Account Withdrawals have on the FLIO Account Balance. Normally scheduled FLIO Payments reduce the FLIO Account Balance in a manner consistent with the original FLIO Payment calculations, so that each FLIO Payment leaves the FLIO Account Balance with an amount designed to continue to support the ongoing originally guaranteed FLIO Payments for the duration of the originally schedule FLIO Income Option. In contrast, FLIO Account Withdrawals made in excess of the originally scheduled FLIO Payments reduce the FLIO Account more than can support the originally guaranteed FLIO Payments. As a result, any remaining FLIO Payments payable before the FLIO Income Security Date will be reduced by the same percentage as the decrease in the FLIO Account Balance. If you withdraw the entire FLIO Account Balance, then the FLIO Payments associated with that FLIO Account Balance will cease entirely until the FLIO Income Security Date. Similarly, if the FLIO Account Balance is zero and you die before the FLIO Income Security Date, there is no further benefit payable under your Contract. Accordingly, you should carefully consider your future income needs before making a FLIO Account Withdrawal. Any FLIO Payments payable on or after the FLIO Income Security Date are not affected by FLIO Account Withdrawals.

Demonstration of impact FLIO Account Withdrawals on FLIO Payments

All assumptions, including interest rates, are hypothetical for illustration purposes only.

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If you withdraw $25,000 from a FLIO Account with a balance before the withdrawal of $100,000 (which is 25% of the FLIO Account Balance), monthly FLIO payments would be reduced from $5,000 to $3,750.

	Before Withdrawal	After Withdrawal
FLIO Account Balance	$100,000	$75,000
FLIO Payment Amount (monthly)	$5,000	$3,750	*

*	Monthly FLIO Payment Amount after Withdrawal = $5,000 – ($5,000 x 25%) = $3,750

We reserve the right to require that the FLIO Account Withdrawal be for the entire remaining FLIO Account Balance if the requested amount of the withdrawal would reduce each of the remaining FLIO Payments payable before the FLIO Income Security Date to less than $100.

If you make a FLIO Account Withdrawal, the amount paid to you will be different than the FLIO Account Withdrawal amount that you requested as a result of the following:

•

The amount paid to you will be decreased by a FLIO surrender charge equal to the FLIO Withdrawal Amount multiplied by the surrender charge rate applicable to the FLIO account. See “The Contract” – “Charges” – “Surrender Charge.”

•	The amount paid to you will be increased or decreased by a FLIO MVA equal to the FLIO Withdrawal Amount multiplied by the FLIO MVA rate. See “The Contract” – “Charges” – “Market Value Adjustment.”

If FLIO Account Withdrawals reduce the FLIO Account Balance to zero, then FLIO Payments will stop. However, FLIO Payments will begin again on the FLIO Income Security Date and will continue as long as you (or you or the FLIO Second Annuitant, if you elect the FLIO Two-Life Annuity) are alive.

FLIO Account Withdrawals are subject to Federal income tax.

You are not permitted to allocate FLIO Payments to purchase an FTD.

FLIO Death Benefit.  Any FLIO Account Balance associated with a FLIO One-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death. Any FLIO Account Balance associated with a FLIO Two-Life Annuity becomes payable as a death benefit upon the date we receive due proof of your death and the death of the FLIO Second Annuitant. FLIO Payments will terminate thereafter.

Market Value Adjustment.  We will apply an MVA on FLIO Account Withdrawals. An MVA may be positive or negative, which means an MVA may increase or decrease the FLIO Account Withdrawal.

To determine the MVA at the time of the FLIO Account Withdrawal, we first calculate an MVA percentage (as described below, under “FLIO Market Value Adjustment Formula”). We then multiply this ratio by the FLIO Account Withdrawal to calculate the amount of the MVA.

Note:	An MVA will either increase or decrease the FLIO Account Withdrawal and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

A FLIO MVA generally reflects the difference between market interest rates at the time of the FLIO Account Withdrawal and on the day the FLIO account was established. The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations

19	TIAA-CREF Investment Horizon Annuity Prospectus

under the FLIO in order to pay for a withdrawal from the FLIO. A MVA imposes this gain or loss on you. The greater the difference in the rates, the greater the effect that an MVA will have on the amount that you receive. The longer the remaining duration of a FLIO, the greater the effect an MVA will have on your FLIO Account Withdrawal.

As a general rule, if rates have increased since you elected the FLIO, the MVA will be negative and will decrease your FLIO Account Withdrawal; if interest rates have decreased during that period by more than 0.50%, the MVA will be positive and will increase the FLIO Account Withdrawal. The MVA formula (as set forth below) contains a 0.50% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a withdrawal or surrender from the FLIO account. Thus, even if rates remain the same during the period, or decrease by less than 0.50%, the MVA will be negative due to the 0.50% factor. The length of the remaining duration on a FLIO affects the impact of the 0.50% factor. The longer the remaining duration of a FLIO, the greater the effect the 0.50% factor will have in determining the applicable MVA.

We do not apply an MVA to the FLIO death benefit.

Application of a FLIO MVA.

We calculate a separate MVA for each FLIO by multiplying the FLIO Account Withdrawal by the percentage calculated in accordance with the MVA formula set forth below. If multiple FLIOs are affected by the FLIO Account Withdrawal, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each FLIO Account Withdrawal. We will calculate the MVA as of the date we receive your written request for the FLIO Account Withdrawal. If an MVA is positive, we will credit the additional amount to the FLIO Account Withdrawal; if an MVA is negative, we will deduct the amount from the FLIO Account Withdrawal. We will also deduct any applicable surrender charges and premium taxes before paying the FLIO Account Withdrawal. We will calculate any MVA, surrender charge, and/or premium taxes independently of one another, each calculated based on the FLIO Account Withdrawal before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA.

FLIO Market Value Adjustment Formula

A FLIO MVA generally reflects the difference between market interest rates at the time of the FLIO Account Withdrawal and on the day the FLIO account was established. The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the FLIO in order to pay for a withdrawal from the FLIO. A MVA imposes this gain or loss on you. To arrive at this difference, the FLIO MVA formula determines an average duration of all FLIO Payments from the time the FLIO account was established (“N(1)”) and from the date the FLIO Account Withdrawal is made (“N(2)”). An annual interest rate appropriate to each duration is then determined (“K” and “m”). The FLIO MVA formula applicable to a FLIO Account Withdrawal equals the requested withdrawal amount multiplied by N(2) multiplied by (k – m – 0.50%), where:

N(1) =	(1+i)/i – t/((1+i)^t)-1, where t = time remaining from the date on which the FLIO account was established until the FLIO Income Security Date rounded up to the year and i = the Total FLIO Account Balance Interest Rate. “N(1)” is important in determining the interest rate in “K.”

N(2) =

(1+i)/i – t/((1+i)^t)-1, where t = time remaining from the date the FLIO Account Withdrawal was made until the FLIO Income Security Date rounded up to the year and

i = the Total FLIO Account Balance Interest Rate. “N(2)” is important in determining the interest rate in “m” and is also in the FLIO MVA formula.

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K =	the zero coupon bond rate for N(1) rounded up to the next year implied by the Bloomberg Fair Value A Curve on the date that the FLIO account was established.

m =	the zero coupon bond rate for N(2) rounded up to the next year implied by the Bloomberg Fair Value A Curve on the date that the FLIO Account Withdrawal was made.

The Bloomberg Fair Value A Curve has bond equivalent yields, which are semiannually compounded yields to maturity of coupon bonds. These yields imply zero-coupon rates, which are annual effective yields of zero-coupon bonds. The Bloomberg Fair Value A Curve refers to the Bloomberg Fair Market Sector Composite U.S. Dollar Corporate A-Rated Curve (FMC #882) as found on Bloomberg under the FMC Function. The Composite A-Rated yield is the Corporate A-Rated Composite asked yield reported by Bloomberg under the FMC 882 Function, or any successor thereto. If the Corporate Composite A-Rated asked yield is no longer reported by Bloomberg or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued. If you have questions or desire assistance regarding the calculation of your FLIO MVA or determining how much to withdraw from your FLIO account to obtain a desired net amount after applying the FLIO MVA, please call us 877-694-0305.

Demonstration of FLIO MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1

If a policyholder elects a FLIO with a FLIO Income Security Date 20 years after FLIO inception and then 10 years after election withdraws the entire accumulation, the following market value adjustment would apply if interest rates drop 1%.

		At Purchase		At Surrender
FLIO Credited Rate		4.00%		4.00%
Requested Withdrawal Amount				$25,000
Duration (rounded up to next year)	N(1) =	10	N(2) =	6
Original Zero-Coupon Rate for Original Duration (“K”)		5.00%
New Zero-Coupon Rate for Remaining Duration (“m”)				4.00%
Market Value Adjustment				$750
Total FLIO Account Withdrawal				$25,750

Duration(1) = (1 + 4%) / 4% – 20 / ((1 + 4%)^20 – 1) = 9.21, which is rounded up to 10.

Duration(2) = (1 + 4%) / 4% – 10 / ((1 + 4%)^10 – 1) = 5.18, which is rounded up to 6.

Market Value Adjustment = Requested Withdrawal Amount x N(2) x (K-m-0.50%) = $25,000 x 6 x (5.00%-4.00%-0.50%) = $750

So, the MVA results in a FLIO Account Withdrawal of $25,000 plus a positive MVA of $750, for a total of $25,750.

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Example 2

If a policyholder elects a FLIO with a FLIO Income Security Date 20 years after FLIO inception and then 10 years after election withdraws the entire accumulation, the following market value adjustment would apply if interest rates rise 1%.

		At Purchase		At Surrender
FLIO Credited Rate		4.00%			4.00%
Requested Withdrawal Amount					$25,000
Duration (rounded up to next year)	N(1) =	10	N(2) =		6
Original Zero-Coupon Rate for Original Duration (“K”)		5.00%
New Zero-Coupon Rate for Remaining Duration (“m”)					6.00%
Market Value Adjustment				-$	2,250
Total FLIO Account Withdrawal					$22,750

Duration(1) = (1 + 4%) / 4% – 20 / ((1 + 4%)^20 – 1) = 9.21, which is rounded up to 10.

Duration(2) = (1 + 4%) / 4% – 10 / ((1 + 4%)^10 – 1) = 5.18, which is rounded up to 6.

Market Value Adjustment = Requested Withdrawal Amount x N(2) x (K-m-0.50%) = $25,000 x 6 x (5.00%-6.00%-0.50%) = -$2,250

So, the MVA results in a FLIO Account Withdrawal of $25,000 minus a negative MVA of $2,250, for a net of $22,750.

CHARGES

No Deductions from Premiums.  The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions – and as described below).

Premium Taxes.  Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD or FLIO account. State premium taxes currently range from 1.0% to 3.5% of Premium payments and are determined by state insurance laws. Under current laws, premium taxes are not deducted for Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs.

Annual Maintenance Fee.  For Non-Qualified Contracts, your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge. This fee does not apply Contracts purchased as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs. This charge does not apply if only FLIOs are elected. If both FLIOs and FTDs are elected, then the FLIO Account Balance does not count toward the $25,000 minimum Contract Accumulation requirement for the fee waiver.

Charge When Systematic Interest Withdrawals are Paid By Check.  We may impose a few of up to $5 per payment for systematic interest withdrawals paid by check.

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Market Value Adjustment.  If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, or make a FLIO Account Withdrawal, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. However, we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge. We will assess a surrender charge on any FLIO Account Withdrawal. We will not assess a surrender charge upon cancellation of your Contract during the “free look” period or on FLIO Payments. We also do not assess a surrender charge on surrenders or withdrawals from FTDs, nor from withdrawals from the Short-Term Holding Account. We calculate the surrender charge and MVA independently of one another, each calculated based on the amount that you withdraw before any of the other adjustments.

The surrender charge will be equal to six months of simple interest on the amount withdrawn at the FLIO Account Rate (even if the FLIO has not been in force for six months), or a lesser amount, if required by state insurance law.

Example

All assumptions, including interest rates, are hypothetical for illustration purposes only.

If a policyholder elects a FLIO with an income security date 20 years after FLIO inception and a FLIO credited interest rate of 4%, and then 10 years after election withdraws the entire $25,000 accumulation, the Surrender Charge = $25,000 x 4.00% / 2 = $500.

RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

We will apply an MVA to, and will deduct Surrender Charges from, the FLIO Account Balance before it is applied to determine your guaranteed annuity payments on Non-Qualified Contracts. (See “Flexible Lifetime Income Options (“FLIO”)” – “Market Value Adjustment” and “Charges.”) If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)” – “Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year

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before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract” – “Charges” – “Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contractowner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date will be the first day of a month and cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive all information and documentation necessary for the Income Option you have picked at our Administrative Office in good order. If you have Contract Accumulation for which we have not received all the necessary information in good order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in good order, but not beyond the Annuitant’s or any Contractowner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under Federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

If your Contract Accumulation is less than or equal to $25,000 and you want to begin receiving income, you must convert your entire Contract Accumulation to annuity income. If your Contract Accumulation is greater than $25,000 and you want to begin receiving income, you must convert at least $25,000 of your Contract Accumulation to annuity income.

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

•	the length of the guaranteed period you choose, if applicable,

•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•	One-Life Annuity with or without a Guaranteed Period. This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20

TIAA-CREF Investment Horizon Annuity Prospectus	24

years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities.  This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years for non-qualified Contracts and not less than five years or more than 30 years for tax-qualified Contracts. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contractowner.

•

Two-Life Annuities with or without a Guaranteed Period.  This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contractowner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to Federal income tax.

The only ways to receive FLIO Payments are through the FLIO One-Life Annuity and the FLIO Two-Life Annuity. For more information see “Flexible Lifetime Income Option.”

DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefits payee(s) if any Contractowner or Annuitant dies while there is a Contract Accumulation remaining or when the FLIO Death Benefit becomes payable as described in “Flexible Lifetime Income Options (“FLIO”)” above. We will pay the death benefit on the date that we receive due proof of your death or when a FLIO Death Benefit becomes payable as described in “Flexible Lifetime Income Options (“FLIO”)” above. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contractowner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal advisor.

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SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Contractowner dies, the surviving spouse can either choose to continue as the Contractowner as pertains to the Contract Accumulation, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive proof of the Contractowner’s death, the spouse will automatically become the Contractowner as pertains to the Contract Accumulation, and no death benefit will be paid to the surviving spouse. The surviving spouse will also become the Annuitant if the deceased owner was the Annuitant.

The right of a spouse to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “spouse” under Federal law. The Federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore, the spousal continuation provisions of this Contract will not be available to such partners or same sex marriage spouses. Consult a tax advisor for more information on this subject.

This option does not apply to: (i) Contracts issued as traditional IRAs, Roth IRAs, SIMPLE IRAs, or SEP IRAs; and (ii) FLIOs. For Non-Qualified Contracts that contain both FTDs and FLIOs, the FTD may be continued by the spouse, but the FLIO may not.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any, plus any FLIO Death Benefit as described in “Flexible Lifetime Income Options (“FLIO”)” above. Each payee’s death benefit payable date is the date when we have received proof of death of either the Contractowner or the Annuitant (and in the case of a FLIO One-Life Annuity, the FLIO Annuitant and in the case of a FLIO Two-Life Annuity, the FLIO Annuitant and the FLIO Second Annuitant), and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in good order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs and FLIOs will be terminated, and all FTD Values and FLIO Account Balance will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

We will pay each death benefit payee’s portion of the death benefit in one payment. Death benefit payments must be made within five years of your death. Upon payment of the death benefit, the Contract will terminate.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Sections 72(s) or 401(a)(9) of the IRC, as applicable to your Contract.

FEDERAL INCOME TAXES

The following discussion is based on our understanding of current Federal income tax law, which is subject to change. For complete information on your personal tax situation, you should check with a qualified tax advisor.

TAXATION OF ANNUITIES

The following discussion assumes the Contracts qualify as “annuity contracts” for Federal income tax purposes:

In General.  IRC Section 72 governs annuity taxation generally. We believe that an owner who is a natural person usually will not be taxed on increases in the value of a Contract until there is a distribution (i.e., the

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Contractowner withdraws all or part of the Contract Accumulation or takes annuity payments.) Assigning, pledging, or agreeing to assign or pledge any part of the Contract Accumulation usually will also be considered a distribution.

Withdrawals of accumulated investment earnings will be taxable as ordinary income. The IRC generally requires withdrawals under your Non-Qualified Contract to be first allocated to investment earnings.

The owner of a Non-Qualified Contract who is not a natural person (such as a corporation or trust) generally must treat any increases in the value of the Contract during the taxable year as income. There are some exceptions to this rule, and a prospective Contractowner who is not a natural person should discuss these potential exceptions with a qualified tax advisor.

The following discussion applies generally to Non-Qualified Contracts owned by a natural person:

Withdrawals.  If you make a withdrawal from your Contract, the IRC generally treats the withdrawal as first coming from earnings and then from your Premium(s). Such withdrawn earnings are includable in your income in the calendar year when the withdrawal occurs. In the absence of direct guidance under the IRC, we will treat all payments under the Contract as withdrawals for tax reporting purposes, except as described under “Annuity Payments” below. With respect to FLIO Account Withdrawals, it is possible that the IRS could take a different position and treat the entire amount of the withdrawal as taxable. Please consult your tax adviser for more information about your particular situation.

The Contract Accumulation immediately before a withdrawal occurs may have to be increased by any positive MVA. There is no definitive guidance on the proper tax treatment of MVAs, and you may want to consult a qualified tax advisor if you receive an MVA as part of a withdrawal.

Annuity Payments.  Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing your “investment in the contract” on the annuity commencement date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable from your gross income.

The remainder of each annuity payment you receive is includable in your gross income. Once your “investment in the contract” has been fully recovered through the receipt of excludable portions of annuity payments, the full amount of any additional annuity payments will be includable in your gross income and will be taxed as ordinary income.

Congress recently enacted legislation providing that payments for at least 10 years or lifetime income payments may be taxed as annuity payments even where they represent only part of the taxpayer’s interest in the annuity contract. In the absence of further guidance under the IRC, we will generally treat FLIO Payments and payments under guaranteed annuity options as annuity payments for tax reporting purposes. It is possible that FLIO Account Withdrawals could adversely affect the tax treatment of FLIO Payments. Please consult your tax adviser for more information about your particular situation.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of your “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return.

FLIO Payments.  Congress recently enacted legislation we believe indicates that FLIO payments can generally be treated as annuity payments for tax reporting purposes, and we intend to treat such payments as annuity payments.

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FLIO Account Withdrawals.  In the absence of guidance from the IRS, we will treat a FLIO Account Withdrawal as taxable only to the extent the sum of (1) the FLIO Account Balance from which the FLIO Account Withdrawal is taken and (2) any positive MVA applied in connection with the FLIO Account withdrawal exceeds remaining premium allocated to the applicable FLIO Account. It is possible that the IRS could treat the entire amount of the FLIO Account Withdrawal as taxable income. In addition, you should be aware that there is uncertainty as to whether a FLIO Account Withdrawal could have an adverse impact on the tax treatment of further and possibly previous FLIO payments. You should consult a tax adviser before requesting a FLIO Account Withdrawal.

Required Distributions.  In order for your Contract to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the IRC requires that it contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of the Contractowner. Specifically, Section 72(s) requires that (a) if any Contractowner dies when Income Payments remain due, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Contractowner’s death; and (b) if any Contractowner dies prior to the Annuity Starting Date, the entire interest in the Contract will be distributed within five years after the date of such Contractowner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Contractowner (as defined under Federal law), the Contract may be continued with the surviving spouse as the new Contractowner. (See “Death Benefits” – “Special Option for Spouses”).

The Contract contains provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review the applicable provisions in the Contract and modify them, if necessary, to assure that they comply with the IRC requirements when such requirements are clarified by the IRS, by regulation, or otherwise.

Early Distribution Tax Penalty.  The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the tax penalty. They include any amounts:

(1)	paid on or after you reach age 59 1/2;

(2)	paid after you die;

(3)	paid if the you become totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity (as that term is defined in the IRC); or

(6)	that come from purchase payments made prior to August 14, 1982.

With respect to (4) above, if the series of substantially equal periodic payments is modified (unless the modification is made under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax that would have been imposed (the 10% tax penalty) but for the exception, plus interest for the tax years in which the exception was used.

Taxation of Death Benefit Proceeds.  Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as annuity payments.

Transfers, Assignments Or Exchanges Of A Contract.  Transferring Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the

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Contractowner, designating an Annuity Starting Date, or exchanging a Contract can have other tax consequences that we do not discuss here. If you are thinking about any of those transactions, contact a qualified tax advisor.

Multiple Contracts.  In determining gross income, Section 72(e) will treat as one contract all TIAA-CREF Life non-qualified and TIAA non-qualified deferred annuity contracts issued to the same contract owner during any calendar year. This treatment could affect when income from withdrawals is taxable and how much might be subject to the 10% IRS tax penalty on earnings (see above). You should consult a qualified tax advisor before buying more than one deferred annuity contract in any calendar year from us and/or TIAA for the purpose of gaining a tax advantage.

Partial 1035 Exchanges.  Section 1035 of the IRC provides that a non-qualified annuity contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that a distribution from either of the contracts involved in the direct partial exchange within 12 months of the exchange would result in the exchange being treated as a taxable distribution from the first contract, followed by a payment for the second contract, except in limited circumstances, including a lifetime event such as divorce, disability, or loss of employment which occurred between the date of the partial direct exchange and the withdrawal. Contractowners should consult their own qualified tax advisors prior to entering into a partial exchange of an annuity contract.

Medicare Tax.  Beginning in 2013, distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

INDIVIDUAL RETIREMENT ANNUITIES AND ACCOUNTS

Traditional and Roth IRAs:  You and your spouse can each open a traditional IRA with an annual contribution of up to $5,000 each or by rolling over funds from another IRA or an eligible retirement plan. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contribution to a traditional IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2011; different dollar limits may apply in future years.)

You or your spouse can each open a Roth IRA with an annual contribution of up to $5,000 or with a rollover from another IRA. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contributions to a traditional IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2011; different dollar limits may apply in future years.)

Both traditional and Roth IRAs are issued directly to you (or, if applicable, the trustee or custodian of your IRA account). Joint accounts are not permissible.

SEP IRA and SIMPLE IRA.  Your employer may offer SEP IRAs (Simplified Employee Pension Plans) and SIMPLE IRAs (Savings Incentive Match Plan for Employees), which are subject to different rules for contributions.

Taxation of Distributions.  Distributions from traditional IRAs, SEP IRAs and SIMPLE IRAs generally are subject to Federal income tax as ordinary income (except to the extent attributed to any nondeductible contributions you made to the IRA) and you may have to pay an additional 10% early distribution tax on the

29	TIAA-CREF Investment Horizon Annuity Prospectus

taxable amount if you are under age 59 1/2. For SIMPLE IRAs, the 10% penalty is increased to 25% if the distribution occurs within the first two years after the commencement of your participation in the plan.

Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You will not have to pay this tax in certain circumstances.

Rollovers or direct transfers among IRAs or eligible retirement plans may not be subject to tax, if certain requirements are met. A rollover from or conversion of a traditional IRA to a Roth IRA is generally subject to tax. A special rule permits taxation of Roth IRA conversions made during the 2010 tax year to be split between 2011 and 2012. You may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years.

Please consult your tax adviser for more information before requesting a distribution.

Minimum Distribution Requirements:  For traditional IRAs, SEP IRAs and SIMPLE IRAs, payments must begin by April 1 of the year after you reach age 70 1/2. If you do not begin distributions on time, you may be subject to a 50% excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. Your traditional IRA, Roth IRA SEP IRA or SIMPLE IRA is also subject to minimum distribution rules on your death, which may require distribution of the entire interest in your Contract within five years of your death. You or your beneficiary is responsible for requesting distributions that comply with the minimum distribution rules. Please consult your tax advisor for more information.

Transfers, Assignments Or Exchanges Of A Contract.  For any Qualified Contract, transferring Contract ownership, pledging the Contract as security for a loan, or designating an Annuitant, payee or other Beneficiary who is not also the Contractowner, and certain other transactions may have adverse tax consequences.

WITHHOLDING

Distributions are usually subject to withholding for the recipient’s Federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

POSSIBLE CHARGE FOR TIAA-CREF LIFE’S TAXES

Currently, we do not charge the Contracts for any Federal, state, or local taxes on it other than premium taxes (See “The Contract” – “Charges” – “Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

OTHER TAX ISSUES

Federal estate taxes.  While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of a Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the Contract, the value of the annuity included in the gross estate may be the value of the lump sum amount payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. You should consult a qualified estate planning advisor for more information.

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Generation-skipping transfer tax.  Under certain circumstances, the IRC may impose a “generation skipping transfer tax” when all or part of a Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contractowner. Regulations issued under the IRC may require us to deduct this tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010.  The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “2010 Act”) increases the federal estate tax exemption to $5,000,000 and reduces the federal estate tax rate to 35%; increases the Federal gift tax exemption to $5,000,000 and retains the federal gift tax rate at 35%; and increases the generation-skipping transfer (“GST”) tax exemption to $5,000,000 and reduces the GST tax rate to 35%. Commencing in 2012, these exemption amounts will be indexed for inflation.

The estate, gift, and GST provisions of the 2010 Act are only effective until December 31, 2012, after which the provisions will sunset, and the federal estate, gift and GST taxes will return to their pre-2001 levels, resulting in significantly lower exemptions and significantly higher tax rates. Between now and the end of 2012, Congress may make these provisions of the 2010 Act permanent, or they may do nothing and allow these 2010 Act provisions to sunset, or they may alter the exemptions and/or applicable tax rates.

The uncertainty as to how the current law might be modified in coming years underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Federal Defense of Marriage Act.  The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The federal Defense of Marriage Act currently does not recognize same-sex marriages or civil unions, even those which are permitted under individual state laws. Therefore, spousal continuation provisions in this Contract will not be available to such partners or same-sex marriage spouses. Consult a tax adviser for more information on this subject.

Annuity purchases by residents of Puerto Rico.  The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal Income Tax.

Annuity purchases by nonresident aliens.  The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers who are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Foreign tax credits.  We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under Federal tax law.

Possible tax law changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult your tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contact and do not intend the above discussion as tax advice.

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TAX ADVICE

What we tell you here about Federal and other taxes is not comprehensive and is for general information only. It does not cover every situation. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, you should check with a qualified tax advisor.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the State of New York on November 20, 1996. We commenced operations under our former name, TIAA Life Insurance Company, and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”). We are subject to regulation by the State of New York Superintendent of Insurance as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are individual annuities, life insurance and funding agreements; the individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states. Our individual products are available to the general public; however, we market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. TIAA provides retirement annuities and insurance coverage to more than 3.7 million active and retired individuals primarily at more than 15,000 educational, research, and cultural institutions, other nonprofit organizations and certain governmental entities across the United States.

We operate three primary business segments, which are defined as our major products: Individual Annuities, Life Insurance and Funding Agreements. Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual after-tax annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2010, the general account reserves associated with our outstanding individual annuities were approximately $1,239.0 million, and total separate account liabilities associated with outstanding variable annuities were approximately $782.0 million.

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Life Insurance

The Life Insurance business segment distributes term life insurance, universal life insurance and variable universal life insurance. We sell our life insurance products through non-commissioned agents appointed by us. Those agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. Our primary marketing efforts for term life insurance products involve direct mail and an Internet web site to direct potential policyholders to a call center staffed by licensed agents. Our universal life and variable universal life insurance products are also sold through non-commissioned agents with leads generated primarily through internal and external referrals.

The term life insurance product line includes annually renewable term and level premium term life insurance policies, both of which offer level death benefit coverage until the policies’ expiration dates. Universal life insurance policies include single life and last survivor individual non-participating flexible premium adjustable life insurance contracts. Variable universal life insurance policies include single life and last survivor individual non-participating flexible premium variable life insurance contracts. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. That separate account is registered with the SEC as a unit investment trust, and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Underwriting.  We establish underwriting policies for risk selection and classification. The information that we use to perform our underwriting includes information from the insurance application, inspection reports, attending physician statements, medical examinations or other pertinent information. This information is then used to determine whether we will issue the policy as applied for or other than applied for (i.e., with modifications that are acceptable to us), or whether we will reject the insurance application. The various requirements for the information that we use in our underwriting vary by the age of the applicant and by the amount of coverage being requested. For certain risks, we may also use reinsurers to assist us in the evaluation of the risk.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2010, we had total life insurance in force of approximately $24.7 billion, of which approximately $19.0 billion was ceded through reinsurance. At December 31, 2010, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $124.8 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $41.3 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

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We currently have funding agreements with 11 states including California, Connecticut, Georgia, Idaho, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon and Vermont. There are 13 funding agreements in nine states that have current state 529 plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015. Two funding agreements with Mississippi which were scheduled to expire on March 20, 2011 were extended through September 30, 2011. Two funding agreements previously issued to California and Idaho 529 plans have been terminated, but not yet completely unwound. We have an agreement with California to unwind the California 529 plan in November 2011. In May 2010, two funding agreements with the state of Missouri were unwound. Total general account reserves associated with our funding agreements totaled approximately $928.6 million at December 31, 2010.

Additional Business Considerations

In addition to the preceding description of the products that we distribute through our three primary business segments, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, mortgage loans secured by commercial real estate, cash, short-term investments and other long-term investments. Our total assets were approximately $3,571.0 million at December 31, 2010. Of this total amount, the assets in the separate accounts equaled approximately $848.4 million, and those in the general account equaled approximately $2,722.6 million. Our overall general account portfolio quality was very high with 96.5% of our total invested assets classified as investment grade with approximately 3.5% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to the Federal corporation income tax, and the IRC contains specific tax treatment for the operations of life insurance companies. We are taxed by the Federal government in many areas in a manner similar to companies in other industries, but restrictions specifically apply to the combining, in a consolidated U.S. income tax return, of life insurance company taxable income with non-life insurance company taxable losses.

TIAA-CREF Investment Horizon Annuity Prospectus	34

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned by TIAA in New York and North Carolina pursuant to an inter-company service agreement between the two companies.

Legal Proceedings

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

We offer life insurance protection products, cash value accumulation life insurance products and annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs. We have thus far elected to retain our unique distribution approach through the use of non-commissioned agents. We believe that this distribution approach allows us to offer a valuable consumer service based on the concept that it is an added value to our customers that the cost of the products that we distribute can be separated from the cost for financial advice that may be embedded in the products sold by our competitors.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to

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fee-based financial advisors, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to Federal regulation. Various Federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

In recent years, various legislative proposals have also been introduced in Congress that called for the Federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

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Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Repeal of the Federal estate tax; or

•	Changes in the availability of individual retirement accounts.

Existing Federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the Federal tax law that would establish new tax-advantaged retirement and life savings plans could reduce the relative tax advantage of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

Life insurance products are often used to fund estate tax obligations. Significant U.S. estate tax legislation was enacted in 2001 and in 2010. The estate tax provisions of the 2010 act are only effective until December 31, 2012, after which the provisions will sunset, and the estate tax will return to its pre-2001 level. Congress may consider further estate tax changes. If the estate tax is significantly reduced or repealed, the demand for certain life insurance products could be adversely affected.

We cannot predict what changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in the our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

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A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to

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maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

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We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products, recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and Federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and

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results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

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We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of April 14, 2011, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

In 2010, 2009 and 2008, we paid no dividends on our common stock to TIAA. We have no plans to pay dividends in 2011.

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office at 877-694-0305.

You can also use the TIAA-CREF Web Center’s account access feature to check your Contract Accumulation. You will be asked to enter your Contract number and Social Security number. To use the Web Center’s account access feature, access the TIAA-CREF Internet home page at www.tiaa-cref.org.

CONTACTING TIAA-CREF LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contractowner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

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SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA-CREF Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA-CREF Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

For Non-Qualified Contracts, you may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). (Once Contract Accumulation is applied to a FLIO account, it is no longer Contract Accumulation.) We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in good order and approved by us. The rights of the Contractowners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax advisor before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments. FLIO Account Balance and FLIO Payments also may not be assigned.

For Qualified Contracts, neither you nor any other person may assign, pledge, or transfer ownership of the Contract or any benefits under its terms. Any such action will be void and of no effect.

PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA-CREF Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made. Any amounts so paid or charged will include compound interest at the effective rate of 6% per year.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, FLIO Annuitant, Second Annuitant, FLIO Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in good order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment, plus compound interest at the rate of 6% per year, has been recovered.

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PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, a wholly-owned subsidiary of TIAA. Services is registered with the SEC as a broker dealer, and is a member of FINRA. Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of Services or have entered into a selling agreement with Services. The main offices of Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse Services from our General Account assets for all reasonable costs and expenses incurred by Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to Services.) We intend to recoup the cost and expense reimbursements that we make to Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

The TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, included in this prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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The Teachers Insurance and Annuity Association of America’s Statutory-Basis Financial Statements as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, included in this prospectus, have been so included in reliance on the report of PwC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The principal business address of PwC is 300 Madison Avenue, New York, NY 10017-6204.

LEGAL MATTERS

Meredith Kornreich, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the Federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TC Life,” “we,” “our,” “us,” “Registrant,” or the “Company”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and Summary Information and Risk Factors included elsewhere in this report.

FORWARD-LOOKING STATEMENTS

This discussion reviews our financial condition and results of operations, including our liquidity and capital resources, for the periods covered by the audited statutory-basis financial statements included in this report. Historical information is presented and discussed and, where appropriate, factors that may affect future financial performance are also identified and discussed. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and we cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect our future results. A copy of this report and our registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, you should not place undue reliance on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

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OUR BUSINESS

Overview

We are a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under our former name, TIAA Life Insurance Company. We changed our name to TIAA-CREF Life Insurance Company on May 1, 1998. We are a wholly-owned subsidiary of TIAA. We are subject to regulation by the State of New York Superintendent of Insurance as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

Our primary products are individual annuities, life insurance and funding agreements. The individual annuities and life insurance products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 College Savings and Scholarship Plans. Our individual products are available to the general public; however, we market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. TIAA provides retirement annuities and insurance coverage to more than 3.7 million active and retired individuals participating at more than 15,000 educational, research and cultural institutions, as well as other nonprofit organizations and certain governmental entities across the United States.

The majority of the services required for our business operations are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, investment management, administrative, selling and distribution agreements. Under these agreements, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services meet our operational needs and that we, thereby, minimize duplication of costs among TIAA and its subsidiaries. We do not currently have any employees.

Financial Highlights

For 2010, we recognized net income of $24.9 million compared to a net loss of $7.0 million for 2009. In 2010, our operations were positively impacted by a net decrease of $25.0 million in total benefits and expenses exceeding the net decrease in total premiums and other considerations of $13.3 million and the decrease of $1.8 million in net investment income. Net income for 2010 was favorably impacted by a decline in federal income tax expense of $3.4 million compared to 2009. In addition, net realized losses declined by $18.6 million in 2010 compared to 2009, primarily due to reduced other-than-temporary impairments within the investment portfolio. At December 31, 2010, total assets were $3,571.0 million, and statutory capital and surplus was $370.6 million.

Our Segments

We provide financial services through the production, sale, distribution and administration of individual annuities, life insurance and funding agreements. We operate three business segments, each distinguished by broad product categories and each having a strategic focus. Our segments are Individual Annuities, Life Insurance and Funding Agreements. Premiums and deposits by segment for 2010, 2009 and 2008 are set forth in the following table (in millions):

	For the years ended December 31,
	2010	2009	2008
Segment
Individual Annuities	$178.5	$201.2	$142.1
Life Insurance	40.4	31.0	27.2
Total premiums	$218.9	$232.2	$169.3

Funding Agreements*	$211.2	$226.4	$172.7
Total deposits received	$211.2	$226.4	$172.7

*	The deposits that we receive on funding agreements are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities and Deposit-type Contracts.

TIAA-CREF Investment Horizon Annuity Prospectus	46

Individual Annuities.  We market a variety of individual after-tax annuity products. Our annuity products are distributed through captive agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. Our future strategy may include distribution through fee-based advisor channels, third party, and other strategic relationships. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the Company’s separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the SEC as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds. The variable annuities do not offer any living benefit riders. We are, therefore, not exposed to the liabilities associated with these riders. A reserve is maintained for any Guaranteed Minimum Death Benefit (“GMDB”). Effective December 31, 2009 as prescribed by Actuarial Guideline 43, the reserve for GMDB is now part of the total reserves and not a separate calculation. Prior to 2009, the reserve for the GMDB was calculated on a seriatim basis in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit Reserves and New York State Regulation 151.

In 2010, due to the low yield on money market funds, investors continued to look for alternative fixed options. Investors who owned one of our older products, the Personal Annuity Select (“PAS”), added premiums to the fixed account, which had a relatively attractive yield. Additional contributions to this fixed account in 2010 were $67.6 compared to $57.2 million in 2009, an increase of 18.2%.

In addition, 2010 was the second full year for two of our newer annuity products, Intelligent Variable Annuity (“IVA”) and Investment Horizon Annuity (“IHA”), introduced in 2008. These two deferred annuity products complement each other to meet contract owners’ risk profiles and to provide contract owners with a variety of variable annuity investment subaccount options and fixed term deposits.

The IVA facilitates an individual’s overall portfolio asset diversification offering over 40 investment choices that include ten proprietary TIAA-CREF Life funds and more than thirty non-proprietary funds. The IVA experienced significant growth resulting in an increase of $4.8 million during 2010 compared to 2009, which occurred primarily in the third and fourth quarters of 2010. The low cost feature of the IVA has attracted additional assets.

The IHA offers guaranteed periods from 1 to 10 years and guarantees principal and a stated interest rate if not withdrawn before the maturity date. The interest rate for each guaranteed period is based upon the current yield curve. It allows investors to use a “laddered” approach for fixed investing. In the fourth quarter of 2010, we suspended the 1 and 2-year durations of the IHA due to the low interest rate environment. In contrast to the IVA, the IHA experienced a decline of $42.7 million in 2010 compared to 2009. The decline in the IHA product is reflective of the low interest rate environment.

Additionally, we market a single premium immediate annuity which complements the deferred annuities and provides immediate income benefits. In 2010, we issued 28 such contracts with premiums of approximately $5.6 million. The investment choices include a fixed account as well as eight TIAA-CREF Life funds.

Life Insurance.  We distribute and sell term life insurance, universal life insurance and variable universal life insurance products through captive agents appointed by us. Those agents selling variable insurance products are also registered representatives of our affiliated broker-dealers. The primary marketing efforts for term life insurance products involve direct mail and an Internet web site which is designed to direct potential policyholders to a call center staffed by licensed agents. Assets associated with variable universal life insurance policies are held in various investment subaccounts of a separate account, based on policyholders’ investment allocation decisions. That separate account is registered with the SEC as a unit investment trust, and its assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

47	TIAA-CREF Investment Horizon Annuity Prospectus

Life insurance premiums increased $9.4 million to $40.4 million in 2010 from $31.0 million in 2009. Contributing to this increase was an increase in the universal life premiums of $9.7 million, offset by a decline in term life insurance premiums of $0.3 million.

Entering into 2010, we made a decision to reprice our term portfolio which provided more competitive pricing to purchasers of term insurance. We anticipate this change, with an increased investment in marketing, will allow us to grow our term life insurance volume in the future.

Funding Agreements.  Our Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after Section 529 of the Internal Revenue Code), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. We provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with 11 states including California, Connecticut, Georgia, Idaho, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon and Vermont. As of December 31, 2010, there were 13 funding agreements in nine states that have current state 529 college savings plans, and a funding agreement for the California scholarship program, that receives no new funds but is covered under a separate management agreement that runs until mid-2015. Two funding agreements with Mississippi which were scheduled to expire on March 20, 2011were extended through September 30, 2011. Two funding agreements previously issued to the California and Idaho 529 plans have been terminated, but have not yet been completely unwound. We have an agreement with California to unwind their 529 funding agreement in November 2011. In May 2010, two funding agreements with the state of Missouri were unwound.

KNOWN TRENDS AND UNCERTAINTIES

The various trends that could impact our future results of operations and financial condition include, but are not limited to, general economic conditions, including the interest rate environment and equity market returns, changes in those general economic conditions and changes in life expectancy trends, which could impact our Individual Annuity and Life Insurance businesses. Our future business results could also be affected by the following uncertainties:

•

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

•	Substantial regulation of the insurance and annuity industry may adversely affect our business.

•	Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

•	A downgrade in our ratings or TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

•	Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

•	Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

•	Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

•	Equity market volatility and downturns in the equity markets could negatively impact our business.

•	Our investments are subject to market and credit risks.

TIAA-CREF Investment Horizon Annuity Prospectus	48

•	We could be forced to sell investments at a loss to pay contract benefits or cover contract owner withdrawals.

•	We are dependent on the performance of others.

•

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

•

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

•

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operations.

•	We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

•	We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

CRITICAL ACCOUNTING POLICIES

Our accounting policies require management to make interpretative and valuation judgments and to make estimates based on assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in our statutory-basis financial statements. Because the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different. Additionally, actual amounts may differ from our estimates. A discussion of the statutory-basis of presentation and the business factors that affect our critical accounting policies is presented below.

Basis of Presentation

Our statutory-basis financial statements have been prepared on the basis of statutory accounting principles (“SAP”) prescribed or permitted by the New York State Insurance Department (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, we cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP. The effects of the differences between GAAP and NAIC SAP, while not determined, are presumed to have a material effect on our statutory-basis financial statements, and the primary differences are summarized in the Notes to our “Statutory-Basis Financial Statements,” included herein.

Accounting for Investments

Because of the types of products that are issued from the general account, we primarily invest in fixed income investments; the general account investment portfolio primarily consists of bonds, preferred stocks, mortgage loans secured by commercial real estate, cash, cash equivalents, short-term investments and other long-term investments. In accordance with NAIC SAP, the majority of our invested assets are carried at amortized cost and, therefore, the investment balances do not reflect the investments’ current fair values. At December 31, 2010, $2,518.8 million of the general account’s invested assets was invested in bonds; approximately $7.3 million was invested in preferred stock; approximately $52.7 million was invested in mortgage loans; and the

49	TIAA-CREF Investment Horizon Annuity Prospectus

remaining investments were held in cash, cash equivalents, short-term investments and other long-term investments. The overall general account portfolio quality was very high at December 31, 2010, with approximately 96.5% of our bond portfolio classified as investment grade and approximately 3.5% of its portfolio classified as below investment grade.

The selection and management of the general account investment portfolio reflect the asset/liability analyses that we perform for the various business segments and the specific products that are issued. Our investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments that we make, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, our Board of Directors establishes investment limits that are followed in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. We also utilize a risk management department that is independent of the investment management function to monitor the risk exposures that are represented in the investment portfolio. We utilize a formal investment impairment review process that is performed for the entire portfolio at least once each quarter. The investment impairment review process is co-led by the finance and valuation departments, which are also both independent of the investment management function.

Because our invested assets comprise such a large percentage of its total assets and because the performance of its investment portfolio has such a dramatic effect on its overall performance, the accounting policies which guide the valuation of TC Life’s investments represent some of its most critical accounting policies. Because we prepare statutory-basis financial statements, we follow the investment valuation requirements promulgated by the NAIC, but the application of statutory accounting principles still requires management to make interpretive and valuation judgments.

Our bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities. We invest a significant portion of our portfolio in high quality, publicly-traded bonds in order to maintain and manage liquidity and to reduce the risk of credit default in the portfolio. We do, however, also make investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. To control risk when utilizing privately-placed securities, we rely upon broader access to management information, stronger (negotiated) protective covenants, call protection features and a higher level of collateralization than can customarily be achieved in the public market.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities, when an other-than-temporary impairment (“OTTI”) has occurred because we do not expect to recover the entire amortized cost basis of the security even with the intent and ability to hold, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because we intend to sell the security or we do not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

TIAA-CREF Investment Horizon Annuity Prospectus	50

In periods subsequent to the recognition of an OTTI for a loan-backed or structured security, we account for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services or valuations from the NAIC. For privately placed long term bond investments without readily ascertainable market value, such values were determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Our preferred stock portfolio consists primarily of high quality publicly-traded securities.

The NAIC Securities Valuation Office (“SVO”) rates investment credit risk of bonds and preferred stocks based upon the issuer’s credit quality. NAIC ratings designations range from 1 through 6. An NAIC designation of 1 denotes obligations of the highest quality in which credit risk is at its lowest and the issuer’s credit profile is stable; an NAIC designation of 6 is assigned to obligations that are in, or near, default. Classes 1 and 2 are considered to be investment grade and Classes 3 through 6 are non-investment grade. The vast majority of TC Life’s bond and preferred stock portfolios, including privately-placed securities, are investment grade.

Our mortgage loan portfolio is comprised of loans collateralized by commercial real estate and is diversified by property type and by geographic region. Our underwriting standards generally limit such investments to first mortgage liens on completed, income-producing properties. We utilize Moody's Commercial Mortgage Metrics to evaluate the credit quality of the individual mortgage loans in our portfolio.

All investments are subjected to our investment impairment process, which is performed at least quarterly. We may perform investment impairment monitoring and analysis procedures more frequently, including periods of market turmoil. Management considers evidence to evaluate the potential impairment of its investments. The investment quarterly impairment review process utilizes, but is not limited to, a screening process based on the fair values of the investments. Management considers a wide range of factors in the impairment review process, including, but not limited to, the following:

(a)	The extent to which and the length of time that the fair value has been below our amortized cost basis.

(b)	The financial condition and near-term prospects of the issuer.

(c)	Whether the issuer is current on contractually-obligated interest and principal payments.

(d)	Our ability and intent to retain the investment for a sufficient period of time to allow for a recovery in its fair value or for the investment to be repaid.

(e)	Information obtained from regulators and rating agencies.

(f)	The potential for impairments in an industry sector or sub-sector.

(g)	The potential for impairments in economically-depressed geographic regions.

(h)	The potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities.

All securities are subjected to TC Life’s process for identifying OTTIs. TC Life writes down securities that it deems to have an other than temporary impairment in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Where impairment is considered to be other-than-temporary, TC Life recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. We do not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, we continue to review the impaired security for appropriate valuation on an ongoing basis.

51	TIAA-CREF Investment Horizon Annuity Prospectus

Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services or valuations from the NAIC.

Our mortgage loan portfolio consists of traditional mortgage loans which are stated at amortized cost, net of valuation allowances. Mortgages held for sale are stated at the lower of amortized cost or fair value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans are generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

We do not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, we will continue to review the impaired investment for appropriate valuation on an ongoing basis.

Other Critical Accounting Policies

Non-Admitted Assets.  Our largest non-admitted asset is deferred federal income tax (“DFIT”) asset. The DFIT asset admittance is calculated under a structured formula in accordance with New York SAP. All changes in non-admitted assets are charged or credited directly to surplus and are not recorded in the statement of operations.

Policy and Contract Reserves.  Policy and contract reserves are determined in accordance with standard valuation methods approved by the New York State Insurance Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest (at rates ranging from 4.00% to 6.75% and averaging approximately 4.55%), mortality and other risks insured. Such reserves are designed to be sufficient for all contractual benefits guaranteed under policy and contract provisions. These reserves reflect both management’s assumptions, which must be in line with the Department’s requirements, and the activity that has occurred in relation to our policies and contracts in-force (e.g., new issues, lapses, surrenders, etc.). The period-to-period changes in these reserves directly increase or decrease our results of operations.

Reserves for deposit-type funds, which do not contain any life contingencies, are equal to the sum of the deposits received and the interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder. These reserves do not entail the exercise of management’s judgment, and, other than the interest expensed when credited to these contracts, the changes in these reserves do not affect our results of operations.

Reinsurance.  We use reinsurance to manage risk by ceding (i.e., transferring) some of our life insurance reserve liabilities to other insurance and reinsurance companies. When we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. As a result, we evaluate the financial stability of an insurance or reinsurance company before we enter into a reinsurance contract, which is often long-term in nature. Once we have assessed that the reinsurance contract meets the reinsurance criteria under SAP, we reduce policy and contract reserves by the portion ceded under the reinsurance contract. The financial stability of an insurance or reinsurance company is re-evaluated annually and monitored quarterly by our Risk Management Department. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006. Our maximum retention is less for certain issue ages and underwriting classifications.

Asset Valuation Reserve.  The Asset Valuation Reserve (“AVR”), which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses related to our investment

TIAA-CREF Investment Horizon Annuity Prospectus	52

portfolio. Reserve components of the AVR are maintained for each of our asset classes. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components, and the formulae are primarily based on NAIC determined factors applied to asset classes. Insurance companies may also establish additional reserves for any AVR component, at management’s discretion; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. We did not make any voluntary contributions to the AVR in 2010 or 2009. The net change in the AVR is reported as a change in surplus in our Statutory-Basis Statements of Changes in Capital and Surplus; the net realized capital gains and losses that are credited to or charged against the AVR are also a component of the Statutory-Basis Statements of Operations.

Interest Maintenance Reserve.  The Interest Maintenance Reserve (“IMR”) is a formulaic reserve required by NAIC SAP, which accumulates realized interest rate-related capital gains and losses, as defined by NAIC SAP, on sales of fixed income investments. Such capital gains and losses are recognized as a reserve liability and are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Separate Account Assets and Liabilities.  Separate accounts are established in conformity with insurance laws, and the separate account assets are generally carried at fair value and are segregated from our general account. Separate accounts are generally maintained for the benefit of separate account holders. Seed money investments that remain in the separate accounts are included in separate account assets.

Income Taxes.  We file a consolidated federal income tax return with our parent, TIAA, and its affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their net operating losses or other tax attributes they have generated when utilized in the consolidated return, subject to the limitations imposed under the Internal Revenue Code.

The consolidated group is subject to the domestic federal statutory rate of 35%. Our effective federal tax rates for the periods presented differ from the statutory rate based on adjustments from statutory to tax basis reporting. The DFIT asset is calculated pursuant to Statements of Statutory Accounting Principle (“SSAP”) No. 10R – Revised, Income Taxes. The recognition of the DFIT asset as an admitted asset is subject to limitations including a limitation to 15% of adjusted statutory capital and surplus and a limitation to the amount that will be realized within the next three years. The deferred federal income tax assets that are greater than the statutory limits are deemed non-admitted and are therefore not recognized under statutory reporting.

53	TIAA-CREF Investment Horizon Annuity Prospectus

RESULTS OF OPERATIONS

Year Ended December 31, 2010, Compared to Year Ended December 31, 2009

The following table sets forth our statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2010	2009	$	%
REVENUES
Individual annuity premiums and other considerations	$178.5	$201.2	$(22.7)	(11.3%)
Life insurance premiums	40.4	31.0	9.4	30.3%
Total premiums and other considerations	218.9	232.2	(13.3)	(5.7%)
Net investment income	129.3	131.1	(1.8)	(1.4%)
TOTAL REVENUES	348.2	363.3	(15.1)	(4.2%)

EXPENSES
Policy and contract benefits	125.3	142.3	(17.0)	(11.9%)
Increase in policy and contract reserves	74.3	55.9	18.4	32.9%
Operating expenses	46.5	42.8	3.7	8.6%
Transfers to separate accounts, net	48.4	75.2	(26.8)	(35.6%)
Other benefits and expenses, net	19.4	22.7	(3.3)	(14.5%)
TOTAL BENEFITS AND EXPENSES	313.9	338.9	(25.0)	(7.4%)
Income before federal income taxes and net realized capital losses	34.3	24.4	9.9	40.6%
Federal income tax expense	8.5	11.9	(3.4)	(28.6%)
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(0.9)	(19.5)	18.6	(95.4%)
NET INCOME (LOSS)	$24.9	$(7.0)	$31.9	455.7%

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2010	2009	$	%
Bonds	$127.5	$127.8	$(0.3)	(0.2%)
Preferred stocks	0.5	0.2	0.3	150.0%
Mortgages	1.5	1.8	(0.3)	(16.7%)
Cash, cash equivalents and short-term investments	0.7	2.7	(2.0)	(74.1%)
Other long term investments	0.2	0.1	0.1	100.0%
Other liabilities*	—	(0.1)	0.1	(100.0%)
TOTAL GROSS INVESTMENT INCOME	130.4	132.5	(2.1)	(1.6%)
Less investment expenses	(1.7)	(2.2)	0.5	(22.7%)
Net investment income before amortization of net interest maintenance reserve gains	128.7	130.3	(1.6)	(1.2%)
Amortization of net interest maintenance reserve gains	0.6	0.8	(0.2)	(25.0%)
TOTAL NET INVESTMENT INCOME	$129.3	$131.1	$(1.8)	(1.4%)

*	Derivative instruments are included in other liabilities.

TIAA-CREF Investment Horizon Annuity Prospectus	54

Total Premiums and Other Considerations.   Total premiums and other considerations totaled $218.9 million for 2010 compared to $232.2 million for 2009, a decrease of $13.3 million, or 5.7%.

On a year-over-year basis, individual annuity premiums and other considerations decreased $22.7 million, or 11.3%, in 2010. This decrease was primarily due to a decline of $42.7 million in the IHA product which is reflective of the low interest rate environment. This decrease was partially offset by increases of $11.9 million increase in PAS products, $4.8 million in IVA products and $3.3 million in our Single Premium Immediate Annuities.

Life insurance premiums increased $9.4 million in 2010 compared to 2009. The $9.4 million increase in life insurance premiums was primarily attributable to an increase of $9.7 million in the universal life premiums, offset by a decline in term life insurance premiums of $0.3 million.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $129.3 million for 2010 compared to $131.1 million for 2009, a decrease of $1.8 million, or 1.4%. This decrease in investment income primarily resulted from a decline in the aggregate earned rate on the investment portfolio which contributed approximately $10.5 million less gross investment income. Partially offsetting this decrease was an increase in the average invested asset balance which contributed approximately $8.3 million in gross investment income. Also, offsetting the decrease was a decline of $0.5 million in investment expenses.

Policy and Contract Benefits.  Policy and contract benefits totaled $125.3 million for 2010 compared to $142.3 million for 2009, a decrease of $17.0 million, or 11.9%. This decrease was primarily attributable to an $18.2 million decline in surrenders on individual annuity products, partially offset by a $1.2 million increase in benefit payments.

The $18.2 million year-over-year decline in surrenders of individual annuity products was primarily driven by an overall reduction in surrender activity for TC Life’s annuity products, excluding the IHA product which experienced an increase of $3.4 million. The increase in benefit payments of $1.2 million was primarily due to increases in universal life benefit payments of $2.3 million and annuity benefit payments of $0.5 million offset by decreases in term life benefit payments of $1.6 million.

Change in Policy and Contract Reserve.  Policy and contract reserves increased to $74.3 million during 2010 compared to $55.9 million during 2009, which resulted in a year-over-year increase of $18.4 million. The year-over-year increase was primarily driven by declines in surrenders and net transfers to Separate Accounts offset by declines in premiums and interest credited.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts were $48.4 million for 2010 compared to $75.2 million for 2009. The year-over-year decrease was the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2010, federal income tax expense was $8.5 million resulting in an effective tax rate of 24.8% compared to the statutory tax rate of 35%. Driving the decline in the effective tax rate were $8.9 million of statutory to tax basis deductions which reduced the statutory basis of income before federal income taxes and net realized capital losses of $34.3 million to a tax basis of $25.4 million.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $1.8 million and $3.6 million for 2010 and 2009, respectively) decreased by $18.6 million, to $0.9 million for 2010 from $19.5 million for 2009. This decrease was primarily due to a $14.6 million decrease in OTTI write-downs associated with the invested asset portfolios resulting in part from the recovery of the financial and credit markets during 2010. Also contributing to the decline in net realized losses was a $2.2 million net increase in gains from the sales and redemptions of investments and a $1.8 million decline in transfers of net interest-related capital gains to the IMR.

55	TIAA-CREF Investment Horizon Annuity Prospectus

Year Ended December 31, 2009, Compared to Year Ended December 31, 2008

The following table sets forth our statutory-basis statements of operations for the periods indicated (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2009	2008	$	%
REVENUES
Individual annuity premiums and other considerations	$201.2	$142.1	$59.1	41.6%
Life insurance premiums	31.0	27.2	3.8	14.0%
Total premiums and other considerations	232.2	169.3	62.9	37.2%
Net investment income	131.1	123.1	8.0	6.5%
TOTAL REVENUES	363.3	292.4	70.9	24.2%

EXPENSES
Policy and contract benefits	142.3	155.9	(13.6)	(8.7%)
Increase in policy and contract reserves	55.9	36.7	19.2	52.3%
Operating expenses	42.8	40.4	2.4	5.9%
Transfers to separate accounts, net	75.2	20.9	54.3	259.8%
Other benefits and expenses, net	22.7	22.9	(0.2)	(0.9%)
TOTAL EXPENSES	338.9	276.8	62.1	22.4%
Income before federal income taxes and net realized capital losses	24.4	15.6	8.8	56.4%
Federal income tax expense	11.9	4.0	7.9	197.5%
Net realized capital losses, net of taxes and after transfers to the interest maintenance reserve	(19.5)	(73.0)	53.5	(73.3%)
NET LOSS	$(7.0)	$(61.4)	$54.4	(88.6%)

The individual components of net investment income are presented in the table below (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)
	2009	2008	$	%
Bonds	$127.8	$115.1	$12.7	11.0%
Preferred stocks	0.2	4.1	(3.9)	(95.1%)
Mortgages	1.8	3.8	(2.0)	(52.6%)
Cash, cash equivalents and short-term investments	2.7	1.9	0.8	42.1%
Other long term investments	0.1	0.1	—	0.0%
Other liabilities*	(0.1)	(0.2)	0.1	(50.0%)
TOTAL GROSS INVESTMENT INCOME	132.5	124.8	7.7	6.2%
Less investment expenses	(2.2)	(3.0)	0.8	(26.7%)
Net investment income before amortization of net interest maintenance reserve gains	130.3	121.8	8.5	7.0%
Amortization of net interest maintenance reserve gains	0.8	1.3	(0.5)	(38.5%)
TOTAL NET INVESTMENT INCOME	$131.1	$123.1	$8.0	6.5%

*	Derivative instruments are included in other liabilities.

TIAA-CREF Investment Horizon Annuity Prospectus	56

Total Premiums and Other Considerations.  Total premiums and other considerations totaled $232.2 million for 2009 compared to $169.3 million for 2008, an increase of $62.9 million, or 37.2%.

On a year-over-year basis, individual annuity premiums and other considerations increased $59.1 million, or 41.6%, in 2009. This increase was primarily due to an increase of $65.5 million for the two products, IVA and IHA, launched in 2008 resulting in a full year of premiums in 2009. Also contributing to the increase was a $13.0 million net increase in PAS products. Offsetting these increases was a decline of $19.4 million in an annuity product which was essentially replaced by the new IVA and was no longer offered by TC Life once the IVA was approved within a particular state.

Life insurance premiums increased $3.8 million in 2009 compared to 2008. The $3.8 million increase in life insurance premiums was primarily attributable to increases of $0.6 million and $3.2 million in the term life and universal life insurance, respectively.

Net Investment Income.  Net investment income includes gross earnings on investments, investment expenses and amortization of capital gains and losses from the interest maintenance reserve. Net investment income totaled $131.1 million for 2009 compared to $123.1 million for 2008, an increase of $8.0 million, or 6.5%. This increase in investment income primarily resulted from increases in the average invested asset balances and in interest rates during 2009 as compared to 2008, partially offset by a decline of $0.5 million in amortization of net capital gains from the interest maintenance reserve.

Policy and Contract Benefits.  Policy and contract benefits totaled $142.3 million for 2009 compared to $155.9 million for 2008, a decrease of $13.6 million, or 8.7%. This decrease was primarily attributable to a $14.9 million decline in surrenders on individual annuity, partially offset by a $1.3 million increase in benefit payments.

The $13.6 million year-over-year decline in surrenders of individual annuity products was primarily driven by an overall reduction in surrender activity for TC Life’s annuity products. The increase in benefit payments of $1.3 million was primarily due to an increase in annuity benefit payments of $2.5 million offset by decreases in term life and universal life benefit payments of $0.1 million and $1.1 million, respectively.

Change in Policy and Contract Reserve.  Policy and contract reserves increased $55.9 million during 2009 compared to $36.7 million during 2008, which resulted in a year-over-year increase of $19.2 million. The change in policyholder reserves was impacted by an increase in life insurance reserves of $10.0 million. The increase was also driven by interest credited on reserves and net premiums exceeding policyholder benefit payments.

Net Transfers to Separate Accounts.  Net transfers to the separate accounts of $75.2 million for 2009 compared to $20.9 million for 2008. The year-over-year increase was the result of discretionary contract-holder activity.

Federal Income Tax Expense.  For 2009, federal income tax expense was $11.9 million resulting in an effective tax rate of 48.8% compared to the statutory tax rate of 35%. Driving the increase in the effective tax rate was $9.9 million of statutory to tax basis reporting adjustments which increased the statutory basis of income before federal income taxes and net realized capital losses of $24.4 million to a tax basis of $34.3 million. The tax adjustments of $9.9 million were primarily driven by a difference between the statutory and taxable reserves resulting from the 2009 increase in life insurance reserves of $10.0 million. This change in life insurance reserves was not deductible for tax purposes.

Net Realized Capital Losses.  Net realized capital losses (after the transfer to the IMR of interest-related capital gains of $3.6 million and $2.2 million for 2009 and 2008, respectively) decreased by $53.5 million, to $19.5 million for 2009 from $73.0 million for 2008. This decrease was primarily due to a $42.9 million decrease in OTTI write-downs associated with the invested asset portfolios resulting in part from the recovery of the financial and credit markets during 2009. Also contributing to the decline in net realized losses was a $12.1 million net increase in gains from the sales and redemptions of investments.

57	TIAA-CREF Investment Horizon Annuity Prospectus

FINANCIAL CONDITION

The following table sets forth our statutory-basis statements of admitted assets, liabilities and capital and surplus (in millions, except percentages):

	December 31,		Increase/(decrease)
	2010	2009	$	%
ADMITTED ASSETS
Bonds	$2,518.8	$2,385.6	$133.2	5.6%
Preferred stocks	7.4	5.5	1.9	34.5%
Mortgages	52.7	61.4	(8.7)	(14.2%)
Other long term investments	5.1	1.8	3.3	183.3%
Cash, cash equivalents and short-term investments	88.0	110.9	(22.9)	(20.6%)
Investment income due and accrued	30.5	30.1	0.4	1.3%
Invested Assets	2,702.5	2,595.3	107.2	4.1%
Income tax recoverable from TIAA	3.2	0.8	2.4	300.0%
Net deferred income tax asset	6.1	8.8	(2.7)	(30.7%)
Other assets	10.8	10.5	0.3	2.9%
Total general account assets	2,722.6	2,615.4	107.2	4.1%
Separate account assets	848.4	703.7	144.7	20.6%
TOTAL ADMITTED ASSETS	$3,571.0	$3,319.1	$251.9	7.6%

LIABILITIES
Reserves for life and health, annuities and deposit-type contracts	$2,341.1	$2,263.5	$77.6	3.4%
Asset valuation reserve	7.8	0.3	7.5	2500.0%
Interest maintenance reserve	6.2	5.0	1.2	24.0%
Other liabilities	22.0	16.9	5.1	30.2%
Total general account liabilities	2,377.1	2,285.7	91.4	4.0%
Separate account liabilities	823.3	680.1	143.2	21.1%
TOTAL LIABILITIES	3,200.4	2,965.8	234.6	7.9%
CAPITAL AND SURPLUS
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2.5	2.5	—	0.0%
Additional paid-in capital	357.5	357.5	—	0.0%
Surplus	10.6	(6.7)	17.3	258.2%
TOTAL CAPITAL AND SURPLUS	370.6	353.3	17.3	4.9%
TOTAL LIABILITIES, CAPITAL AND SURPLUS	$3,571.0	$3,319.1	$251.9	7.6%

Admitted Assets

Total Admitted Assets.  Total admitted assets of $3,571.0 million as of December 31, 2010, increased $251.9 million, or 7.6%, from $3,319.1 million as of December 31, 2009. Contributing to the increase of $251.9 million were increases in separate account assets and general account assets of $144.7 million and $107.2 million, respectively. The $144.7 million increase in the separate account assets during 2010 was primarily driven by the performance of the equity markets resulting in the appreciation of underlying investments as well as discretionary contract-holder deposits in excess of withdrawals.

Bonds.  As of December 31, 2010 bonds totaled $2,518.8 million compared to $2,385.6 million as of December 31, 2009 an increase of $133.2 million, or 5.6%. Bonds represented 93.2% of TC Life’s invested asset portfolio, excluding investment income due and accrued, at December 31, 2010. The portfolio consisted of publicly traded bonds of $2,142.8 million and privately placed bonds of $376.0 million as of December 31, 2010. During 2010, write-downs on bonds resulting from impairments that are considered to be other-than-temporary were $4.2 million.

TIAA-CREF Investment Horizon Annuity Prospectus	58

The following table sets forth our bond portfolio by industry (in millions, except percentages):

	December 31, 2010		December 31, 2009
Industry Category	Carrying Value	% of Total	Carrying Value	% of Total
Manufacturing	$508.2	20.2%	$400.7	16.8%
Public utilities	447.1	17.8%	403.7	16.9%
Finance and financial services	336.8	13.4%	364.4	15.3%
Oil and gas	224.4	8.9%	238.7	10.0%
Residential mortgage-backed securities	197.2	7.8%	208.2	8.7%
Communication	128.6	5.1%	130.0	5.4%
Services	100.9	4.0%	79.3	3.3%
Commercial mortgage-backed securities	100.6	4.0%	127.8	5.4%
U.S., Canada and other government	93.3	3.7%	22.4	1.0%
Transportation	89.2	3.5%	70.7	3.0%
Retail and wholesale trade	85.2	3.4%	74.4	3.1%
Asset-backed securities	76.0	3.0%	150.2	6.3%
Revenue and special obligations	50.4	2.0%	36.4	1.5%
Mining	40.5	1.6%	40.5	1.7%
REIT	25.6	1.0%	21.6	0.9%
Credit tenant loan	7.4	0.3%	7.8	0.3%
Other	7.4	0.3%	8.8	0.4%
Total	$2,518.8	100.0%	$2,385.6	100.0%

The table below sets forth the NAIC Securities Valuation Office (“SVO”) credit quality ratings for our bond portfolio (in millions, except percentages):

	December 31, 2010		December 31, 2009
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
1	$1,699.8	67.5%	$1,610.9	67.5%
2	730.9	29.0%	729.6	30.6%
Investment grade	2,430.7	96.5%	2,340.5	98.1%
3	34.4	1.4%	21.4	0.9%
4	21.1	0.8%	17.7	0.7%
5	32.3	1.3%	4.5	0.2%
6	0.3	0.0%	1.5	0.1%
Below investment grade	88.1	3.5%	45.1	1.9%
Total	$2,518.8	100.0%	$2,385.6	100.0%

59	TIAA-CREF Investment Horizon Annuity Prospectus

The table below sets forth TC Life’s bond portfolio statutory carrying values and estimated fair values by contractual maturity (in millions, except percentages):

	December 31, 2010			December 31, 2009
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$175.3	7.0%	$178.0	$189.4	7.9%	$197.9
Due after one year through five years	1,172.1	46.5%	1,248.2	1,204.1	50.5%	1,269.8
Due after five years through ten years	264.6	10.5%	278.0	120.7	5.1%	130.3
Due after ten years	533.0	21.2%	577.4	385.2	16.1%	392.6
Subtotal	2,145.0	85.2%	2,281.6	1,899.4	79.6%	1,990.6
Residential mortgage-backed securities	197.2	7.8%	211.2	208.2	8.7%	214.0
Commercial mortgage-backed securities	100.6	4.0%	78.9	127.8	5.4%	82.8
Asset-backed securities	76.0	3.0%	69.0	150.2	6.3%	137.9
Subtotal	373.8	14.8%	359.1	486.2	20.4%	434.7
Total	$2,518.8	100.0%	$2,640.7	$2,385.6	100.0%	$2,425.3

Bonds, not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

TC Life primarily uses third party pricing vendors and to a lesser extent broker quotes in determining the fair value of its loan-backed and structured securities. Bonds in the portfolio are priced individually utilizing the most recent price available.

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from the experience for a particular transaction and vary by security type and vintage.

Preferred Stock.  As of December 31, 2010, the preferred stock portfolio balance of $7.4 million increased $1.9 million, or 34.5%, from the December 31, 2009 balance of $5.5 million. The increase of $1.9 million was primarily due to acquisitions during 2010. As of December 31, 2010, preferred stocks represented approximately 0.3% of the invested asset portfolio. As of December 31, 2010, approximately 97.5% of the portfolio was classified as investment grade and 100.0% of the portfolio was comprised of publicly traded securities. TC Life had no emerging market or foreign securities in the portfolio as of December 31, 2010. During 2010, write-downs on preferred stock resulting from impairments that are considered to be other-than-temporary were $0.1 million.

Mortgages.  Mortgages decreased $8.7 million, or 14.2%, to $52.7 million at December 31, 2010, from $61.4 million at December 31, 2009. The decrease during 2010 was primarily driven by the sale of a mortgage loan of $5.4 million, OTTIs of $2.4 million and scheduled principal payments of $0.9 million.

The following table sets forth our mortgage loan portfolio by property type (in millions):

	December 31,
	2010		2009
	Carrying Value	% of Total	Carrying Value	% of Total
Shopping centers	$29.4	55.8%	$37.7	61.3%
Office building	18.0	34.2%	18.3	29.9%
Apartments	5.3	10.0%	5.4	8.8%
Total	$52.7	100.0%	$61.4	100.0%

TIAA-CREF Investment Horizon Annuity Prospectus	60

The following table sets forth our mortgage loan portfolio by geographic location (in millions):

	December 31,
	2010		2009
	Carrying Value	% of Total	Carrying Value	% of Total
North Central	$20.6	39.1%	$20.6	33.6%
South Atlantic	18.0	34.2%	26.5	43.1%
Mountain	8.8	16.6%	8.9	14.5%
South Central	5.3	10.1%	5.4	8.8%
Total	$52.7	100.0%	$61.4	100.0%

The following table set forth the contractual maturity schedule of mortgage loans (in millions):

	December 31,
	2010		2009
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$21.4	40.6%	$1.1	1.8%
Due after one year through five years	31.3	59.4%	54.4	88.6%
Due after five years through ten years	—	0.0%	2.9	4.7%
Due after ten years	—	0.0%	3.0	4.9%
Total	$52.7	100.0%	$61.4	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

Cash, Cash Equivalents and Short-Term Investments.  These investments totaled $88.0 million as of December 31, 2010, compared to $110.9 million as of December 31, 2009, a decrease of $22.9 million, or 20.6%.

Net Deferred Federal Income Tax Asset.  Net deferred federal income tax asset decreased $2.7 million, or 30.7%, to $6.1 million at December 31, 2010, compared to $8.8 million at December 31, 2009. This decrease was primarily due to the amounts that will be recognized within three years from December 31, 2010 as compared to the corresponding amount as of December 31, 2009.

Separate Account Assets.  Total separate account assets were $848.4 million as of December 31, 2010, compared to $703.7 million as of December 31, 2009. This increase of $144.7 million, or 20.6%, was primarily due to the net appreciation of the underlying investment accounts during 2010 of $98.5 million and net discretionary contract-holder new premiums exceeding withdrawals of $48.5 million partially offset by fees paid of $3.6 million.

Liabilities, Capital and Surplus

Total Liabilities.  Total liabilities were $3,200.4 million as of December 31, 2010 compared to $2,965.7 million as of December 31, 2009. This increase of $234.6 million, or 7.9%, was due to increases in separate account liabilities and the general account liabilities of $143.2 million and $91.4 million, respectively. The increase in separate account liabilities resulted primarily from discretionary contract-holder activity and reflected the recovery of the equity markets during 2010. The increase in general account liabilities was primarily caused by increases in reserves on individual annuity and individual life contracts, the asset valuation reserve, and other liabilities.

Policy and Contract Reserves.  Policy and contract reserves were $2,341.1 million as of December 31, 2010, compared to $2,263.5 million as of December 31, 2009, an increase of $77.6 million, primarily due to

61	TIAA-CREF Investment Horizon Annuity Prospectus

increases in policyholder reserves of $74.3 million and deposit-type contract liabilities of $3.5 million. The $74.3 million increase was primarily driven by interest credited on reserves and net premiums exceeding policyholder benefit payments. The $3.5 million increase in deposit-type liabilities was driven by deposits and investment earnings exceeding redemptions during 2010.

Asset Valuation Reserve.  The AVR of $7.8 million as of December 31, 2010, compared to $0.3 million as of December 31, 2009, increased $7.5 million. The increase in 2010 was driven by realized and unrealized net capital gains of $1.3 million combined with $6.2 million in reserve contributions and formulaic adjustments.

Interest Maintenance Reserve.  The IMR of $6.2 million as of December 31, 2010, increased approximately $1.2 million from $5.0 million as of December 31, 2009, primarily due to net realized gains transferred to IMR exceeding amortization for 2010.

Separate Account Liabilities.  These liabilities totaling $823.3 million as of December 31, 2009, compared to $680.1 million as of December 31, 2009, increased $143.2 million, or 21.1%, due to the appreciation of separate account investments during 2010 and discretionary contract-holder activity.

Other Liabilities.  Other liabilities consists mainly of payables to our parent and payables for securities. The increase of $5.1 million was primarily due to an increase in payables for securities at December 31, 2010 compared to December 31, 2009.

Capital and Surplus.  Capital and surplus totaled $370.6 million as of December 31, 2010, compared to $353.3 million as of December 31, 2009. The $17.3 million increase in capital and surplus was primarily due to net income of $24.9 million offset by an increase of $7.5 million in AVR.

LIQUIDITY AND CAPITAL RESOURCES

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA. We did not receive any capital contributions from TIAA during 2010. On March 17, 2009, TIAA made a $70.0 million capital contribution to us in accordance with the financial support agreement.

We also maintain a $100.0 million unsecured 364-day revolving line of credit arrangement with TIAA. As of December 31, 2010, $30.0 million of this facility was maintained on a committed basis for which we paid a commitment fee of 15.0 basis points on the unused committed amount. During 2010, we made 18 draw downs which totaled approximately $34.2 million, of which no amount was outstanding at December 31, 2010.

We have no material off-balance sheet arrangements for financing or other purposes.

The following table presents our total adjusted capital, which, as defined by the NAIC, includes the AVR, by period (in millions).

	December 31,
	2010	2009
Total Adjusted Capital
Total Capital and Surplus	$370.6	$353.3
Asset Valuation Reserve	7.8	0.3
Total Adjusted Capital	$378.4	$353.6

Our total adjusted capital increased by $24.8 million from $353.6 million at December 31, 2009 to $378.4 million at December 31, 2010. The increase was primarily due to net income of $24.9 million in 2010.

TIAA-CREF Investment Horizon Annuity Prospectus	62

Our financial strength (i.e., claims-paying ability) ratings are AAA (Extremely Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings and Aaa (Excellent) from Moody’s Investors Service. Each rating agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded to us in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of our general account.

A significant portion of our general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. We carefully review our liquidity position on an ongoing basis.

The following table illustrates our cash flows provided by or used in operating, investing and financing activities for the following periods (in millions, except percentages):

	For the years ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2010	2009	$	%	2008	$	%

Net cash provided by operations	$131.1	$116.7	$14.4	12.3%	$96.9	$19.8	20.4%
Net cash used in investments	(134.9)	(232.8)	97.9	42.1%	(52.2)	(180.6)	346.0%
Net cash (used in ) provided by financing and other	(19.0)	122.0	(141.0)	115.6%	(1.3)	123.3	9484.6%

Net change in cash, cash equivalents and short-term investments	$(22.8)	$5.9	$(28.7)	486.4%	$43.4	$(37.5)	86.4%

As an insurance entity, the positive cash flows generated from premiums received and net investment income earned, are offset by benefits and surrenders paid and customers’ net transfers to separate accounts. Total net cash flow provided by operations includes premiums and investment income received less benefit payments, operating expenses, federal income tax expense, and net transfers to separate accounts. Cash flow from operations is affected by the level of premiums from the sale of individual annuity and life insurance products, investment income received, expenses paid and customer decisions to move funds into or out of separate accounts.

The net cash provided by operations was $131.1 million for 2010 compared to $116.7 million for 2009. The $14.4 million increase in net cash provided by operations was primarily due to decreases in net transfers to Separate Account, benefits and federal income tax expense offset by an increase in operating expenses combined with decreases in premiums and net investment income. The net cash provided by operations was $116.7 million for 2009 compared to $96.9 million for 2008. The $19.8 million increase in net cash provided by operations was primarily due to an increase in premiums combined with a decrease in benefits partially offset by increases in transfers to separate accounts, income taxes and operating expenses combined with a decline in net investment income.

Net cash used in investments decreased $97.9 million to net cash used of $134.9 million for 2010 from $232.8 million for 2009. The decline in cash used by investments primarily resulted from a net decrease in purchases of investments of $127.3 million offset by a net decrease in proceeds from long-term investments sold, matured or repaid of $29.6 million. Net cash used in investments increased $180.6 million to $232.8 million for 2009 from $52.2 million for 2008. The increase in net cash used by investments primarily resulted from a net decrease in proceeds from long-term investments sold, matured or repaid of $204.6 million partially offset by a net decrease in purchases of investments of $21.1 million.

The $141.0 million decrease in net cash provided by financing and other between 2010 and 2009 was primarily the result of no capital contributions in 2010 compared to a $70.0 million capital contribution in 2009, and a decrease of $74.2 million in net deposit activity on deposit-type contracts. The $123.3 million increase in net cash provided by financing and other between 2009 and 2008 was primarily due to a $70.0 million capital contribution from TIAA and an increase of $37.8 million in net deposit activity on deposit-type contracts.

63	TIAA-CREF Investment Horizon Annuity Prospectus

Impact of Inflation

The level of inflation during the periods covered by the statutory-basis financial statements included in this prospectus has not had a significant impact on our revenues, expenses, or net income (loss).

Increased levels of inflation tend to increase the need for life insurance. Many policyholders who once had adequate insurance coverage may increase their life insurance coverage to provide the same relative financial benefit and protection. Higher interest rates can also result in higher sales of our individual fixed annuities.

The higher interest rates that have traditionally accompanied inflation could also affect certain other aspects of our operations. Policy loans generally increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of existing annuity account balances and individual life policy cash values may increase customer withdrawals. The fair value of our fixed-rate, long-term investments may decrease. Our margins, representing the difference between the interest rate earned on investments and the interest rate credited to life insurance and annuity products, may also be adversely affected by rising interest rates.

Inflation could also increase the costs that we might incur in the future to operate our business. Should inflation increase our future operating costs, we would attempt to adjust the crediting rates that we provide on the individual fixed annuity, life insurance (to the extent applicable), and funding agreement contracts that we issue in order to maintain our margins.

Contractual Obligations

As of December 31, 2010, we do not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations. The table below sets forth our estimated future contractual obligations as of December 31, 2010 related to contract owner, policyholder and funding agreement obligations (in millions):

Amounts Due By Period
Less than one year	$437.3
One to three years	517.1
Three to five years	566.2
More than five years	2,182.1
Total	$3,702.7

The estimated due dates for our estimated contractual obligations are based on various assumptions, including mortality and lapse assumptions of the individual annuity and life insurance lines of business, using historical experience, which we use for asset/liability modeling. These estimated obligations are based on our actual general account balance sheet values and include interest expected to be credited during the remaining estimated periods; due to the significance of the assumptions used, the amounts presented could materially differ from actual future results. (Separate account liabilities are legally separated from the general account, and are expected to be fully funded by the separate account assets.) Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Recently Issued Accounting Standards

The NAIC promulgates Statutory Accounting Principles primarily through the issuance of Statements of Statutory Accounting Principles. See “Application of Accounting Pronouncements” in Note 2 of the audited statutory-basis financial statements included elsewhere in this report.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are primarily exposed to market risk through our investment and insurance activities; however, the majority of our investments are carried at amortized cost and not at fair value. Because our investment

TIAA-CREF Investment Horizon Annuity Prospectus	64

balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on our financial position or results of operations unless investment positions are determined to have OTTI.

Our financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, changes in foreign currency rates and equity price risks. These market risks may impact our prospective earnings on future investments, which may, in turn, affect the interest that we will prospectively credit on our general account products. We analyze and manage the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. Our ALM process involves the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

The primary focus of our ALM program is the management of interest rate risk within our insurance operations. This includes the aforementioned monitoring of asset and liability durations to provide an appropriate balance between risk and profitability for each product line as well as the Company as a whole. As of December 31, 2010, the difference between our assets and liabilities once guaranteed minimum interest rates and assets supporting capital and surplus were excluded was approximately 0.2 years. This level of asset/liability matching indicates that the fair value sensitivity of our assets and liabilities to interest rate movements is substantially equivalent for both. It is our policy to generally maintain asset and liability durations to within one-half year of one another, although, from time-to-time a broader interval may occur.

We believe our ALM programs and procedures and certain product features provide protection against the effects of changes in interest rates under various scenarios. Additionally, we believe our ALM programs and procedures provide sufficient liquidity to enable us to fulfill our obligation to pay benefits under our various insurance and deposit contracts. However, our ALM programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors and the effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from those assumptions.

Our investment portfolio (“Portfolio”) is subject to broad market risk as well as specific interest rate risk. Market risk relates to the potential loss in fair value resulting from adverse changes in market sentiment of risk and prices. Interest rate risk is the potential loss in fair value resulting from adverse changes in interest rates relative to the interest rate characteristics of interest bearing assets and liabilities. We manage these risks through an integrated ALM process that includes asset allocation and individual exposure limits based on internal risk measurements. Our ALM process involves the aforementioned continuous monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the pro-active rebalancing of assets and liabilities with respect to yield, risk and cash flow characteristics.

At December 31, 2010, our Portfolio had a duration of approximately 3.5 years. Based on this calculation, we estimate that a 100 basis point immediate, parallel increase in interest rates across the entire yield curve (“rate shock”) would decrease the fair value of both the Company’s assets and liabilities by approximately 3.5%, or approximately $80.0 million. The selection of a 100 basis point immediate increase in interest rates should not be interpreted as our prediction of future market events, but only as an illustration of the effect of such an event.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in our Portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, we could fail to recoup some or all of our initial investment in these securities, since the original price paid by us was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased

65	TIAA-CREF Investment Horizon Annuity Prospectus

prepayments. If the underlying mortgage assets are repaid later than anticipated, we could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

EXECUTIVE OFFICERS AND DIRECTORS

Directors

All directors are employees of TIAA, the parent company of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), and do not receive additional compensation for their board service. Directors are selected by the Nominating and Personnel Committee of the Board. The election of Directors generally occurs at the annual meeting of the stockholder. The annual meeting is held each year on the second Wednesday of November. At such annual meeting, all Directors are elected for the ensuing year. The names, ages and a description of the business experience, principal occupation and employment during at least the last five years of each of the directors of TIAA-CREF Life are set forth below:

David M. Anderson, 49, is Senior Managing Director, Head of Enterprise Integration, since joining TIAA in August 2010. Prior to joining TIAA, he served as Senior Vice President at Thrivent Financial for Lutherans from May 1983 through August 2010. Mr. Anderson was elected to the Board in March 2011.

Elizabeth D. Black, 51, is . Managing Director and Head of Public Trading since March 2010. She has been employed by TIAA since 1987 and has served as a Managing Director and Head of Fixed Income Trading at TIAA from January 2010 through March 2010 and Managing Director and Head of Fixed Income Portfolio Management from October 2006 to December 2009. She has also served in various positions prior thereto. Ms. Black was first elected to the Board in June 2006.

Anthony M. Garcia, 47, is Vice President, Insurance & ATA Products since joining TIAA in December 2009. Prior to joining TIAA, he served as Senior Vice President at HealthMarkets, Inc. from May 2004 through June 2009. He also served as Senior Vice President and Division General Manager at HSBC from August 1999 through April 2004. Mr. Garcia was elected to the Board in March 2010 and serves as President and Chief Executive Officer since July 2010.

Sanjeev Handa, 49, is Managing Director and Head of General Account Real Estate Fixed Income at TIAA since March 2011. He has been employed by TIAA since 1988 and has served as a Managing Director with responsibility for TIAA’s public fixed income portfolio from 2006 through 2011. Mr. Handa was elected to the Board in November 2007.

Nancy Heller, 54, is Senior Managing Director and Head of New Business at TIAA since April 2009. Prior to her current position, she was Senior Managing Director and Head of Institutional Relationships from 2007 to 2009 and Senior Managing Director, Head of TIAA-CREF Asset Management from 2005 to 2007. She has also served in various other positions since her employment with TIAA in 1983. Ms. Heller was elected to the Board in November 2007.

Eric T. Jones, 49, is Senior Vice President since joining TIAA in September 2006. Prior to joining TIAA, Mr. Jones was self employed as a research consultant from February to August 2006. He served also at UBS Financial Services as a Senior Vice President from November 1992 to August 2005. He served also as Chairman, President and Chief Executive Officer of TIAA-CREF Life from August 2008 through July 2010. Mr. Jones was elected to the Board in August 2008.

Harry I. Klaristenfeld, 60, is Senior Vice President and Chief Actuary of TIAA since July 2005. Prior to his current position he served as Vice President and Chief Actuary from March 2000 to June 2005 and has served in various other positions since his employment in June 1971. Mr. Klaristenfeld is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Klaristenfeld was elected to the Board in June 2006 and serves also as Chief Actuary.

TIAA-CREF Investment Horizon Annuity Prospectus	66

Matthew Kurzweil, 43, is Senior Vice President and Corporate Controller at TIAA since June 2009. He has served as Controller since his employment with TIAA began in October 2006. Prior to joining TIAA, he was a Partner in the Financial Services Advisory Practice with Ernst & Young from 1989 to 2006. He is a member of the American Institute of Certified Public Accountants. Mr. Kurzweil was elected to the Board in May 2008 and has served as Chairman of TIAA-CREF Life since July 2010.

Steven Maynard, 47, is Vice President and Chief Operating Officer for the Individual Life Insurance and Annuity business area of TIAA since November 2008. He has served in various roles within this business area since joining TIAA in 2003. Prior to joining TIAA, Mr. Maynard served in management, operations, information technology, and program management roles at Wachovia Bank from 1998 – 2003 and at The Prudential from 1991 – 1998. Mr. Maynard holds CLU and ChFC designations from the American College, the FLMI designation from the Life Office Management Association, and the PMP certification from the Project Management Institute. Mr. Maynard was elected to the Board in December 2006 and serves also as Vice President, Chief Operating Officer of TIAA-CREF Life.

Russell Noles, 52, is Senior Vice President, Corporate Strategy & Development for TIAA since March 2011. He has been employed by TIAA since July 2004. Prior to his current position he served as Senior Vice President, Trust Products from October 2008 through February 2011 and Senior Vice President, Internal Audit from July 2006 to September 2008. , He served as Vice President & Acting Chief Financial Officer from May 2005 to June 2006 and as Vice President, Internal Audit between July 2004 and May 2005. Prior to joining TIAA he served as Vice President at St. Paul Travelers Companies from November 2001 to June 2004. He also served as Vice President at Qwest/US WEST Communications from February 1984 to October 2001. He is a member of the American Institute of Certified Public Accountants. Mr. Noles was elected to the Board in May 2005.

Douglas A. Rothermich, 50, is Vice President, Wealth Planning Strategies within TIAA’s Wealth Management Group since 2003. He has been employed by TIAA since June 1997. Prior to the establishment of the Wealth Management Group, he served as Vice President and Corporate Secretary for the TIAA-CREF Trust Company from 1997 to 2003. Mr. Rothermich was first elected to the Board in November 2007.

Wayne Williams, 50, is Vice President, Market and Channel Integration for TIAA’s and TIAA-CREF Life’s individual products since January 2007. He has served as Director, Market and Channel Integration since his employment in December 2004 to December 2006. Prior to joining TIAA, Mr. Williams served in senior positions in product management, marketing, distribution and information technology at Sun Life Financial in Wellesley, MA in 2004. He served as a consultant in product marketing at Fidelity Investments from October 2002 to March 2004 and from 2000 to 2002 as Cross Channel Marketing Manager at Gateway. Mr. Williams was elected to the Board in November 2007.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA-CREF Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, SUBJECT TO APPLICABLE LAW. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA-CREF Life. The Board has a Nominating and Personnel Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA-CREF Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA-CREF Life.

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Executive Officers

All officers are employees of TIAA and do not receive any compensation from TIAA-CREF Life for their services. The names, ages, position and a description of the business experience, principal occupation and employment during at least the last five years of each of the officers of TIAA-CREF Life are set forth below:

Dorothy Bonett, 45, is Managing Director of New Business and Underwriting for TIAA since March 2011. She also served as Director of New Business and Underwriting for TIAA from January 2009 through March 2011. Ms. Bonett was employed by Bankers Life of NY, serving as Vice President, Marketing from June 2002 to November 2006, and as an Assistant Vice President, Marketing and New Business from April 2000 to June 2002. In addition, she has served as Director of New Business and Underwriting for TIAA-CREF Life since January 2009, and as Director of Project Implementation from January 2008 to January 2009.

Linda Dougherty, 62, is Vice President and Assistant Controller at TIAA since December 2006. She has been employed by TIAA since March 1999 and has served as Director, Accounting from March 1999 to December 2006. Prior to joining TIAA, Ms. Dougherty served as Vice President of Prudential Financial from 1988 through 1998. In addition, she has served as Vice President and Chief Financial Officer of TIAA-CREF Life since 2004.

Anthony Garcia – For Mr. Garcia’s business experience, principal occupation and employment history, see information under “Directors.”

Jorge Gutierrez, 49, is Vice President, Treasurer of TIAA since July 2009. He has been employed by TIAA since December 1989 and has served as Treasurer since September 2008, Manager, Treasury Services and Assistant Treasurer from October 2004 to August 2008 and as Manager, Treasury Services from January 2000 to September 2004. Mr. Gutierrez serves as Treasurer of TIAA-CREF Life .

Harry I. Klaristenfeld – For Mr. Klaristenfeld’s business experience, principal occupation and employment history, see information under “Directors.”

Meredith Kornreich, 54, is Vice President and General Counsel, Institutional Business at TIAA since September 2008. Ms. Kornreich joined TIAA in 1993 and has served as General Counsel for TIAA-CREF Asset Management and Chief Counsel of TIAA-CREF’s Investment Products and Corporate Finance Law units from 2000 to 2008. Ms. Kornreich serves as General Counsel of TIAA-CREF Life .

Matthew Kurzweil – For Mr. Kurzweil’s business experience, principal occupation and employment history, see information under “Directors.”

Lisa Mancini, 50, is Chief Underwriter for TIAA and TIAA-CREF Life Insurance Company since November 2005. Ms. Mancini was employed by AXA, serving as Vice President, Underwriting from June 2003 to November 2005. She was Assistant Vice President with Swiss Reinsurance from June 1999 to June 2003. Ms. Mancini is a member of the Association of Home Office Underwriters (AHOU) and holds the designation of Fellow, Academy of Life Underwriting (FALU) through that organization. She currently serves as committee member of the American Council of Life Insurers Risk Classification Committee. Ms. Mancini served on the Board from May 2008 through November 2009.

Steven Maynard – For Mr. Maynard’s business experience, principal occupation and employment history, see information under “Directors.”

Marjorie Pierre-Merritt, 44, is Vice President and Assistant Corporate Secretary of TIAA since September 2007. She has been employed by TIAA since November 2006 and has served as Assistant Corporate Secretary from November 2006 to August 2007. Before joining TIAA, Ms. Pierre-Merritt was Assistant Corporate Secretary of The Dun & Bradstreet Corporation from 2003 to 2006, and Counsel at The New York Times Company from 2001 to 2003. She also served as Assistant General Counsel at Pfizer from 1998 to 2000. She is a Member of the Society of Corporate Secretaries. Ms. Pierre-Merritt serves as Secretary of TIAA-CREF Life.

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Jeremy Ragsdale, 34, is Managing Director, Product Management of TIAA since November 2010. Prior to joining TIAA, Mr. Ragsdale served as Corporate Vice President of New York Life Insurance Company from 2008 through 2010. He was Executive Director of USAA Life Insurance Company from 2006 through 2008. In addition, he was Senior IT Manager of Principal Financial Group from 1998 through 2006. Mr. Ragsdale serves as Managing Director, Product Management of TIAA-CREF Life since March 2011.

Dennis Rupp, 48, is Director of Insurance Wholesaling since joining TIAA in February 2005. Prior to joining TIAA, he served as Vice President at Fidelity Investments from 1995 to 2005. Mr. Rupp serves as Director of Insurance Wholesaling of TIAA-CREF Life.

Wayne Smiley, 49, is Director, Compliance Officer since joining TIAA in 2006. Prior to his employment with TIAA, Mr. Smiley was Assistant Vice President and Chief Compliance Officer of Old Mutual Financial Network in Baltimore, Maryland from 2000 to 2006. Mr. Smiley serves as Chief Compliance Officer of TIAA-CREF Life.

Audit Committee Financial Expert

On November 16, 2010, the Board of Directors of TIAA-CREF Life determined that Russell Noles was qualified and would serve as the audit committee financial expert on TIAA-CREF Life’s audit committee. Mr. Noles is not independent of TIAA-CREF Life’s management.

Code of Ethics

The Board of Trustees of TIAA has a code of ethics for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. As employees of TIAA, the Board of Directors and Executive Officers of TIAA-CREF Life must adhere the code of ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. In addition, TIAA-CREF Life has a code of ethics for senior financial officers, including its principal executive officers, principal financial officers, principal accounting officers or controllers, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of ethics for TIAA-CREF Life is filed as an exhibit to this report.

During the period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of ethics.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We do not currently have any employees. Our operational needs are met by TIAA and certain of its direct and indirect wholly-owned subsidiaries. All employees who provide services to us are TIAA employees and are paid by TIAA. Their compensation-related costs are allocated to us based on various factors, the primary being the estimated time allocated to providing service to TIAA-CREF Life, or as general corporate overhead, based primarily on assets under management. Our directors and officers are not specifically compensated for their work for TIAA-CREF Life. The description of the compensation plans, the Corporate Scorecard, the TIAA Long Term Performance Plan (“LTPP”) Scorecard and the compensation-related information presented below is primarily related to TIAA. The compensation tables contain the compensation-related costs allocated from TIAA to TIAA-CREF Life for the Named Executive Officers.

Compensation and Benefits Philosophy

The compensation and benefits programs for TIAA executives are designed with the goal of providing compensation that is fair, reasonable and competitive. The programs are intended to help TIAA recruit and retain qualified executives, and motivate executives by providing rewards that are linked to performance while also aligning the interests of executives with those of TIAA’s institutional clients and individual customers (referred to in this Executive Compensation section as “participants”).

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The design of specific programs is based on the following guiding principles:

Performance

TIAA believes that the best way to accomplish alignment of compensation plans with the interest of its participants is to link pay directly to individual, business area and company-wide performance. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom TIAA competes for talent. In general, programs are considered competitive when they are targeted at the competitive median of these competitor companies and vary based on level of performance. Benefits programs are designed to provide competitive levels of protection and financial security and are not based on performance.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of TIAA’s participants are considered.

Comparator Groups

The relevant comparator group for compensation and benefit programs consists of financial services firms, including insurance companies, mutual funds and other investment companies. Information regarding compensation and benefit programs of the firms included in the comparator group is provided to TIAA by independent compensation survey providers. The survey data further enables the Human Resources Committee of TIAA’s Board of Trustees (the “Committee”) to compare the competitiveness of the compensation of its executive officers with those firms with which TIAA competes for talent.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to TIAA’s non-executive workforce. TIAA believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the organization.

Components of Total Compensation

TIAA’s executive compensation and benefits package consists of direct compensation and company-sponsored benefit plans. Each component is designed to achieve a specific purpose and contribute to a total package that is competitive, appropriately performance-based, and valued by TIAA’s executives.

Direct Compensation

Direct compensation consists of base salary and variable compensation (which includes an Annual Cash Award and a Long Term Performance Plan Award). All elements of compensation are targeted at the competitive median. Both elements of variable compensation are linked to performance – individual, business area and company-wide. When performance exceeds expectations, pay levels are targeted to be above the competitive median. When performance falls below expectations, pay levels are targeted below the competitive median. By creating these links, TIAA seeks to achieve its objectives of performance-based, cost-effective compensation programs.

Base Salary

Base salary is determined with reference to competitive pay practices and is aligned with the individual’s relative role and responsibilities.

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Variable Compensation

Variable compensation, comprised of Annual Cash Awards and Long Term Performance Plan Awards, is designed to place a significant portion of total compensation at risk – that is, linked directly to performance.

Annual Cash Award

Annual Cash Awards, together with base salary, comprise the annual total cash compensation payable to executives. Annual Cash Awards are discretionarily determined with reference to the competitive market and vary based on performance.

Long Term Performance Plan Award

Awards under the LTPP are determined as dollar amounts and granted as plan units that vest over a specified performance period. The number of units awarded is determined by dividing the dollar value of the individual’s award by the plan’s unit value as of December 31st of the preceding year. Depending on the level of the executive who received the award, units awarded prior to 2008 vest in either three equal annual installments on the third, fourth, and fifth anniversaries of the grant date or vest in full on the third anniversary of the grant date. Beginning with the February 2008 awards, units vest on the third anniversary of the grant date. The cash value of the units is payable upon vesting and, generally, individuals must be employed on the vesting date in order to receive a payment.

The LTPP was designed to mirror equity-related plans offered by most organizations with which TIAA competes for talent. The plan enables executives to align their interests with those of participants and to participate in the success of the enterprise. Following an extensive review last year, several changes were made to the LTPP plan effective 2008 to ensure market competitiveness and to better tie the LTPP performance to long-term performance metrics.

Company-Sponsored Benefit Plans

TIAA provides company-sponsored insurance, retirement and severance benefit plans to executives. The benefits package is designed to assist executives in providing for their own financial security in a manner that recognizes individual needs and preferences.

Insurance Plans

The core insurance package includes health, dental, disability and basic group life insurance coverage. In general, executives participate in these benefits on the same basis as other TIAA employees.

Retirement and Deferred Compensation Plans

TIAA provides qualified (under the IRC) and non-qualified retirement and deferred compensation benefits to executives.

Retirement Plan

The TIAA Retirement Plan is a tax-qualified defined contribution plan intended to help provide for an employee’s financial security in retirement. TIAA employees who have completed six months of service and are age 21 or older are eligible to participate in the plan. TIAA makes contributions that may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Contributions are expressed as a percentage of base salary and the percentage increases upon attainment of certain ages. TIAA does not offer a defined benefit retirement plan.

Equalization Plan

The TIAA Retirement Benefit Equalization Plan (“Equalization Plan”) is a non-qualified plan that covers all employees for whom TIAA’s annual contributions to the TIAA Retirement Plan are restricted by IRC limitations. Under the Equalization Plan, TIAA contributes an amount equal to what would otherwise have been provided under the TIAA Retirement Plan except for the restrictions imposed by tax law. Amounts are

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credited to notional accounts in the same annuity and mutual fund options as under the TIAA Retirement Plan. In 2008, benefits were payable from the Equalization Plan following the executive’s separation from service and at the same time as benefits were payable under the TIAA Retirement Plan. Due to a change in the tax law effective in 2009, amounts under the Equalization Plan are now payable independently from the TIAA Retirement Plan. All amounts deferred under the Plan are fully vested after three years of service.

TIAA 401(k) Plan and Excess Plan

TIAA’s 401(k) plan provides employees the opportunity to save for retirement on a tax-favored basis. Executives may elect to participate in the 401(k) plan on the same basis as all other TIAA employees. Contributions made may currently be invested in TIAA and/or CREF retirement annuities and TIAA-CREF mutual funds available under the plan, as directed by the employee. Employees whose deferrals are subject to IRC limits may defer excess amounts under the TIAA 401(k) Excess Plan (“Excess Plan”), a non-qualified plan. Amounts are credited to notional accounts in the same annuity and mutual fund options as under the 401(k) plan. In 2008, benefits under the Excess Plan were payable at the same time as benefits were payable under the 401(k) plan. Due to a change in the tax law effective in 2009, amounts under the Excess Plan are now payable independently from the 401(k) plan. All amounts in the Excess Plan are fully vested at all times. Neither the 401(k) plan nor the Excess Plan provide for matching contributions.

Severance Plan

Executives whose employment terminates involuntarily because their positions are eliminated, relocated, or their job duties change due to company reorganization qualify for competitive severance benefits under TIAA’s severance plan. Executives participate in the severance plan on the same basis as other TIAA employees. In general, the level of severance benefit is based on the number of years of completed service and is tiered based on the employee’s base salary. The minimum severance benefit is six weeks of salary and the maximum is 52 weeks of salary.

Employees who are eligible for benefits under the Severance Plan are also eligible to receive a payment based on their prior year Annual Cash Award. Also, any outstanding performance units awarded in 2005 or later under the LTPP will continue to vest per the vesting schedule under which the awards were granted. Awards granted prior to 2005 will vest on a prorated basis. All severance benefits are conditional on the executive signing a Separation and Release Agreement.

Perquisites

There were no perquisites for the Named Executive Officers.

Determining Benefit Levels

These benefit levels, in aggregate, are reviewed periodically to ensure that the plans and programs provided are generally competitive and cost-effective for TIAA and support TIAA’s human capital needs. Benefit levels are not directly tied to company-wide, business area, or individual performance.

Establishing Compensation Levels

Direct compensation levels (base salary, Annual Cash Award and LTPP Award) are established based on several factors: competitive benchmarking and company-wide, business area and individual performance.

Competitive Benchmarking

Each year, competitive compensation levels are established through the use of market data provided by third party surveys and public disclosures by relevant comparator companies. These comparator companies include: both public and private asset managers; insurance companies; other financial services organizations; and other general industry companies, as appropriate. The data sources for the analysis are obtained from two independent compensation survey providers. These market analyses include base salary, annual cash awards and long-term awards. Based on the competitive market data, compensation guidelines are established for each position. These guidelines provide information on the 25th, 50th (median) and 75th percentile pay levels in the competitive market.

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Company Performance

The actual amount of total funding recommended for the Annual Cash Award and LTPP Award for all employees is dependent on overall company performance of TIAA, as determined by the Committee. The Corporate Scorecard is the key measure of certain company performance indicators. Subject to affordability, when Corporate Scorecard performance is at target, the overall recommended funding for variable compensation awards is intended to approximate the competitive median. When Scorecard performance is below target, overall recommended funding will generally be below the competitive median; similarly, when Scorecard performance exceeds target, overall recommended funding may be above the competitive median.

Determining Incentive Compensation Allocation – Annual and Long-Term Incentives

Overall variable compensation funding is established with reference to company performance at TIAA against the Corporate Scorecard and is ultimately subject to a discretionary adjustment based on the judgment of the Committee regarding affordability, and to ensure appropriate alignment with the interests of participants.

TIAA executive management allocates the combined variable compensation pool to business and support areas, based on their relative contributions to TIAA’s overall performance.

Determining Individual Compensation Levels

Executives

Individual compensation levels for executives are determined based on overall company-wide, business area and individual performance and is subject to funding availability as described above in “Company Performance.” Within the approved funding levels, executives whose performance exceeds expectations will generally receive total compensation above the competitive median of their compensation guideline; executives whose performance meets expectations will receive total compensation comparable to the competitive median of their guideline; and executives with below-expectation performance will receive total compensation below the competitive median of their guideline.

Base Salary

TIAA does not typically grant regular, annual base salary increases to executives. Instead, increases to base salary are awarded when necessary to address significant changes in the external competitive market for a given position, to recognize an executive for assuming significant additional responsibilities, or to achieve an appropriate competitive level due to a promotion to a more senior position.

Annual Cash Award and Long Term Performance Plan Award

In determining the amount of an executive’s variable compensation – the Annual Cash Award and the LTPP Award – TIAA uses the market-based compensation guidelines described above. Within those guidelines, TIAA considers the overall funding available for variable compensation awards and the executive’s performance. TIAA does not employ the use of incentive target percentages for the annual or long-term award, and does not use any formula-based approach in determining individual awards. Rather, discretion is exercised in determining the overall total compensation to be awarded to the executive. Once Total Compensation level is established, the mix of cash bonus and LTPP award for each employee is determined based on a scale applicable to all employees. As a result, the amounts delivered in the form of an Annual Cash Award and in the form of a LTPP Award are designed to work together in conjunction with base salary to deliver an appropriate total compensation level to the executive.

TIAA believes that the discretionary design of its variable compensation programs support its overall compensation objectives by allowing for significant differentiation of pay based on performance; by providing the flexibility necessary to ensure that pay packages for the executive group are competitive relative to the external market; and by providing TIAA with the ability to deliver compensation in a manner that is linked to results that benefit TIAA’s participants as well as being internally equitable and appropriately reflecting the contributions of each executive to the short- and long-term success of the organization.

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The Annual Compensation Process

The Committee reviews the benchmarking and performance results presented by management in determining the appropriate aggregate compensation levels for the performance year. In conducting its review, the Committee considers quantitative performance results (including the Corporate Scorecard results), the overall need of the organization to attract, retain and incent the executive team, and the total cost of compensation programs. Following the Committee’s decisions on overall funding levels, TIAA management determines the appropriate individual compensation levels for executives.

Compensation in the Last Fiscal Year

Summary Compensation Table*

For the Years Ended December 31, 2010, 2009 and 2008

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[2]	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Garcia, Anthony M. [4] President and CEO	2010 2009 2008	178,976 — —	— — —	— — —	— — —	— — —	— — —	2,013 — —	180,989 — —
Jones, Eric T. [5] Former Chairman, President and CEO	2010 2009 2008	27,150 26,550 22,196	38,463 32,081 27,586	— — —	— — —	9,254 — —	— — —	672 4,281 3,995	75,539 62,912 53,777
Dougherty, Linda Vice President and CFO	2010 2009 2008	34,119 32,108 1,273	26,003 20,153 800	— — —	— — —	8,670 5,065 275	— — —	— 5,753 255	68,792 63,079 2,603
Maynard, Steven J. VP, Insurance & Advisory Prod	2010 2009 2008	166,200 146,240 103,021	54,015 34,220 27,163	— — —	— — —	19,167 24,854 6,719	— — —	— 21,570 15,453	239,382 226,884 152,356
Rupp, Dennis Director, Insurance Wholesaling	2010 2009 2008	163,262 148,384 133,791	83,805 47,331 42,940	— — —	— — —	16,002 19,391 13,244	— — —	— 23,927 24,082	263,069 239,033 214,057
Steinberg, Stephen A. VP, Actuary	2010 2009 2008	111,825 112,272 96,838	54,863 47,703 41,404	— — —	— — —	9,687 26,875 —	— — —	— 15,087 14,526	176,375 201,937 152,768

*	Amounts represent the executives’ compensation allocated to TIAA-CREF Life.

[1]	The amounts shown represent the base salary earnings for the 2010, 2009 and 2008 calendar years and are not reduced to reflect elections for tax-qualified benefits or to defer compensation.

[2]	The amounts shown represent annual cash awards earned for the 2010, 2009 and 2008 performance cycles, payable in the following year under the TIAA’s Annual Cash Award program.

[3]	The amounts shown represent the payout made in 2010 based on the performance unit value of $1,153 for previous grants that vested in 2009.

[4]	Mr. Garcia was appointed as President and CEO of the TIAA-CREF Life during July 2010. The amount show represents TIAA-CREF Life’s allocation of the annualize rate of salary.

[5]	Mr. Jones resigned as Chairman, President and CEO of the TIAA-CREF Life during July 2010. Although he is no longer serving in this capacity, he is still employed by TIAA.

TIAA-CREF Investment Horizon Annuity Prospectus	74

Non-Qualified Contribution and Other Deferred Compensation Plans

As of Year Ended December 31, 2010

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals Distribution ($)	Aggregate Balance at Last FYE ($)
Garcia, Anthony M. President and CEO	—	2,029	19	—	2,048
Jones, Eric T. Former Chairman, President and CEO	1,663	672	103	—	2,438
Dougherty, Linda Vice President and CFO	11,424	8,670	2,897	—	22,991
Maynard, Steven J. VP, Insurance & Advisory Product	—	—	—	—	—
Rupp, Dennis Director, Insurance Wholesaling	—	—	—	—	—
Steinberg, Stephen A. VP, Actuary	—	—	—	—	—

Contributions consist of executive contributions to the Excess Plan and TIAA-CREF Life’s allocation of TIAA’s contributions to the Equalization Plan, of which each plan is described above under Company-Sponsored Benefit Plans.

Payments and Benefits Triggered by Termination

Named Executive Officers.  The amount of compensation (if any) that is payable to the Named Executive Officers upon termination of employment depends on the nature and circumstances under which employment is ended. All such Named Executive Officers are entitled to severance benefits under the Severance Plan under the same terms as are applicable to all TIAA employees.

Resignation by the Executive.  If a Named Executive Officer voluntarily resigns from TIAA, no Annual Cash Award is payable and no amounts under the LTPP will be payable unless the Named Executive Officer meets the retirement requirements under that plan at the time of termination. The Named Executive Officer may be entitled to receive benefits from the TIAA Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of the plan and he or she has met the vesting requirements of the plan. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Termination by TIAA Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that meet the eligibility provisions of the TIAA’s Severance Plan (generally an involuntary termination due to their position being eliminated or relocated or a change in their job duties due to company reorganization), described in the “Compensation Discussion and Analysis” section, he or she will be entitled to receive the following:

•	Earned and vested amounts under the TIAA Retirement Plan and the Retirement Equalization Plan.

•	Deferred amounts (and earnings) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

•	Severance benefits based on salary and years of service.

•

A payment based on the Named Executive Officer’s last Annual Cash Award payment and his or her Termination Date. If the Termination Date occurs before Annual Cash Awards have been paid for the prior year, the amount of payment will be equal to 100% of the last Annual Cash Award that the Named Executive Officer was actually paid, plus 75% of the amount of the last paid Annual Cash Award, prorated based on completed months of service from January 1 of the year of termination

75	TIAA-CREF Investment Horizon Annuity Prospectus

through his or her Termination Date. If the Termination Date occurs after the Annual Cash Awards have been paid for the prior year, the executive will receive 75% of the last Annual Cash Award that he or she was actually paid, prorated based on completed months of service from January 1 of the year of termination through his or her Termination Date.

•	For LTPP Awards granted, the award will continue to vest and be paid based on the terms under which the award was granted.

Termination by TIAA Not Meeting Severance Plan Eligibility.  If a Named Executive Officer’s employment is involuntarily terminated by TIAA under circumstances that do not meet the eligibility provisions of the Severance Plan, no amounts are generally payable under the plan. In addition, if the Named Executive Officer is terminated for misconduct or other serious infraction of TIAA policy, all LTPP performance units will be forfeited regardless of whether the Named Executive Officer qualifies for retirement under the LTPP. The Named Executive Officer may be entitled to receive benefits from the Retirement Plan and the Retirement Equalization Plan to the extent those benefits have been earned under the provisions of such plans and he or she has met the vesting requirements of such plans. In addition, the Named Executive Officer would be entitled to receive any amounts voluntarily deferred (and the earnings thereon) under the TIAA 401(k) Plan and the TIAA 401(k) Excess Plan.

Change in Control

TIAA has no post-employment compensation programs designed to provide benefits upon the change in control of TIAA. In addition, none of TIAA’s compensation and benefit plans contain provisions for payments in connection with a change in control.

Discussion of Potential Payments Triggered by Termination

The values set forth on the “Payments and Benefits Triggered by Termination” table below list the estimated additional compensation that would have been payable to each of the Named Executive Officers if employment had been terminated as of December 31, 2010 under various scenarios (generally corresponding to those described above).

The Named Executive Officers are generally eligible for benefits under the Severance Plan in the event of an applicable termination. With respect to payments shown for “Severance Plan Eligible” terminations:

•	amounts listed under “Salary” reflect the portion of the Severance Plan benefit that is based on salary level and years of service,

•	amounts listed under “Annual Cash Award” are based on a pro-rata portion of any unpaid bonus attributable to Named Executive Officer’s employment in the year in which such termination occurs, and

•

amounts listed under “Vesting of Previously Granted LTPP Awards” represent the value of previously-granted LTPP awards held by the Named Executive Officers as of December 31, 2010 that become vested due to the termination and which would otherwise have been forfeited upon termination of employment (other than due to death or disability).

TIAA-CREF Investment Horizon Annuity Prospectus	76

In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2010 would vest in accordance with LTPP, as listed in the “Vesting of Previously Granted LTPP Awards” column in the following table.
Payments and Benefits Triggered by Termination*

As of December 31, 2010

	Vesting of Previously Granted LTPP Awards[4]	Severance		Total
Name and Reason for Termination		Salary (2)	Annual Cash Award (3)

Garcia, Anthony M.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	—	41,302	—	41,302
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	—	—	—	—
Jones, Eric T.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	137,281	8,354	25,453	171,088
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	137,281	—	—	137,281
Dougherty, Linda S.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	33,822	27,557	19,503	80,882
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	33,822	—	—	33,822
Maynard, Steven J.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	80,016	89,492	40,511	210,019
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	80,016	—	—	80,016
Rupp, Dennis
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	85,609	54,944	62,854	203,407
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	85,609	—	—	85,609
Steinberg, Stephen A.
By Executive for Voluntary Resignation	—	—	—	—
By TIAA—Severance Plan Eligible	96,193	43,010	41,146	180,349
By TIAA—Not Severance Plan Eligible	—	—	—	—
Death or Disability (1)	96,193	—	—	96,193
*	Amounts represent the executives’ payments and benefits which would be allocable to TIAA-CREF Life.

[1]	In the event of termination due to death or disability, all previously granted LTPP awards held as of December 31, 2010 would vest in accordance with the LTPP.

[2]	Amounts represent the executives’ portion of the Severance Plan that is based on salary level and years of service.

[3]	“Severance – Annual Cash Award” payments reflect the pro-rated Annual Cash Award payable under the Severance Plan, based on 75% of the prior Annual Cash Award paid in February 2010.

[4]

“Vesting of Previously Granted LTPP Awards” reflects the value of previously-granted LTPP awards held by the named officers that are payable following a termination that is (a) Severance Plan eligible or (b) not Severance Plan eligible (not including misconduct), in each case, pursuant to the terms of either the Severance Plan or the LTPP, and which otherwise would have been forfeited upon termination of employment. These values corresponding to Severance Plan eligible terminations represent the unvested portion of LTPP Awards previously granted during the period of 2008 – 2010 and are not increased due to termination (other than any inherent increase in value attributable to the acceleration of a payment).

77	TIAA-CREF Investment Horizon Annuity Prospectus

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA-CREF Life and any related person since January 1, 2009, nor are any such related person transactions currently being contemplated for which disclosure would be required.

TIAA is the sole stockholder of TIAA-CREF Life, and TIAA-CREF Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. Federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the Federal income tax payments that we would be obligated to pay the Federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s Federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

TIAA-CREF Investment Horizon Annuity Prospectus	78

Distribution Arrangements

Our affiliates, Teachers Personal Investor Services, Inc. (“TPIS”), a subsidiary of TIAA-CREF Enterprises, Inc. and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for VA-1, VLI-1 and IHA. The Company subcontracts distribution services to TPIS for the VA-1 and VLI-1 products pursuant to Distribution Agreements. Under the Distribution Agreements, TPIS receives a monthly fee based on a percentage of the monthly premiums received by us and which are allocated to the applicable Separate Account under the contracts.

Services is authorized to sell the VA-1 and VLI-1 contracts under a Selling Agreement with TPIS. The Company subcontracts distribution services to Services for the IHA product pursuant to an Amended and Restated Distribution Agreement. Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to Services.

Note Purchase Agreement

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2010, $30 million of this facility was maintained on a committed basis for which effective June, 2010, the Company paid a commitment fee of 15 basis points on the undrawn committed amount.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of Enterprises, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $54.0 million in total fees to TIAA during the year ended December 31, 2010.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA-CREF Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

79	TIAA-CREF Investment Horizon Annuity Prospectus

INDEX TO STATUTORY–BASIS FINANCIAL STATEMENTS

TIAA-CREF LIFE INSURANCE COMPANY

December 31, 2010

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TIAA-CREF Investment Horizon Annuity Prospectus	80

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of TIAA-CREF Life Insurance Company:

We have audited the accompanying statutory-basis statements of admitted assets, liabilities and capital and surplus of TIAA-CREF Life Insurance Company (the “Company”) as of December 31, 2010 and 2009, and the related statutory-basis statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2010 and 2009, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2010.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on December 31, 2009, the Company adopted Statement of Statutory Accounting Principles No. 10R, Income Taxes-Revised, A Temporary Replacement of SSAP No.10.

As discussed in Note 2 to the financial statements, as of July 1, 2009, the Company adopted Statement of Statutory Accounting Principles No. 43R, Loan-backed and Structured Securities.

/s/ PricewaterhouseCoopers LLP

April 12, 2011

81	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS,

LIABILITIES AND CAPITAL AND SURPLUS

	December 31,
(in thousands)	2010	2009

ADMITTED ASSETS
Bonds	$2,518,764	$2,385,576
Preferred stocks	7,343	5,502
Mortgage loans	52,651	61,415
Other long-term investments	1,097	—
Cash, cash equivalents and short-term investments	88,008	110,885
Contract loans	4,025	1,828
Investment income due and accrued	30,512	30,123
Federal income tax recoverable from TIAA	3,206	755
Net deferred federal income tax asset	6,149	8,799
Other assets	10,797	10,493
Separate account assets	848,443	703,712

Total admitted assets	$3,570,995	$3,319,088

LIABILITIES, CAPITAL AND SURPLUS
Liabilities
Reserves for life and health, annuities and deposit-type contracts	$2,341,156	$2,263,530
Asset valuation reserve	7,805	292
Interest maintenance reserve	6,174	4,983
Other liabilities	21,972	16,835
Separate account liabilities	823,307	680,135

Total liabilities	3,200,414	2,965,775

Capital and Surplus
Capital (2,500 shares of $1,000 par value common stock issued and outstanding)	2,500	2,500
Additional paid-in capital	357,500	357,500
Surplus (Deficit)	10,581	(6,687)

Total capital and surplus	370,581	353,313

Total liabilities, capital and surplus	$3,570,995	$3,319,088

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

TIAA-CREF Investment Horizon Annuity Prospectus	82

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in thousands)	2010	2009	2008

REVENUES
Insurance and annuity premiums and other considerations	$218,934	$232,200	$169,340
Net investment income	129,279	131,115	123,083

Total revenues	$348,213	$363,315	$292,423

EXPENSES
Policy and contract benefits	$125,285	$142,267	$155,949
Increase in policy and contract reserves	74,327	55,901	36,718
Net operating expenses	46,493	42,778	40,429
Net transfers to separate accounts	48,360	75,252	20,880
Other benefits and expenses	19,446	22,759	22,878

Total expenses	$313,911	$338,957	$276,854

Income before federal income tax and net realized capital losses	34,302	24,358	15,569
Federal income tax expense	8,509	11,922	4,005
Net realized capital losses less capital gains taxes, after transfers to the interest maintenance reserve	(849)	(19,452)	(73,040)

Net income (loss)	$24,944	$(7,016)	$(61,476)

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

83	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total

Balance, December 31, 2007	$2,500	$287,500	$42,130	$332,130

Net loss			(61,476)	(61,476)
Net unrealized capital gains on investments			759	759
Change in asset valuation reserve			9,418	9,418
Change in surplus in separate accounts			(3)	(3)
Change in net deferred income tax			24,289	24,289
Change in non-admitted assets:
Deferred federal income tax asset			(24,599)	(24,599)
Deferred premium asset limitation			(540)	(540)
Other assets			(152)	(152)
Prior year income adjustment			505	505

Balance, December 31, 2008	$2,500	$287,500	$(9,669)	$280,331

Net loss			(7,016)	(7,016)
Net unrealized capital loss on investments			(1,706)	(1,706)
Change in asset valuation reserve			616	616
Change in accounting principle (SSAP 43R)			4,290	4,290
Change in accounting principle (SSAP 10R)			3,967	3,967
Change in surplus in separate accounts			3,436	3,436
Change in liability for reinsurance in unauthorized companies			(1,692)	(1,692)
Change in net deferred income tax			9,286	9,286
Change in non-admitted assets:
Deferred federal income tax asset			(6,650)	(6,650)
Deferred premium asset limitation			(609)	(609)
Other invested assets			(1,089)	(1,089)
Other assets			149	149
Capital contribution		70,000		70,000

Balance, December 31, 2009	$2,500	$357,500	$(6,687)	$353,313

Net income			24,944	24,944
Net unrealized capital loss on investments			(672)	(672)
Change in asset valuation reserve			(7,513)	(7,513)
Change in surplus in separate accounts			455	455
Change in liability for reinsurance in unauthorized companies			1,692	1,692
Change in net deferred income tax			(2,676)	(2,676)
Change in non-admitted assets:
Deferred federal income tax asset			213	213
Amount recoverable from reinsurers			(225)	(225)
Deferred premium asset limitation			146	146
Incremental deferred federal income tax asset			(189)	(189)
Other invested assets			1,089	1,089
Other assets			4	4

Balance, December 31, 2010	$2,500	$357,500	$10,581	$370,581

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

TIAA-CREF Investment Horizon Annuity Prospectus	84

TIAA-CREF LIFE INSURANCE COMPANY

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in thousands)	2010	2009	2008

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$218,701	$233,062	$167,633
Miscellaneous income	11,419	11,038	11,086
Net investment income	140,012	149,949	159,979

Total Receipts	370,132	394,049	338,698
Policy and contract benefits	125,883	142,795	155,756
Operating expenses	52,128	46,194	43,853
Federal income tax expense	10,960	12,470	3,457
Net transfers to separate accounts	50,081	75,912	38,763

Total Disbursements	239,052	277,371	241,829

Net cash from operations	131,081	116,678	96,869

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	458,699	477,366	692,794
Stocks	—	4,846	3,853
Mortgage loans	8,452	19,407	9,511
Miscellaneous proceeds	5,163	259	75
Cost of investments acquired:
Bonds	603,084	731,034	752,219
Stocks	1,968	2,925	2,800
Miscellaneous applications	—	—	3,093
Net increase in contract loans	2,197	735	276

Net cash used for investments	(134,935)	(232,816)	(52,155)

CASH FROM FINANCING AND OTHER
Additional paid in capital	—	70,000	—
Net deposits on deposit-type contracts funds	(22,396)	51,796	13,995
Other cash provided (applied)	3,374	234	(15,282)

Net cash used by financing and other	(19,022)	122,030	(1,287)

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(22,877)	5,892	43,427
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	110,885	104,993	61,566

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$88,008	$110,885	$104,993

SEE NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

85	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—Organization and Operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company and changed its name to TIAA-CREF Life Insurance Company (“TIAA-CREF Life” or the “Company”) on May 1, 1998. TIAA-CREF Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, fixed and variable universal life contracts, funding agreements, term-life insurance and single premium immediate annuities.

Note 2—Significant Accounting Policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”); a comprehensive basis of accounting that differs from generally accepted accounting principles in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates.

The deferred premium asset limitation results from the Department requiring that any deferred premium asset established along with the corresponding mean reserve should be reduced by the proportionate amount reinsured on a coinsurance basis. Under this approach the deferred premium asset for reinsurance is adjusted based upon the premium mode of the direct policy rather than the premium mode of the reinsurance agreement.

	For The Years Ended December 31,
(in thousands)	2010	2009	2008

Net Income (Loss), New York SAP	$24,944	$(7,016)	$(61,476)
New York SAP Prescribed Practices:
Additional Reserves for:
Term Conversions	87	101	80
Deferred and Payout Annuities issued after 2000	(1)	(1)	(2)

Net Income (Loss), NAIC SAP	$25,030	$(6,916)	$(61,398)

Capital and Surplus, New York SAP	$370,581	$353,313	$280,331
New York SAP Prescribed Practices:
Deferred Premium Asset Limitation	24,903	25,049	24,440
Additional Reserves for:
Term Conversions	1,133	1,045	944
Deferred and Payout Annuities issued after 2000	2	3	4

Capital and Surplus, NAIC SAP	$396,619	$379,410	$305,719

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Generally Accepted Accounting Principles in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows.

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•	Policy acquisition costs are deferred and amortized over the expected lives of the policies issued rather than being charged to operations when incurred;

•	Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until credit loss occurs;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in either earnings or other comprehensive income. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•	Annuities that do not subject the Company to significant insurance risk are classified as investment contracts rather than being classified as insurance contracts as they are under NAIC SAP;

•

Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes. Assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes.

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of the Company’s statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses at the date of the financial statements. Actual results may differ from those estimates.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Loan-backed and structured securities are reported at the lower of cost or fair value when rated NAIC 6 or when determined to be held for sale.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

Loan-backed and structured securities that the Company has the intent and ability to hold are considered other-than-temporarily impaired when the Company does not expect to recover the entire amortized cost basis of the security, and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the security’s effective interest rate.

Loan-backed and structured securities that the Company intends to sell or does not have the intent and ability to retain for a period of time sufficient to recover the amortized cost basis are written down to fair value and

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

the amount of the other-than-temporary impairment recognized as a realized loss is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments were generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values were determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans are generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus; (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition, excluding investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase, and are stated at amortized cost.

Contract Loans: Contract loans are stated at outstanding principal balances.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at the Company’s percentage of the underlying GAAP equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When deemed to be other-than-temporarily impaired, the investment is written down to estimated fair value.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company uses derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company may include, but are not limited to, foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond, excluding loan-backed and structured securities, sold is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was never a 6 during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond, excluding loan-backed and structured securities, sold is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction. OTTI for non-loan backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally investments in other long-term investments, furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax (“DFIT”) assets. The non-admitted portion of the DFIT asset was $37,566 thousand and $37,592 thousand at December 31, 2010 and 2009, respectively. Other non-admitted assets were $25,128 thousand and $26,141 thousand at December 31, 2010 and 2009, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred when acquiring new business are charged to operations as incurred.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

The Company performs Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals that represent a return to the contract holders.

Application of New Accounting Pronouncements: SSAP 100, Fair Value Measurements, effective December 31, 2010, defines fair value, establishes a framework for measuring fair value and establishes disclosure requirements about fair value. This standard applies under other accounting pronouncements that require or permit fair value measurements, but this standard does not require any new fair value amendments. The Company adopted this guidance effective December 31, 2010; however, it did not have a material impact on the Company’s financial statements. SSAP 56—Separate Accounts—Revised disclosures, adopted September 2009 and required within the 2010 annual financial statements. The revised disclosures require disclosure on the general nature of the entity’s separate account business, an identification of the separate account assets that are legally insulated from the general account claims, identification of the separate account products that have guarantees backed by the general account and a discussion of securities lending transactions within the separate account.

SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superseded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP OTTI guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by the Company, was a $4,290 thousand increase in surplus as an adjustment as of July 1, 2009 and was recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows of structured securities. Declines in fair value related to non-credit declines are not recognized in earnings and only require disclosure if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required.

SSAP No. 10R—Revised, Income Taxes, was effective as of December 31, 2009 for the 2009 annual financial statements and the 2010 and 2011 interim and annual financial statements only. For entities that meet specified

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

capital requirements, the revised statement increases the admitted DFIT asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement was accounted for as a change in accounting principle in 2009. The Company’s adoption of SSAP 10R resulted in an additional of $3,778 thousand and $3,967 thousand of admitted deferred tax assets recognized as of December 31, 2010 and 2009, respectively. The statement is applicable through 2011 and incorporates additional disclosures for tax-planning strategies.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the OTTI. The discount or reduced premium associated with the other-than-temporarily impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required. The Company adopted this guidance January 1, 2009.

Note 3—Long Term Bonds and Preferred Stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, 2010 and 2009 are shown below (in thousands):

		2010 Excess of
	Book/ Adjusted Carrying Value	Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$93,343	$3,582	$(1,835)	$95,090
States, Territories & Possessions	13,968	369	(151)	14,186
Political Subdivisions of States, Territories, & Possessions	2,562	60	—	2,622
Special Revenue & Special Assessment, Non-guaranteed Agencies & Government	223,041	16,483	(9,109)	230,415
Industrial & Miscellaneous	2,148,222	130,072	(38,078)	2,240,216
Credit Tenant Loans	7,405	1,312	—	8,717
Hybrids	30,223	139	(955)	29,407
Total Bonds	2,518,764	152,017	(50,128)	2,620,653
Preferred Stocks	7,343	640	—	7,983
Total Bonds and Preferred Stocks	$2,526,107	$152,657	$(50,128)	$2,628,636

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

		2009 Excess of
	Book/ Adjusted Carrying Value	Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value over Fair Value	Estimated Fair Value
Bonds:
U.S. Governments	$22,374	$2,042	$(239)	$24,177
States, Territories & Possessions	8,997	415	—	9,412
Political Subdivisions of States, Territories, & Possessions	2,564	18	—	2,582
Special Revenue & Special Assessment, Non-guaranteed Agencies & Government	222,329	10,884	(7,652)	225,561
Industrial & Miscellaneous	2,088,874	106,516	(69,403)	2,125,987
Hybrids	40,438	913	(3,938)	37,413
Total Bonds	2,385,576	120,788	(81,232)	2,425,132
Preferred Stocks	5,502	481	—	5,983
Total Bonds and Preferred Stocks	$2,391,078	$121,269	$(81,232)	$2,431,115

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, rating agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2010 and 2009, were not deemed to be other than temporarily impaired.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Unrealized Losses on Bonds and Preferred Stocks: The gross unrealized losses and estimated fair values for bonds and preferred stocks by the length of time that individual securities had been in a continuous unrealized loss position for 2010 and 2009, are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2010
All other bonds	$340,504	$(9,088)	$331,416	$102,122	$(5,818)	$96,304
Loaned-backed and structured bonds	768	(44)	724	143,452	(37,668)	105,784
Total bonds	$341,272	$(9,132)	$332,140	$245,574	$(43,486)	$202,088
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$341,272	$(9,132)	$332,140	$245,574	$(43,486)	$202,088

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2009
All other bonds	$105,810	$(2,385)	$103,425	$172,192	$(14,083)	$158,109
Loaned-backed and structured bonds	23,985	(3,402)	20,583	198,733	(63,232)	135,501
Total bonds	$129,795	$(5,787)	$124,008	$370,925	$(77,315)	$293,610
Preferred stocks	—	—	—	—	—	—
Total bonds and preferred stocks	$129,795	$(5,787)	$124,008	$370,925	$(77,315)	$293,610

For 2010, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in manufacturing (20%), public utilities (22%) and U.S. and other governments (20%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

For 2010, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (56%) and asset backed securities (25%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

For 2009, the categories of securities where the estimated fair value declined and remained below cost for less than twelve months were concentrated in residential mortgage-backed securities (56%). The preceding percentage was calculated as a percentage of the gross unrealized loss.

For 2009, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in commercial mortgage-backed securities (59%) and asset-backed securities (19%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline in fair value is primarily attributable to diminished market liquidity during the holding period as opposed to long term credit quality. The Company currently intends and has the ability to hold the

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other–than-temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	December 31, 2010			December 31, 2009
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$175,285	7.0%	$178,009	$189,365	7.9%	$197,884
Due after one year through five years	1,172,054	46.5	1,248,171	1,204,102	50.5	1,269,766
Due after five years through ten years	264,620	10.5	277,984	120,713	5.1	130,286
Due after ten years	533,028	21.2	557,391	385,245	16.1	392,566
Subtotal	2,144,987	85.2	2,261,555	1,899,425	79.6	1,990,502
Residential mortgage-backed securities	197,209	7.8	211,229	208,161	8.7	213,975
Commercial mortgage-backed securities	100,553	4.0	78,914	127,760	5.4	82,779
Asset-backed securities	76,015	3.0	68,955	150,230	6.3	137,876
Subtotal	373,777	14.8	359,098	486,151	20.4	434,630
Total	$2,518,764	100.0%	$2,620,653	$2,385,576	100.0%	$2,425,132

For the year ended December 31, 2010, the preceding table includes NAIC 6 long-term bond investments totaling approximately $245 thousand of which $244 thousand are categorized as residential mortgage-backed securities.

For the year ended December 31, 2010, the preceding table includes under asset-backed securities sub-prime mortgage investments totaling $24,418 thousand. One hundred percent (100%) of the sub-prime securities were rated investment grade (NAIC 1 and 2).

For the year ended December 31, 2009, the preceding table includes NAIC 6 long-term bond investments totaling approximately $1,508 thousand of which $1,125 thousand are categorized as one year or less and $383 thousand are categorized as residential mortgage-backed securities.

For the year ended December 31, 2009, the preceding table includes under asset-backed securities is the Company’s exposure to sub-prime mortgage investments totaling $34,080 thousand. Eighty-five percent (85%) of the sub-prime securities were rated investment grade (NAIC 1 and 2).

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2010	2009
Manufacturing	20.2%	16.8%
Public utilities	17.8	16.9
Finance and financial services	13.4	15.3
Oil and gas	8.9	10.0
Residential mortgage-backed securities	7.8	8.7
Communication	5.1	5.4
Commercial mortgage-backed securities	4.0	5.4
Services	4.0	3.3
U.S. and other governments	3.7	1.0
Transportation	3.5	3.0
Retail and wholesale trade	3.4	3.1
Asset-backed securities	3.0	6.3
Revenue and Special Obligation	2.0	1.5
Mining	1.6	1.7
Real estate investment trusts	1.0	0.9
Credit Tenant Loans	0.3	0.3
Other	0.3	0.4
Total	100.0%	100.0%

Troubled Debt Restructuring: During 2010 and 2009, the Company recorded bonds and stocks with book values aggregating $916 thousand and $208 thousand through troubled debt restructurings. When restructuring troubled debt, the Company generally accounts for assets at their fair value at the time of restructuring or at the book value of the assets given up if lower. If the fair value is less than the book value of the assets given up, the required write-down is recognized as a realized capital loss.

Exchanges: The Company acquired bonds and stocks through exchanges aggregating $29,943 thousand and $43,618 thousand during the year ended December 31, 2010 and 2009, respectively. When exchanging securities, the Company generally accounts for assets at their fair value, unless the exchange was as a result of restricted securities under SEC rule 144A exchanged for unrestricted securities, which are accounted for at book value.

For the years ended December 31, 2010 and 2009, the Company did not have any bonds and stocks denominated in foreign currency.

Debt securities amounting to approximately $8,546 thousand and $8,612 thousand at December 31, 2010 and 2009, respectively, were on deposit with governmental authorities or trustees, as required by law.

The Company does not have any restricted preferred stock.

LOAN-BACKED AND STRUCTURED SECURITIES

Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type and vintage.

The Company had no OTTI on securities which it lacked the ability to hold or had the intent to sell for the twelve month period ended December 31, 2010.

97	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents OTTI on securities with the intent to sell (in thousands):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-Interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter of 2009
a. Intent to sell	$1,875	$—	$454	$1,421
b. Inability or lack of intent to retain	—	—	—	—
Total 1st Quarter	$1,875	$—	$454	$1,421

Annual Aggregate Total		$—	$454

For the quarters ending June 30, 2009, September 30, 2009 and December 31, 2009 there were no impairments recorded due to intent to sell.

TIAA-CREF Investment Horizon Annuity Prospectus	98

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents loan-backed and structured securities with a recognized OTTI and currently held at December 31, 2010 where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars):

CUSIP	Book/Adj. Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
361849N57	$10,019,085	$9,845,076		$(174,009)	$9,845,076	$6,149,360	Q4 2010
525221EB9	4,506,525	4,491,161		(15,364)	4,491,161	3,593,739	Q4 2010
52521RAS0	1,893,411	1,794,754		(98,657)	1,794,754	1,195,473	Q4 2010
52521RAS0	2,357,222	1,999,845		(357,377)	1,999,845	1,262,735	Q3 2010
525221EB9	4,788,617	4,629,945		(158,672)	4,629,945	3,612,550	Q3 2010
52522HAJ1	371,254	361,530		(9,724)	361,530	353,716	Q3 2010
525221JV0	1,386,866	1,343,150		(43,716)	1,343,150	1,389,414	Q2 2010
05948KZV4	821,818	799,825		(21,993)	799,825	738,142	Q2 2010
05948KZW2	174,319	172,059		(2,260)	172,059	277,185	Q2 2010
126171AQ0	4,279,102	3,221,462		(1,057,640)	3,221,462	1,920,795	Q2 2010
161551GA8	3,525	3,112		(413)	3,112	1,742	Q2 2010
52521RAS0	2,469,848	2,467,918		(1,930)	2,467,918	1,318,571	Q2 2010
525221JV0	1,204,722	1,143,027		(61,695)	1,143,027	1,219,172	Q2 2010
161551GA8	3,552	3,547		(5)	3,547	1,616	Q1 2010
05948KZV4	1,663,136	873,300		(789,836)	873,300	712,928	Q1 2010
05948KZW2	401,049	196,541		(204,508)	196,541	284,834	Q1 2010
525221EB9	4,971,258	4,803,741		(167,517)	4,803,741	3,475,458	Q1 2010
52521RAS0	2,782,285	2,514,992		(267,293)	2,514,992	1,353,507	Q1 2010
76113GAC2	981,879	350,473		(631,406)	350,473	382,698	Q1 2010
126171AQ0	4,979,133	4,294,375		(684,758)	4,294,375	1,184,275	Q4 2009
161551GA8	8,692	3,568		(5,124)	3,568	727	Q4 2009
525221EB9	4,999,219	4,976,531		(22,688)	4,976,531	2,699,322	Q4 2009
33848JAC9	4,999,895	3,183,306		(1,816,589)	3,183,306	2,894,035	Q3 2009
12670BAC3	4,339,615	2,216,710		(2,122,905)	2,216,710	1,555,649	Q3 2009
161551GA8	3,129	—	²	(2,168)	961	961	Q2 2009
52521RAS0	3,173,729	—	²	(1,672,517)	1,501,212	1,501,212	Q2 2009
015386AD7	1,875,000	—	²	(453,600)	1,421,400	1,421,400	Q1 2009
161551GA8	6,290	—	²	(5,623)	667	667	Q1 2009
05948KZV4	5,974,533	—	²	(4,889,875)	1,084,658	1,084,658	Q4 2008
05948KZW2	1,289,001	—	²	(942,174)	346,827	346,827	Q4 2008
161551GA8	12,971	—	²	(6,764)	6,207	6,207	Q4 2008
76113GAC2	4,756,743	—	²	(4,437,090)	319,653	319,653	Q4 2008
20847TBL4	2,370,132	—	²	(1,780,189)	589,943	589,943	Q4 2008
05948KZW2	1,577,833	1,337,678	¹	(240,155)	1,337,678	594,025	Q3 2008
05948KZW2	2,447,525	1,626,116	¹	(821,409)	1,626,116	1,103,004	Q2 2008
Total				$(23,967,643)

[1]	Impairment based on undiscounted cash flows

[2]	Impairment based on Fair Value

99	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 4—Mortgage Loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The Company did not originate conventional loans or acquire mezzanine loans during 2010 or 2009; therefore, there was no coupon rate or maximum percentage of any one loan to the value of the security at the time of the originated loans for 2010 or 2009.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values are written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale are written down to the current fair value of the loan.

There were no investments in impaired mortgage loans at December 31, 2010 and 2009, respectively.

There were no allowances for mortgage loan credit losses where any impairment was determined to be temporary at December 31, 2010 and 2009, respectively.

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic region (in thousands):

	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Property Type
Shopping centers	$29,375	55.8%	$37,663	61.3%
Office building	17,995	34.2	18,360	29.9
Apartments	5,281	10.0	5,392	8.8
Total	$52,651	100.0%	$61,415	100.0%

	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Geographic Region
North Central	$20,614	39.2%	$20,614	33.5%
South Atlantic	17,995	34.2	26,460	43.1
Mountain	8,761	16.6	8,949	14.6
South Central	5,281	10.0	5,392	8.8
Total	$52,651	100.0%	$61,415	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

The entire mortgage portfolio in the North Central region consists of investments in Ohio at December 31, 2010 and 2009. The entire mortgage portfolio in the South Atlantic region consists of investments in the District of Columbia at December 31, 2010 and 2009.

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Scheduled Mortgage Loan Maturities: The following table sets forth the contractual maturity schedule of mortgage loans (in thousands):

	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total
Due in one year or less	$21,382	40.6%	$1,119	1.8%
Due after one year through five years	31,269	59.4	54,374	88.5
Due after five years through ten years	—	—	2,885	4.7
Due after ten years	—	—	3,037	5.0
Total	$52,651	100.0%	$61,415	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2010 and 2009. When restructuring mortgage loans, the Company generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more that 180 days past due at December 31, 2010 or 2009.

During 2010 and 2009, the Company did not reduce the interest rate of outstanding loans.

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2010 and 2009.

The Company has no reverse mortgages as of December 31, 2010 and 2009.

The Company has no mortgage loans denominated in foreign currency as of December 31, 2010 and 2009.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage loan portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5—Subsidiaries and Affiliates

The Company is a direct wholly-owned insurance subsidiary of TIAA, an insurance company domiciled in the State of New York. TIAA-CREF Life Insurance Agency (“Agency”) is the sole operating subsidiary of TIAA-CREF Life. The Company has no investments in subsidiary, controlled and affiliated entities that exceed 10% of its admitted assets. Agency’s carrying value of $1,097 thousand at December 31, 2010 is included in other long-term investments on the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves. Agency’s carrying value of $1,089 thousand at December 31, 2009 was non-admitted. The carrying value of Agency was not other than temporary impaired for the years ended December 31, 2010 or 2009.

At December 31, 2010 and 2009, there were no net amounts due from subsidiaries and affiliates.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 6—Commitments

At December 31, 2010, the Company had no outstanding commitments to fund future investments.

Note 7—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income were as follows (in thousands):

	2010	2009	2008

Bonds	$127,521	$127,789	$115,087
Stocks	458	252	4,128
Mortgage loans	1,533	1,806	3,765
Cash, cash equivalents and short-term investments	705	2,672	1,893
Other long-term investments	142	17	(95)

Total gross investment income	$130,359	$132,536	$124,778
Less investment expenses	(1,666)	(2,215)	(3,011)

Net investment income before amortization of IMR	128,693	130,321	121,767
Amortization of IMR	586	794	1,316

Net investment income	$129,279	$131,115	$123,083

The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Due and accrued income is excluded from net investment income for bonds and preferred stocks and in default over 90 days past due and mortgage loans in default with interest 180 days past due which has been assessed as collectible. Total due and accrued income excluded from net income was $0 for both years ended December 31, 2010, 2009 and $2 thousand for the year ended December 31, 2008.

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31 were as follows (in thousands):

	2010	2009	2008

Bonds	$1,225	$(17,575)	$(52,575)
Stocks	(127)	1,480	(18,417)
Mortgage loans	(342)	—	3,217
Derivative instruments	171	—	(3,093)
Cash, cash equivalent and short-term investments	1	259	76

Total before capital gains taxes and transfers to IMR	928	(15,836)	(70,792)
Transfers to IMR	(1,777)	(3,616)	(2,248)
Capital gains taxes	—	—	—

Net realized capital losses less capital gains taxes, after transfers to IMR	$(849)	$(19,452)	$(73,040)

Reflected in the table above as realized capital losses are write-downs of bonds resulting from impairments that were considered to be other-than-temporary were $4,189 thousand, $21,280 thousand and $48,451 thousand for the years ended December 31, 2010, 2009 and 2008, respectively. Write-downs of preferred stocks resulting from impairments that are considered to be other-than-temporary were $127 thousand, $0 and $15,778 thousand for the years ended December 31, 2010, 2009 and 2008, respectively. Write-downs of mortgages resulting from impairments that were considered to be other-than-temporary were $2,379 thousand for the year ended December 31, 2010 and $0 for the years ended December 31, 2009 and 2008, respectively.

TIAA-CREF Investment Horizon Annuity Prospectus	102

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2010, 2009 and 2008 were $62,289 thousand, $64,398 thousand and $55,617 thousand, respectively. Gross gains of $7,041 thousand, $7,497 thousand and $6,245 thousand, and gross losses, excluding impairments considered to be other-than-temporary, of $1,627 thousand, $3,792 thousand and $10,369 thousand were realized during 2010, 2009 and 2008, respectively.

Wash Sales: The Company does not engage in the practice of wash sales. There were no NAIC 3—6 securities sold and reacquired within 30 days of the sale date during the years ended December 31, 2010 and 2009.

Unrealized Capital Gains and Losses: For the years ended December 31, 2010, 2009 and 2008, the net change of unrealized capital gains (losses) in investments, resulting in a net increase (decrease) in carrying value of investments was approximately $(672) thousand, $(1,706) thousand and $759 thousand, respectively.

Note 8—Disclosures About Fair Value of Financial Instruments

Fair Value of Financial Instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party’s pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

103	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents the carrying value and estimated fair value of the Company’s financial instruments (in thousands):

	December 31, 2010		December 31, 2009
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Assets
Bonds	$2,518,764	$2,620,653	$2,385,576	$2,425,132
Preferred stocks	$7,343	$7,984	$5,502	$5,983
Mortgage loans	$52,651	$52,566	$61,415	$59,479
Cash, cash equivalents and short-term investments	$88,008	$88,008	$110,885	$110,885
Contract loans	$4,025	$4,025	$1,828	$1,828
Separate account assets	$848,443	$848,443	$703,712	$703,712
Liabilities
Liability for deposit-type contracts	$973,202	$973,202	$969,703	$969,703
Separate account liabilities	$823,307	$823,307	$680,135	$680,135

The estimated fair values of the financial instrument presented above were determined by the Company using market information available as of December 31, 2010 and 2009. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2: Inputs are inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Level 3: Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value at December 31, 2010 (in thousands):

Description	Level 1	Level 2	Level 3	Total

Assets at fair value:
Bonds
Industrial and miscellaneous	$—	$—	$4,458	$4,458
Separate accounts assets, net	751,091	97,352	—	848,443

Total assets at fair value	$751,091	$97,352	$4,458	$852,901

Total liabilities at fair value	$—	$—	$—	$—

Level 1 financial instruments

Separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities.

Level 2 financial instruments

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper.

Fair values and changes in the fair value of separate account assets generally accrue directly to the policyholders, and thus there is no net impact to the Company’s revenues and expenses or surplus.

Level 3 financial instruments

Bonds classified as Level 3 include asset-backed securities that were manually priced.

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 3 as a result of the significance of unobservable inputs.

For assets and liabilities held at December 31, 2010, the Company had no transfers between Level 1 and Level 2 of the fair value hierarchy. The Company’s policy is to recognize transfers between levels at the end of the reporting period.

105	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2010 (in thousands):

	Balance at 01/01/2010	Transfers in Level 3		Transfers out of Level 3		Total gains and (losses) included in Net Income	Total gains and (losses) included in Surplus	Purchases, issuances, sales and settlements	Balance at 12/31/2010

Bonds	$1,318	$4,457	(b)	$(1,317	)(a)	$—	$—	$—	$4,458

Total	$1,318	$4,457		$(1,317)		$—	$—	$—	$4,458

(a)	Transferred out of Level 3, because the bonds are no longer reported at fair value as of December 31, 2010.
(b)

Transferred into Level 3 as these bonds qualified to be reported at fair value as a result of the SVO valuation process related to Loan-Backed and Structured Securities. A lack of observable market information is used in the valuation of these securities.

The Company’s policy is to recognize transfers into and out of Level 3 at the end of the reporting period.

As of December 31, 2010, the reported fair value of bonds in Level 3 was $4,458 thousand representing 3 individual bonds. The bonds are carried at fair value due to being rated NAIC 6 or qualifying to be reported at fair value as a result of the SVO valuation process related to loan-backed and structured securities. Of the loan-backed and structured securities reported at fair value, 2 bonds with a fair value of $4,457 thousand are collateralized by commercial mortgage loans and 1 bond with a fair value of $1 thousand is collateralized by subprime home equity loans. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.15%.

Note 9—Derivative Financial Instruments

The Company uses derivative instruments for hedging and income generation. The Company does not engage in derivative financial instrument transactions for speculative purposes. As of December 31, 2010, the Company did not hold any derivative instruments, and no collateral was held or posted.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cashflow hedge to manage currency risks on investments denominated in foreign currencies. As of December 31, 2010, there were no unrealized gains or losses on foreign currency swap contracts. There were no realized gains or (losses) from foreign currency swap contracts for the years ended December 31, 2010 and 2009.

Interest Rate Swap Contracts: The Company enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as economic cash flow hedges and allow the Company to lock in a fixed interest rate and to transfer the risk of rate changes. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The Company also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as economic fair value hedges in connection with certain interest sensitive products, and are carried at fair value as hedge accounting is not applied. For the year ended December 31, 2010 and 2009, there were no realized gains or losses from interest rate swap contracts.

Credit Default Swaps: The Company purchases credit default swaps (“CDS”) as protection against unexpected adverse credit events in selective investments in the Company’s portfolio. This type of derivative is traded over-the-counter, and the Company is exposed to market, credit, and counterparty risk. When these swap contracts are designated as hedges, the premium payment to the counterparty is expensed as incurred.

TIAA-CREF Investment Horizon Annuity Prospectus	106

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The realized gain from credit default swaps were $171 thousand and $0 for the years ended December 31, 2010 and 2009, respectively.

Note 10—Separate Accounts

A. Separate Account Activity

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2010, the Company reported separate account assets and liabilities for the following products: Variable Life; Variable Annuities and Modified Guaranteed Annuity.

In accordance with the State of domicile procedures, the separate accounts classifications are supported by specific state statute:

Product Identification	Product Classification	State Statute Reference

TC Life Separate Account VLI—1	Variable Life	Section 4240 of the New York Insurance Law
TC Life Separate Account VA—1	Variable Annuity	Section 4240 of the New York Insurance Law
TC Life MVA—1	Modified Guaranteed Annuity	Section 4240 of the New York Insurance Law

In accordance with the products recorded within the separate account, some assets are considered legally insulated where others are not legally insulated from the general account. The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2010 and 2009, the Company’s separate account statement included legally insulated assets of $751,090 thousand and $615,551 thousand, respectively. The assets legally insulated from the general account as of December 31, 2010 are attributed to the following products (in thousands):

1	2	3

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)

TC Life Separate Account VLI—1	$41,315	$—
TC Life Separate Account VA—1	709,775	—
TC Life MVA—1	—	97,352

Total	$751,090	$97,352

In accordance with the products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

As of December 31, 2010, the general account of the Company had a maximum guarantee for separate account liabilities of $7,545 thousand. The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2010, the general account of the Company had paid $111 thousand towards separate account guarantees. The total separate account guarantees paid by the general account for the preceding four years ending at December 31, are as following, respectively (in thousands):

2009	$341
2008	$460
2007	$197
2006	$50

The Company does not engage in securities lending transactions within the separate account.

B. General Nature and Characteristics of Separate Accounts Business

The Company’s Separate Account VA-1 (“VA-1”) was established as a separate account of the Company on July 27, 1998 to fund individual non-qualified variable annuities. VA-1 is registered with the Securities and Exchange Commission (“SEC”) as a unit investment trust under the Investment Company Act of 1940. All of its assets are invested in an underlying portfolio of mutual funds. Most of the contracts offered through VA-1 include a nominal guaranteed minimum death benefit.

The Company’s Separate Account VLI-1 (“VLI-1”) is a unit investment trust and was organized on May 23, 2001. It was established under New York Law for the purpose of issuing and funding flexible premium variable universal life insurance policies.

The Company’s Separate Account MVA-1 (“MVA-1” or “IHA”) was established on July 23, 2008, as a non-unitized Separate Account that will support flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at market value.

The Company provides mortality and expense guarantees to VA-1 and VLI-1, for which it is compensated. The Company also guarantees that expense charges to VLI-1 participants will never rise above the maximum amount stipulated in the contract.

Although the Company owns the assets of these separate accounts, the separate account’s income, investment gains and investment losses are credited to or charged against the assets of the separate accounts’ without regard to the Company’s other income, gains or losses.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Information regarding separate accounts of the Company is as follows (in thousands):

	December 31, 2010
	Non-indexed Guarantee less than or equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$12,740	$—	$108,301	$121,041
Reserves at 12/31/2010 for accounts with assets at:
Fair value	$48,364	$22,170	$751,131	$821,665
Amortized cost	—	—	—	—
Total Reserves	$48,364	$22,170	$751,131	$821,665

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$31,354	$22,170	$—	$53,524
At fair value	—	—	751,131	751,131
At book value without fair value adjustment and with current surrender charge less than 5%	17,010	—	—	17,010
Total reserves	$48,364	$22,170	$751,131	$821,665

	December 31, 2009
	Non-indexed less than or equal to 4%	Non-indexed more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$36,458	$18,892	$100,858	$156,208
Reserves at 12/31/09 for accounts with assets at:
Fair value	$42,166	$21,734	$615,875	$679,775
Amortized cost	—	—	—	—
Total Reserves	$42,166	$21,734	$615,875	$679,775

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$28,651	$21,734	$—	$50,385
At fair value	—	—	615,875	615,875
At book value without fair value adjustment and with current surrender charge less than 5%	13,515	—	—	13,515
Total reserves	$42,166	$21,734	$615,875	$679,775

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	December 31, 2008
	Non-indexed less than or equal to 4%	Non-indexed more than 4%	Non-guaranteed Separate Accounts	Total
Premiums, considerations or deposits	$10,250	$680	$103,615	$114,545
Reserves at 12/31/08 for accounts with assets at:
Fair value	$10,172	$696	$483,286	$494,154
Amortized cost	—	—	—	—
Total Reserves	$10,172	$696	$483,286	$494,154

By withdrawal characteristics:
Subject to discretionary withdrawal:
With fair value adjustment	$2,820	$696	$—	$3,516
At fair value	—	—	483,286	483,286
At book value without fair value adjustment and with current surrender charge less than 5%	7,352	—	—	7,352
Total reserves	$10,172	$696	$483,286	$494,154

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in thousands):

	2010	2009	2008
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$134,991	$382,423	$297,395
Transfers from Separate Accounts	(86,507)	(306,745)	(276,707)
Net transfers to Separate Accounts	48,484	75,678	20,688

Reconciling Adjustments:
Fund transfer exchange (loss) gain	(124)	(426)	192
Transfers as reported in the Statements of Operations of the Life, Accident & Health Annual Statement	$48,360	$75,252	$20,880

Note 11—Related Party Transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense reimbursement payments under the Service Agreement are made quarterly by TIAA-CREF Life to TIAA based on TIAA’s costs for providing such services. The Company also reimburses TIAA, at cost, on a quarterly basis for certain investment management services, according to the terms of an Investment Management Agreement. Reimbursements of $35,365 thousand, $30,139 thousand and $31,243 thousand were made to TIAA for the years ended December 31, 2010, 2009 and 2008, respectively.

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA-CREF Life with recourse to TIAA.

The Company maintains a $100 million unsecured 364-day revolving line of credit with TIAA. As of December 31, 2010, $30 million of this facility was maintained on a committed basis for which the Company paid a commitment fee of 15 basis points on the undrawn committed amount. During 2010, there were 18 draw downs totaling $34 million that were repaid by December 31, 2010. During 2009, there were 7 draw downs totaling $15 million that were repaid by December 31, 2009. As of December 31, 2010 and 2009, outstanding principal plus accrued interest on this line of credit was $0.

The Company subcontracts administrative services for VA-1 and VLI-1 to TIAA pursuant to a Service Agreement. Teachers Personal Investor Services, a subsidiary of TIAA-CREF Enterprises, Inc. (“Enterprises”) and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, are authorized to distribute contracts for VA-1, VLI-1 and IHA. Expenses associated with the administrative services agreement were $7,748 thousand, $10,344 thousand and $8,713 thousand for the years ended December 31, 2010, 2009 and 2008, respectively.

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of Enterprises, is the program manager, are provided to TIAA-CREF Life by TFI pursuant to a Service Agreement between the Company and TFI. Payments associated with this service agreement were $4,985 thousand, $4,104 thousand and $3,551 thousand for the years ended December 31, 2010, 2009 and 2008, respectively.

Note 12—Federal Income Taxes

The application of SSAP No. 10R requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. The Company has not recorded a valuation allowance as of December 31, 2010.

Components of Net Deferred Tax Assets (“DTA”) and Deferred Tax Liabilities (“DTL”), as of December 31, consisted of the following (in thousands):

	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$13,658	$33,767	$47,425	$13,560	$35,121	$48,681	$98	$(1,354)	$(1,256)
b) Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (1a-1b)	13,658	33,767	47,425	13,560	35,121	48,681	98	(1,354)	(1,256)
d) Deferred Tax Liabilities	3,710	—	3,710	2,290	—	2,290	1,420	—	1,420
e) Subtotal (Net Deferred Tax Assets) (1c-1d )	9,948	33,767	43,715	11,270	35,121	46,391	(1,322)	(1,354)	(2,676)
f) Deferred Tax Assets Nonadmitted	4,403	33,163	37,566	5,333	32,259	37,592	(930)	904	(26)
g) Net Admitted Deferred Tax Assets (1e-1f)	$5,545	$604	$6,149	$5,937	$2,862	$8,799	$(392)	$(2,258)	$(2,650)

For 2010 the Company has admitted DTAs’ pursuant to paragraph 10e of SSAP 10R.

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The Company recorded a decrease in admitted DTAs as the result of its election to employ the provisions of paragraph 10.e. as follows (in thousands):

		Changes during 2010
	Description	Ordinary	Capital	Total
	Gross deferred tax assets	$98	$(1,354)	$(1,256)
	Statutory valuation allowance	—	—	—
	Adjusted gross deferred tax assets	98	(1,354)	(1,256)
	Gross deferred tax liabilities	1,420	—	1,420
	Net deferred tax asset before admissibility test	$(1,322)	$(1,354)	$(2,676)

10.a	Federal Income Taxes recoverable through loss carryback	$50	$—	$50
10.b.i	Adj. Gross DTA expected to be realized in one year	—	(2,511)	(2,511)
10.b.ii	10% adj. statutory capital and surplus limit	—	(209)	(209)
	Admitted pursuant to par. 10.b. (lesser of i. or ii.)	—	(2,511)	(2,511)
10.c	Admitted pursuant to par. 10.c.	1,420	—	1,420
10.e.i	Additional admitted pursuant to par. 10.e.i.	(442)	—	(442)
10.e.ii.a	Adj. Gross DTA expected to be realized in three years	—	253	253
10.e.ii.b	15% adj. statutory capital and surplus limit	—	(312)	(312)
	Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	—	(312)	(312)
10.e.iii	Additional admitted pursuant to par. 10.e.iii.	—	—	—
	Admitted deferred tax asset	1,028	(2,258)	(1,230)
	Deferred tax liability	1,420	—	1,420
	Change in net admitted DTA or DTL	$(392)	$(2,258)	$(2,650)

	Change in nonadmitted DTA	$(930)	$904	$(26)

	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) SSAP No. 10R, Paragraph 10.a.	$2,275	$—	$2,275	$2,225	$—	$2,225	$50	$—	$50
b) SSAP No. 10R, Paragraph 10.b. (the lesser of paragraph 10.b.i. and 10.b.ii. below	—	96	96	—	2,607	2,607	—	(2,511)	(2,511)
c) SSAP No. 10R Paragraph 10.b.i.	—	96	96	—	2,607	2,607	—	(2,511)	(2,511)
d) SSAP No. 10R Paragraph 10.b.ii.	—	35,336	35,336	—	35,545	35,545	—	(209)	(209)
e) SSAP No. 10R Paragraph 10.c.	3,710	—	3,710	2,290	—	2,290	1,420	—	1,420
f) Total (4a+4b+4e)	$5,985	$96	$6,081	$4,515	$2,607	$7,122	$1,470	$(2,511)	$(1,041)

	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraph 10.e.:
g) SSAP No. 10R Paragraph 10.e.i.	$3,270	$—	$3,270	$3,712	$—	$3,712	$(442)	$—	$(442)
h) SSAP No. 10R, Paragraph 10.e.ii. (the lesser of paragraph 10.e.ii.a. and 10.e.ii.b. below	—	508	508	—	255	255	—	253	253
i) SSAP No. 10R Paragraph 10.e.i.	—	508	508	—	255	255	—	253	253
j) SSAP No. 10R Paragraph 10.e.ii.b.	—	53,005	53,005	—	53,317	53,317	—	(312)	(312)
k) SSAP No. 10R Paragraph 10.e.iii.	—	—	—	—	—	—	—	—	—
I) Total (4g+4h+4k)	$3,270	$508	$3,778	$3,712	$255	$3,967	$(442)	$253	$(189)

Used in SSAP No. 10R, Paragraph 10.d.
m) Total Adjusted Capital	N/A	N/A	374,608	N/A	N/A	$349,637	xxx	xxx	$24,971
n) Authorized Control Level	N/A	N/A	20,099	N/A	N/A	$16,856	xxx	xxx	$3,243

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) Admitted Deferred Tax Assets	$2,275	$96	$2,371	$2,225	$2,607	$4,832	$50	$(2,511)	$(2,461)
b) Admitted Assets	N/A	N/A	$3,567,217	N/A	N/A	$3,315,121	xxx	xxx	$252,096
c) Adjusted Statutory Surplus*	N/A	N/A	$366,804	N/A	N/A	$349,346	xxx	xxx	$17,458
d) Total Adjusted Capital from DTA’s	N/A	N/A	$2,371	N/A	N/A	$4,832	xxx	xxx	$(2,461)
Increases due to SSAP No. 10R, Paragraphs 10.e.:
e) Admitted Deferred Tax Assets	$3,270	$508	$3,778	$3,712	$255	$3,967	$(442)	$253	$(189)
f) Admitted Assets	N/A	N/A	$3,778	N/A	N/A	$3,967	xxx	xxx	$(189)
g) Adjusted Statutory Surplus	N/A	N/A	$3,778	N/A	N/A	$3,967	xxx	xxx	$(189)

*	As reported on the statutory balance sheet for the most recently filed statement with the domiciliary state commissioner adjusted in accordance with SSAP No.10R, Paragraph 10bii.

Impact of Tax Planning Strategies: Not Applicable

Temporary differences for which a DTL was not established: Not Applicable

113	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The changes in current income taxes consist of the following major components as of December 31 (in thousands):

		(1) 12/31/2010	(2) 12/31/2009	(3) (Col.1-2) Change
1.	Current Income Tax:
a)	Federal income taxes expense	$8,904	$11,997	$(3,093)
b)	Foreign taxes	—	—	—
c)	Subtotal	$8,904	$11,997	$(3,093)

d)	Federal income taxes on net capital gains	—	—	—
e)	Utilization of capital loss carry-forwards	—	—	—
f)	Other	(394)	(75)	(319)
g)	Federal and foreign income taxes incurred	8,510	11,922	(3,412)

2.	Deferred Tax Assets:
(a)	Ordinary
	Policyholder reserves	$4,257	$4,352	$(95)
	Investments	—	—	—
	Deferred acquisition costs	9,262	9,200	62
	Other (including items < 5% of total ordinary tax assets	138	7	131
	Gross Ordinary DTAs	$13,657	$13,559	$98
(b)	Statutory valuation allowance adjustment	—	—	—
(c)	Nonadmitted	4,403	2,471	1,932
(d)	Admitted ordinary deferred tax assets	9,255	11,089	(1,834)
(e)	Capital
	Investments	$17,712	$19,319	$(1,607)
	Net capital loss carry-forward	16,056	15,803	253
	Other (including items < 5% of total capital tax assets	—	—	—
	Gross Capital DTAs	$33,767	$35,122	$(1,354)
(f)	Statutory valuation allowance adjustment	$—	$—	$—
(g)	Nonadmitted	$33,163	$35,121	$(1,958)
(h)	Admitted capital deferred tax assets	$604	$—	$604
(i)	Admitted deferred tax assets	$9,859	$11,089	$(1,230)

3.	Deferred Tax Liabilities:
	Ordinary
(a)	Investments	$3,710	$2,290	$1,420
(b)	Capital	—	—	—
(c)	Deferred tax liabilities	$3,710	$2,290	$1,420

4.	Net Deferred Tax:
	Assets/Liabilities	$6,149	$8,799	$(2,650)

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TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reconciliation of Federal Income Tax Rate to Actual Effective Rate

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to net gains from operations after dividends to policyholders and before Federal Income tax. The significant items causing this difference for the year ended December 31, 2010 are as follows (in thousands):

Description	Amount	Tax Effect	Effective Tax Rate
Income before federal income taxes	$35,231	$12,331	35.00%
Dividends received deduction	(820)	(287)	(0.81)%
Amortization of interest maintenance reserve	(586)	(205)	(0.58)%
Prior year true-up	(1,274)	(446)	(1.27)%
Other	79	28	0.08%
Total	$32,630	$11,421	32.42%

Federal income tax incurred expense		$8,509	24.15%
Tax on capital gains (losses)		—	0.00%
Change in net deferred income tax charge		2,676	7.60%
Tax effect of unrealized capital loss		236	0.67%
Total statutory income taxes		$11,421	32.42%

The Company had no operating loss carry forwards or alternative minimum tax credit carry forwards at December 31, 2010.

At December 31, 2010, the Company had $45,874 thousand capital loss carry forwards which are expiring through the year 2015 (in thousands):

Year Incurred	Capital Loss	Year of Expiration
2006	$2,391	2011
2007	1,475	2012
2008	16,905	2013
2009	24,379	2014
2010	724	2015
Total	$45,874

The following is income tax expense for the years ended December 31, 2010 that is available for recoupment on TIAA’s consolidated federal tax return the event of future net losses (in thousands):

Year Incurred	Ordinary	Capital	Total
2008	$3,814	$—	$3,814
2009	11,603	—	11,603
2010	8,904	—	8,904
Total	$24,321	$—	$24,321

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Sec. 6603.

Beginning January 1, 1998, the Company began filing a consolidated federal income tax return with its parent and its affiliates. The consolidating companies have a tax-sharing agreement. Under the agreement, current

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts due from TIAA for federal income taxes were $3,206 million and $755 thousand at December 31, 2010 and 2009, respectively.

The affiliates that file a consolidated federal income tax return with TIAA-CREF Life and its parent are as follows:

1) TIAA-CREF Life Insurance Company

2) TIAA-CREF Enterprises, Inc.

3) Dan Properties, Inc.

4) JV Georgia One, Inc.

5) JWL Properties, Inc.

6) ND Properties, Inc.

7) Savannah Teachers Properties, Inc.

8) TCT Holdings, Inc.

9) Teachers Advisors, Inc.

10) Teachers Personal Investors Service, Inc.

11) T-Investment Properties Corp.

12) T-Land Corp.

13) WRC Properties, Inc.

14) T TIAA-CREF Tuition Financing, Inc.

15) TIAA-CREF Trust Company, FSB

16) 730 Texas Forest Holdings, Inc.

17) TIAA Global Markets, Inc.

18) T-C Sports Co., Inc.

19) TIAA Board of Overseers

20) TIAA Realty, Inc.

21) TIAA Park Evanston, Inc.

22) Port Northwest IV Corporation

23) Oleum Holding Company, Inc.

24) Covariance Capital Management, Inc.

25) Westchester Group Investment Management, Inc.

26) Westchester Group Investment Management Holding Company Inc.

Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 collectively known as FASB ASC 740, establishes a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and has not recorded any uncertain tax benefits as of December 31, 2010 or 2009.

Note 13—Pension Plan and Postretirement Benefits

The Company has no employees. The Company’s parent, TIAA allocates employee benefit expenses based on salaries attributable to the Company. The Company’s share of net expense for the qualified defined contribution plan was approximately $1,357 thousand, $1,780 thousand and $1,799 thousand for the years ended December 31, 2010, 2009 and 2008, respectively and for other postretirement benefit plans was $217 thousand, $264 thousand and $200 thousand for the years ended December 31, 2010, 2009 and 2008, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 14—Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are calculated using CARVM in accordance with New York State Regulation 151, Actuarial Guideline 43 (“AG43”) for variable annuity products and Actuarial Guideline 33 for all other products. For most annuities which do not contain variable guarantees (payout annuities), the reserves are calculated as the present value of guaranteed benefits using the valuation interest and mortality table. Variable annuity reserves are calculated using AG43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31 are as follows ($ in thousands):

	2010		2009
	Amount	Percent	Amount	Percent
Subject to discretionary withdrawal:
With fair value adjustment	$53,524	1.8%	$50,385	1.8%
At book value less current surrender charge of 5% or more	2,881	0.1%	3,188	0.1%
At fair value	709,806	23.7%	583,346	20.7%
Total with adjustment or at fair value	766,211	25.6%	636,919	22.6%
At book value without adjustment (minimal or no charge or adjustment)	2,172,097	72.6%	2,122,883	75.5%
Not subject to discretionary withdrawal	55,119	1.8%	52,170	1.9%
Total (gross)	2,993,427	100.0%	2,811,972	100.0%
Reinsurance ceded	—		—
Total (net)	$2,993,427		$2,811,972

Annuity reserves and deposit-type contract funds for the year ended December 31 are as follows (in thousands):

	2010	2009
General Account:
Total annuities (excluding supplementary contracts with life contingencies and AG43 Excess Reserves)	$1,239,048	$1,194,362
Supplementary contracts with life contingencies	836	661
Deposit-type contracts	973,202	969,703
Subtotal	2,213,086	2,164,726

Separate Accounts:
Annuities	777,464	644,810
Supplementary contracts with life contingencies	68	27
Deposit-type contracts	2,809	2,409
Subtotal	780,341	647,246
Total	$2,993,427	$2,811,972

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table or 2001 CSO Table and interest rates of 4.5% and 4.0%. Term conversion reserves are based on TIAA

117	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

term conversion mortality experience and interest at 4.0%. As a result of asset adequacy analysis the Company increased life insurance reserves by $10 million. On this basis, it was determined that the Company’s reserves were sufficient to meet its obligations.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and are set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company had no policies where the surrender values were in excess of the legally computed reserves at December 31, 2010 or December 31, 2009. The Company had $23.1 billion and $22.6 billion of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2010 and 2009, respectively. Premium deficiency reserves related to the above insurance totaled $4,447 thousand and $7,559 thousand at December 31, 2010 and 2009, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest has been determined by formula as prescribed by the NAIC. The Tabular Less Actual Reserve Released has been determined by formula as prescribed by the NAIC. The Tabular Cost has been determined by formula as described in the instructions prescribed by the NAIC. For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 15—Reinsurance

In 2004, TIAA and TIAA-CREF Life entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife has been offering the TIAA and TIAA-CREF Life policyholders the option of transferring the liability for policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2010, there were still premiums in force of $6,340 thousand.

In addition to the MetLife agreements, the Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. The required liability for reserves ceded to unauthorized reinsurers is secured by letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by the effect of these reinsurance agreements include (in thousands):

	2010	2009	2008
Insurance premiums	$39,273	$37,271	$37,468
Increase in policy and contract reserves	$28,497	$32,561	$41,244
Reserves for life and health	$316,984	$288,488	$255,926

TIAA-CREF Investment Horizon Annuity Prospectus	118

TIAA-CREF LIFE INSURANCE COMPANY

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (concluded)

Note 16—Capital and Surplus and Shareholders’ Dividends Restrictions

The portion of unassigned surplus increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2010	2009
Net unrealized capital losses	$(672)	$(1,706)
Asset valuation reserve	$(7,513)	$616
Net deferred federal income tax	$(2,676)	$9,286
Change in non-admitted assets	$1,039	$(8,199)
Change in accounting principle (SSAP 10R)	$—	$3,967
Change in liability for reinsurance of unauthorized companies	$1,692	$(1,692)
Change in accounting principle (SSAP 43R)	$—	$4,290
Capital contribution	$—	$70,000
Change in surplus of separate accounts	$455	$3,436

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company generally has not paid dividends to its shareholder and has no plans to in 2011.

Note 17—Contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

Note 18—Subsequent Event

The Company has considered the impact of the natural disaster which occurred in Japan on March 11, 2011. Currently management has determined that, based on information presently available related to the Company’s investment portfolio and in consideration of the Company’s related exposures, any impact has not been material relative to the financial position of the Company through the date that these financial statements were available to be issued. Management will continue to evaluate and consider the potential impact to the Company.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 12, 2011, the date the financial statements were issued. No such items were identified by the Company.

119	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

TIAA-CREF Investment Horizon Annuity Prospectus	120

REPORT OF MANAGEMENT RESPONSIBILITY

April 12, 2011

To the Policyholders of Teachers Insurance and Annuity Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with statutory accounting principles. TIAA’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with statutory accounting principles, and the receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management is responsible for establishing and maintaining effective internal control over financial reporting. Management assessed the effectiveness of the entity’s internal control over financial reporting as of December 31, 2010, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Based on that assessment, management concluded that, as of December 31, 2010, TIAA’s internal control over financial reporting is effective based on the criteria established in Internal Control-Integrated Framework.

In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP have audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2010, 2009 and 2008. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting service, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

/s/ Roger W. Ferguson, Jr.	/s/ Virginia M. Wilson

Roger W. Ferguson, Jr.	Virginia M. Wilson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

121	TIAA-CREF Investment Horizon Annuity Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Teachers Insurance and Annuity Association of America:

We have audited the accompanying statutory-basis statements of admitted assets, liabilities and capital and contingency reserves of Teachers Insurance and Annuity Association of America (the “Company”) as of December 31, 2010 and 2009, and the related statutory-basis statements of operations, changes in capital and contingency reserves, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our financial statement audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory-basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2010 and 2009, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2010.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on December 31, 2009, the Company adopted Statement of Statutory Accounting Principles No. 10R, Income Taxes-Revised, A Temporary Replacement of SSAP No. 10.

As discussed in Note 2 to the financial statements, as of July 1, 2009, the Company adopted Statement of Statutory Accounting Principles No. 43R, Loan-backed and Structured Securities.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of New York, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

TIAA-CREF Investment Horizon Annuity Prospectus	122

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management Responsibility. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and, testing and evaluating the design and operating effectiveness of internal control, based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

April 12, 2011

123	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

	December 31,
(in millions)	2010	2009

ADMITTED ASSETS
Bonds	$161,873	$152,406
Preferred stocks	78	133
Common stocks	3,610	3,137
Mortgage loans	13,666	18,135
Real estate	1,341	1,586
Cash, cash equivalents and short-term investments	1,365	528
Contract loans	1,247	930
Derivatives	126	97
Other long-term investments	12,920	10,958
Investment income due and accrued	1,772	1,674
Federal income taxes	19	—
Net deferred federal income tax asset	3,246	2,432
Other assets	372	374
Separate account assets	12,909	9,338

Total admitted assets	$214,544	$201,728

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$169,885	$164,526
Dividends due to policyholders	1,683	1,717
Interest maintenance reserve	873	324
Federal income taxes	—	70
Borrowed money	960	939
Asset valuation reserve	2,023	606
Derivatives	494	616
Other liabilities	1,620	1,660
Separate account liabilities	11,850	8,426

Total liabilities	189,388	178,884

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Surplus notes	2,000	2,000
Contingency reserves:
For investment losses, annuity and insurance mortality, and other risks	22,882	20,030
Deferred income taxes	271	811

Total capital and contingency reserves	25,156	22,844

Total liabilities, capital and contingency reserves	$214,544	$201,728

See notes to statutory-basis financial statements.

TIAA-CREF Investment Horizon Annuity Prospectus	124

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
(in millions)	2010	2009	2008

REVENUES
Insurance and annuity premiums and other considerations	$12,938	$11,527	$14,827
Annuity dividend additions	1,048	1,325	2,725
Net investment income	10,534	10,340	10,559
Other revenue	143	124	161

Total revenues	$24,663	$23,316	$28,272

BENEFITS AND EXPENSES
Policy and contract benefits	$10,922	$11,175	$13,625
Dividends to policyholders	2,733	2,646	4,574
Increase in policy and contract reserves	5,062	6,994	11,900
Net operating expenses	798	808	831
Net transfers to (from) separate accounts	2,130	(1,289)	(4,229)
Other benefits and expenses	235	166	141

Total benefits and expenses	$21,880	$20,500	$26,842

Income before federal income taxes and net realized capital losses	$2,783	$2,816	$1,430
Federal income tax benefit	(28)	(58)	(45)
Net realized capital losses less capital gains taxes, after transfers to the interest maintenance reserve	(1,430)	(3,326)	(4,451)

Net income (loss)	$1,381	$(452)	$(2,976)

See notes to statutory-basis financial statements.

125	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CHANGES IN CAPITAL

AND CONTINGENCY RESERVES

(in millions)	Capital Stock and Additional Paid-in Capital	Contingency Reserves	Total

Balance, December 31, 2007	$3	$17,842	$17,845

Net loss		(2,976)	(2,976)
Net unrealized capital losses on investments		(2,757)	(2,757)
Change in asset valuation reserve		4,104	4,104
Change in net deferred income tax		13,009	13,009
Prior year federal income tax settlement		1,244	1,244
Change in non-admitted assets:
Deferred federal income tax asset		(12,704)	(12,704)
Other assets		(3)	(3)
Other, net		(8)	(8)

Balance, December 31, 2008	$3	$17,751	$17,754

Net loss		(452)	(452)
Net unrealized capital gains on investments		910	910
Change in asset valuation reserve		(273)	(273)
Change in accounting principle (Adoption of SSAP 43R)		219	219
Change in accounting principle (Adoption of SSAP 10R)		811	811
Change in surplus of separate accounts		(301)	(301)
Change in valuation basis of annuity reserves		2,260	2,260
Change in net deferred income tax		(218)	(218)
Change in dividend accrual methodology		155	155
Change in non-admitted assets:
Deferred federal income tax asset		458	458
Other assets		(479)	(479)
Issuance of surplus notes		2,000	2,000

Balance, December 31, 2009	$3	$22,841	$22,844

Net Income		1,381	1,381
Net unrealized capital gains on investments		1,361	1,361
Change in asset valuation reserve		(1,417)	(1,417)
Change in surplus of separate accounts		121	121
Change in net deferred income tax		(1,507)	(1,507)
Prior year surplus adjustment		(45)	(45)
Change in non-admitted assets:
Deferred federal income tax asset		2,320	2,320
Other assets		98	98

Balance, December 31, 2010	$3	$25,153	$25,156

See notes to statutory-basis financial statements.

TIAA-CREF Investment Horizon Annuity Prospectus	126

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY–BASIS STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(in millions)	2010	2009	2008

CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$12,941	$11,527	$14,827
Net investment income	10,373	10,073	10,606
Miscellaneous income	142	122	162

Total Receipts	23,456	21,722	25,595
Policy and contract benefits	10,574	11,401	13,533
Operating expenses	972	957	979
Dividends paid to policyholders	1,720	1,789	1,928
Federal income tax expense (benefit)	106	(119)	(91)
Net transfers to (from) separate accounts	2,149	(243)	(4,050)

Total Disbursements	15,521	13,785	12,299

Net cash from operations	7,935	7,937	13,296

CASH FROM INVESTMENTS
Proceeds from investments sold, matured, or repaid:
Bonds	31,795	17,247	13,238
Stocks	806	1,085	2,092
Mortgage loans and real estate	4,672	2,440	2,805
Other invested assets	2,269	778	1,981
Miscellaneous proceeds	130	79	(27)
Cost of investments acquired:
Bonds	42,082	32,719	20,367
Stocks	935	1,261	1,062
Mortgage loans and real estate	373	1,193	2,390
Other invested assets	3,444	2,075	4,587
Miscellaneous applications	179	214	222

Net cash used for investments	(7,341)	(15,833)	(8,539)

CASH FROM FINANCING AND OTHER
Issuance of surplus notes	—	2,000	—
Borrowed money	21	939	(952)
Net deposits on deposit-type contracts funds	51	54	32
Other cash provided (applied)	171	(122)	113

Net cash used by financing and other	243	2,871	(807)

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	837	(5,025)	3,950
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	528	5,553	1,603

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$1,365	$528	$5,553

See notes to statutory-basis financial statements

127	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS

Note 1—Organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Overseers (“Board of Overseers”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security.

Note 2—Significant Accounting Policies

BASIS OF PRESENTATION:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”); a comprehensive basis of accounting that differs from generally accepted accounting principles in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income (loss) and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by New York SAP, under which annuity reserves are generally discounted on the basis of mortality tables and contractually guaranteed interest rates (in millions).

	For the Years Ended December 31,
	2010	2009	2008

Net Income (Loss), New York SAP	$1,381	$(452)	$(3,283)
New York SAP Prescribed Practices:
Federal Income Tax Settlement	—	—	1,244
Additional Reserves for:
Term Conversions	2	2	2
Deferred and Payout Annuities issued after 2000	186	(312)	424

Net Income (Loss), NAIC SAP	$1,569	$(762)	$(1,613)

Capital and Contingency Reserves, New York SAP	$25,156	$22,844	$17,754
New York SAP Prescribed Practices:
Intangible Asset Limitation	12	16	20
Additional Reserves for:
Term Conversions	15	13	11
Deferred and Payout Annuities issued after 2000	3,683	3,497	3,809

Capital and Contingency Reserves, NAIC SAP	$28,866	$26,370	$21,594

TIAA-CREF Investment Horizon Annuity Prospectus	128

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Reconciliations of Net Income and Contingency Reserves: Subsequent to the filing of its New York SAP financial statements, the Company made the following adjustments to the Statutory-Basis financial statements. Reconciliations of TIAA’s net income and contingency reserves between the New York SAP as originally filed and these audited financial statements are shown below (in millions):

	2010	2009	2008

Net (Loss) Income—New York SAP—as filed with Department	$1,381	$(452)	$(3,283)
Treatment of Guarantee of Subsidiary Debt	—	—	307

Net (Loss) Income—Audited Financial Statement	$1,381	$(452)	$(2,976)

Generally Accepted Accounting Principles in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	The Asset Valuation Reserve (“AVR”) is eliminated as it is not recognized under GAAP. The AVR is established under NAIC SAP as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is eliminated as it is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•	Policy acquisition costs are deferred and amortized over the expected lives of the policies issued rather than being charged to operations when incurred;

•	Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost;

•

Impairments on securities other than loan-backed and structured securities due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

129	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until credit loss occurs;

•	Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses, which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in either earnings or other comprehensive income. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

For purposes of calculating the defined benefit and the post-retirement benefit obligations, active participants not currently vested, which are not considered under NAIC SAP, would also be included in determining the liability;

•	Annuities that do not subject the Company to significant insurance risk are classified as investment contracts rather than being classified as insurance contracts as they are under NAIC SAP;

•

Declines in fair value of derivatives are recorded through earnings rather than surplus. Derivatives embedded in host contracts are accounted for separately like a freestanding derivative if certain criteria are met. Replication Synthetic Asset Transactions (“RSAT”) are not recognized under GAAP.

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

ACCOUNTING POLICIES:

The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary.

Bonds: Bonds are stated at amortized cost using the current effective interest method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Changes in future cash flows and expected prepayment speeds are evaluated quarterly. Loan-backed and structured securities are reported at the lower of cost or fair value when rated NAIC 6 or when determined to be held for sale.

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If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value as the new cost basis and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

Loan-backed and structured securities that the Company has the intent and ability to hold are considered OTTI when the Company does not expect to recover the entire amortized cost basis of the security, and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the security’s effective interest rate.

Loan-backed and structured securities that the Company intends to sell or does not have the intent and ability to retain for a period of time sufficient to recover the amortized cost basis are written down to fair value and the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

The fair values for publicly traded long term bond investments are generally determined using prices provided by third party pricing services. For privately placed long term bond investments without readily ascertainable market value, such values are determined with the assistance of independent pricing services utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: Preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5 or 6, which are stated at the lower of amortized cost or fair value. The fair values of preferred stocks are determined using prices provided by third party pricing services.

Common Stocks: Common stocks of unaffiliated companies are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus. For common stocks without quoted market prices, fair value is estimated using independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other than temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgage loans are included in net unrealized capital gains and losses on investments. When an event occurs resulting in an impairment that is other than temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded.

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Internal estimates of value can be used to determine fair value when a third party appraisal is pending completion. Third party appraisals are also utilized to determine write downs on land investments held for development.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus and (2) non-insurance subsidiaries are stated at the value of their underlying GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other Long-term Investments: Other long-term investments primarily include investments in limited partnerships and limited liability companies which are carried at TIAA’s percentage of the underlying GAAP equity as reflected on the respective entity’s financial statements. The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses impairment information by performing analysis between the carrying value and the cost basis of the investments. The Company evaluates recoverability of the asset to determine if OTTI is warranted. When deemed to be other-than-temporarily impaired, the investment is written down to estimated fair value.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost.

Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition, excluding investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details the Company’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that the Company has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company may use derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards, options and interest rate cap contracts.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The carrying value of a derivative position may be at cost or fair value, depending on the type of instrument and accounting status. Hedge accounting is applied for some foreign currency swaps that hedge fixed income investments carried at amortized cost. The foreign exchange premium or discount for these foreign currency swaps is amortized into income and a currency translation adjustment computed at the spot rate is recorded as an unrealized gain or loss. The derivative component of a RSAT is carried at unamortized premiums received or paid, adjusted for any impairments. The cash component of a RSAT is classified as a bond on the Company’s balance sheet. Derivatives used in hedging transactions where hedge accounting is not being utilized are carried at fair value. The Company does not offset the carrying value amounts recognized for derivatives executed with the same counterparty under the same netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are nonadmitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are nonadmitted.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of the separate account contract holders.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the relevant period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the relevant period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets (principally investments in other long-term investments, furniture and equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax (“DFIT”) assets). Investment related non-admitted assets totaled $646 million and $418 million at December 31, 2010 and 2009, respectively. The non-admitted portion of the DFIT asset was $11,202 million and $13,522 million at December 31, 2010 and 2009, respectively. Other non-admitted assets were $358 million and $684 million at December 31, 2010 and 2009, respectively. Changes in non-admitted assets are charged or credited directly to surplus.

Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years and the remaining life of the lease, respectively.

The accumulated depreciation on EDP equipment and computer software was $626 million and $440 million at December 31, 2010 and 2009, respectively. Related depreciation expenses allocated to TIAA were $25 million, $37 million and $38 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The accumulated depreciation on furniture and equipment and leasehold improvements was $485 million and $396 million at December 31, 2010, and 2009, respectively. Related depreciation expenses allocated to TIAA

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

were $45 million, $56 million and $19 million for the years ended December 31, 2010, 2009 and 2008, respectively.

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: The Company offers a range of group and individual annuities and individual life policies. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

During 2009, TIAA received approval from the Department to change the valuation basis on a portion of its payout annuity reserves. These reserves, which had previously been calculated on the basis of interest at either 1.5% or 2.5%, with mortality on the basis of either the 1983 Table A with ages set back 9 years or the Annuity 2000 Table with ages set back either 9 or 12 years, will now be valued on the basis of interest at 2.5% with mortality in accordance with the Annuity 2000 Table with ages set back 4 years. This reserve modification had the net effect of reducing beginning of year 2009 reserves by approximately $2.26 billion.

Liability for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals that represent a return to the contract holder.

The Company performed Asset Adequacy Analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves, and determined that its reserves were sufficient to meet its obligations.

Interest Maintenance Reserve: The IMR defers recognition of realized capital gains and losses resulting from changes in the general level of interest rates. These gains and losses are amortized into investment income over the expected remaining life of the investments sold. The IMR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

A realized gain or loss on each bond sold, excluding loan-backed and structured securities, is interest-related if the security’s NAIC rating did not change by more than one classification from the date of purchase to the date of sale, and its NAIC rating was not a 6 at anytime during the holding period.

A realized gain or loss on each preferred stock sold is interest-related if the security did not have an NAIC rating of 4, 5 or 6 at any time during the holding period and the NAIC rating did not change by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is interest-related if interest is not more than 90 days past due, not in the process of foreclosure or voluntary conveyance, or the mortgage loan was not restructured over the prior two years.

A realized gain or loss on each derivative investment sold is interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Asset Valuation Reserve: The AVR is established to offset potential credit-related investment losses from bonds, stocks, mortgage loans, real estate, derivatives and other long-term investments. Changes in AVR are recorded directly to surplus. The AVR is calculated in accordance with the NAIC Annual Statement Instructions for Life and Accident and Health Insurance Companies.

Realized gains or losses resulting from the sale of U.S. Government securities and securities of agencies which are backed by the full faith and credit of the U.S. Government are exempt from the AVR.

A realized gain or loss on each bond, excluding loan-backed and structured securities sold, is non-interest-related if the security’s NAIC rating changed by more than one classification from the date of purchase to the date of sale, or its NAIC rating was a 6 at any time during the holding period.

A realized gain or loss on each preferred stock sold is non-interest-related if the security had an NAIC rating of 4, 5 or 6 at any time during the holding period or the NAIC rating changed by more than one classification from the date of purchase to the date of sale.

A realized gain or loss on each mortgage loan sold is non-interest-related if interest is more than 90 days past due, in the process of foreclosure or voluntary conveyance, or the mortgage loan was restructured over the prior two years.

A realized gain or loss on each derivative investment sold is non-interest-related based on the characteristics of the underlying invested asset.

For loan-backed and structured securities, realized gains or losses resulting from sale transactions and realized losses resulting from OTTI are bifurcated between IMR and AVR based upon the present value of cash flows and amortized cost at the time of the transaction.

OTTI for non-loan-backed and structured securities, stocks, mortgage loans, real estate and other long-term investments are considered non-interest related realized losses and included in the AVR calculation.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Application of New Accounting Pronouncements: SSAP 100, Fair Value Measurements, effective December 31, 2010, defines fair value, establishes a framework for measuring fair value and establishes disclosure requirements about fair value. This standard applies under other accounting pronouncements that require or permit fair value measurements, but this standard does not require any new fair value amendments. The Company adopted this guidance effective December 31, 2010; however, it did not have a material impact on the Company’s financial statements.

SSAP 56—Separate Accounts—Revised disclosures, adopted September 2009 and required within the 2010 annual financial statements. The revised disclosures require disclosure on the general nature of the entity’s separate account business, an identification of the separate account assets that are legally insulated from the general account claims, identification of the separate account products that have guarantees backed by the general account and a discussion of securities lending transactions within the separate account.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

SSAP No. 43R—Loan-backed and Structured Securities—Revised, effective September 30, 2009, which superceded SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities, provides statutory accounting guidance for loan-backed and structured securities and incorporates certain principles underlying recent changes in GAAP OTTI guidance for statutory reporting. The financial impact in 2009 of the adoption of SSAP No. 43R at September 30, 2009, by TIAA, was a $219 million increase in surplus as an adjustment as of July 1, 2009 and was recognized as a cumulative effect due to a change in accounting principle.

SSAP No. 43R guidance results in an OTTI recorded through earnings for the difference between amortized cost and the present value of discounted cash flows of structured securities. Declines in fair value related to non-credit declines are not recognized in earnings and only require disclosure if the entity has the intent and ability to hold to recovery. The guidance requires a recognized realized loss recorded in earnings for the difference between fair value and amortized cost if the entity intends or is required to sell the investment at the measurement date. The entity is required to evaluate discounted cash flows quarterly to assess credit deterioration.

For reporting periods beginning on or after January 1, 2009, SSAP No. 98—Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, an Amendment of SSAP No. 43—Loan-backed and Structured Securities established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The change resulting from the adoption of this statement was accounted for prospectively. No cumulative effect adjustments or application of the new guidance to prior events or periods were required. The Company elected to early adopt SSAP No. 98 which resulted in an additional $469 million of realized losses being recognized at December 31, 2008.

SSAP No. 10R—Revised, Income Taxes, was effective as of December 31, 2009 for the 2009 annual financial statements and 2010 and 2011 interim and annual financial statements only. For entities that meet specified capital requirements, the revised statement increases the admitted deferred federal income tax asset ceiling by increasing the limit from 10 to 15 percent of capital and surplus and by extending the recoverable period from 1 to 3 years. The change resulting from the modification of this statement was accounted for as a change in accounting principle in 2009. The Company’s adoption of SSAP No. 10R resulted in an additional $1,082 million and $811 million of admitted deferred tax assets recognized as of December 31, 2010 and 2009, respectively. The statement is applicable through 2011 and incorporates additional disclosures for tax-planning strategies.

For reporting periods beginning on or after January 1, 2009, SSAP No. 99—Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, establishes standards for the treatment of premiums or discounts applicable to certain securities subsequent to the recognition of an OTTI. The other-than-temporarily impaired security is recorded as if the security had been purchased on the measurement date of the OTTI. The discount or reduced premium associated with the other-than-temporarily impaired security, based on the new cost basis, is amortized over the remaining life of the security, to the extent recoverable, in a prospective manner based on the amount and timing of future estimated cash flows. The change resulting from the adoption of this statement is accounted for prospectively. No cumulative effect adjustment or application of the new guidance to prior events or periods is required. The Company adopted this guidance January 1, 2009.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 3—Long-Term Bonds, Preferred Stocks, and Common Stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds and preferred stocks at December 31, are shown below (in millions):

	2010
	Book/ Adjusted Carrying Value	Excess of		Estimated Fair Value
		Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value

Bonds:
U.S. Governments	$19,942	$697	$(510)	$20,129
All Other Governments	2,926	509	(5)	3,430
States, Territories and Possessions	504	2	(30)	476
Political Subdivisions of States, Territories, and Possessions	236	7	(7)	236
Special Revenue and Special Assessment, Non-Guaranteed Agencies and Government	39,018	2,466	(327)	41,157
Credit Tenant Loans	3,300	357	(29)	3,628
Industrial and Miscellaneous	92,270	6,346	(3,047)	95,569
Hybrids	2,299	144	(82)	2,361
Parent, Subsidiaries and Affiliates	1,378	70	(3)	1,445

Total Bonds	161,873	10,598	(4,040)	168,431

Preferred Stocks	78	6	—	84

Total Bonds and Preferred Stocks	$161,951	$10,604	$(4,040)	$168,515

	2009
	Book/ Adjusted Carrying Value	Excess of		Estimated Fair Value
		Fair Value over Book/ Adjusted Carrying Value	Book/ Adjusted Carrying Value Over Fair Value

Bonds:
U.S. Governments	$15,582	$480	$(104)	$15,958
All Other Governments	2,623	375	(13)	2,985
States, Territories and Possessions	278	1	(22)	257
Political Subdivisions of States, Territories, and Possessions	242	7	(11)	238
Special Revenue and Special Assessment, Non-Guaranteed Agencies and Government	33,170	1,607	(318)	34,459
Credit Tenant Loans	420	28	(7)	441
Industrial and Miscellaneous	95,589	4,473	(9,620)	90,442
Hybrids	3,075	156	(299)	2,932
Parent, Subsidiaries and Affiliates	1,427	29	(48)	1,408

Total Bonds	152,406	7,156	(10,442)	149,120
Preferred Stocks	133	10	(17)	126

Total Bonds and Preferred Stocks	$152,539	$7,166	$(10,459)	$149,246

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where impairment is considered to be other-than-temporary, the Company recognizes a write-down as a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

Based upon the factors above in the Company’s impairment evaluation process, the securities discussed in the following section which were in an unrealized loss position at December 31, 2010 and 2009, were not deemed to be other than temporarily impaired.

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2010
Loan-backed and structured bonds	$5,727	$(209)	$5,518	$17,492	$(3,269)	$14,223
All other bonds	16,190	(670)	15,520	6,217	(347)	5,870

Total bonds	$21,917	$(879)	$21,038	$23,709	$(3,616)	$20,093

Unaffiliated common stocks	31	(21)	10	35	(8)	27
Preferred stocks	10	(8)	2	29	(26)	3

Total bonds and stocks	$21,958	$(908)	$21,050	$23,773	$(3,650)	$20,123

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2009
Loan-backed and structured bonds	$7,704	$(322)	$7,382	$27,035	$(9,008)	$18,027
All other bonds	9,890	(246)	9,644	12,820	(994)	11,826

Total bonds	$17,594	$(568)	$17,026	$39,855	$(10,002)	$29,853

Unaffiliated common stocks	113	(10)	103	49	(18)	31
Preferred stocks	3	(2)	1	78	(40)	38

Total bonds and stocks	$17,710	$(580)	$17,130	$39,982	$(10,060)	$29,922

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in U.S. and other governments (58%) and residential mortgage-backed securities (22%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2010, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (58%), asset-backed securities (16%), and residential mortgage-backed securities (16%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for less than twelve months were diversified in residential mortgage-backed securities (35%), U.S. and other governments (24%), commercial mortgage-backed securities (12%) and asset-backed securities (10%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

As of December 31, 2009, the major categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were diversified in commercial mortgage-backed securities (58%), residential mortgage-backed securities (20%), and asset-backed securities (13%). The preceding percentages were calculated as a percentage of the gross unrealized loss.

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the cause of the decline in fair value is primarily attributable to diminished market liquidity during the holding period as opposed to long term credit quality. The Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover and the Company has concluded that these securities are not other-than temporarily impaired.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date ($ in millions).

	December 31, 2010			December 31, 2009
	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value	Book/ Adjusted Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$2,532	1.6%	$2,602	$1,324	0.9%	$1,398
Due after one year through five years	21,264	13.1	22,871	26,454	17.4	28,019
Due after five years through ten years	28,405	17.5	30,668	24,089	15.8	25,366
Due after ten years	38,061	23.6	39,939	29,898	19.6	30,807
Subtotal	90,262	55.8	96,080	81,765	53.7	85,590
Residential mortgage-backed securities	48,809	30.2	50,863	43,905	28.8	43,587
Commercial mortgage-backed securities	13,343	8.2	12,232	18,453	12.1	12,731
Asset-backed securities	9,459	5.8	9,256	8,283	5.4	7,212
Subtotal	71,611	44.2	72,351	70,641	46.3	63,530
Total	$161,873	100.0%	$168,431	$152,406	100.0%	$149,120

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Included in the preceding table under asset-backed securities is TIAA’s exposure to sub-prime mortgages totaling approximately $3.1 billion and $3.2 billion at December 31, 2010 and 2009, respectively. Sub-prime securities of approximately $2.5 billion or 82% and $2.6 billion or 81% were rated investment grade (NAIC 1 and 2) at December 31, 2010 and 2009, respectively. Sub-prime securities are backed by loans that are in the riskiest category of loans and are typically sold in a separate market from prime loans.

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31 as follows:

	2010	2009

Residential mortgage-backed securities	30.2%	28.8%
U.S. and other governments	11.9	10.8
Commercial mortgage-backed securities	8.2	9.4
Manufacturing	7.9	8.1
Public utilities	7.5	7.7
Finance and financial services	6.9	7.7
Asset-backed securities	5.9	5.4
Oil and gas	4.7	4.7
Communications	3.2	3.4
Services	3.2	2.4
Revenue and special obligations	2.4	2.3
Credit tenant loans	2.0	1.9
Retail and wholesale trade	1.9	1.9
Real estate investment trusts	1.6	1.8
Mining	1.2	1.1
Transportation	1.0	1.0
Other	0.3	0.3

Total	100.0%	100.0%

At December 31, 2010 and 2009, 92.1% and 92.8%, respectively, of the long-term bond portfolio was comprised of investment grade securities.

The following table presents the Company’s carrying value and estimated fair value for the residential mortgage-backed securities portfolio (“RMBS”) (in millions):

	December 31, 2010		December 31, 2009
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$46,918	$49,176	$41,844	$42,122
2	1,198	1,084	1,198	868
3	592	523	657	455
4	35	28	169	114
5	64	50	29	19
6	2	2	8	9
Total	$48,809	$50,863	$43,905	$43,587

With respect to the RMBS in the above table, approximately 99% and 98% were rated investment grade (NAIC 1 and 2) at December 31, 2010 and 2009, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in RMBS. Additionally, the Company continues to manage the RMBS portfolio to appropriately support its contractual obligations and will recognize impairments when

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diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the RMBS portfolio as an integral component of its overall asset liability management program.

The following table presents the Company’s carrying value and estimated fair value for the commercial mortgage-backed securities (“CMBS”) portfolio (in millions):

	December 31, 2010		December 31, 2009
NAIC Designation	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
1	$9,607	$9,600	$12,754	$10,523
2	577	400	3,287	1,422
3	832	620	1,280	415
4	1,167	820	927	299
5	918	548	193	59
6	242	244	12	13
Total	$13,343	$12,232	$18,453	$12,731

With respect to the CMBS in the above table, approximately 76% and 87% were rated investment grade (NAIC 1 and 2) and approximately 72% and 64% were issued prior to 2006 (based on carrying value) at December 31, 2010 and 2009, respectively. The Company has continued to maintain its historical procedures surrounding the evaluation of fundamental underwriting and investment standards within its investment portfolios, including investments in CMBS. Additionally, the Company continues to manage the CMBS portfolio to appropriately support its contractual obligations and will recognize impairments when diminishments in fair value are determined to be other than temporary based on evaluations of projected discounted cash flows as prescribed under SSAP 43R. Management continues to actively monitor the market, credit and liquidity risk of the CMBS portfolio as an integral component of its overall asset liability management program.

Included in the Company’s long-term investments are bonds with a NAIC designation of 6. The statutory carrying value of these investments and related contractual maturity is listed in the following table (in millions):

	December 31,
	2010	2009

Due in one year or less	$1	$1
Due after one year through five years	9	22
Due after five years through ten years	28	9
Due after ten years	—	—

Subtotal	38	32
Residential mortgage-backed securities	2	8
Commercial mortgage-backed securities	242	12
Asset-backed securities	64	6

Total	$346	$58

Troubled Debt Restructuring: During 2010 and 2009, the Company recorded bonds and stocks with book values aggregating $76 million and $29 million through troubled debt restructurings. When restructuring troubled debt, TIAA generally accounts for assets at their fair value at the time of restructuring or at the book value of the assets given up if lower. If the fair value is less than the book value of the assets given up, the required write-down is recognized as a realized capital loss.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Exchanges: During 2010 and 2009, the Company also acquired bonds and stocks through exchanges aggregating $1,665 million and $1,564 million, of which approximately $19 million and $0.3 million were acquired through non-monetary transactions, respectively. When exchanging securities, TIAA generally accounts for assets at fair value unless the exchange was as a result of restricted 144As exchanged for unrestricted securities, which are accounted for at book value.

Loan-backed and Structured Securities: Prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type and vintage.

The following table represents OTTI on securities with the intent to sell and/or the inability to retain for each quarter of 2010 (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$59	$1	$10	$48
b. Inability to retain	—	—	—	—
Total 1st Quarter	$59	$1	$10	$48

OTTI recognized 2nd Quarter
a. Intent to sell	$2,736	$—	$427	$2,309
b. Inability to retain	—	—	—	—
Total 2nd Quarter	$2,736	$—	$427	$2,309

OTTI recognized 3rd Quarter
a. Intent to sell	$28	$1	$5	$22
b. Inability to retain	—	—	—	—
Total 3rd Quarter	$28	$1	$5	$22

OTTI recognized 4th Quarter
a. Intent to sell	$361	$131	$65	$165
b. Inability to retain	—	—	—	—
Total 4th Quarter	$361	$131	$65	$165

Annual Aggregate Total		$133	$507

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table represents OTTI on securities with the intent to sell and/or the inability to retain for each quarter of 2009 (in millions):

	1	OTTI		3
	Amortized Cost Basis Before OTTI	2a Interest	2b Non-Interest	Fair Value 1-(2a+2b)
OTTI recognized 1st Quarter
a. Intent to sell	$41	$1	$7	$33
b. Inability to retain	—	—	—	—
Total 1st Quarter	$41	$1	$7	$33

OTTI recognized 2nd Quarter
a. Intent to sell	$17	$—	$4	$13
b. Inability to retain	—	—	—	—
Total 2nd Quarter	$17	$—	$4	$13

OTTI recognized 3rd Quarter
a. Intent to sell	$42	$—	$14	$28
b. Inability to retain	—	—	—	—
Total 3rd Quarter	$42	$—	$14	$28

OTTI recognized 4th Quarter
a. Intent to sell	$44	$1	$10	$33
b. Inability to retain	—	—	—	—
Total 4th Quarter	$44	$1	$10	$33

Annual Aggregate Total		$2	$35	12

At December 31, 2010, the Company held loan-backed and structured securities with a recognized OTTI where the present value of cash flows expected to be collected is less than the amortized cost. See Note 24 for listing of securities.

Other Disclosures: During 2010 and 2009, TIAA acquired common stocks from other long term private equity fund investment distributions totaling $17 million and $14 million, respectively.

Debt securities amounting to approximately $8 million at December 31, 2010 and 2009 were on deposit with governmental authorities or trustees, as required by law.

At December 31, 2010 and 2009, the carrying amount of restricted unaffiliated common stock was $252 million and $150 million, respectively. At December 31, 2010 and 2009, the carrying amount of restricted preferred stock was $19 million and $14 million, respectively. The restrictions limit share sales, private sales, general partner approval for sale, contractual restrictions and public or free trade restrictions.

At December 31, 2010 and 2009, the carrying amount of bonds and stocks denominated in a foreign currency was $2,961 million and $3,160 million, respectively. Bonds that totaled $1,168 million and $1,221 million at December 31, 2010 and 2009, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA’s investment subsidiaries and affiliates.

Note 4—Mortgage Loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The coupon rates for non-mezzanine commercial mortgage loans originated during 2010 ranged from 5.25% to

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

5.90% and from 4.00% to 8.00% for 2009. There were no mezzanine real estate loans originated or acquired during 2010 or 2009.

The maximum percentage of any one loan to the value of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 100% and 95% for commercial loans for the years ended December 31, 2010 and 2009, respectively. In 2010 there were three loans issued with a loan to value of 100% with a value of approximately $24 million at December 31, 2010, all three loans were full recourse construction loans with a committed tenant.

At December 31, 2010 and 2009, the carrying value of mezzanine real estate loans was $192 million and $637 million, respectively.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2010 and 2009 have been written down to net realizable values based upon independent appraisals of the collateral while mortgage loans held for sale have been written down to the current fair value of the loan, as shown in the table below. For impaired mortgage loans where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in millions):

	2010	2009	2008

Investment in impaired mortgage loans, with temporary allowances for credit losses (at net carried value plus accrued interest)	$29	$—	$—
Related temporary allowances for credit losses	$(2)	$—	$—
Investment in impaired mortgage loans, net of OTTI losses recognized	$251	$572	$259
Related write-downs for OTTI	$(21)	$(91)	$(209)
Average investments in impaired mortgage loans	$35	$36	$32
Interest income recognized on impaired mortgage loans during the period	$16	$15	$13
Interest income recognized on a cash basis during the period	$16	$14	$13

	2010	2009	2008

Allowance for credit losses:
Balance at the beginning of the period	$—	$—	$—
Additions charged to surplus	94	333	—
Direct write-downs charges against the allowance	(85)	(64)	—
Recoveries of amounts previously added to surplus	(7)	(269)	—

Balance at the end of the period	$2	$—	$—

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Mortgage Loan Diversification: The following tables set forth the commercial mortgage loan portfolio by property type and geographic distribution ($ in millions):

	Commercial Mortgage Loans by Property Type
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total

Shopping centers	$4,579	33.5%	$6,396	35.3%
Office buildings	4,370	32.0	6,050	33.3
Industrial buildings	2,403	17.6	2,791	15.4
Apartments	1,304	9.5	1,378	7.6
Hotel	313	2.3	505	2.8
Mixed use	272	2.0	363	2.0
Land	265	1.9	385	2.1
Other	160	1.2	267	1.5

Total	$13,666	100.0%	$18,135	100.0%

	Commercial Mortgage Loans by Geographic Distribution
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total

Pacific	$3,791	27.7%	$4,908	27.1%
South Atlantic	3,338	24.4	4,447	24.5
South Central	1,849	13.5	2,070	11.4
Middle Atlantic	1,826	13.4	2,576	14.2
North Central	1,420	10.4	2,168	12.0
Mountain	515	3.8	687	3.8
New England	399	2.9	742	4.0
Other	528	3.9	537	3.0

Total	$13,666	100.0%	$18,135	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

Pacific states are AK, CA, HI, OR and WA

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Middle-Atlantic states are PA, NJ and NY

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Mountain states are AZ, CO, ID, MT, NV, NM, UT and WY

Other comprises investments primarily in Canada.

At December 31, 2010 and 2009, approximately 20.7% and 21.3% of the mortgage loan portfolio, respectively, was invested in California and is included in the Pacific region shown above.

At December 31, 2010 and 2009, approximately 12.3% and 10.5% of the mortgage loan portfolio, respectively, were invested in Texas and is included in the South Central region shown above.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Scheduled Mortgage Loan Maturities: At December 31, 2010 and 2009, contractual maturities for mortgage loans were as follows ($ in millions):

	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total

Due in one year or less	$1,335	9.8%	$1,800	9.9%
Due after one year through five years	7,207	52.7	7,462	41.2
Due after five years through ten years	4,408	32.3	8,111	44.7
Due after ten years	716	5.2	762	4.2

Total	$13,666	100.0%	$18,135	100.0%

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgage troubled debt restructurings during the periods ended December 31, 2010 or 2009. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgage loans with interest more than 180 days past due at December 31, 2010 or 2009.

During 2010 and 2009, the Company did not reduce the interest rate of any outstanding loans.

The Company did not have any taxes, assessments or amounts advanced that were not included in the mortgage loan totals for the years ended December 31, 2010 and 2009.

The Company has no reverse mortgages as of December 31, 2010 or 2009.

Mortgage loans of $13 million and $14 million at December 31, 2010 and 2009, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

For the years ended December 31, 2010 and 2009, the carrying values of mortgage loans denominated in foreign currency were $445 million and $453 million, respectively.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5—Real Estate

At December 31, 2010 and 2009, TIAA’s directly owned real estate investments of $1,341 million and $1,586 million, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $112 million and $128 million, respectively.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, the carrying values of the directly owned real estate portfolio were diversified by property type and geographic region as follows ($ in millions):

	Directly Owned Real Estate by Property Type
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total

Office buildings	$801	59.7%	$957	60.4%
Industrial buildings	307	22.9	289	18.2
Apartments	103	7.7	105	6.6
Mixed-use projects	101	7.5	177	11.2
Land under development	27	2.0	43	2.7
Retail	0	0.0	13	0.8
Land	2	0.2	2	0.1

Total	$1,341	100.0%	$1,586	100.0%

	Directly Owned Real Estate by Geographic Region
	December 31, 2010		December 31, 2009
	Carrying Value	% of Total	Carrying Value	% of Total

South Atlantic	$512	38.2%	$608	38.3%
North Central	283	21.1	284	17.9
Middle Atlantic	183	13.7	193	12.2
Pacific	175	13.0	177	11.2
South Central	158	11.8	154	9.7
Mountain	—	0.0	35	2.2
Other	30	2.2	135	8.5

Total	$1,341	100.0%	$1,586	100.0%

At December 31, 2010 and 2009, approximately 16.4% and 18.7% of the real estate portfolio, respectively, was invested in Florida and is included in the South Atlantic region shown above.

The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an adjustment is required. Third party appraisals are also utilized to determine write downs on land investments held for development.

OTTI for directly owned real estate investments for the years ended December 31, 2010, 2009 and 2008 were $35 million, $52 million and $23 million, respectively and these amounts are included in the impairment table in Note 9. The other-than-temporarily impaired real estate is directly owned industrial, office building and retail property at various locations throughout the country. The impairments are included in net realized capital losses in the statutory-basis statements of operations.

As of December 31, 2010 and 2009, the Company had no real estate investments classified as held for sale. For the year ended December 31, 2010 and 2009, the Company recognized a net realized gain on real estate sold of

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$31 million and $9 million, respectively. The gains are included in net realized capital losses in the statutory-basis statements of operations.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2010, 2009 and 2008, was $56 million, $61 million and $60 million, respectively. The amount of accumulated depreciation at December 31, 2010, 2009 and 2008 was $431 million, $422 million and $374 million, respectively.

There were no real estate properties acquired via the assumption of debt or in satisfaction of debt during 2010 or 2009.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

Note 6—Subsidiaries and Affiliates

TIAA holds interests in certain subsidiaries and affiliates that are primarily involved in the ownership and management of investments for the Company. The carrying value, OTTI, net investment income, and amounts due from (to) these investment subsidiaries and affiliates are shown below (in millions):

	2010	2009	2008
Net carrying value of investment subsidiaries and affiliates	$2,073	$1,860	$1,851
Reported as common stock
Reported as other long-term investments	4,544	3,505	2,605

Total net carrying value	$6,617	$5,365	$4,456

OTTI	$7	$138	$5
Net investment income (distributed from investment subsidiaries and affiliates)	$145	$36	$82
Amounts due from (to) subsidiaries and affiliates	$5	$1	$(31)

The larger investment subsidiaries and affiliates, included in the above table, are ND Properties, Inc., TIAA Global Public Investments, LLC, Ceres Agricultural Properties, LLC, 485 Properties, LLC, TIAA Realty, Inc., Mansilla Participacoes LTDA, TIAA CPPIB Commercial Mortgage Company REIT, LLC and WRC Properties, Inc.

The carrying value, OTTI, net investment income, and amounts due (to) from TIAA’s operating subsidiaries and affiliates are shown below (in millions):

	2010	2009	2008
Net carrying value of operating subsidiaries and affiliates
Reported as common stock	$456	$373	$311
Reported as other long-term investments	471	499	439

Total net carrying value	$927	$872	$750

OTTI	$32	$27	$141
Amounts due (to) from subsidiaries and affiliates	$(7)	$45	$37

TIAA’s operating subsidiaries and affiliates primarily consist of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), Oleum Holding Company, LLC, TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), TIAA-CREF Individual & Institutional Services LLC (“Services”), TIAA Global Markets, Inc. (“TGM”), and Active Extension Funds I, II, III and V.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The 2010 OTTI relate to a decline in the fair value of subsidiaries and affiliates for which the carrying value is not expected to recover. Fair value of subsidiaries and affiliates is generally determined using the net asset value of the underlying financial statements at the measurement date.

TIAA held bonds of affiliates at December 31, 2010 and 2009 for $1,378 million and $1,427 million, respectively. The majority of these affiliated bonds were issued by ND Properties, Inc.

As of December 31, 2010, 2009 and 2008 no investment in a subsidiary or affiliate exceeded 10% of the Company’s admitted assets and the Company does not have any investment in foreign insurance subsidiaries. For the year ended December 31, 2010 the Company did not have any related party transactions which exceeded  1/2 of 1% of TIAA’s admitted assets.

TIAA discloses contingencies and guarantees related to subsidiaries and affiliates in Note 21.

The Company holds investments in non-insurance holding companies, or subsidiaries which are valued by the Company utilizing a look-through approach. The following table summarizes the Company’s carrying value in each subsidiary as of December 31 (in millions):

Subsidiary	Carrying Value 2010	Carrying Value 2009
Mansilla Participacoes LTDA	$433.1	$382.6
T-C 685 Third Avenue Member, LLC	192.0	—
TIAA Private Equity Alpha, LLC	—	112.6
TIAA European Funding Trust	40.6	42.1
Occator Agricultural Properties, LLC	37.5	35.3
TIAA-CREF Enterprises, Inc.	37.4	20.1
TIAA Union Place Phase I, LLC	19.9	—
T-C SMA II, LLC	17.9	7.7
Teachers Mayflower, LLC	—	6.2
TIAA The Reserve II Member, LLC	4.0	4.6
730 Texas Forest Holdings, Inc.	0.9	0.9
Demeter Agricultural Properties, LLC	0.4	0.4
T-C SMA I, LLC	0.3	0.1
Total	$784.0	$612.6

The financial statements for the above non-insurance holding companies are not audited and TIAA has limited the value of these non-insurance holding companies to the value contained in the financial statements of the underlying investments. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in TIAA’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements.

Note 7—Other Long-Term Investments

The components of TIAA’s carrying value in other long-term investments at December 31 were (in millions):

	2010	2009
Unaffiliated other invested assets	$7,852	$6,850
Affiliated other invested assets	5,015	4,004
Other long-term assets	53	104
Total other long-term investments	$12,920	$10,958

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2010, unaffiliated other invested assets of $7,852 million includes $6,799 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments. The remaining $1,053 million represents real estate related joint ventures, partnerships and LLCs. As of December 31, 2010, affiliated other invested assets totaling $5,015 million includes investment subsidiaries totaling $4,544 million of which $1,836 million represents investments in agriculture and timber related holdings, $1,024 million represents investments in real estate related holdings and $1,684 million represents investments in securities related holdings. The remaining $471 million of affiliated other invested assets represents operating subsidiaries and affiliates.

As of December 31, 2009, unaffiliated other invested assets of $6,850 million includes $5,604 million of investments in joint ventures, partnerships and LLCs with interests in venture capital, leveraged buy-out funds and other equity investments and $1,035 million of investments in real estate related joint ventures, partnerships and LLCs. The remaining $211 million of unaffiliated other invested assets consists of defeased loans. As of December 31, 2009, affiliated other invested assets totaling $4,004 million includes investment subsidiaries totaling $3,505 million of which $1,515 million represents investments in agriculture and timber related holdings, $1,049 million represents investments in real estate related holdings and $941 million represents investments in securities related holdings. The remaining $499 million of affiliated other invested assets represents operating subsidiaries and affiliates.

For the years ended December 31, 2010, 2009 and 2008, OTTI in other long-term investments for which the carrying value is not expected to be recovered were $252 million, $1,005 million and $552 million, respectively.

For the years ended December 31, 2010 and 2009, other long-term investments denominated in foreign currency were $1,505 million and $1,223 million, respectively.

Note 8—Commitments

The outstanding obligation for future investments at December 31, 2010, is shown below by asset category (in millions):

	2011	2012	In later years	Total Commitments
Bonds	$743	$215	$—	$958
Stocks	127	53	51	231
Mortgage loans	152	43	—	195
Real estate	223	—	—	223
Other long-term investments	1,398	936	1,575	3,909
Total	$2,643	$1,247	$1,626	$5,516

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of mortgage and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Note 9—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31 were as follows (in millions):

	2010	2009	2008
Bonds	$9,343	$8,956	$8,232
Stocks	96	55	347
Mortgage loans	1,011	1,204	1,290
Real estate	244	272	285
Other long-term investments	322	177	692
Cash, cash equivalents and short-term investments	8	28	95
Other	—	—	9
Total gross investment income	11,024	10,692	10,950
Less investment expenses	(566)	(420)	(451)
Net investment income before amortization of IMR	10,458	10,272	10,499
Plus amortization of IMR	76	68	60
Net investment income	$10,534	$10,340	$10,559

The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Due and accrued income is excluded from net investment income as follows: Bonds and preferred stocks in default; common stock affiliated related to real estate with rents over 90 days past due; mortgage loans in default with interest 180 days past due which has been assessed as collectible; and real estate relating to rent in arrears for more than 90 days. The total due and accrued income excluded from net income was $1 million each for the years ended December 31, 2010, 2009 and 2008.

Future rental income expected to be received under existing real estate leases in effect as of December 31, 2010 (in millions):

	2011	2012	2013	2014	2015	Thereafter	Total
Future rental income	$127	$113	$97	$79	$65	$164	$645

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs due to OTTI for the years ended December 31 were as follows (in millions):

	2010	2009	2008
Bonds	$(418)	$(1,913)	$(2,822)
Stocks	57	(90)	(929)
Mortgage loans	(240)	(318)	(181)
Real estate	(4)	(43)	20
Other long-term investments	(198)	(1,086)	(546)
Cash, cash equivalents and short-term investments	(3)	15	(33)
Total before capital gains taxes and transfers to IMR	(806)	(3,435)	(4,491)
Transfers to IMR	(624)	109	40
Capital gains taxes	—	—	—
Net realized capital losses less capital gains taxes, after transfers to IMR	$(1,430)	$(3,326)	$(4,451)

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Write-downs of investments resulting from OTTI, included in the preceding table, were as follows for the years ended December 31 (in millions):

	2010	2009	2008
Other-than-temporary impairments:
Bonds	$1,764	$2,249	$2,467
Stocks	5	146	890
Mortgage loans	326	336	211
Real estate	35	52	23
Other long-term investments	252	1,005	552
Total	$2,382	$3,788	$4,143

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Proceeds from sales of long-term bond investments during 2010, 2009 and 2008 were $19,587 million, $5,639 million and $5,099 million, respectively. Gross gains of $1,416 million, $658 million and $216 million and gross losses, excluding impairments considered to be other-than-temporary, of $71 million, $322 million and $571 million were realized during 2010, 2009 and 2008, respectively.

The Company has no contractual commitments to extend credit to debtors owning receivables whose terms have been modified in troubled debt restructurings.

Wash Sales: The Company does not engage in the practice of wash sales. There were no NAIC 3-6 securities sold and reacquired within 30 days of the sale date during the years ended December 31, 2010 and 2009.

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the carrying value of investments for the years ended December 31 were as follows (in millions):

	2010	2009	2008
Bonds	$(428)	$86	$(483)
Stocks	344	(16)	(633)
Mortgage loans	11	66	(172)
Derivatives	134	(463)	766
Other long-term investments	1,300	1,241	(2,240)
Cash, cash equivalents and short-term investments	—	(4)	5
Total	$1,361	$910	$(2,757)

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Note 10—Securitizations

When TIAA sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities (“SPEs”) that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

The Company has not initiated any securitization transactions in which it sold assets held on its balance sheet into SPEs during 2010 or 2009. Teachers Advisors, Inc. (“Advisors”), an indirect subsidiary of TIAA, provides investment advisory services for most assets securitized by the Company.

The following sensitivity analysis represents changes in the fair value of the securitized assets. The following table as of December 31, 2010 summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2000 (in millions):

					Sensitivity Analysis of Adverse Changes in Key Assumptions
Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value		10% Adverse	20% Adverse
2000	Bonds	$73	$75	(a)	$(1)	$(1)
2001	Bonds	107	120	(b)	(2)	(4)
2002	Bonds	2	2	(c)	—	—
2007	Mortgages	14	11	(d)	(1)	(2)
	Total	$196	$208		$(4)	$(7)

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2010 was as follows:

a)	The retained interests securitized in 2000 are valued utilizing a discounted cash flow methodology. Discount rates utilized in the valuations ranged from 5.70% to 10.00%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

b)	The retained interests securitized in 2001 were valued using an independent third-party pricing service. The third-party pricing levels imply yield rates ranging from 2.29% to 27.88%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

c)	The retained interests securitized in 2002 were valued based upon a broker valuation mark. The valuation level implied a yield rates ranging from 44.69% to 112.98% based upon an internal cash flow projection. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rate.

d)	The retained interests securitized in 2007 were valued using an independent third-party pricing service. The third-party pricing levels implied yields for the securities ranged from 20.68% to 32.57%. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the implied overall discount rates.

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Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumptions, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

Note 11—Disclosures About Fair Value of Financial Instruments

FAIR VALUE OF FINANCIAL INSTRUMENTS

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party -pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The following table represents the carrying value and estimated fair value of the Company’s financial instruments (in millions).

	December 31, 2010		December 31, 2009
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Assets:
Bonds	$161,873	$168,431	$152,406	$149,120
Mortgage loans	13,666	14,456	18,135	17,469
Preferred stocks	78	84	133	126
Common stocks	3,610	4,045	3,137	3,173
Cash, cash equivalents and short-term investments	1,365	1,365	528	528
Contract loans	1,247	1,247	930	930
Separate accounts assets	12,909	12,909	9,338	9,338
Derivative financial instruments	126	199	97	196
Liabilities:
Liability for deposit-type contracts	646	646	574	574
Derivative financial instruments	494	506	616	613
Separate accounts liabilities	11,850	11,850	8,426	8,426
Borrowed money	960	958	939	937
The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2010 and 2009. Considerable judgment is required to

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interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

ASSETS AND LIABILITIES MEASURED AND REPORTED AT FAIR VALUE

The Company’s financial assets and liabilities measured and reported at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

•	Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

•	Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly. Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data using correlation or other means.

•

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value as of December 31, 2010 (in millions):

	December 31, 2010
	Level 1	Level 2	Level 3	Total

Assets at fair value:
Bonds
Industrial and Miscellaneous	$—	$—	$514	$514
Total Bonds	$—	$—	$514	$514
Common Stock
Industrial and Miscellaneous	$818	$8	$256	$1,082
Total Common Stocks	$818	$8	$256	$1,082
Total Preferred Stocks	$—	$3	$9	$12
Derivatives:
Foreign Exchange Contracts	$—	$87	$—	$87
Interest Rate Contracts	—	19	—	19
Credit Default Swaps	—	7	—	7
Total Derivatives	$—	$113	$—	$113
Separate Accounts assets, net	$2,431	$2,447	$8,031	$12,909
Total assets at fair value	$3,249	$2,571	$8,810	$14,630

Liabilities at fair value:
Derivatives
Foreign Exchange Contracts	$—	$(227)	$—	$(227)
Credit Default Swaps	—	(58)	—	(58)
Total liabilities at fair value	$—	$(285)	$—	$(285)

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies and exchange listed equities.

Level 2 financial instruments

Common stocks and preferred stocks included in Level 2 include those which are traded in an inactive market or for which prices for identical securities are not available.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Separate account assets in Level 2 consist principally of short term government agency notes and commercial paper. Preferred stocks in Level 2 are those carried on a lower of cost or market basis using daily trade prices based on prices for similar securities observable in the market. Bonds carried in Level 2 are composed of corporate bonds and asset-backed securities.

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Fair values and changes in the fair value of separate account assets generally accrue directly to the policyholders, except for the accumulation units purchased by TIAA and further described in Note 21 and thus there is no net impact to the Company’s revenues and expenses or surplus.

Level 3 financial instruments

Bonds classified as Level 3 include asset-backed securities that were manually priced.

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Because most bonds and preferred stocks do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

If an independent pricing service is unable to provide the fair value for a security due to insufficient market information, such as for a private placement transaction, the Company will determine the fair value internally using a matrix pricing model. This model estimates fair value using discounted cash flows at a market yield considering the appropriate treasury rate plus a spread. The spread is derived by reference to similar securities, and may be adjusted based on specific characteristics of the security, including inputs that are not readily observable in the market. The Company assesses the significance of unobservable inputs for each security priced internally and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent net asset value of the partnership.

The following table shows transfers between Levels 1 and 2 assets measured and reported at fair value at December 31, 2010 (in millions):

Description	Transfers in		Transfers out
Level 1
Common Stock	$51	(a)
Level 2
Common Stock			$(51	)(a)

(a)

The Company’s policy is to recognize transfers between levels at the end of the reporting period. The Company transferred these holdings from Level 2 to Level 1 due to the availability of quoted prices for identical assets in active markets as of December 31, 2010.

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The following is a reconciliation of the beginning and ending balances for assets and liabilities measured at fair value using Level 3 inputs at December 31, 2010 (in millions):

Description	Balance at 01/01/10	Transfers in of Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases, Issuances sales and Settlements	12/31/10 Total
Bonds	$49	$489	[d]	$—	$9	$3	$(36)	$514
Common Stocks	25	220	[c]	(14)[b]	6	9	10	256
Preferred Stocks	1	5	[e]	(1)[a]	—	—	4	9
Separate Accounts	7,166	—		—	741	—	124	8,031
Total	$7,241	$714		$(15)	$756	$12	$102	$8,810

[a]	The Company transferred preferred stocks out of Level 3 to Level 2 due to the availability of market-corroborated inputs and insignificance of unobservable inputs for these securities.
[b]	The Company transferred common stocks out of Level 3 to Level 1 due to the availability of quoted prices for identical assets in active markets for these securities.
[c]

The Company transferred $173 million in common stocks from Level 2 into Level 3 because a lack of observable market data is used in the valuation of these securities. The remaining were not previously measured and reported at fair value primarily due to the SVO valuation process.

[d]

The Company transferred bonds, which were not previously measured and reported at fair value into Level 3 primarily due to the SVO valuation process related to Loan Backed and Structured Securities. A lack of observable market information was used in the valuation of these securities.

[e]

The Company transferred $2.8 million in preferred stocks from Level 2 into Level 3 because a lack of observable market data is used in the valuation of these securities. The remaining were not previously measured and reported at fair value primarily due to the SVO valuation process.

The Company’s policy is to recognize transfers into and out of Level 3 at the end of the reporting period.

Characteristics of items being measured for Level 2 and 3 are listed below.

Bonds Level 3:

As of December 31, 2010 the measured and reported fair value of bonds in Level 3 was $514 million representing 146 individual bonds. The bonds are carried at fair value due to being rated NAIC 6 or qualifying to be reported at fair value as a result of the SVO valuation process related to loan-backed and structured securities.

Of the 146 bonds, 142 are loan-backed and structured securities reported at fair value. 92 bonds with a fair value of $445 million are collateralized by commercial mortgage loans, 5 bonds with a fair value of $6 million are collateralized by residential mortgage loans, and 45 bonds with a fair value of $63 million are collateralized by various other collateral. The loan-backed and structured securities reported at fair value have a weighted average coupon of 5.32%.

Common Stocks Levels 2 and 3:

As of December 31, 2010 the reported fair value of common stocks in Level 2 and 3 was $264 million representing 16 individual common stocks. Common stocks are carried at fair value in accordance with SSAP 30.

Of the 16 common stocks, 5 common stocks with a fair value of $8 million were in Level 2 and 11 common stocks with a fair value of $256 million were reported in Level 3. 8 common stocks with a fair value of $73 million have a pricing method where the price per share is determined by the Company and 7 common stocks with a fair value of $191 million have a pricing method where the unit price has been published by the NAIC Valuation of Securities Office.

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Preferred Stocks Levels 2 and 3:

As of December 31, 2010 the reported fair value of preferred stocks in Level 2 and 3 was $12 million representing 13 individual preferred stocks. In accordance with SSAP No. 32, redeemable preferred stocks and perpetual preferred stocks that are NAIC designated RP4-RP6 and P4 to P6 are reported at the lower of book value or fair value.

Of the 13 preferred stocks, 3 preferred stocks with a fair value of $3 million were in Level 2 and 10 preferred stocks with a fair value of $9 million were reported in Level 3. Preferred stocks in Level 2 and 3 are comprised of 5 redeemable preferred stocks with a fair value of $2 million and 8 perpetual preferred stocks with a fair value of $10 million.

Note 12—Derivative Financial Instruments

The Company uses derivative instruments for economic hedging, income generation, and asset replication purposes. TIAA does not engage in derivative financial instrument transactions for speculative purposes. The Company enters into derivatives directly with counterparties of high credit quality (i.e., rated A-/A3 or better at the date of a transaction) and monitors counterparty credit quality on an ongoing basis. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counterparty, unless otherwise described below. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date. The NAIC has also adopted disclosure requirements included within Accounting Standards Codification 815, “Derivatives and Hedging” (“ASC 815”) and Accounting Standards Codification 460, “Guarantees” (“ASC 460”), for annual audited statements in accordance with guidelines provided by the Statutory Accounting Principles Working Group.

Collateral: The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each counterpart to a derivative transaction. In addition to the ISDA agreement, Credit Support Annexes (“CSA’s”), which are bilateral collateral agreements, have been put in place with eleven derivative counterparties. The CSA’s allow TIAA’s exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. As of December 31, 2010, TIAA held cash collateral of $86.1 million from its counterparties. TIAA must also post collateral to the extent its net position with a given counterparty is at a loss relative to the counterparty. As of December 31, 2010, the Company pledged cash collateral of $53.7 million and securities collateral of $34.9 million to its counterparties.

Contingent Features: Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating were to fall below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination would require immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2010 is $351.2 million for which the Company has posted collateral of $88.6 million in the normal course of business.

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain as of December 31, 2010, from foreign currency swap

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contracts that did not qualify for hedge accounting treatment was $123.4 million. The net realized loss for the year ended December 31, 2010, from all foreign currency swap contracts was $3.9 million.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium or (discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized gain for the year ended December 31, 2010, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $4.2 million. The net realized loss for the year ended December 31, 2010 from foreign currency forward contracts was $1.1 million.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts as a cash flow hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counterparty risk. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are designated as fair value hedges in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2010, from interest rate swap contracts that do not qualify for hedge accounting treatment was $4.4 million. The net realized gain for the year ended December 31, 2010, from all interest rate swap contracts was $3.7 million.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps (“CDS”) as protection against unexpected adverse credit events on selective investments in the TIAA portfolio. When these swap contracts are designated as hedges, the premium payment to the counterparty is expensed as incurred. Derivative instruments used in hedging transactions that do not qualify for hedge accounting treatment are accounted for at fair value. The net unrealized gain for the year ended December 31, 2010, from purchased credit default swap contracts that do not qualify for hedge accounting treatment was $10.6 million. The net realized gain for the year ended December 31, 2010 from all purchased credit default swap contracts was $2.2 million.

Written Credit Default Swaps used in Replication Transactions: A RSAT is a written credit derivative transaction (the derivative component) entered into concurrently with another fixed income instrument (the cash component) in order to “replicate” the investment characteristics of another instrument (the reference entity).

As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, TIAA writes or sells credit default swaps on either single name corporate credits or credit indices and provides credit default protection to the buyer. This type of derivative instrument is traded over-the-counter, and the Company is exposed to market, credit and counterparty risk. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection. This premium is amortized into investment income over the life of the swap. The Company has negligible counterparty credit risk with the buyer. The net

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unrealized gain/loss for the year ended December 31, 2010, from written credit default swap contracts was $0. The net realized gain for the year ended December 31, 2010 from all written credit default swap contracts was $27.9 million.

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the Notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by TIAA may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by TIAA to Counterparty and/or delivery of physical security by Counterparty to TIAA.

2.	Notional amount payment by TIAA to Counterparty net of contractual recovery fee.

3.	Notional amount payment by TIAA to Counterparty net of auction determined recovery fee.

The following table contains information related to replication positions where credit default swaps have been sold by the Company on the Dow Jones North American Investment Grade Bond Series of indexes (DJ.NA.IG). Each index is comprised of 125 of the most liquid investment grade credits domiciled in North America and represent a broad exposure to the investment grade corporate market. TIAA has written contracts on the overall index, whereby TIAA is obligated to perform should a credit event occur with any reference entity that comprises the index. TIAA has also written contracts on the “Super Senior” (30% to 100%) Tranche of the Dow Jones North American Investment Grade Bond Series # 9 Index (DJ.NA.IG.9), whereby TIAA is obligated to perform should the default rate of the entire index exceed 30%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (in millions).

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2010 Impairment

DJ Investment Grade Index	less than 1 year	$479	0.40%	$—	$—
DJ Investment Grade Index	1-2 years	169	0.35%	(1)	—
Super SeniorTranche DJ.NA.IG.9	1-2 years	4,919	0.79%	68	—
Totals		$5,567		$67	$—

The following table contains information related to Replication positions where Credit Default Swaps have been sold by the Company on individual debt obligations of corporations and sovereign nations. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the Notional amount. TIAA will record an impairment (realized loss) on a derivative position if an existing condition or set of circumstances indicates there is limited ability to recover an unrealized loss (in millions).

Asset Class	Term	Notional	Average Annual Premium Received	Fair Value	2010 Impairment

Corporate	2-5 years	$785	0.89%	$12	$—
Sovereign	2–5 years	152	1.48%	1	—

Total		$937		$13	$—

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Information related to the credit quality of replication positions where credit default swaps have been sold by the Company on indexes, individual debt obligations of corporations and sovereign nations appears below. The values are listed in order of their NAIC Credit Designation, with a designation of 1 having the highest credit quality and designations of 4 or below having the lowest credit quality based on the underlying asset referenced by the credit default swap (in millions):

	Reference Entity Asset Class	RSAT Notional Amount	Derivative Component Fair Value	Cash Component Fair Value	RSAT Fair Value
RSAT NAIC Designation
1 Highest Quality	Index	$—	$—	$—	$—
	Tranche	4,919	68	5,585	5,653
	Corporate	685	14	718	732
	Sovereign	60	1	55	56
	Subtotal	5,664	83	6,358	6,441
2 High Quality	Index	648	(1)	645	644
	Tranche	—	—	—	—
	Corporate	90	1	98	99
	Sovereign	37	—	34	34
	Subtotal	775	—	777	777
3 Medium Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	—	—	—	—
	Sovereign	55	—	51	51
	Subtotal	55	—	51	51
4 Low Quality	Index	—	—	—	—
	Tranche	—	—	—	—
	Corporate	10	(3)	12	9
	Sovereign	—	—	—	—
	Subtotal	10	(3)	12	9
Total		$6,504	$80	$7,198	$7,278

A summary of derivative asset and liability positions by carrying value, held by the Company, including notional amounts, carrying values and estimated fair values, appears below (in millions):

		December 31, 2010			December 31, 2009
		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV
Foreign Currency Swap Contracts	Assets	$1,136	$87	$88	$632	$58	$59
	Liabilities	1,578	(406)	(444)	2,247	(492)	(534)
	Subtotal	2,714	(319)	(356)	2,879	(434)	(475)
Foreign Currency Forward Contracts	Assets	96	2	2	38	1	1
	Liabilities	26	—	—	22	(2)	(2)
	Subtotal	122	2	2	60	(1)	(1)
Interest Rate Swap Contracts	Assets	411	19	19	444	17	17
	Liabilities	—	—	—	185	(3)	(3)
	Subtotal	411	19	19	629	14	14
Credit Default Swap Contracts—RSAT	Assets	5,824	12	83	5,829	15	113
	Liabilities	680	(30)	(3)	1,508	(58)	(13)
	Subtotal	6,504	(18)	80	7,337	(43)	100
Credit Default Swap Contracts	Assets	234	7	7	205	6	6
(Purchased Default Protection)	Liabilities	1,712	(58)	(58)	1,565	(61)	(61)
	Subtotal	1,946	(51)	(51)	1,770	(55)	(55)
Total	Assets	7,701	127	199	7,148	97	196
	Liabilities	3,996	(494)	(505)	5,527	(616)	(613)
	Total	$11,697	$(367)	$(306)	$12,675	$(519)	$(417)

For the twelve months ended December 31, 2010, there were no impairments of derivative positions. During 2010, the average fair value of derivatives used for other than hedging purposes, which are the credit default swaps used in RSATs was $82.9 million in assets.

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The table below illustrates the Fair Values of Derivative Instruments in the Statements of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Hedging instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes:

	Fair Value of Derivative Instruments
	Asset Derivatives				Liability Derivatives
	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
Qualifying Hedge Relationships	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV	Balance Sheet Location	Estimated FV
Foreign Currency Swaps	Other Long-term Investments	$3	Other Long-term Investments	$1	Other Liabilities	$(218)	Other Liabilities	$(220)
Total Qualifying Hedge Relationships		3		1		(218)		(220)

Non-qualifying Hedge Relationships
Interest Rate Contracts	Other Long-term Investments	19	Other Long-term Investments	17	Other Liabilities	—	Other Liabilities	(3)
Foreign Currency Swaps	Other Long-term Investments	85	Other Long-term Investments	58	Other Liabilities	(226)	Other Liabilities	(314)
Foreign Currency Forwards	Other Long-term Investments	2	Other Long-term Investments	1	Other Liabilities	—	Other Liabilities	(2)
Purchased Credit Default Swaps	Other Long-term Investments	7	Other Long-term Investments	6	Other Liabilities	(58)	Other Liabilities	(61)
Total Non-qualifying Hedge Relationships		113		82		(284)		(380)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Other Long-term Investments	83	Other Long-term Investments	113	Other Liabilities	(3)	Other Liabilities	(13)
Equity Contracts	Other Long-term Investments	—	Other Long-term Investments	—	Other Liabilities	—	Other Liabilities	—
Total Derivatives used for other than Hedging Purposes		83		113		(3)		(13)
Total Derivatives		$199		$196		$(505)		$(613)

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The table below illustrates the Effect of Derivative Instruments in the Statement of Operations. Instruments utilizing hedge accounting treatment are shown as Qualifying Hedge Relationships. Instruments that utilize fair value accounting are shown as Non-qualifying Hedge Relationships. Derivatives used in Replication strategies are shown as Derivatives used for other than Hedging Purposes (in millions).

	Effect of Derivative Instruments
	December 31, 2010		December 31, 2009
Qualifying Hedge Relationships	Income Statement Location	Realized Gain (Loss)	Income Statement Location	Realized Gain (Loss)
Foreign Currency Swaps	Net Realized Capital Gain (Loss)	$(11)	Net Realized Capital Gain (Loss)	$(12)
Amount of Gain or (Loss) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	(1)
Total Qualifying Hedge Relationships		(11)		(13)

Non-qualifying Hedge Relatsionships
Interest Rate Contracts	Net Realized Capital Gain (Loss)	4	Net Realized Capital Gain (Loss)	13
Foreign Currency Swaps	Net Realized Capital Gain/(Loss)	7	Net Realized Capital Gain (Loss)	(70)
Foreign Currency Forwards	Net Realized Capital Gain (Loss)	(1)	Net Realized Capital Gain (Loss)	(11)
Purchased Credit Default Swaps	Net Realized Capital Gain (Loss)	2	Net Realized Capital Gain (Loss)	3
Total Non-qualifying Hedge Relationships		12		(65)

Derivatives used for other than Hedging Purposes
Written Credit Default Swaps	Net Realized Capital Gain (Loss)	28	Net Realized Capital Gain (Loss)	(26)
Equity Contracts	Net Realized Capital Gain (Loss)	—	Net Realized Capital Gain (Loss)	—
Total Derivatives used for other than Hedging Purposes	Net Realized Capital Gain (Loss)	28	Net Realized Capital Gain (Loss)	(26)
Total Derivatives		$29		$(104)

Note 13—Separate Accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding non-pension (after-tax) variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA”) is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA’s target is to invest between 75% and 85% of its assets directly in real estate or in real

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estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments that are easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 was registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Separate Account Stable Value is an insulated, non-unitized separate account qualifying under the laws of the State of New York to support a flexible premium group deferred fixed annuity contract that was offered initially to employer sponsored defined pension plans.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference
TIAA Separate Account VA-1	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Separate Account VA-3	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Real Estate Account	Variable Annuity	Section 4240 of the New York Insurance Law
TIAA Stable Value	Group Deferred Fixed Annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

As of December 31, 2010 and 2009 the Company’s separate account statement included legally insulated assets of $12,909 million and $9,338 million, respectively. The assets that are legally insulated from the general account claims, as of December 31, 2010 are attributed to the following products (in millions):

Product	Legally Insulated Assets	Separate Account Assets (Not Legally Insulated)
TIAA Separate Account VA-1	$746	$—
TIAA Real Estate Account	10,923	—
TIAA Separate Account VA-3	1,190	—
TIAA Stable Value	50	—
Total	$12,909	$—

As of December 31, 2010, the general account of TIAA had a maximum guaranteed minimum death benefit (“GMDB”) for separate account liabilities of $1.4 million. The amount paid for risk charges by the separate account is not explicit, but rather embedded within the mortality and expense charge.

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For the year ended December 31, 2010, the general account of TIAA had paid $0.5 million towards separate account guarantees. The total separate account guarantees paid by the general account for the preceding four years ending at December 31, are as follows (in millions):

2009	$2.1
2008	$3.4
2007	$3.0
2006	$5.3

The General Account provides the Real Estate Separate Account with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If the Real Estate Separate Account can not fund participant requests, the General Account will fund them by purchasing accumulation units in the Real Estate Separate Account. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order. To compensate the general account for the risk taken, the separate account has paid liquidity charges as follows for the past five (5) years (in millions):

2010	$13.1
2009	$12.4
2008	$19.7
2007	$19.4
2006	$3.9

The table below shows amounts that the TIAA general account has paid towards the separate account liquidity guarantees and thus has purchased units in the Real Estate Separate Account for the years ended at December 31 (in millions):

2010	$—
2009	$1,058.7
2008	$155.6
2007	$—
2006	$—

Additional information regarding separate accounts of the Company is as follows (in millions):

	December 31, 2010
	Non-indexed Guarantee less than/equal to 4%	Non-guaranteed Separate Accounts	Total
Premiums and considerations	$25	$2,626	$2,651
Reserves:
For accounts with assets at:
Fair value	$—	$11,704	$11,704
Amortized cost	23	—	23
Total reserves	$23	$11,704	$11,727

By withdrawal characteristics:
At fair value	$—	$11,704	$11,704
Not subject to discretionary withdrawal	23	—	23
Total reserves	$23	$11,704	$11,727

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	Non-guaranteed Separate Accounts
	December 31, 2009	December 31, 2008
Premiums and considerations	$1,330	$2,035
Reserves:
For accounts with assets at:
Fair value	$8,287	$12,127
Amortized cost	—	—
Total reserves	$8,287	$12,127

By withdrawal characteristics:
At fair value	$8,287	$12,127
Not subject to discretionary withdrawal	—	—
Total reserves	$8,287	$12,127

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts (in millions):

	2010	2009	2008
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$3,209	$1,523	$2,217
Transfers from Separate Accounts	(1,079)	(2,810)	(6,443)
Net transfers (from) or to Separate Accounts	2,130	(1,287)	(4,226)

Reconciling Adjustments:
Fund transfer exchange loss	—	(2)	(3)
Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$2,130	$(1,289)	(4,229)

Note 14—Management Agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating and investment subsidiaries. The Company has allocated expenses of $1,076 million and $955 million to its various subsidiaries and affiliates for the years ended December 31, 2010 and 2009, respectively. In addition, under management agreements, TIAA provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

The expense allocation process determines the portion of the total investment and operating expenses that is attributable to each legal entity and to each line of business within an entity. Every month the Company allocates incurred expenses to each line of business supported by TIAA and its affiliated companies. As part of this allocation process, every department with personnel and every vendor related expense is allocated to lines of business based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a line of business and legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at-cost by two subsidiaries of TIAA. Such services are provided in accordance with an Investment Management Services Agreement, dated as of January 2, 2008, between CREF and TIAA-CREF Investment Management, LLC (“Investment Management”), and in accordance with a Principal Underwriting and Distribution Services Agreement for CREF, dated as of January 1, 2009, between CREF and

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TIAA-CREF Individual and Institutional Services, LLC (“Services”). TIAA also performs administrative services for CREF, on an at-cost basis. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $787 million, $710 million and $1,142 million for the years ended December 31, 2010, 2009 and 2008, respectively, are not included in the statements of operations and had no effect on TIAA’s operations.

Advisors provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Teachers Personal Investors Services, Inc. (“TPIS”) and Services distribute variable annuity contracts for VA-1 and VA-3 as well as registered securities for certain proprietary funds and non-proprietary mutual funds.

All services necessary for the operation of REA are provided at-cost by TIAA and Services. TIAA provides investment management and administrative services for REA. Distribution services are provided in accordance with a Distribution Services Agreement between REA and Services. Effective January 1, 2008 the Distribution and Administrative Services Agreement between REA and Services was modified to limit the work performed by Services to distribution activities with TIAA assuming responsibility for all administrative activities. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year and adjusted periodically, with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

The following amounts receivable from or payable to subsidiaries and affiliates are included in the lines Other assets and Other liabilities on the Balance Sheet, as of December 31 (in millions):

	Receivable		Payable
Subsidiary/Affiliate	2010	2009	2010	2009
CREF	$—	$—	$21.8	$40.0
Investment Management	—	1.8	2.5	—
TIAA-CREF Life	15.6	12.4	—	—
Advisors	—	—	4.8	—
Services	—	—	—	0.8
REA	—	2.6	0.7	—
Total	$15.6	$16.8	$29.8	$40.8

Note 15—Federal Income Taxes

By charter, TIAA is a stock life insurance Company that operates on a non-profit basis and through December 31, 1997 was exempt from federal income taxation under the Internal Revenue Code. Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

The application of SSAP No. 10R requires a company to evaluate the recoverability of deferred tax assets and to establish a valuation allowance if necessary to reduce the deferred tax asset to an amount which is more likely than not to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. The Company has not recorded a valuation allowance as of December 31, 2010.

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A. Components of Net Deferred Tax Assets (“DTA”) and Deferred Tax Liabilities (“DTL”), as of December 31, consisted of the following (in millions):

(1)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
a) Gross Deferred Tax Assets	$12,332	$2,410	$14,742	$13,493	$2,717	$16,210	$(1,161)	$(307)	$(1,468)
b) Statutory Valuation Allowance Adjustment	—	—	—	—	—	—	—	—	—
c) Adjusted Gross Deferred Tax Assets (1a – 1b)	12,332	2,410	14,742	13,493	2,717	16,210	(1,161)	(307)	(1,468)
d) Deferred Tax Liabilities	294	—	294	234	21	255	60	(21)	39
e) Subtotal (Net Deferred Tax Assets) (1c – 1d )	12,038	2,410	14,448	13,259	2,696	15,955	(1,221)	(286)	(1,507)
f) Deferred Tax Assets Nonadmitted	9,294	1,908	11,202	10,827	2,696	13,523	(1,533)	(788)	(2,321)
g) Net Admitted Deferred Tax Assets (1e – 1f)	$2,744	$502	$3,246	$2,432	$—	$2,432	$312	$502	$814

(2) The Company has admitted DTAs pursuant to paragraph 10.e of SSAP No. 10R.

(3) The Company recorded an increase in admitted DTAs as the result of its election to employ the provisions of paragraph 10.e. as follows (in millions):

		Changes during 2010
	Description	Ordinary	Capital	Total
	Gross deferred tax assets	$(1,161)	$(307)	$(1,468)
	Statutory valuation allowance	—	—	—
	Adjusted gross deferred tax assets	(1,161)	(307)	(1,468)
	Gross deferred tax liabilities	60	(21)	39
	Net deferred tax asset before admissibility test	$(1,221)	$(286)	$(1,507)

10.a	Federal Income Taxes recoverable through loss carryback	$—	$—	$—
10.b.i	Adj. Gross DTA expected to be realized in one year	126	498	624
10.b.ii	10% adj. statutory capital and surplus limit	45	498	543
	Admitted pursuant to par. 10.b. (lesser of i. or ii.)	45	498	543
10.c	Admitted pursuant to par. 10.c.	60	(21)	39
10.e.i	Additional admitted pursuant to par. 10.e.i.	—	—	—
10.e.ii.a	Adj. Gross DTA expected to be realized in three years	214	49	263
10.e.ii.b	15% adj. statutory capital and surplus limit	267	4	271
	Additional admitted pursuant to par. 10.e.ii. (lesser of a. or b.)	267	4	271
10.e.iii	Additional admitted pursuant to par. 10.e.iii.	—	—	—
	Admitted deferred tax asset	372	481	853
	Deferred tax liability	60	(21)	39
	Change in net admitted DTA or DTL	$312	$502	$814

	Change in non-admitted DTA	$(1,533)	$(788)	$(2,321)

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(4)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) SSAP No. 10R, Paragraph 10.a.	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) SSAP No. 10R, Paragraph 10.b. (the lesser of paragraph 10.b.i. and 10.b.ii. below	1,666	498	2,164	1,621	—	1,621	45	498	543
c) SSAP No. 10R Paragraph 10.b.i.	1,760	498	2,258	1,634	—	1,634	126	498	624
d) SSAP No. 10R Paragraph 10.b.ii.	1,666	498	2,164	1,621	—	1,621	45	498	543
e) SSAP No. 10R Paragraph 10.c.	294	—	294	234	21	255	60	(21)	39
f) Total (4a+4b+4e)	$1,960	$498	$2,458	$1,855	$21	$1,876	$105	$477	$582
Deferred Tax Liabilities	(294)	—	(294)	(234)	(21)	(255)	(60)	21	(39)
Net admitted Deferred Tax Asset/(Liability) under Paragraph 10.a-c	$1,666	$498	$2,164	$1,621	$—	$1,621	$45	$498	$543

Admission Calculation Components SSAP No. 10R, Paragraph 10.e.:
g) SSAP No. 10R Paragraph 10.e.i.	$—	$—	$—	$—	$—	$—	$—	$—	$—
h) SSAP No. 10R, Paragraph 10.e.ii. (the lesser of paragraph 10.e.ii.a. and 10.e.ii.b. below	1,078	4	1,082	811	—	811	267	4	271
i) SSAP No. 10R Paragraph 10.e.ii.a.	1,903	49	1,952	1,689	—	1,689	214	49	263
j) SSAP No. 10R Paragraph 10.e.ii.b.	1,078	4	1,082	811	—	811	267	4	271
k) SSAP No. 10R Paragraph 10.e.iii.	—	—	—	—	—	—	—	—	—
I) Total (4g+4h+4k)	$1,078	$4	$1,082	$811	$—	$811	$267	$4	$271
Deferred Tax Liabilities	—	—	—	—	—	—	—	—	—
Net admitted Deferred Tax Asset/(Liability) under Paragraph 10.a-c	$1,078	$4	$1,082	$811	$—	$811	$267	$4	$271

Used in SSAP No. 10R, Paragraph 10.d.:
m) Total Adjusted Capital	xxx	xxx	$26,944	xxx	xxx	$24,305	xxx	xxx	$2,639
n) Authorized Control Level	xxx	xxx	$2,478	xxx	xxx	$2,257	xxx	xxx	$221

(5)	12/31/2010			12/31/2009			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1-4) Ordinary	(8) (Col 2-5) Capital	(9) (Col 7+8) Total
SSAP No. 10R, Paragraphs 10.a., 10.b., and 10.c.:
a) Admitted Deferred Tax Assets	$1,666	$498	$2,164	$1,621	$—	$1,621	$45	$498	$543
b) Admitted Assets	xxx	xxx	213,462	xxx	xxx	200,917	xxx	xxx	12,545
c) Adjusted Statutory Surplus	xxx	xxx	24,074	xxx	xxx	22,033	xxx	xxx	2,041
d) Total Adjusted Capital from DTA’s	xxx	xxx	$2,164	xxx	xxx	$1,621	xxx	xxx	$543
Increases due to SSAP No. 10R, Paragraphs 10.e.:
e) Admitted Deferred Tax Assets	$1,078	$4	$1,082	$811	$—	$811	$267	$4	$271
f) Admitted Assets	xxx	xxx	$1,082	Xxx	xxx	$811	xxx	xxx	$271
g) Adjusted Statutory Surplus	xxx	xxx	$1,082	xxx	xxx	$811	xxx	xxx	$271

*	As reported on the statutory balance sheet for the most recently filed statement with the domiciliary state commissioner adjusted in accordance with SSAP No. 10R, Paragraph 10bii.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

	12/31/2010
	(1) Ordinary Percentage		(2) Capital Percentage		(3) (Col. 1 + 2) Total Percentage
Impact of Tax Planning Strategies (in millions)	Value	%	Value	%	Value	%
(a) Adjusted Gross DTAs (% of Total Adjusted Gross DTAs)	$402	2.7%	$547	3.7%	$949	6.4%
(b) Net Admitted Adjusted Gross DTAs (% of Total Net Admitted Adjusted Gross DTAs)	$—	0.0%	$502	15.5%	$502	15.5%

B. Temporary differences for which a DTL has not been established:

Not Applicable

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

C. Current income taxes incurred consist of the following major components (in millions):

		(1) 12/31/2010	(2) 12/31/2009	(3) (Col.1-2) Change
1.	Current Income Tax:
(a)	Federal income taxes expense	$(28)	$(58)	$30
(b)	Foreign taxes	—	—	—
(c)	Subtotal	$(28)	$(58)	$30

(d)	Federal income taxes on net capital gains	137	—	137
(e)	Utilization of capital loss carry-forwards	(137)	—	(137)
(f)	Other	—	—	—
(g)	Federal and foreign income taxes incurred	(28)	(58)	30
2.	Deferred Tax Assets:
(a)	Ordinary
	Policyholder reserves	$380	$598	(218)
	Investments	70	69	1
	Deferred acquisition costs	28	29	(1)
	Policyholder dividends accrual	586	598	(12)
	Fixed assets	75	86	(11)
	Compensation and benefits accrual	217	168	49
	Intangible Assets—Business in Force and Software	8,005	8,426	(421)
	Net operating loss carry-forward	2,296	2,905	(609)
	Other (including items < 5% of total ordinary tax assets	675	614	61
	(99)Subtotal	$12,332	$13,493	$(1,161)
(b)	Statutory valuation allowance adjustment	—	—	—
(c)	Nonadmitted	9,294	10,806	(1,512)
(d)	Admitted ordinary deferred tax assets (2a99-2b-2c)	3,038	2,687	351
(e)	Capital
	Investments	$1,793	$1,946	$(153)
	Net capital loss carry-forward	481	649	(168)
	Real estate	136	122	14
	Other (including items < 5% of total capital tax assets	—	—	—
	(99)Subtotal	$2,410	$2,717	$(307)
(f)	Statutory valuation allowance adjustment	$—	$—	$—
(g)	Nonadmitted	$1,908	$2,717	$(809)
(h)	Admitted capital deferred tax assets(2e99-2f-2g)	$502	$—	$502
(i)	Admitted deferred tax assets(2d+2h)	$3,540	$2,687	$853
3.	Deferred Tax Liabilities:
(a)	Ordinary
	Investments	$293	$233	$60
	Other (including items < 5% of total ordinary tax liabilities	1	1	—
	(99)Subtotal	$294	$234	$60
(b)	Capital
	Investments	$—	$21	$(21)
	(99)Subtotal	$—	$21	$(21)
(c)	Deferred tax liabilities (3a+3b)	$294	$255	$39

4.	Net Deferred Tax:
	Assets/Liabilities (2i–3c)	$3,246	$2,432	$814

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

D. Reconciliation of Federal income Tax Rate to Actual Effective Rate

The provision for federal income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference are as follows (in millions):

Description	Amount	Tax Effect	Effective Tax Rate
Income Before Taxes	$1,977	$692	35.00%
Amortization of interest maintenance reserve	(76)	(27)	(1.37)%
Prepaid Expenses and Sundry Receivables (Opening Balance Adjustment)	438	154	7.79%
Prior year true-ups including Nonadmitted Partnership Tax Basis Adjustment	881	308	15.58%
Other	(23)	(7)	(0.36)%
Total	$3,197	$1,120	56.64%

Federal income tax incurred benefit		$(28)	(1.42)%
Adjustment to Surplus Related to Prior Year		45	2.28%
Change in net deferred income tax charge		1,507	76.23%
Tax effect of unrealized capital gain		(404)	(20.45)%
Total statutory income taxes		$1,120	56.64%

E. At December 31, 2010, the Company had net operating loss carry forwards expiring through the year 2023 of (in millions):

Year Incurred	Operating Loss	Year of Expiration
1998	$2,683	2013
1999	1,027	2014
2001	186	2016
2002	779	2017
2003	467	2018
2004	356	2019
2008	1,061	2023
Total	$6,559

At December 31, 2010, the Company had capital loss carry forwards expiring through the year 2014 of (in millions):

Year Incurred	Capital Loss	Year of Expiration
2009	$1,374	2014
Total	$1,374

At December 31, 2010, the Company had foreign tax credit carry forwards as follows (in millions):

Year Incurred	Foreign Tax Credit	Year of Expiration
2006	$ 2	2016
2007	2	2017
2008	2	2018
2009	2	2019
2010	3	2020
Total	$11

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, 2010, the Company had general business credit carry forward as follows (in millions):

Year Incurred	General Business Credit	Year of Expiration
2002	$ 1	2022
2003	2	2023
2004	2	2024
2005	2	2025
2006	5	2026
2007	7	2027
2008	5	2028
2009	2	2029
2010	3	2030
Total	$29

TIAA did not incur federal income taxes in 2010 or preceding years that would be available for recoupment in the event of future net losses.

TIAA does not have any protective tax deposits on deposits with the Internal Revenue Service under IRC Sec. 6603.

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in a tax-sharing agreement. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return. Amounts (receivable from) due to TIAA’s subsidiaries for federal income taxes were $(19) million and $70 million at December 31, 2010 and 2009, respectively. The consolidating companies, as of December 31, 2010, which file a consolidated federal income tax return with TIAA are as follows:

1)	TIAA-CREF Life Insurance Company
2)	TIAA-CREF Enterprises, Inc.
3)	Dan Properties, Inc.
4)	JV Georgia One, Inc.
5)	JWL Properties, Inc.
6)	Covariance Capital Management, Inc.
7)	ND Properties, Inc.
8)	Savannah Teachers Properties, Inc.
9)	TCT Holdings, Inc.
10)	Teachers Advisors, Inc.
11)	Oleum Holding Company, Inc.
12)	Teachers Personal Investors Service, Inc.
13)	T-Investment Properties Corp.
14)	T-Land Corp.
15)	WRC Properties, Inc.
16)	TIAA-CREF Tuition Financing, Inc.
17)	TIAA-CREF Trust Company, FSB
18)	730 Texas Forest Holdings, Inc.
19)	TIAA Global Markets, Inc.
20)	T-C Sports Co., Inc.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

21)	TIAA Board of Overseers
22)	TIAA Realty, Inc.
23)	TIAA Park Evanston, Inc.
25)	Port Northwest IV Corporation
25)	Westchester Group Investment Management, Inc.
26)	Westchester Group Investment Management Holding Company, Inc.

The IRS started its examination for TIAA on April 2, 2009 for the tax years 2005 and 2006. The examination is scheduled to be completed in May of 2011. The statute of limitations for the 2007, 2008, and 2009 federal income tax returns are open until September 2011, September 2012, and September 2013 respectively.

For the years 2003 and 2004 Federal income tax returns for the consolidated companies have been audited by the IRS. In November 2008, the IRS completed its audit and presented the group with a Revenue Agents Report that had no un-agreed adjustments.

FASB ASC 740 and Accounting Standards Update No. 2009-06 established a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FASB ASC 740 is effective for fiscal years beginning after December 15, 2006 and is to be applied to all open years as of the effective date. Management has evaluated the Company’s tax position under the principles of FASB ASC 740, and not recorded any uncertain tax benefits as of December 31, 2010 or 2009.

Note 16—Pension Plan and Post-retirement Benefits

TIAA maintains a qualified, non-contributory defined contribution pension plan covering substantially all employees. All qualified employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $36 million, $44 million and $40 million for the years ended December 31, 2010, 2009 and 2008, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In addition to the pension plan, the Company provides certain other post-retirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. As of December 31, 2010, the measurement date, the status of this plan for retirees and eligible active employees is summarized below (in millions):

	Post-retirement Benefits
	12/31/2010	12/31/2009	12/31/2008
Reconciliation of change in benefit obligation:
Benefit obligation at beginning of year	$116	$113	$99
Eligibility cost	5	5	4
Interest cost	6	7	6
Actuarial gains	10	1	9
Benefits paid	(7)	(7)	(5)
Plan amendments	—	(3)	—
Benefit obligation at end of year	$130	$116	$113

Reconciliation of funded status:
Benefit obligation at end of year
Current retirees	$99	$93	$86
Actives currently eligible to retire	31	23	27
Total obligation	130	116	113
Fair value of assets	—	—	—
Funded status	$(130)	$(116)	$(113)
Unrecognized net transition obligation	—	—	3
Unrecognized net (gain) losses	20	11	9
Unrecognized prior service cost	(1)	(1)	—
Accrued post-retirement benefit cost	$(111)	$(106)	$(101)

The net periodic post-retirement (benefit) cost for the years ended December 31 includes the following components (in millions):

	Post-retirement Benefits
	2010	2009	2008
Components of net periodic benefit cost:
Eligibility cost	$5	$5	$4
Interest cost	6	7	6
Amortization of net transition obligation and net (gain) or loss	—	1	1
Net periodic benefit cost	$11	$13	$11

The cost of post-retirement benefits includes a reduction arising from the Medicare Prescription Drug Act of 2003 (“The Act”) subsidy of $2 million for both 2010 and 2009.

The post-retirement benefit obligation for non-vested employees was approximately $33 million at December 31, 2010 and approximately $28 million at December 31, 2009.

The Company made changes (plan amendments) to its post-retirement life and health benefits during 2009. The changes included a provision that eliminates post-retirement life insurance coverage for employees who retire on or after January 1, 2010. This change is detailed in the plan amendment component in the reconciliation of the change in benefit obligation shown above.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

In addition, the Company changed the post-retirement medical and dental provisions such that employees qualifying for these programs on or after January 1, 2015 will have coverage under the programs, but without any Company subsidy. These changes resulted in the reduction in the post-retirement benefit obligation for non-vested employees described above.

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The Company’s proportionate share of the net pension cost of post-retirement benefits related to the pension plan was approximately $5 million, $6 million and $5 million for the years ended December 31, 2010, 2009 and 2008, respectively.

The assumptions used by the Company to calculate the benefit cost and obligations in the year are as follows:

	Post-retirement Benefits
	2010	2009	2008
Weighted-average assumption:
Assumptions used to determine benefit obligations
Discount rate	5.25%	5.75%	5.75%
Rate of compensation increase	0.00%	0.00%	4.00%
Assumptions used to determine net periodic benefit cost
Discount rate	5.75%	5.75%	6.25%
Rate of compensation increase	0.00%	4.00%	4.00%
Assumed health care cost trend rates:
Rates of Increase in Health Benefit Cost Pre-65 Healthcare Costs
Immediate Rate	8.50%	9.00%	9.50%
Ultimate Rate	6.00%	5.00%	5.00%
Year Ultimate Rate Reached	2018	2016	2014
Post-65 Healthcare Costs
Immediate Rate	8.00%	8.50%	9.00%
Ultimate Rate	5.25%	5.00%	5.00%
Year Ultimate Rate Reached	2018	2015	2013
Dental cost trend rate	5.25%	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase or decrease in assumed medical cost trend rates would have the following effects (in millions):

	Post-retirement Benefits
	2010	2009	2008
Effect of a 1% increase in benefit costs:
Change in post-retirement benefit obligation	$14	$12	$12
Change in eligibility cost and interest cost	$1	$1	$1

Effect of a 1% decrease in benefit costs:
Change in post-retirement benefit obligation	$(12)	$(10)	$(10)
Change in eligibility cost and interest cost	$(1)	$(1)	$(1)

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Estimated Future Benefit Payments

The following benefit payments, which reflect expected future service, are expected to be paid (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)
2011	$8
2012	$8
2013	$8
2014	$9
2015	$9
Total for 2016–2020	$56

Medicare Part D Subsidy Receipts
2011	$—
2012	$—
2013	$1
2014	$1
2015	$1
Total for 2016–2020	$5

The Company also maintains a non-qualified deferred compensation plan for non-employee Trustees and members of the TIAA Board of Overseers. The Company also maintains two non-qualified deferred compensation plans for non-employee Trustees and members of the TIAA Board of Overseers. The first plan provides for annual awards of $100,000 for each Trustee and $51,000 for each Overseer, which are subject to mandatory deferral into company-owned annuity contracts. The second plan enables Trustees and Overseers to voluntarily defer up to 100% of their cash retainers and committee fees. Payout of accumulations is normally made following the Trustees’ or member’s separation from the Board, either in a lump sum or in annual installments, depending on individual elections.

The Company previously provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees.

The SERP provided an annual retirement benefit payable at normal retirement calculated as 3.0% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years. This amount is reduced by the benefit arising from the basic TIAA defined contribution annuity contracts.

The accumulated benefit obligation totaled $44 million and $47 million as of December 31, 2010 and 2009, respectively. The Company had an accrued pension cost of $45 million and $46 million and had no additional minimum liability accrued as of December 31, 2010 and 2009, respectively. The Company did not have any projected benefit obligation for non-vested employees for 2010 or 2009.

The SERP obligations were determined based upon a discount rate of 4.77% and a rate of compensation increase is not applicable as of December 31, 2010 or 2009. In accordance with NAIC SSAP No. 89, Accounting For Pensions, A Replacement of SSAP No. 88, only vested obligations are reflected in the funded status.

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Future benefits expected to be paid for the time periods specified on the SERP are as follows (in millions):

1/1/2011 to 12/31/2011	$4
1/1/2012 to 12/31/2012	$4
1/1/2013 to 12/31/2013	$4
1/1/2014 to 12/31/2014	$4
1/1/2015 to 12/31/2015	$4
1/1/2016 to 12/31/2020	$17

Note 17—Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are calculated using CARVM in accordance with New York State Regulation 151, Actuarial Guideline 43 for variable annuity products and Actuarial Guideline 33 for all other products. For most annuities which do not contain variable guarantees, the reserves are calculated as the present value of guaranteed benefits using the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. Variable annuity reserves are calculated using Actuarial Guideline 43 which incorporates a deterministic floor plus a stochastic component for products which contain guaranteed benefits.

For retained assets, an accumulation account issued from the proceeds of annuities and life insurance policies, reserves held are equal to the total current account balances of all account holders.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3.0%. Approximately 80% of annuity and supplementary contract reserves are based on the 1983 Table set back at least 9 years or the Annuity 2000 table set back at least 9 years.

Withdrawal characteristics of annuity actuarial reserves and deposit-type contract funds for the years ended December 31 are as follows (in millions):

	2010		2009
	Amount	Percent	Amount	Percent
Subject to Discretionary Withdrawal
At fair value	$11,704	6.5%	$8,287	4.8%
At book value without adjustment	38,128	21.1%	35,680	20.8%
Not subject to discretionary withdrawal	130,706	72.4%	127,812	74.4%
Total (gross)	180,538	100.0%	171,779	100.0%
Reinsurance ceded	—		—
Total (net)	$180,538		$171,779

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Annuity reserves and deposit-type contact funds for the years ended December 31 are as follows (in millions):

	2010	2009
General Account:
Total annuities (excluding supplementary contracts with life contingencies)	$165,561	$160,455
Supplementary contracts with life contingencies	2,604	2,463
Deposit-type contract funds	646	574
Subtotal	168,811	163,492

Separate Accounts:
Annuities	11,645	8,223
Supplementary contracts with life contingencies	79	61
Deposit-type contract funds	3	3
Subtotal	11,727	8,287
Total	$180,538	$171,779

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent insurance policies, term insurance policies, and regular insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.00% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $0.1 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2010, and $0.1 million at December 31, 2009. As of December 31, 2010 and December 31, 2009, TIAA had $1.0 billion and $1.1 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $12.5 million and $13.5 million at December 31, 2010 and December 31, 2009, respectively.

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 18—Reinsurance

In 2005 the Company entered into reinsurance agreements with RGA Reinsurance Company. Two of the agreements were recaptured during 2007 and the remaining agreement was recaptured as of January 1, 2011. The statutory coinsurance reserve on the agreement at December 31, 2010 is approximately $17 million.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

At December 31, disclosures related to these assumed coinsurance agreements were (in millions):

	2010	2009	2008
Aggregated assumed premiums	$12	$21	$22
Reinsurance payable on paid and unpaid losses	$—	$—	$—
Modified coinsurance reserves	$202	$192	$183
(Decrease) Increase in policy and contract reserves	$(4)	$(5)	$(4)

In 2004, TIAA and its subsidiary, TIAA-CREF Life, entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement. After appropriate filings in each jurisdiction, MetLife offered the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2010 and 2009, there were premiums in force of $16 million and $21 million, respectively.

The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers and there are no reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of reinsurance.

The major lines in the accompanying financial statements that were reduced by ceded reinsurance agreements at December 31 are as follows (in millions):

	2010	2009	2008
Insurance and annuity premiums	$16	$21	$23
Policy and contract benefits	$62	$70	$81
Increase in policy and contract reserves	$81	$95	$50
Reserves for life and health insurance	$510	$591	$686

Note 19—Commercial Paper Program

TIAA began issuing commercial paper in May 1999. The Company had maintained a committed and unsecured 5-year revolving credit facility of $1 billion with a group of banks to support the commercial paper program. The commercial paper program and credit facility were both terminated effective March 5, 2010.

Note 20—Capital and Contingency Reserves and Shareholders’ Dividends Restrictions

The portion of contingency reserves represented or reduced by each item below for the year ended December 31 are as follows (in millions):

	2010	2009
Net unrealized capital gains (losses)	$1,361	$910
Asset valuation reserve	$(1,418)	$(273)
Net deferred federal income tax	$(1,507)	$(218)
Change in non-admitted assets	$2,418	$(21)
Net change in reserve valuation	$—	$2,260
Net change in separate account surplus	$121	$(301)
Issuance of surplus notes	$—	$2,000
Changes in accounting principles	$—	$1,030
Change in dividend accrual methodology	$—	$155

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Capital: TIAA has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Overseers, a not-for-profit corporation created for the purpose of holding the common stock of TIAA. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On December 16, 2009, the Company issued Surplus Notes (“Notes”) in an aggregate principal amount of $2 billion. The Notes bear interest at an annual rate of 6.850%, and have a maturity date of December 16, 2039. Proceeds from the issuance of the Notes were $1,997 million, net of issuance discount. The Notes were issued in a transaction pursuant to Rule 144A under the Securities Act of 1933, as amended, and the Notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company. Interest on these Notes is scheduled to be paid semiannually on June 16 and December 16 of each year through the maturity date. During 2010 interest of $137 million was paid.

No subsidiary or affiliate of the Company is an obligor or guarantor of the Notes, which are solely obligations of the Company.

The Notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the Notes are not part of the legal liabilities of the Company. The Notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the Notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the Notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus 40 basis points, plus in each case, accrued and unpaid interest payments on the Notes to be redeemed to the redemption date.

At December 31, 2010 and 2009, no affiliates of the Company held any portion of the Notes.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 21—Contingencies and Guarantees

SUBSIDIARY AND AFFILIATE GUARANTEES:

TGM, a wholly-owned subsidiary of TIAA, was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. TGM is authorized to issue up to $5 billion in debt and TIAA’s Board of Trustees authorized TIAA to guarantee up to $5 billion of TGM’s debt. TGM had $2,530 million at December 31, 2010 and $3,280 million at December 31, 2009 of outstanding debt and accrued interest. On July 12, 2010, The Company increased the size of the uncommitted and unsecured 364-day revolving line of credit to TGM from $750 million to $1 billion. There was no outstanding principal or accrued interest on the line of credit as of December 31, 2010 or 2009. There were no draw downs or repayments on the line during 2010 or 2009.

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

Subsequent to year end, TGM borrowed $610 million against the line of credit of which $105 million was repaid in 2011.

The carrying value of TGM was $(182) million and $(267) million at December 31, 2010 and December 31, 2009, respectively. Pursuant to TIAA’s guarantee of TGM, TIAA reported the negative equity of TGM as an unrealized loss.

The Company has a financial support agreement with TIAA-CREF Life. Under this agreement, the Company will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. This agreement was not utilized during 2010.

The Company also provides a $100 million unsecured 364-day revolving line of credit to TIAA-CREF Life. As of December 31, 2010, $30 million of this facility was maintained on a committed basis for which the Company received a commitment fee of 15 basis points on the undrawn committed amount. During 2010, there were 18 draw downs totaling $34 million that were repaid by December 31, 2010. During 2009, there were 7 draw downs totaling $15 million that were repaid by December 31, 2009. As of December 31, 2010 and 2009, outstanding principal plus accrued interest on this line of credit was $0.

The Company provides a $1 billion uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Mutual Funds (the “Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1 billion committed credit facility maintained with a group of banks. As of December 31, 2010 and 2009, neither CREF nor the Funds had utilized this line of credit.

The Company provides a $100 million committed and unsecured 364-day revolving line of credit to TCAM, a real estate fund managed by Advisors, in which TIAA has a minority indirect equity ownership interest. During 2010, there were 4 draw downs totaling $152 million. During 2009, there were 2 draw downs totaling $5 million which were repaid by December 31, 2009. Outstanding principal and accrued interest under this line of credit totaled $30 million and $0 as of December 31, 2010 and 2009, respectively.

On October 1, 2010, the Company has provided to the Office of Thrift Supervision a written commitment to maintain TIAA-CREF Trust Company as a “Well Capitalized” institution for Prompt Corrective Action purposes for at least three years.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount

183	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at their accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As a result of net participant transfers from REA, on December 24, 2008, the TIAA general account purchased $155.6 million of accumulation units (measured based on the cost of such units) issued by REA. During 2009, the TIAA general account purchased additional $1,059 million of accumulation units in a number of separate transactions. TIAA made no additional purchases in 2010. Overall TIAA has purchased $1,214 million of accumulation units and the fair value of such units was $1,034 million as of December 31, 2010. Accumulation units owned by TIAA are included as separate account assets and valued in the same manner as units owned by individual REA participants on a fair value basis and will fluctuate in value.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2010, the future minimum lease payments are estimated as follows (in millions):

Year	2011	2012	2013	2014	2015	Thereafter	Total
Amount	$33	$32	$29	$22	$19	$50	$185

Leased pace expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2010, 2009 and 2008 was approximately $32 million, $35 million and $36 million, respectively.

OTHER CONTINGENCIES AND GUARANTEES:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is TIAA management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

Note 22—Borrowed Money

Effective March 2009, TIAA was authorized to execute investment transactions under the Term Asset-Backed Securities Loan Facility (“TALF”) program. Under the TALF program, the Federal Reserve Bank of New York (“FRBNY”) would lend up to $200 billion on a non-recourse basis to holders of certain AAA-rated Asset Backed Securities (“ABS”) backed by newly and recently originated consumer and small business loans. The FRBNY will lend an amount equal to the market value of the ABS less a haircut and will be secured at all times by the ABS. Loan proceeds will be disbursed to the borrower, contingent on receipt by the FRBNY custodian bank of the eligible collateral.

TIAA-CREF Investment Horizon Annuity Prospectus	184

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

As of December 31, 2010, TIAA held $1,055 million of eligible asset-backed securities under the TALF program which have been pledged as collateral to support a loan outstanding payable in the amount of $960 million.

Note 23—Subsequent Events

In March 2011, the Company commenced a repurchase program to sell and repurchase securities for the purpose of funding general corporate obligations. During periods of excess liquidity levels, proceeds will be invested in short-term instruments.

The Company has considered the impact of the natural disaster which occurred in Japan on March 11, 2011. Currently, management has determined that, based on information presently available related to the Company’s investment portfolio and in consideration of the Company’s related exposures, any impact has not been material relative to the financial position of the Company through the date that these financial statements were available to be issued. Management will continue to evaluate and consider the potential impact to the Company.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 12, 2011, the date the financial statements were issued.

Note 24—Securities With a Recognized Other-than-temporary Impairments

The following table represents loan-backed and structured securities with a recognized other-than-temporary impairment and currently held at December 31, 2010, where the present value of cash flows expected to be collected is less than the amortized cost (in whole dollars).

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other-Than- Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
00253CHY6	$3,100,607	$1,882,904		$(1,217,703)	$1,882,904	$1,186,653	Q4 2010
00253CHZ3	1,276,822	1,024,886		(251,936)	1,024,886	899,530	Q4 2010
02660TFM0	9,072,871	8,993,573		(79,299)	8,993,573	5,104,550	Q4 2010
03762AAG4	2,101,951	2,013,090		(88,862)	2,013,090	1,179,900	Q4 2010
03762GAC0	1,545,356	1,197,715		(347,641)	1,197,715	1,017,450	Q4 2010
03762GAE6	209,324	157,847		(51,477)	157,847	289,710	Q4 2010
05947UMM7	1,960,454	36,450		(1,924,005)	36,450	149,096	Q4 2010
05947UMN5	240,004	—	*	(240,004)	—	58,764	Q4 2010
059497AE7	683,458	—	*	(683,458)	—	892,320	Q4 2010
05950VAP5	13,448,285	10,560,944		(2,887,341)	10,560,944	6,026,132	Q4 2010
05950VAT7	1,600,210	411,018		(1,189,192)	411,018	684,000	Q4 2010
059511AM7	1,035,890	—	*	(1,035,890)	—	1,105,164	Q4 2010
059511AS4	749,798	—	*	(749,798)	—	1,406,667	Q4 2010
059511AU9	845,707	—	*	(845,707)	—	1,373,330	Q4 2010
07383F6U7	2,490,124	2,094,926		(395,199)	2,094,926	3,100,870	Q4 2010
07387BAU7	1,221,650	1,190,560		(31,089)	1,190,560	2,196,301	Q4 2010
07387BEQ2	820,330	447,544		(372,786)	447,544	1,811,230	Q4 2010
07388RAL1	493,059	—	*	(493,059)	—	3,027,355	Q4 2010
07388VAL2	10,747,974	7,302,404		(3,445,570)	7,302,404	4,214,420	Q4 2010
07388YBC5	1,417,660	—	*	(1,417,660)	—	990,577	Q4 2010
07388YBE1	855,193	—	*	(855,193)	—	630,000	Q4 2010

185	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
07401DAM3	$3,439,369	$3,083,707		$(355,662)	$3,083,707	$1,972,655	Q4 2010
12498NAC7	4,999,786	4,674,166		(325,620)	4,674,166	2,499,495	Q4 2010
12513YAM2	3,046,463	1,671,633		(1,374,830)	1,671,633	5,784,456	Q4 2010
126671R65	3,749,037	3,574,283		(174,754)	3,574,283	1,375,277	Q4 2010
126671TV8	435,057	319,559		(115,498)	319,559	168,056	Q4 2010
126671TW6	448,023	394,139		(53,884)	394,139	210,082	Q4 2010
14986DAR1	10,107,291	4,565,745		(5,541,546)	4,565,745	5,114,828	Q4 2010
14986DAT7	3,644,860	1,876,782		(1,768,078)	1,876,782	5,615,912	Q4 2010
20047EAM4	1,814,136	1,197,606		(616,529)	1,197,606	5,642,594	Q4 2010
20047QAN5	11,304,365	4,660,376		(6,643,989)	4,660,376	5,416,753	Q4 2010
20173QAK7	6,017,476	4,101,651		(1,915,825)	4,101,651	3,633,294	Q4 2010
20173QAL5	6,017,620	959,070		(5,058,550)	959,070	2,925,876	Q4 2010
20173QAM3	7,865,861	1,977,948		(5,887,913)	1,977,948	5,279,911	Q4 2010
20173QAN1	2,176,684	1,431,413		(745,272)	1,431,413	3,858,538	Q4 2010
20173QAQ4	1,257,962	589,030		(668,932)	589,030	964,680	Q4 2010
20173QAR2	582,408	375,122		(207,286)	375,122	669,900	Q4 2010
20173TAP0	1,780,482	722,541		(1,057,941)	722,541	3,688,180	Q4 2010
22544QAK5	1,798,847	709,514		(1,089,333)	709,514	6,708,762	Q4 2010
22545LAV1	304,002	301,815		(2,187)	301,815	328,910	Q4 2010
22545MAL1	1,147,301	894,975		(252,326)	894,975	2,821,098	Q4 2010
22608SAD0	3,150,813	3,071,255		(79,558)	3,071,255	600,009	Q4 2010
294751DY5	1,226,812	903,019		(323,793)	903,019	260,169	Q4 2010
36159XAJ9	19,512,730	18,670,215		(842,515)	18,670,215	10,504,542	Q4 2010
361849N57	5,009,542	4,922,538		(87,004)	4,922,538	3,074,680	Q4 2010
361849N73	1,264,245	704,838		(559,408)	704,838	4,954,623	Q4 2010
361849R61	9,617,774	7,935,307		(1,682,467)	7,935,307	4,877,148	Q4 2010
361849R79	4,702,135	963,680		(3,738,455)	963,680	2,659,464	Q4 2010
361849R87	1,586,254	866,712		(719,542)	866,712	3,096,156	Q4 2010
361849S29	426,981	326,781		(100,200)	326,781	1,165,320	Q4 2010
36228CDP5	707,260	471,909		(235,350)	471,909	1,040,356	Q4 2010
36228CWE9	4,574,013	3,905,338		(668,675)	3,905,338	2,234,865	Q4 2010
36228CYQ0	18,382,849	18,045,609		(337,240)	18,045,609	12,913,908	Q4 2010
3622ELAD8	41,439,863	40,333,121		(1,106,743)	40,333,121	32,759,823	Q4 2010
3622MSAC6	427,403	—	*	(427,403)	—	75,000	Q4 2010
362332AM0	4,533,075	4,250,580		(282,495)	4,250,580	1,500,000	Q4 2010
362334ME1	21,081,013	20,974,960		(106,052)	20,974,960	16,318,857	Q4 2010
36298JAA1	21,479,336	19,948,371		(1,530,965)	19,948,371	13,746,958	Q4 2010
46625MQ77	619,843	270,160		(349,683)	270,160	196,715	Q4 2010
46625MUH0	1,191,047	821,129		(369,918)	821,129	635,138	Q4 2010
46625YA78	3,989,943	1,223,441		(2,766,502)	1,223,441	1,199,316	Q4 2010
46625YC68	192,699	137,255		(55,444)	137,255	304,000	Q4 2010
46625YQ63	3,341,845	2,972,005		(369,839)	2,972,005	2,933,371	Q4 2010
46625YQ89	424,305	398,175		(26,130)	398,175	1,386,337	Q4 2010
46625YRB1	4,095,553	3,032,137		(1,063,415)	3,032,137	2,185,563	Q4 2010
46628FAU5	3,244,633	2,010,466		(1,234,168)	2,010,466	1,417,955	Q4 2010
46629GAP3	4,402,923	1,023,733		(3,379,190)	1,023,733	3,635,317	Q4 2010

TIAA-CREF Investment Horizon Annuity Prospectus	186

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46629GAQ1	$911,998	$445,384		$(466,614)	$445,384	$1,984,740	Q4 2010
46629PAG3	4,152,176	3,729,601		(422,575)	3,729,601	2,989,477	Q4 2010
46629PAU2	625,708	491,322		(134,386)	491,322	1,395,696	Q4 2010
46629YAM1	4,299,779	4,041,162		(258,617)	4,041,162	8,095,640	Q4 2010
46629YAQ2	955,307	909,968		(45,339)	909,968	1,874,158	Q4 2010
46630AAC2	494,162	414,909		(79,253)	414,909	595,000	Q4 2010
46631BAM7	3,754,144	1,860,108		(1,894,036)	1,860,108	4,424,780	Q4 2010
46631BAN5	4,758,756	2,507,697		(2,251,059)	2,507,697	10,524,883	Q4 2010
46631BAP0	1,116,985	1,083,703		(33,282)	1,083,703	4,835,036	Q4 2010
46632HAQ4	387,089	234,521		(152,568)	234,521	640,263	Q4 2010
46632HAR2	657,982	413,493		(244,489)	413,493	1,445,123	Q4 2010
50179AAL1	13,174,417	12,419,388		(755,029)	12,419,388	4,828,886	Q4 2010
50179AAM9	1,005,481	790,316		(215,165)	790,316	480,000	Q4 2010
50180CAM2	337,891	277,302		(60,588)	277,302	2,842,250	Q4 2010
52108HF82	7,459,725	5,924,508		(1,535,216)	5,924,508	5,205,529	Q4 2010
52108HV76	4,377,380	741,716		(3,635,665)	741,716	1,821,350	Q4 2010
52108MGC1	3,137,225	628,286		(2,508,939)	628,286	1,267,523	Q4 2010
52108MGD9	369,749	—	*	(369,749)	—	497,400	Q4 2010
525221EB9	27,039,152	26,946,966		(92,185)	26,946,966	21,562,436	Q4 2010
55312VAR9	9,678,413	9,608,263		(70,150)	9,608,263	7,471,935	Q4 2010
55313KAH4	8,711,805	6,978,695		(1,733,110)	6,978,695	6,165,800	Q4 2010
59022HBX9	1,360,166	449,703		(910,463)	449,703	2,575,146	Q4 2010
59025KAK8	18,903,173	14,904,466		(3,998,707)	14,904,466	9,272,020	Q4 2010
59025WAU0	3,874,226	3,161,797		(712,429)	3,161,797	1,874,928	Q4 2010
60688BAM0	1,868,835	1,400,981		(467,855)	1,400,981	2,517,984	Q4 2010
60688BAS7	1,558,562	1,157,994		(400,568)	1,157,994	2,520,386	Q4 2010
617451CA5	7,211,647	6,847,723		(363,925)	6,847,723	3,362,630	Q4 2010
61746WE97	205,421	114,771		(90,650)	114,771	713,866	Q4 2010
61746WF21	44,826	—	*	(44,826)	—	129,579	Q4 2010
61750HAN6	1,079,242	784,248		(294,993)	784,248	1,234,718	Q4 2010
61751XAJ9	1,066,523	781,536		(284,988)	781,536	3,427,585	Q4 2010
61751XAK6	685,846	571,591		(114,255)	571,591	3,196,975	Q4 2010
61751XAL4	173,370	152,936		(20,434)	152,936	1,030,404	Q4 2010
61753JAK5	6,101,236	1,100,337		(5,000,899)	1,100,337	4,938,200	Q4 2010
61753JAL3	1,461,072	613,152		(847,920)	613,152	4,701,500	Q4 2010
61753JAM1	651,003	400,720		(250,283)	400,720	3,409,210	Q4 2010
61753JAN9	436,652	238,561		(198,091)	238,561	1,621,328	Q4 2010
61754KAH8	34,531,549	32,008,838		(2,522,712)	32,008,838	20,419,998	Q4 2010
61754KAN5	14,246,522	—	*	(14,246,522)	—	11,932,260	Q4 2010
61754KAP0	2,120,835	—	*	(2,120,835)	—	3,653,011	Q4 2010
76110WQA7	14,360,762	14,183,345		(177,416)	14,183,345	6,766,953	Q4 2010
76110WRW8	2,900,673	2,557,357		(343,316)	2,557,357	720,800	Q4 2010
81375WHJ8	13,468,350	12,013,441		(1,454,909)	12,013,441	6,643,498	Q4 2010
81375WHK5	3,992,206	3,666,950		(325,256)	3,666,950	2,376,394	Q4 2010
92976UAA8	3,123,080	2,712,496		(410,584)	2,712,496	2,800,000	Q4 2010
92977RAK2	5,447,870	5,160,767		(287,104)	5,160,767	3,041,064	Q4 2010

187	TIAA-CREF Investment Horizon Annuity Prospectus

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NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
02148FAW5	$23,469,071	$23,456,026	$(13,045)	$23,456,026	$20,626,166	Q4 2010
02149HAK6	21,622,113	21,396,405	(225,708)	21,396,405	22,846,880	Q4 2010
02151CBD7	24,471,199	24,001,487	(469,711)	24,001,487	23,706,444	Q4 2010
02151NBA9	15,480,186	15,291,181	(189,004)	15,291,181	13,428,018	Q4 2010
05946XL92	11,074,631	10,989,293	(85,338)	10,989,293	9,273,597	Q4 2010
05948KB65	9,575,839	9,448,438	(127,401)	9,448,438	7,787,100	Q4 2010
05948KC98	17,059,882	17,047,745	(12,137)	17,047,745	15,271,833	Q4 2010
05948KF20	17,433,474	17,417,390	(16,083)	17,417,390	16,163,338	Q4 2010
05948KKZ1	4,378,874	4,348,094	(30,780)	4,348,094	3,162,909	Q4 2010
05948KLA5	748,470	655,160	(93,310)	655,160	968,395	Q4 2010
05948KP37	10,440,936	10,342,820	(98,115)	10,342,820	9,470,228	Q4 2010
12543TAD7	9,455,636	9,424,960	(30,676)	9,424,960	8,013,000	Q4 2010
12543UAD4	42,092,526	41,384,370	(708,155)	41,384,370	38,905,393	Q4 2010
12543UAE2	14,949,355	14,714,571	(234,783)	14,714,571	13,537,440	Q4 2010
12544AAC9	48,165,626	47,278,200	(887,426)	47,278,200	30,525,000	Q4 2010
12544DAK5	21,408,333	21,278,877	(129,455)	21,278,877	19,988,228	Q4 2010
12544DAQ2	15,270,767	15,189,090	(81,677)	15,189,090	13,553,792	Q4 2010
12544LAK7	30,760,928	30,597,504	(163,424)	30,597,504	29,382,400	Q4 2010
12544RAL2	8,573,674	8,569,990	(3,684)	8,569,990	6,884,000	Q4 2010
12545CAU4	37,156,526	37,023,160	(133,366)	37,023,160	37,092,000	Q4 2010
12667F4N2	9,394,946	9,362,609	(32,336)	9,362,609	7,370,515	Q4 2010
12667F5J0	19,508,667	19,458,636	(50,030)	19,458,636	16,864,398	Q4 2010
12667F5Z4	6,127,911	6,074,174	(53,736)	6,074,174	23,122,722	Q4 2010
12667F5Z4	21,006,008	20,971,664	(34,343)	20,971,664	23,122,722	Q4 2010
12667F7D1	24,551,494	24,417,749	(133,745)	24,417,749	20,944,078	Q4 2010
12667FR98	1,434,383	1,345,289	(89,094)	1,345,289	2,014,288	Q4 2010
12667FYZ2	11,827,718	9,763,883	(2,063,835)	9,763,883	5,306,397	Q4 2010
12667GBA0	14,356,377	14,265,050	(91,326)	14,265,050	54,951,911	Q4 2010
12667GBA0	23,954,630	23,799,646	(154,984)	23,799,646	54,951,911	Q4 2010
12667GBA0	28,520,429	28,356,700	(163,728)	28,356,700	54,951,911	Q4 2010
12667GFB4	24,466,401	24,329,899	(136,502)	24,329,899	54,299,602	Q4 2010
12667GFB4	41,264,741	41,037,127	(227,614)	41,037,127	54,299,602	Q4 2010
12667GFT5	18,562,240	18,474,874	(87,366)	18,474,874	15,007,688	Q4 2010
12667GJG9	15,775,364	15,766,092	(9,272)	15,766,092	12,829,793	Q4 2010
12667GJR5	50,983,827	50,777,728	(206,098)	50,777,728	40,057,620	Q4 2010
12667GLE1	29,155,692	29,145,504	(10,187)	29,145,504	25,833,254	Q4 2010
12667GQA4	22,109,150	21,879,738	(229,411)	21,879,738	18,047,633	Q4 2010
12667GW74	19,617,942	19,539,187	(78,755)	19,539,187	16,537,691	Q4 2010
12668AAG0	15,979,720	15,516,771	(462,948)	15,516,771	15,873,697	Q4 2010
126694JS8	27,801,206	27,787,428	(13,778)	27,787,428	22,064,889	Q4 2010
126694W61	23,884,838	23,708,747	(176,091)	23,708,747	18,993,432	Q4 2010
126694XQ6	30,891,682	30,711,314	(180,367)	30,711,314	26,691,546	Q4 2010
12669D5V6	3,366,134	3,224,123	(142,010)	3,224,123	2,161,792	Q4 2010
12669DN79	3,832,053	3,076,024	(756,029)	3,076,024	2,305,674	Q4 2010
12669EWY8	8,695,050	8,642,661	(52,389)	8,642,661	6,982,960	Q4 2010
12669EWZ5	1,659,204	1,236,059	(423,144)	1,236,059	1,567,961	Q4 2010

TIAA-CREF Investment Horizon Annuity Prospectus	188

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12669YAF9	$19,396,738	$19,386,356	$(10,381)	$19,386,356	$10,846,750	Q4 2010
12670AAF8	45,556,275	45,009,286	(546,988)	45,009,286	39,241,526	Q4 2010
161631AV8	40,499,302	40,096,350	(402,952)	40,096,350	35,712,547	Q4 2010
16163BAP9	28,514,838	28,163,886	(350,952)	28,163,886	24,986,500	Q4 2010
16165TBJ1	9,210,013	9,136,783	(73,229)	9,136,783	8,184,917	Q4 2010
170255AS2	14,567,962	14,517,614	(50,347)	14,517,614	13,461,000	Q4 2010
17025TAV3	27,400,420	27,375,370	(25,050)	27,375,370	25,509,873	Q4 2010
1729732W8	20,382,765	20,315,199	(67,565)	20,315,199	17,354,537	Q4 2010
17310AAR7	32,430,459	32,419,024	(11,435)	32,419,024	24,900,996	Q4 2010
17312FAD5	9,808,087	9,796,800	(11,287)	9,796,800	8,686,000	Q4 2010
22541Q4M1	6,735,654	6,418,429	(317,224)	6,418,429	3,526,395	Q4 2010
22541SVH8	6,484,621	6,430,759	(53,862)	6,430,759	3,627,227	Q4 2010
251510ET6	3,345,542	3,209,845	(135,696)	3,209,845	1,586,646	Q4 2010
32051DXD9	964,040	883,028	(81,012)	883,028	887,873	Q4 2010
32051DXE7	704,378	616,897	(87,480)	616,897	627,581	Q4 2010
32051G2J3	20,635,774	20,567,316	(68,458)	20,567,316	17,988,737	Q4 2010
32051GN35	27,101,137	26,907,870	(193,267)	26,907,870	19,863,250	Q4 2010
32051GP41	19,697,380	19,476,620	(220,760)	19,476,620	14,994,000	Q4 2010
32051GVL6	24,502,122	24,194,205	(307,917)	24,194,205	22,632,548	Q4 2010
362669AQ6	9,992,478	9,836,120	(156,357)	9,836,120	9,037,754	Q4 2010
46627MAC1	10,865,010	10,703,051	(161,959)	10,703,051	7,621,227	Q4 2010
46628YBK5	29,058,811	28,786,174	(272,636)	28,786,174	26,129,350	Q4 2010
46628YBP4	15,236,182	15,097,096	(139,086)	15,097,096	11,056,346	Q4 2010
52521RAS0	1,883,101	1,784,443	(98,657)	1,784,443	2,390,945	Q4 2010
576434JM7	5,273,081	4,794,747	(478,333)	4,794,747	3,308,819	Q4 2010
74951PEA2	475,728	462,483	(13,244)	462,483	381,945	Q4 2010
749577AL6	18,052,454	17,775,596	(276,858)	17,775,596	11,959,216	Q4 2010
74957EAE7	18,232,309	18,044,355	(187,954)	18,044,355	16,918,370	Q4 2010
74957EAF4	38,283,506	37,751,749	(531,757)	37,751,749	34,693,545	Q4 2010
74957VAQ2	22,154,815	21,889,958	(264,856)	21,889,958	20,054,567	Q4 2010
74957XAF2	36,766,143	36,351,790	(414,353)	36,351,790	30,585,720	Q4 2010
749583AH3	10,049,814	9,934,668	(115,145)	9,934,668	4,931,266	Q4 2010
74958AAD6	13,436,388	13,414,590	(21,798)	13,414,590	27,992,687	Q4 2010
74958AAD6	18,104,247	18,066,777	(37,469)	18,066,777	27,992,687	Q4 2010
74958BAH5	25,527,559	25,194,638	(332,920)	25,194,638	22,300,818	Q4 2010
74958EAD8	48,792,758	48,664,800	(127,958)	48,664,800	43,555,000	Q4 2010
75115CAG2	7,692,270	7,620,317	(71,953)	7,620,317	7,894,687	Q4 2010
76110HQS1	4,259,476	4,133,507	(125,968)	4,133,507	4,000,830	Q4 2010
76110HX53	10,221,638	10,177,036	(44,601)	10,177,036	8,533,547	Q4 2010
76110HX87	22,805,055	22,632,748	(172,306)	22,632,748	18,830,017	Q4 2010
761118CZ9	10,039,550	10,005,568	(33,982)	10,005,568	9,365,092	Q4 2010
76114DAE4	13,559,310	13,519,856	(39,453)	13,519,856	13,404,091	Q4 2010
949772AD9	28,243,539	28,132,050	(111,489)	28,132,050	23,501,359	Q4 2010
949837AF5	68,474,786	68,353,707	(121,079)	68,353,707	44,639,062	Q4 2010
949837BE7	19,812,631	19,775,778	(36,853)	19,775,778	16,546,363	Q4 2010
949837BK3	8,514,486	8,499,688	(14,798)	8,499,688	7,110,656	Q4 2010

189	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
949837CC0	$25,450,065	$25,373,072		$(76,992)	$25,373,072	$20,690,221	Q4 2010
94983BAP4	15,420,570	15,386,926		(33,644)	15,386,926	12,756,150	Q4 2010
94984AAR1	29,144,103	28,982,130		(161,973)	28,982,130	17,766,000	Q4 2010
94984AAS9	9,953,947	9,909,440		(44,507)	9,909,440	9,662,000	Q4 2010
94984FAR0	35,173,276	35,157,002		(16,274)	35,157,002	34,782,734	Q4 2010
94984HAC9	36,429,878	36,105,824		(324,054)	36,105,824	34,059,273	Q4 2010
94984XAB6	9,370,976	9,287,499		(83,476)	9,287,499	5,478,272	Q4 2010
94984XAD2	7,749,137	7,680,094		(69,042)	7,680,094	4,557,000	Q4 2010
94984XAM2	11,829,068	11,723,543		(105,524)	11,723,543	8,324,642	Q4 2010
94985JAB6	48,321,959	48,228,400		(93,559)	48,228,400	44,145,000	Q4 2010
94985JBR0	29,162,715	29,121,539		(41,176)	29,121,539	27,803,419	Q4 2010
94985JCA6	28,558,476	28,534,710		(23,766)	28,534,710	26,562,000	Q4 2010
94985LAD7	15,368,802	15,349,891		(18,911)	15,349,891	12,980,185	Q4 2010
94985RAP7	61,243,010	60,846,336		(396,674)	60,846,336	47,827,200	Q4 2010
94985WAP6	21,483,620	21,439,796		(43,823)	21,439,796	19,756,941	Q4 2010
94985WAQ4	73,940,814	73,680,424		(260,390)	73,680,424	62,384,887	Q4 2010
94985WBL4	36,878,715	36,769,287		(109,427)	36,769,287	30,262,158	Q4 2010
94986AAC2	19,180,863	19,096,840		(84,023)	19,096,840	102,925,000	Q4 2010
94986AAC2	19,329,580	19,244,820		(84,760)	19,244,820	102,925,000	Q4 2010
94986AAC2	71,734,602	71,420,325		(314,277)	71,420,325	102,925,000	Q4 2010
03702YAC4	14,400	—	²	(7,200)	7,200	7,200	Q4 2010
05947U6E3	8,003,952	—	²	(6,831,697)	1,172,255	1,172,255	Q4 2010
059500AH1	10,026,689	—	²	(7,513,799)	2,512,890	2,512,890	Q4 2010
059500AJ7	10,026,444	—	²	(7,868,105)	2,158,339	2,158,339	Q4 2010
05950EAN8	3,636,647	—	²	(1,953,272)	1,683,375	1,683,375	Q4 2010
05950VAR1	12,034,861	—	²	(8,198,726)	3,836,135	3,836,135	Q4 2010
05950WAQ1	5,075,684	—	²	(4,175,684)	900,000	900,000	Q4 2010
05950WAQ1	8,990,631	—	²	(7,394,751)	1,595,880	1,595,880	Q4 2010
05950WAQ1	9,448,183	—	²	(7,648,183)	1,800,000	1,800,000	Q4 2010
07387BEK5	9,182,390	—	²	(5,509,271)	3,673,119	3,673,119	Q4 2010
07387BEN9	3,313,391	—	²	(2,161,953)	1,151,438	1,151,438	Q4 2010
07387BEP4	1,934,097	—	²	(507,963)	1,426,134	1,426,134	Q4 2010
07388LAN0	20,528,082	—	²	(10,546,982)	9,981,100	9,981,100	Q4 2010
07388RAK3	3,642,416	—	²	(1,347,832)	2,294,584	2,294,584	Q4 2010
12513YAL4	3,894,222	—	²	(1,387,523)	2,506,699	2,506,699	Q4 2010
17310MAQ3	9,598,479	—	²	(4,877,589)	4,720,890	4,720,890	Q4 2010
20173MAM2	4,964,116	—	²	(3,466,972)	1,497,144	1,497,144	Q4 2010
20173VAK6	9,929,988	—	²	(4,177,038)	5,752,950	5,752,950	Q4 2010
20173VAL4	4,911,899	—	²	(2,286,030)	2,625,869	2,625,869	Q4 2010
20173VAM2	5,953,003	—	²	(1,723,424)	4,229,579	4,229,579	Q4 2010
22545LAP4	8,021,098	—	²	(5,108,298)	2,912,800	2,912,800	Q4 2010
22545LAR0	2,280,212	—	²	(909,887)	1,370,325	1,370,325	Q4 2010
22545LAR0	3,023,211	—	²	(1,234,937)	1,788,274	1,788,274	Q4 2010
22545LAR0	3,027,075	—	²	(1,238,801)	1,788,274	1,788,274	Q4 2010
36228CXF5	4,683,448	—	²	(3,280,059)	1,403,389	1,403,389	Q4 2010
36828QSJ6	10,856,558	—	²	(5,883,307)	4,973,251	4,973,251	Q4 2010

TIAA-CREF Investment Horizon Annuity Prospectus	190

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46625YUR2	$5,263,727	$—	²	$(2,273,135)	$2,990,592	$2,990,592	Q4 2010
46625YUR2	9,996,646	—	²	(4,483,016)	5,513,630	5,513,630	Q4 2010
46627QBJ6	20,048,492	—	²	(13,876,532)	6,171,960	6,171,960	Q4 2010
46629YAL3	16,040,303	—	²	(7,240,391)	8,799,912	8,799,912	Q4 2010
46630EAL4	4,873,921	—	²	(2,202,866)	2,671,055	2,671,055	Q4 2010
46631BAL9	9,862,726	—	²	(5,042,606)	4,820,120	4,820,120	Q4 2010
55312YAH5	7,081,363	—	²	(1,997,414)	5,083,949	5,083,949	Q4 2010
59022HLQ3	9,707,869	—	²	(5,299,299)	4,408,570	4,408,570	Q4 2010
59022HLQ3	10,543,736	—	²	(5,786,890)	4,756,846	4,756,846	Q4 2010
59022KAK1	22,524,821	—	²	(11,474,382)	11,050,439	11,050,439	Q4 2010
59023BAL8	4,712,257	—	²	(2,869,173)	1,843,084	1,843,084	Q4 2010
606935AP9	4,965,073	—	²	(2,827,984)	2,137,089	2,137,089	Q4 2010
61746WFS4	2,428,681	—	²	(149,158)	2,279,523	2,279,523	Q4 2010
61750HAK2	11,170,743	—	²	(5,486,895)	5,683,848	5,683,848	Q4 2010
74040KAC6	4,024,899	—	²	(919,386)	3,105,513	3,105,513	Q4 2010
92976BBV3	3,224,723	—	²	(1,242,124)	1,982,599	1,982,599	Q4 2010
92976BBV3	23,512,118	—	²	(11,765,214)	11,746,904	11,746,904	Q4 2010
92978MAL0	10,612,719	—	²	(3,872,055)	6,740,664	6,740,664	Q4 2010
92978YAK6	3,339,950	—	²	(136,180)	3,203,770	3,203,770	Q4 2010
46625MUJ6	2,326,704	—	*	(2,326,704)	—	715,289	Q3 2010
46625MQ85	1,057,827	2,824		(1,055,003)	2,824	233,586	Q3 2010
22544QAM1	487,456	27,610		(459,846)	27,610	6,078,402	Q3 2010
92978QAJ6	33,516	29,201		(4,315)	29,201	45,068	Q3 2010
50180CAV2	513,643	56,863		(456,780)	56,863	900,000	Q3 2010
50180JAL9	78,357	58,000		(20,357)	58,000	840,000	Q3 2010
07388RAM9	655,917	80,005		(575,912)	80,005	2,418,138	Q3 2010
46625YQ97	349,798	83,841		(265,957)	83,841	1,825,110	Q3 2010
07388RAN7	93,544	87,476		(6,068)	87,476	2,224,900	Q3 2010
46625M2Y4	127,218	90,542		(36,676)	90,542	168,938	Q3 2010
20173MAQ3	340,808	152,700		(188,108)	152,700	450,000	Q3 2010
53944MAC3	230,382	161,090		(69,292)	161,090	70,000	Q3 2010
03927PAG3	1,003,568	191,997		(811,571)	191,997	180,000	Q3 2010
46625YC68	1,201,084	217,132		(983,952)	217,132	770,491	Q3 2010
50180JAK1	17,728,775	251,080		(17,477,695)	251,080	5,568,380	Q3 2010
294751EN8	619,302	375,350		(243,952)	375,350	162,368	Q3 2010
03927PAH1	3,010,831	378,597		(2,632,234)	378,597	465,000	Q3 2010
03762CAD7	974,009	409,562		(564,447)	409,562	807,600	Q3 2010
46632HAQ4	502,407	410,663		(91,744)	410,663	562,770	Q3 2010
50177AAL3	928,391	418,825		(509,566)	418,825	2,683,060	Q3 2010
3622MSAC6	635,194	427,403		(207,791)	427,403	150,000	Q3 2010
42332QAM5	3,256,794	433,593		(2,823,201)	433,593	424,554	Q3 2010
52108MGD9	511,840	436,322		(75,518)	436,322	497,400	Q3 2010
46625YQ89	497,524	466,387		(31,137)	466,387	1,482,484	Q3 2010
61745MX57	2,601,720	479,664		(2,122,056)	479,664	1,481,676	Q3 2010
50180CAM2	1,960,200	490,243		(1,469,957)	490,243	2,554,245	Q3 2010
361849S29	2,229,531	509,443		(1,720,088)	509,443	3,046,218	Q3 2010

191	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
61745MU68	$1,350,938	$535,909	$(815,029)	$535,909	$1,994,764	Q3 2010
361849K84	3,973,100	552,964	(3,420,136)	552,964	3,000,254	Q3 2010
07388RAL1	1,778,009	596,132	(1,181,877)	596,132	2,621,697	Q3 2010
46625MQ77	759,578	619,476	(140,102)	619,476	157,342	Q3 2010
61751NAQ5	819,550	680,057	(139,493)	680,057	1,032,044	Q3 2010
36228CDP5	767,216	707,260	(59,956)	707,260	1,050,518	Q3 2010
52522HAJ1	742,508	723,061	(19,447)	723,061	707,431	Q3 2010
46625M2W8	1,031,919	782,253	(249,666)	782,253	174,387	Q3 2010
294751EM0	1,506,623	831,775	(674,848)	831,775	250,445	Q3 2010
36228CXK4	6,802,460	848,176	(5,954,284)	848,176	2,100,000	Q3 2010
805564NE7	2,078,249	897,226	(1,181,023)	897,226	284,686	Q3 2010
07387BEQ2	936,886	921,644	(15,242)	921,644	1,679,372	Q3 2010
46629GAQ1	3,340,284	960,932	(2,379,352)	960,932	1,810,975	Q3 2010
52108HZ80	1,227,132	976,255	(250,877)	976,255	2,483,719	Q3 2010
294751CV2	1,182,805	997,277	(185,528)	997,277	319,590	Q3 2010
50179AAM9	1,354,724	1,047,071	(307,653)	1,047,071	480,000	Q3 2010
46625MUH0	4,605,575	1,191,047	(3,414,528)	1,191,047	1,742,729	Q3 2010
52108MDU4	1,499,489	1,212,294	(287,195)	1,212,294	1,133,392	Q3 2010
361849N73	9,996,216	1,268,522	(8,727,694)	1,268,522	5,013,340	Q3 2010
46631BAP0	2,024,805	1,271,800	(753,005)	1,271,800	4,168,738	Q3 2010
07387BAU7	4,968,623	1,309,906	(3,658,717)	1,309,906	1,920,227	Q3 2010
46630VAP7	2,972,270	1,328,263	(1,644,007)	1,328,263	1,568,592	Q3 2010
03762CAC9	3,428,690	1,328,887	(2,099,803)	1,328,887	1,146,600	Q3 2010
20173QAQ4	1,410,974	1,353,322	(57,652)	1,353,322	964,680	Q3 2010
59022HBX9	10,248,420	1,485,949	(8,762,471)	1,485,949	2,311,735	Q3 2010
36298JAC7	1,834,754	1,633,630	(201,124)	1,633,630	750,000	Q3 2010
361849R87	10,524,919	1,707,335	(8,817,584)	1,707,335	2,773,103	Q3 2010
20173TAP0	7,846,013	1,883,441	(5,962,572)	1,883,441	3,328,123	Q3 2010
60688BAM0	2,426,047	1,968,375	(457,672)	1,968,375	2,211,318	Q3 2010
07387BEP4	2,571,979	1,969,179	(602,800)	1,969,179	1,319,047	Q3 2010
22544QAK5	3,458,269	2,028,181	(1,430,088)	2,028,181	5,817,474	Q3 2010
03762AAG4	2,267,403	2,115,821	(151,582)	2,115,821	669,000	Q3 2010
60687UAM9	2,665,917	2,224,903	(441,014)	2,224,903	1,356,766	Q3 2010
20173QAN1	6,403,967	2,305,279	(4,098,688)	2,305,279	3,359,886	Q3 2010
61751NAN2	5,016,590	2,335,548	(2,681,042)	2,335,548	1,514,820	Q3 2010
55312TAH6	4,025,969	2,425,063	(1,600,906)	2,425,063	3,848,100	Q3 2010
07383F6U7	4,544,157	2,523,716	(2,020,441)	2,523,716	2,917,320	Q3 2010
61745MX40	3,005,245	2,832,830	(172,415)	2,832,830	1,934,883	Q3 2010
61749WAJ6	3,131,729	2,976,424	(155,305)	2,976,424	2,610,356	Q3 2010
00253CHY6	3,120,280	3,102,049	(18,231)	3,102,049	1,118,999	Q3 2010
52108MGC1	3,824,197	3,155,305	(668,892)	3,155,305	1,174,873	Q3 2010
61745M6T5	5,294,616	3,219,448	(2,075,168)	3,219,448	3,402,161	Q3 2010
46628FAU5	4,037,131	3,268,489	(768,642)	3,268,489	1,305,785	Q3 2010
92976UAA8	10,526,641	3,285,654	(7,240,987)	3,285,654	1,820,000	Q3 2010
46625YQ63	4,672,578	3,377,957	(1,294,621)	3,377,957	2,935,598	Q3 2010
12513YAM2	4,194,326	3,401,151	(793,175)	3,401,151	8,093,726	Q3 2010

TIAA-CREF Investment Horizon Annuity Prospectus	192

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
22545YAQ4	$8,946,144	$3,496,744	$(5,449,400)	$3,496,744	$3,427,502	Q3 2010
07388RAK3	4,195,950	3,640,274	(555,676)	3,640,274	1,977,550	Q3 2010
59022HBW1	5,862,578	3,821,756	(2,040,822)	3,821,756	1,872,228	Q3 2010
46631BAM7	7,607,123	3,843,062	(3,764,061)	3,843,062	3,819,190	Q3 2010
14986DAT7	3,963,006	3,956,894	(6,112)	3,956,894	5,420,895	Q3 2010
12513YAL4	4,948,019	3,977,880	(970,139)	3,977,880	3,374,460	Q3 2010
07387BAT0	4,534,942	3,983,278	(551,664)	3,983,278	1,709,633	Q3 2010
81375WHK5	4,270,433	4,033,599	(236,834)	4,033,599	2,176,741	Q3 2010
03927PAF5	5,015,517	4,193,790	(821,727)	4,193,790	1,050,000	Q3 2010
61749WAH0	4,477,955	4,259,879	(218,076)	4,259,879	3,597,948	Q3 2010
396789KF5	4,416,306	4,367,634	(48,672)	4,367,634	1,844,566	Q3 2010
52108HV76	4,714,587	4,387,185	(327,402)	4,387,185	2,177,995	Q3 2010
46629GAP3	7,018,791	4,441,001	(2,577,790)	4,441,001	3,337,782	Q3 2010
46629YAM1	8,430,490	4,516,533	(3,913,957)	4,516,533	7,004,700	Q3 2010
36228CWE9	5,010,138	4,580,652	(429,486)	4,580,652	2,300,505	Q3 2010
20173MAN0	6,985,383	4,641,381	(2,344,002)	4,641,381	2,800,000	Q3 2010
36228CXF5	4,985,507	4,710,423	(275,084)	4,710,423	1,403,265	Q3 2010
361849R79	6,014,394	4,719,268	(1,295,126)	4,719,268	2,522,106	Q3 2010
52108MDS9	10,011,964	4,776,836	(5,235,128)	4,776,836	1,859,030	Q3 2010
46630EAL4	5,014,073	4,876,733	(137,340)	4,876,733	1,607,520	Q3 2010
46631BAN5	5,386,554	5,053,566	(332,988)	5,053,566	9,091,732	Q3 2010
61754JAM0	6,257,352	5,085,114	(1,172,238)	5,085,114	3,054,182	Q3 2010
92977RAK2	6,000,000	5,455,051	(544,949)	5,455,051	2,810,760	Q3 2010
03762CAB1	22,500,000	5,549,436	(16,950,564)	5,549,436	2,837,250	Q3 2010
50180JAJ4	12,276,489	5,571,591	(6,704,898)	5,571,591	4,764,503	Q3 2010
59022HJU7	11,674,617	5,635,576	(6,039,041)	5,635,576	6,285,333	Q3 2010
94352MAG3	8,691,868	6,629,095	(2,062,773)	6,629,095	2,198,400	Q3 2010
52108HF82	7,727,956	7,452,402	(275,554)	7,452,402	5,477,803	Q3 2010
46625MZG7	14,378,021	7,761,562	(6,616,459)	7,761,562	7,068,304	Q3 2010
20173QAM3	12,864,169	7,933,958	(4,930,211)	7,933,958	4,574,089	Q3 2010
92977QAM0	9,999,889	8,976,592	(1,023,297)	8,976,592	7,785,280	Q3 2010
17310MAQ3	10,917,564	9,677,098	(1,240,466)	9,677,098	3,092,280	Q3 2010
55312VAR9	12,830,377	9,851,955	(2,978,422)	9,851,955	7,430,873	Q3 2010
14986DAR1	12,388,126	10,206,673	(2,181,453)	10,206,673	4,876,652	Q3 2010
92978MAL0	10,891,007	10,594,077	(296,930)	10,594,077	6,121,980	Q3 2010
760985XK2	11,177,627	10,796,094	(381,533)	10,796,094	5,812,531	Q3 2010
61750HAK2	12,037,386	11,184,732	(852,654)	11,184,732	4,961,112	Q3 2010
92978TAK7	14,624,706	11,979,384	(2,645,322)	11,979,384	6,905,860	Q3 2010
81375WHJ8	14,316,870	13,476,996	(839,874)	13,476,996	6,308,833	Q3 2010
22545YAN1	18,819,647	14,484,539	(4,335,108)	14,484,539	5,107,725	Q3 2010
36242DDD2	14,949,165	14,918,720	(30,445)	14,918,720	13,206,450	Q3 2010
46629YAL3	18,836,677	16,076,405	(2,760,272)	16,076,405	7,588,238	Q3 2010
61749EAE7	18,695,577	18,367,862	(327,715)	18,367,862	14,629,965	Q3 2010
36228CYQ0	19,061,878	18,417,176	(644,702)	18,417,176	10,564,431	Q3 2010
03762CAE5	20,000,000	19,175,412	(824,588)	19,175,412	4,278,000	Q3 2010
55312TAG8	20,068,059	20,027,948	(40,111)	20,027,948	9,761,480	Q3 2010

193	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
36298JAA1	$24,766,309	$22,359,588		$(2,406,721)	$22,359,588	$13,478,365	Q3 2010
59022KAK1	27,077,048	22,595,965		(4,481,083)	22,595,965	15,713,334	Q3 2010
87222PAE3	28,206,921	26,236,469		(1,970,452)	26,236,469	17,684,360	Q3 2010
525221EB9	28,731,701	27,779,667		(952,034)	27,779,667	21,675,300	Q3 2010
36242DSS3	27,998,997	27,925,439		(73,558)	27,925,439	24,350,900	Q3 2010
52522HAL6	32,497,160	30,700,898		(1,796,262)	30,700,898	19,912,720	Q3 2010
337925CP4	708,577	—	*	(708,577)	—	681,596	Q3 2010
337925CZ2	610,176	—	*	(610,176)	—	548,633	Q3 2010
337925DL2	473,971	—	*	(473,971)	—	461,740	Q3 2010
337925EG2	1,044,691	—	*	(1,044,691)	—	714,399	Q3 2010
337925EH0	474,932	—	*	(474,932)	—	422,913	Q3 2010
337925EU1	1,214,988	—	*	(1,214,988)	—	1,178,254	Q3 2010
337925CA7	428,760	—	*	(428,760)	—	428,944	Q3 2010
42332QAN3	184	—	*	(184)	—	1	Q3 2010
46625MZH5	973,556	—	*	(973,556)	—	647,412	Q3 2010
50180JAR6	37,891	—	*	(37,891)	—	840,000	Q3 2010
50180JAM7	191,908	—	*	(191,908)	—	1,700,000	Q3 2010
50180CAW0	348,525	—	*	(348,525)	—	647,640	Q3 2010
493553AY7	303,149	—	*	(303,149)	—	297,426	Q3 2010
493553AW1	1,010,735	—	*	(1,010,735)	—	999,320	Q3 2010
362332AN8	398,583	—	*	(398,583)	—	500,000	Q3 2010
22544QAN9	271,620	—	*	(271,620)	—	2,556,246	Q3 2010
07388RAP2	93,508	—	*	(93,508)	—	520,000	Q3 2010
291701CS7	357,217	—	*	(357,217)	—	340,483	Q3 2010
337937AK2	555,930	—	*	(555,930)	—	722,709	Q3 2010
291701CR9	246,063	—	*	(246,063)	—	240,943	Q3 2010
291701CN8	843,207	—	*	(843,207)	—	871,099	Q3 2010
225458SA7	2,727,617	—	*	(2,727,617)	—	2,663,768	Q3 2010
22544QAP4	60,547	—	*	(60,547)	—	1,334,085	Q3 2010
36246LAH4	9,403,620	—	²	(943,600)	8,460,020	8,460,020	Q3 2010
74040KAC6	3,935,934	—	²	(934,784)	3,001,150	3,001,150	Q3 2010
55313KAJ0	7,044,613	—	²	(3,901,296)	3,143,317	3,143,317	Q3 2010
76110H5M7	85,551	57,121		(28,430)	57,121	102,751	Q3 2010
74951PEA2	515,299	501,141		(14,157)	501,141	383,289	Q3 2010
05948KLA5	794,663	789,904		(4,759)	789,904	958,430	Q3 2010
12669DN87	1,039,821	851,895		(187,926)	851,895	1,283,223	Q3 2010
76110HSH3	1,655,812	1,148,317		(507,495)	1,148,317	616,643	Q3 2010
12667FR98	1,634,046	1,588,689		(45,357)	1,588,689	1,372,774	Q3 2010
76110HHB8	2,172,936	1,711,873		(461,063)	1,711,873	1,619,613	Q3 2010
52521RAS0	2,357,220	1,999,845		(357,375)	1,999,845	1,262,735	Q3 2010
12669E4W3	2,775,166	2,218,359		(556,807)	2,218,359	2,657,258	Q3 2010
05949AA67	2,301,179	2,246,111		(55,068)	2,246,111	3,101,032	Q3 2010
76110HNQ8	2,978,792	2,836,486		(142,307)	2,836,486	1,900,872	Q3 2010
251510CY7	4,008,391	3,877,663		(130,728)	3,877,663	2,457,374	Q3 2010
12669DN79	4,281,079	3,932,407		(348,672)	3,932,407	2,303,428	Q3 2010
76110HQS1	4,582,481	4,359,220		(223,261)	4,359,220	3,995,766	Q3 2010

TIAA-CREF Investment Horizon Annuity Prospectus	194

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05948KKZ1	$4,469,511	$4,442,425	$(27,086)	$4,442,425	$3,137,443	Q3 2010
576434JM7	5,523,783	5,415,092	(108,691)	5,415,092	3,306,110	Q3 2010
12667GUG6	6,076,219	5,956,519	(119,700)	5,956,519	5,270,371	Q3 2010
76110HSG5	6,261,452	6,042,010	(219,442)	6,042,010	3,928,811	Q3 2010
32051GFL4	7,399,409	7,313,027	(86,382)	7,313,027	5,749,581	Q3 2010
12667FW92	7,483,674	7,461,412	(22,262)	7,461,412	7,874,328	Q3 2010
05948KF38	7,700,164	7,591,408	(108,757)	7,591,408	7,856,195	Q3 2010
94984XAD2	7,777,291	7,755,115	(22,176)	7,755,115	4,252,391	Q3 2010
949837BK3	8,529,969	8,512,962	(17,007)	8,512,962	6,582,888	Q3 2010
12544RAL2	8,654,164	8,581,480	(72,684)	8,581,480	6,388,110	Q3 2010
12669EL95	8,835,696	8,797,872	(37,823)	8,797,872	6,601,090	Q3 2010
12669G5U1	9,025,626	8,841,996	(183,630)	8,841,996	8,322,040	Q3 2010
12669EWY8	9,139,220	8,891,603	(247,617)	8,891,603	6,957,959	Q3 2010
16165TBJ1	9,471,606	9,310,541	(161,065)	9,310,541	7,319,370	Q3 2010
94984XAB6	9,405,896	9,378,147	(27,748)	9,378,147	5,127,610	Q3 2010
12543TAD7	9,547,555	9,470,080	(77,475)	9,470,080	7,959,480	Q3 2010
76110HHA0	9,694,151	9,529,147	(165,003)	9,529,147	7,251,752	Q3 2010
17312FAD5	9,815,809	9,806,180	(9,629)	9,806,180	8,066,300	Q3 2010
362669AQ6	10,010,325	9,998,147	(12,178)	9,998,147	7,466,551	Q3 2010
05948KP37	10,530,359	10,456,348	(74,011)	10,456,348	8,709,566	Q3 2010
46627MAC1	10,932,249	10,874,923	(57,326)	10,874,923	6,533,115	Q3 2010
94984XAM2	11,873,049	11,838,358	(34,691)	11,838,358	7,959,049	Q3 2010
12667FYZ2	13,543,516	12,153,503	(1,390,013)	12,153,503	5,378,866	Q3 2010
45660LPD5	13,630,938	13,535,779	(95,159)	13,535,779	10,422,789	Q3 2010
76114DAE4	14,403,332	14,158,910	(244,422)	14,158,910	13,090,774	Q3 2010
12667GKE2	14,381,868	14,217,499	(164,369)	14,217,499	12,474,020	Q3 2010
12669YAX0	14,609,899	14,474,708	(135,191)	14,474,708	7,351,063	Q3 2010
170255AS2	14,686,766	14,580,345	(106,421)	14,580,345	12,626,625	Q3 2010
36185MEG3	14,702,269	14,698,050	(4,219)	14,698,050	13,749,795	Q3 2010
12669YAH5	15,042,278	14,902,664	(139,614)	14,902,664	11,353,622	Q3 2010
12543UAE2	14,985,389	14,972,823	(12,566)	14,972,823	13,808,141	Q3 2010
46628YBP4	15,292,671	15,243,202	(49,469)	15,243,202	10,564,104	Q3 2010
12544DAQ2	15,349,276	15,280,254	(69,022)	15,280,254	10,370,642	Q3 2010
94985LAD7	15,362,213	15,357,526	(4,687)	15,357,526	11,807,387	Q3 2010
94983BAP4	15,420,761	15,412,865	(7,897)	15,412,865	12,098,625	Q3 2010
02151NBA9	15,606,580	15,520,065	(86,515)	15,520,065	12,120,095	Q3 2010
17025AAB8	16,283,347	15,828,040	(455,307)	15,828,040	16,699,980	Q3 2010
05948KC98	17,319,534	17,277,034	(42,499)	17,277,034	14,358,801	Q3 2010
05948KF20	17,618,032	17,564,850	(53,182)	17,564,850	15,131,075	Q3 2010
749577AL6	18,139,489	18,074,251	(65,238)	18,074,251	10,410,837	Q3 2010
02148YAD6	18,639,155	18,554,515	(84,640)	18,554,515	17,726,264	Q3 2010
12667GFT5	18,726,582	18,576,104	(150,477)	18,576,104	13,843,487	Q3 2010
12669YAF9	19,610,253	19,399,149	(211,104)	19,399,149	10,066,709	Q3 2010
949837BE7	19,849,775	19,801,904	(47,870)	19,801,904	15,333,220	Q3 2010
12667GW74	19,818,397	19,813,092	(5,305)	19,813,092	15,345,380	Q3 2010
12667F5Z4	21,428,561	21,294,549	(134,012)	21,294,549	17,673,695	Q3 2010

195	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12544DAK5	$21,491,809	$21,405,725		$(86,084)	$21,405,725	$16,578,519	Q3 2010
02149HAK6	21,864,991	21,660,002		(204,989)	21,660,002	20,699,706	Q3 2010
94985WAP6	21,974,515	21,939,669		(34,846)	21,939,669	19,201,255	Q3 2010
12667GQA4	22,343,996	22,294,347		(49,649)	22,294,347	16,792,289	Q3 2010
02148FAW5	24,307,551	23,980,519		(327,032)	23,980,519	19,215,067	Q3 2010
12667F7D1	24,953,037	24,876,150		(76,887)	24,876,150	19,505,863	Q3 2010
949837CC0	25,539,157	25,444,549		(94,608)	25,444,549	19,255,931	Q3 2010
74958BAH5	25,685,855	25,561,877		(123,978)	25,561,877	18,927,974	Q3 2010
16163BAP9	28,686,716	28,528,270		(158,446)	28,528,270	23,782,605	Q3 2010
94985JCA6	28,644,151	28,584,900		(59,251)	28,584,900	25,770,990	Q3 2010
46628YBK5	29,077,252	29,054,422		(22,830)	29,054,422	14,702,251	Q3 2010
94985JBR0	29,257,811	29,169,352		(88,458)	29,169,352	13,110,447	Q3 2010
12667GLE1	29,623,764	29,503,475		(120,289)	29,503,475	24,393,453	Q3 2010
12544LAK7	30,863,683	30,752,256		(111,427)	30,752,256	27,918,624	Q3 2010
02151FAD1	35,662,487	35,631,440		(31,047)	35,631,440	26,756,800	Q3 2010
94984HAC9	37,354,109	36,448,626		(905,483)	36,448,626	32,702,779	Q3 2010
74957XAF2	36,832,899	36,774,560		(58,339)	36,774,560	28,287,752	Q3 2010
94985WBL4	36,958,147	36,857,659		(100,488)	36,857,659	27,838,397	Q3 2010
17025JAB9	37,271,990	36,891,974		(380,015)	36,891,974	34,077,959	Q3 2010
12545CAU4	37,511,851	37,191,320		(320,531)	37,191,320	34,835,400	Q3 2010
12667F2J3	39,544,156	39,164,430		(379,725)	39,164,430	32,915,608	Q3 2010
161631AV8	40,692,742	40,504,204		(188,539)	40,504,204	32,871,977	Q3 2010
12543UAD4	42,273,632	42,132,737		(140,895)	42,132,737	23,735,250	Q3 2010
02147QAE2	43,134,015	42,336,150		(797,865)	42,336,150	37,748,150	Q3 2010
12670AAF8	45,917,985	45,587,433		(330,552)	45,587,433	37,380,393	Q3 2010
12544AAC9	48,512,531	48,193,800		(318,731)	48,193,800	28,169,900	Q3 2010
94985JAB6	48,450,962	48,327,700		(123,262)	48,327,700	30,442,250	Q3 2010
74958EAD8	48,969,169	48,804,200		(164,969)	48,804,200	41,046,800	Q3 2010
12667GJR5	50,995,614	50,818,362		(177,252)	50,818,362	37,041,360	Q3 2010
94985RAP7	61,403,193	61,264,640		(138,553)	61,264,640	44,305,600	Q3 2010
12667GFB4	66,405,357	66,349,512		(55,845)	66,349,512	52,004,355	Q3 2010
12667GBA0	67,787,544	67,607,741		(179,803)	67,607,741	51,342,736	Q3 2010
949837AF5	68,594,272	68,455,886		(138,386)	68,455,886	41,453,035	Q3 2010
94985WAQ4	72,997,980	72,781,248		(216,732)	72,781,248	57,469,842	Q3 2010
94986AAC2	110,671,126	110,256,395		(414,731)	110,256,395	97,475,610	Q3 2010
05948KF38	8,102,922	8,008,653		(94,269)	8,008,653	7,523,260	Q3 2010
02660TFM0	10,000,000	9,111,833		(888,167)	9,111,833	5,875,731	Q2 2010
05947UJV1	230,773	—		(230,773)	—	250,062	Q2 2010
05947UWD6	3,887	—	*	(3,887)	—	17	Q2 2010
38500XAL6	19,569,620	1,200,000		(18,369,620)	1,200,000	1,200,000	Q2 2010
38500XAM4	1,390,890	—	*	(1,390,890)	—	180,390	Q2 2010
525221JV0	1,204,722	1,143,027		(61,695)	1,143,027	1,389,414	Q2 2010
61749EAE7	20,521,789	19,037,308		(1,484,481)	19,037,308	16,444,615	Q2 2010
02147QAE2	43,607,310	43,250,000		(357,310)	43,250,000	36,456,645	Q2 2010
02148FAW5	24,764,882	24,744,699		(20,183)	24,744,699	18,944,847	Q2 2010
02148YAD6	18,959,037	18,754,083		(204,954)	18,754,083	17,217,844	Q2 2010

TIAA-CREF Investment Horizon Annuity Prospectus	196

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
02149HAK6	$22,147,214	$21,909,031	$(238,183)	$21,909,031	$20,032,454	Q2 2010
02151CBD7	25,594,706	25,322,620	(272,086)	25,322,620	21,171,746	Q2 2010
02151FAD1	36,260,450	35,708,000	(552,450)	35,708,000	25,848,640	Q2 2010
05948KB65	9,775,591	9,767,580	(8,011)	9,767,580	6,880,762	Q2 2010
05948KC98	17,486,605	17,465,528	(21,077)	17,465,528	13,745,026	Q2 2010
05948KF20	17,769,200	17,751,754	(17,446)	17,751,754	15,634,741	Q2 2010
05948KKZ1	4,669,696	4,553,585	(116,111)	4,553,585	3,037,480	Q2 2010
05948KLA5	943,050	848,321	(94,729)	848,321	925,782	Q2 2010
05948KP37	10,605,841	10,530,759	(75,082)	10,530,759	8,290,079	Q2 2010
05949AMP2	840,574	727,190	(113,384)	727,190	1,437,741	Q2 2010
12543UAD4	42,348,982	42,321,343	(27,639)	42,321,343	22,970,474	Q2 2010
12543UAE2	15,120,338	15,014,740	(105,598)	15,014,740	8,284,514	Q2 2010
12543XAD8	24,672,024	24,630,000	(42,024)	24,630,000	18,013,338	Q2 2010
12544DAK5	21,554,275	21,486,386	(67,889)	21,486,386	15,740,814	Q2 2010
12544DAQ2	15,401,721	15,360,128	(41,593)	15,360,128	10,058,344	Q2 2010
12544LAK7	30,938,839	30,854,400	(84,439)	30,854,400	26,452,928	Q2 2010
12544RAL2	8,678,575	8,663,000	(15,575)	8,663,000	6,057,710	Q2 2010
12545CAU4	37,809,701	37,548,000	(261,701)	37,548,000	32,720,240	Q2 2010
12667F7D1	25,272,217	25,220,610	(51,607)	25,220,610	19,089,165	Q2 2010
12667FMJ1	18,249,039	16,795,987	(1,453,052)	16,795,987	9,771,574	Q2 2010
12667FR98	2,402,990	1,819,641	(583,349)	1,819,641	1,365,102	Q2 2010
12667FYZ2	14,897,374	13,912,931	(984,443)	13,912,931	5,145,385	Q2 2010
12667G8B2	87,218	68,304	(18,914)	68,304	177,785	Q2 2010
12667GBA0	68,402,008	68,282,640	(119,368)	68,282,640	50,138,543	Q2 2010
12667GFB4	67,048,513	66,949,823	(98,690)	66,949,823	50,786,923	Q2 2010
12667GFT5	18,766,761	18,741,443	(25,318)	18,741,443	13,010,285	Q2 2010
12667GJG9	16,197,696	16,150,982	(46,714)	16,150,982	11,650,232	Q2 2010
12667GJR5	50,615,994	50,483,550	(132,444)	50,483,550	35,617,692	Q2 2010
12667GKE2	14,577,494	14,515,865	(61,629)	14,515,865	7,914,878	Q2 2010
12667GLE1	29,905,071	29,881,712	(23,359)	29,881,712	23,880,078	Q2 2010
12667GQA4	22,506,298	22,460,394	(45,904)	22,460,394	16,292,248	Q2 2010
12667GUG6	6,374,893	6,339,105	(35,788)	6,339,105	5,439,295	Q2 2010
12667GW74	19,961,817	19,886,000	(75,817)	19,886,000	14,816,578	Q2 2010
12668AAG0	17,380,632	17,270,938	(109,694)	17,270,938	16,458,570	Q2 2010
126694JS8	27,851,078	27,774,433	(76,645)	27,774,433	11,456,916	Q2 2010
12669DN79	4,405,292	4,358,244	(47,048)	4,358,244	2,268,827	Q2 2010
12669DN87	1,232,118	1,116,045	(116,073)	1,116,045	1,266,465	Q2 2010
12669E4W3	2,888,994	2,881,803	(7,191)	2,881,803	2,594,890	Q2 2010
12669YAF9	19,667,671	19,608,000	(59,671)	19,608,000	9,585,698	Q2 2010
12669YAH5	15,357,306	15,079,800	(277,506)	15,079,800	10,946,251	Q2 2010
12669YAX0	14,918,393	14,647,080	(271,313)	14,647,080	6,992,192	Q2 2010
161631AV8	40,839,369	40,694,486	(144,883)	40,694,486	31,252,349	Q2 2010
16163BAP9	28,792,721	28,700,550	(92,171)	28,700,550	23,400,306	Q2 2010
170255AS2	14,759,899	14,701,500	(58,399)	14,701,500	11,982,225	Q2 2010
17025AAB8	16,181,831	16,172,000	(9,831)	16,172,000	14,520,234	Q2 2010
17307G4H8	8,933,129	8,323,160	(609,969)	8,323,160	6,853,426	Q2 2010

197	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
17312FAD5	$9,835,339	$9,813,000		$(22,339)	$9,813,000	$7,749,916	Q2 2010
251510ET6	3,857,397	3,772,604		(84,793)	3,772,604	1,528,953	Q2 2010
32051GDH5	3,252,876	1,786,149		(1,466,727)	1,786,149	3,463,472	Q2 2010
32051GFL4	7,483,229	7,445,103		(38,126)	7,445,103	5,640,328	Q2 2010
32051GVL6	25,285,339	24,685,122		(600,217)	24,685,122	20,274,599	Q2 2010
36185MEG3	14,806,237	14,698,500		(107,737)	14,698,500	13,133,460	Q2 2010
3622MPAN8	28,614,151	28,411,588		(202,563)	28,411,588	23,067,594	Q2 2010
362669AQ6	10,054,269	10,017,389		(36,880)	10,017,389	7,067,147	Q2 2010
45660LPD5	13,629,843	13,624,200		(5,643)	13,624,200	9,771,779	Q2 2010
46628YBP4	15,318,147	15,300,702		(17,445)	15,300,702	10,182,346	Q2 2010
52521RAS0	2,469,848	2,467,918		(1,930)	2,467,918	1,344,928	Q2 2010
576434JM7	5,886,943	5,653,674		(233,269)	5,653,674	3,250,454	Q2 2010
576434SW5	8,120,545	7,355,638		(764,907)	7,355,638	6,446,802	Q2 2010
74951PEA2	597,326	543,209		(54,117)	543,209	436,786	Q2 2010
74957EAF4	38,358,479	38,293,596		(64,883)	38,293,596	31,920,863	Q2 2010
74957VAQ2	22,202,597	22,177,240		(25,357)	22,177,240	18,773,771	Q2 2010
749583AH3	10,118,223	10,072,116		(46,107)	10,072,116	4,455,192	Q2 2010
74958BAH5	25,784,859	25,728,036		(56,823)	25,728,036	18,448,619	Q2 2010
74958EAD8	49,154,795	48,980,000		(174,795)	48,980,000	39,845,220	Q2 2010
76110H5M7	91,144	90,400		(744)	90,400	99,457	Q2 2010
76110HHB8	2,928,571	2,269,149		(659,422)	2,269,149	1,574,575	Q2 2010
76110HNQ8	3,116,679	3,024,481		(92,198)	3,024,481	1,883,540	Q2 2010
76110HSG5	6,516,403	6,414,262		(102,141)	6,414,262	3,841,482	Q2 2010
76110HSH3	1,800,187	1,733,449		(66,738)	1,733,449	604,826	Q2 2010
761118PQ5	12,207,070	12,192,106		(14,964)	12,192,106	9,685,647	Q2 2010
94980KAQ5	547,902	379,172		(168,730)	379,172	609,386	Q2 2010
949837AF5	68,992,674	68,564,059		(428,615)	68,564,059	39,882,612	Q2 2010
949837BE7	19,954,665	19,833,968		(120,697)	19,833,968	14,590,502	Q2 2010
949837BK3	8,580,092	8,527,305		(52,787)	8,527,305	6,364,555	Q2 2010
949837CC0	25,681,333	25,528,998		(152,335)	25,528,998	18,373,777	Q2 2010
94984XAB6	9,481,753	9,414,256		(67,497)	9,414,256	5,064,834	Q2 2010
94984XAD2	7,840,833	7,784,280		(56,553)	7,784,280	4,191,274	Q2 2010
94984XAM2	11,969,285	11,883,922		(85,363)	11,883,922	7,797,417	Q2 2010
94985JAB6	48,678,798	48,455,000		(223,798)	48,455,000	29,726,700	Q2 2010
94985JBR0	29,415,431	29,263,940		(151,491)	29,263,940	12,762,503	Q2 2010
94985JCA6	28,823,651	28,677,000		(146,651)	28,677,000	24,438,870	Q2 2010
94985RAP7	61,723,029	61,427,200		(295,829)	61,427,200	44,165,632	Q2 2010
94985WAP6	22,493,083	22,415,762		(77,321)	22,415,762	19,308,138	Q2 2010
94985WAQ4	72,279,028	71,850,942		(428,086)	71,850,942	30,769,004	Q2 2010
94985WBL4	37,110,835	36,927,295		(183,540)	36,927,295	27,557,573	Q2 2010
94986AAC2	111,161,847	110,675,500		(486,347)	110,675,500	92,731,400	Q2 2010
059512AM5	26,404,034	—	²	(19,923,125)	6,480,909	6,480,909	Q2 2010
19075CAJ2	10,031,998	—	²	(5,248,178)	4,783,820	4,783,820	Q2 2010
19075CAK9	5,761,021	—	²	(385,711)	5,375,310	5,375,310	Q2 2010
19075CAN3	454,802	—	²	(4,802)	450,000	450,000	Q2 2010
36246LAH4	19,769,386	—	²	(9,647,006)	10,122,380	10,122,380	Q2 2010

TIAA-CREF Investment Horizon Annuity Prospectus	198

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
36246LAJ0	$17,703,838	$—	²	$(9,099,438)	$8,604,400	$8,604,400	Q2 2010
52108RAG7	28,021,097	—	²	(5,282,325)	22,738,772	22,738,772	Q2 2010
55313KAJ0	1,755,398	—	²	(84,954)	1,670,444	1,670,444	Q2 2010
55313KAJ0	1,789,364	—	²	(118,920)	1,670,444	1,670,444	Q2 2010
55313KAJ0	3,863,753	—	²	(105,254)	3,758,499	3,758,499	Q2 2010
61746WFS4	2,614,031	—	²	(104,456)	2,509,575	2,509,575	Q2 2010
92978YAK6	9,765,193	—	²	(5,334,123)	4,431,070	4,431,070	Q2 2010
92978YAN0	2,880,921	—	²	(222,411)	2,658,510	2,658,510	Q2 2010
92978YAT7	1,640,163	—	²	(265,163)	1,375,000	1,375,000	Q2 2010
00253CHY6	3,147,874	3,121,443		(26,431)	3,121,443	1,069,028	Q2 2010
03072SQV0	1,528,576	1,058,958		(469,618)	1,058,958	432,209	Q2 2010
03762AAG4	3,000,000	2,290,278		(709,722)	2,290,278	473,700	Q2 2010
03762CAC9	5,584,298	3,524,267		(2,060,031)	3,524,267	868,500	Q2 2010
03762CAD7	1,266,130	1,058,868		(207,262)	1,058,868	609,000	Q2 2010
03762GAC0	2,005,088	1,849,219		(155,869)	1,849,219	1,020,600	Q2 2010
05947UY28	3,872,411	3,536,539		(335,872)	3,536,539	2,304,160	Q2 2010
05950VAT7	5,719,149	1,716,939		(4,002,210)	1,716,939	684,000	Q2 2010
05950XAN6	8,880,703	113,574		(8,767,129)	113,574	5,829,948	Q2 2010
07383F4H8	4,215,294	2,999,442		(1,215,852)	2,999,442	2,092,997	Q2 2010
07383F6U7	5,012,020	4,551,163		(460,857)	4,551,163	2,193,960	Q2 2010
07387BEP4	4,526,623	2,598,305		(1,928,318)	2,598,305	1,022,967	Q2 2010
07387BEQ2	1,586,185	1,037,442		(548,743)	1,037,442	1,538,635	Q2 2010
07387BFZ1	2,845,351	2,806,498		(38,853)	2,806,498	994,117	Q2 2010
07387BGA5	1,043,338	704,201		(339,137)	704,201	475,037	Q2 2010
07388PAQ4	684,280	539,480		(144,800)	539,480	550,000	Q2 2010
07388RAK3	4,401,107	4,183,273		(217,834)	4,183,273	2,069,025	Q2 2010
07388RAL1	8,100,749	1,863,914		(6,236,835)	1,863,914	2,004,431	Q2 2010
07388RAM9	7,968,701	765,096		(7,203,605)	765,096	1,874,997	Q2 2010
07388RAN7	1,282,927	230,554		(1,052,373)	230,554	1,767,880	Q2 2010
07388RAP2	566,417	157,102		(409,315)	157,102	520,000	Q2 2010
07388VAL2	11,525,006	10,970,227		(554,779)	10,970,227	3,277,402	Q2 2010
07388YBE1	1,156,869	1,027,849		(129,020)	1,027,849	718,053	Q2 2010
12513YAL4	9,675,666	5,017,599		(4,658,067)	5,017,599	2,571,440	Q2 2010
12513YAM2	5,896,605	4,533,599		(1,363,006)	4,533,599	6,280,559	Q2 2010
12513YAP5	426,721	—		(426,721)	—	525,000	Q2 2010
126171AQ0	4,279,102	3,221,462		(1,057,640)	3,221,462	1,587,060	Q2 2010
126671R73	4,136,680	1,903,429		(2,233,251)	1,903,429	1,441,915	Q2 2010
14986DAR1	16,842,252	12,454,676		(4,387,576)	12,454,676	3,947,228	Q2 2010
14986DAT7	20,095,834	4,270,382		(15,825,452)	4,270,382	4,591,840	Q2 2010
161546DN3	629,467	370,153		(259,314)	370,153	352,676	Q2 2010
161546GN0	2,474,742	2,218,390		(256,352)	2,218,390	1,496,551	Q2 2010
161546HW9	2,109,796	1,916,133		(193,663)	1,916,133	877,420	Q2 2010
17310MAQ3	11,543,931	10,977,840		(566,091)	10,977,840	2,437,350	Q2 2010
17310MAS9	869,195	658,119		(211,076)	658,119	524,056	Q2 2010
190749AN1	454,683	—		(454,683)	—	334,555	Q2 2010
20047EAM4	17,809,954	2,262,744		(15,547,210)	2,262,744	7,551,052	Q2 2010

199	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
20047EAP7	$1,939,562	$86,050		$(1,853,512)	$86,050	$4,187,072	Q2 2010
20173MAQ3	543,825	409,714		(134,111)	409,714	450,000	Q2 2010
20173QAN1	8,868,964	6,470,937		(2,398,027)	6,470,937	2,766,705	Q2 2010
20173QAQ4	1,819,040	1,504,220		(314,820)	1,504,220	964,680	Q2 2010
21075WBA2	1,992,829	1,695,008		(297,821)	1,695,008	1,755,083	Q2 2010
21075WCJ2	1,024,488	991,680		(32,808)	991,680	919,230	Q2 2010
22544QAK5	7,527,566	3,664,397		(3,863,169)	3,664,397	4,856,256	Q2 2010
22544QAM1	1,598,153	928,636		(669,517)	928,636	4,888,517	Q2 2010
22544QAN9	462,771	405,235		(57,536)	405,235	2,008,916	Q2 2010
22544QAP4	260,514	141,114		(119,400)	141,114	1,063,716	Q2 2010
22544QAQ2	432,694	—		(432,694)	—	1,627,740	Q2 2010
225458SA7	18,121,902	2,904,026		(15,217,876)	2,904,026	2,131,445	Q2 2010
225458SB5	9,869,737	—		(9,869,737)	—	1,281,595	Q2 2010
225470G80	9,885,679	9,314,838		(570,841)	9,314,838	3,586,580	Q2 2010
225470H22	829,081	674,362		(154,719)	674,362	930,776	Q2 2010
294751CV2	1,421,894	1,210,588		(211,306)	1,210,588	325,129	Q2 2010
361849K84	7,525,132	4,018,985		(3,506,147)	4,018,985	4,018,985	Q2 2010
361849K92	7,623,154	—		(7,623,154)	—	3,325,906	Q2 2010
361849S29	4,640,299	2,288,639		(2,351,660)	2,288,639	2,291,990	Q2 2010
36228CXK4	14,004,526	6,878,135		(7,126,391)	6,878,135	2,100,000	Q2 2010
3622MSAC6	935,442	768,560		(166,882)	768,560	450,000	Q2 2010
362332AT5	166,263	—		(166,263)	—	2,198,895	Q2 2010
36298JAA1	27,099,044	24,822,176		(2,276,868)	24,822,176	12,400,025	Q2 2010
36298JAC7	5,139,995	1,949,799		(3,190,196)	1,949,799	1,200,000	Q2 2010
42332QAN3	1,680,985	861,180		(819,805)	861,180	220,625	Q2 2010
449670FA1	1,137,158	989,132		(148,026)	989,132	824,067	Q2 2010
46625M2W8	1,190,469	1,035,452		(155,017)	1,035,452	172,779	Q2 2010
46625M2Y4	304,618	148,459		(156,159)	148,459	166,916	Q2 2010
46625MQ85	1,454,205	1,055,723		(398,482)	1,055,723	129,182	Q2 2010
46625MQ93	263,036	—	*	(263,036)	—	121,269	Q2 2010
46625MUJ6	3,233,936	2,328,338		(905,598)	2,328,338	915,605	Q2 2010
46625MZH5	1,098,149	973,556		(124,593)	973,556	600,519	Q2 2010
46625MZJ1	229,904	—	*	(229,904)	—	480,692	Q2 2010
46625YC68	1,920,693	1,211,550		(709,143)	1,211,550	801,566	Q2 2010
46625YQ63	5,852,943	4,691,374		(1,161,569)	4,691,374	2,214,827	Q2 2010
46625YQ89	1,091,980	539,080		(552,900)	539,080	1,126,233	Q2 2010
46625YQ97	652,152	415,318		(236,834)	415,318	1,398,630	Q2 2010
46628FAU5	4,912,849	4,049,667		(863,182)	4,049,667	1,006,440	Q2 2010
46629GAQ1	3,896,818	3,365,021		(531,797)	3,365,021	1,352,515	Q2 2010
46629PAU2	2,702,265	690,309		(2,011,956)	690,309	983,460	Q2 2010
46629YAM1	13,707,049	8,592,792		(5,114,257)	8,592,792	6,450,580	Q2 2010
46630AAC2	688,305	577,839		(110,466)	577,839	595,000	Q2 2010
46630AAG3	354,138	345,685		(8,453)	345,685	360,000	Q2 2010
46631BAM7	9,824,117	7,639,563		(2,184,554)	7,639,563	3,573,100	Q2 2010
46631BAN5	20,305,019	5,730,812		(14,574,207)	5,730,812	8,501,437	Q2 2010
46631BAP0	3,520,588	2,243,276		(1,277,312)	2,243,276	3,436,631	Q2 2010

TIAA-CREF Investment Horizon Annuity Prospectus	200

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46632HAQ4	$644,565	$523,138	$(121,427)	$523,138	$487,451	Q2 2010
46632HAR2	1,000,083	789,774	(210,309)	789,774	968,281	Q2 2010
50179AAM9	2,402,327	1,391,550	(1,010,777)	1,391,550	480,000	Q2 2010
50180CAM2	2,358,833	2,090,558	(268,275)	2,090,558	1,991,243	Q2 2010
50180JAK1	20,070,456	17,763,790	(2,306,666)	17,763,790	4,400,140	Q2 2010
50180JAL9	3,748,058	176,580	(3,571,478)	176,580	840,000	Q2 2010
50180JAM7	1,106,615	432,446	(674,169)	432,446	1,700,000	Q2 2010
50180JAR6	308,480	212,024	(96,456)	212,024	840,000	Q2 2010
52108HV76	5,010,652	4,725,295	(285,357)	4,725,295	1,674,835	Q2 2010
52108HZ80	4,919,590	1,306,664	(3,612,926)	1,306,664	1,793,141	Q2 2010
52108MDU4	2,403,634	1,590,363	(813,271)	1,590,363	977,760	Q2 2010
52108MGC1	4,348,789	3,833,542	(515,247)	3,833,542	923,270	Q2 2010
52108MGD9	4,934,933	577,539	(4,357,394)	577,539	497,400	Q2 2010
52108RCK6	6,079,350	2,445,872	(3,633,478)	2,445,872	853,528	Q2 2010
525221JV0	1,204,722	1,143,027	(61,695)	1,143,027	1,219,341	Q2 2010
52522HAL6	33,516,549	32,632,083	(884,466)	32,632,083	18,025,164	Q2 2010
53944MAC3	589,299	230,382	(358,917)	230,382	420,000	Q2 2010
55312TAH6	7,043,679	4,110,302	(2,933,377)	4,110,302	2,912,630	Q2 2010
55312VAR9	19,759,184	12,962,511	(6,796,673)	12,962,511	5,571,293	Q2 2010
55312YAH5	7,938,163	7,162,925	(775,238)	7,162,925	4,310,000	Q2 2010
55312YAJ1	1,059,807	891,680	(168,127)	891,680	2,550,000	Q2 2010
55313KAH4	9,999,723	8,754,244	(1,245,479)	8,754,244	4,566,120	Q2 2010
59022HBX9	10,266,655	10,211,952	(54,703)	10,211,952	4,731,891	Q2 2010
59023BAN4	1,021,114	1,018,056	(3,058)	1,018,056	770,000	Q2 2010
60687UAM9	3,361,402	2,705,553	(655,849)	2,705,553	1,074,526	Q2 2010
60687VAN5	32,425	27,267	(5,158)	27,267	749,891	Q2 2010
617451FW4	3,284,135	3,248,440	(35,695)	3,248,440	549,494	Q2 2010
61745M6T5	6,514,086	5,299,526	(1,214,560)	5,299,526	2,651,250	Q2 2010
61745MX57	2,849,974	2,608,523	(241,451)	2,608,523	1,120,443	Q2 2010
61749MAG4	108,945	92,067	(16,878)	92,067	345,736	Q2 2010
61750HAN6	2,178,763	1,209,245	(969,518)	1,209,245	753,703	Q2 2010
61750YAF6	32,430,105	32,248,898	(181,207)	32,248,898	26,973,444	Q2 2010
61751NAQ5	1,387,727	864,604	(523,123)	864,604	805,440	Q2 2010
61751NAR3	714,999	378,635	(336,364)	378,635	400,000	Q2 2010
61751XAJ9	3,806,023	1,176,416	(2,629,607)	1,176,416	2,239,730	Q2 2010
61751XAK6	991,153	807,197	(183,956)	807,197	2,016,340	Q2 2010
61751XAL4	287,819	225,267	(62,552)	225,267	687,532	Q2 2010
61754KAP0	2,678,454	2,541,397	(137,057)	2,541,397	3,684,741	Q2 2010
643529AD2	12,102,280	11,103,196	(999,084)	11,103,196	8,263,928	Q2 2010
74438WAN6	1,082,617	400,684	(681,933)	400,684	35,420	Q2 2010
760985YY1	831,763	605,023	(226,740)	605,023	143,230	Q2 2010
76110WRX6	1,417,999	758,223	(659,776)	758,223	583,292	Q2 2010
86359B4V0	21,641,235	20,762,501	(878,734)	20,762,501	14,349,507	Q2 2010
86359DMX2	49,984,375	47,927,368	(2,057,007)	47,927,368	32,510,440	Q2 2010
87222PAE3	29,238,524	28,382,087	(856,437)	28,382,087	15,820,916	Q2 2010
92977QAM0	20,053,514	10,149,716	(9,903,798)	10,149,716	5,842,480	Q2 2010

201	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
92978MAL0	$11,091,220	$10,867,453		$(223,767)	$10,867,453	$4,429,080	Q2 2010
92978MAN6	7,874,789	1,282,000		(6,592,789)	1,282,000	5,840,200	Q2 2010
92978MAT3	130,171	—		(130,171)	—	435,680	Q2 2010
92978TAK7	20,062,978	14,704,038		(5,358,940)	14,704,038	5,308,880	Q2 2010
92978TAL5	22,273,467	4,978,080		(17,295,387)	4,978,080	6,427,860	Q2 2010
92978TAM3	5,018,168	4,288,449		(729,719)	4,288,449	5,558,910	Q2 2010
93934DAR8	63,646	54,032		(9,614)	54,032	44,885	Q2 2010
94352LAA8	753,269	703,329		(49,940)	703,329	780,244	Q2 2010
94352MAG3	10,000,000	8,713,521		(1,286,479)	8,713,521	2,076,900	Q2 2010
939344AN7	6,065,430	—	²	(1,272,720)	4,792,710	4,792,710	Q2 2010
36246LAH4	10,122,380	—	²	(718,760)	9,403,620	9,403,620	Q2 2010
52108RAG7	22,738,772	—	²	(1,975,596)	20,763,176	20,763,176	Q2 2010
55313KAJ0	7,099,387	—	²	(54,774)	7,044,613	7,044,613	Q2 2010
61746WFS4	2,509,576	—	²	(80,894)	2,428,682	2,428,682	Q2 2010
92978YAK6	4,431,070	—	²	(1,091,120)	3,339,950	3,339,950	Q2 2010
92978YAN0	2,658,510	—	²	(314,085)	2,344,425	2,344,425	Q2 2010
00253CHK6	2,245,378	1,955,804		(289,574)	1,955,804	1,174,423	Q1 2010
74040KAC6	6,795,019	—	²	(2,859,085)	3,935,934	3,935,934	Q1 2010
03702YAC4	25,200	—	²	(10,800)	14,400	14,400	Q1 2010
55312TAR4	650,808	—	²	(165,128)	485,680	485,680	Q1 2010
00253CHZ3	1,380,622	1,351,331		(29,291)	1,351,331	674,212	Q1 2010
02147QAE2	45,092,898	43,634,925		(1,457,973)	43,634,925	35,987,230	Q1 2010
02148FAW5	26,144,301	25,008,260		(1,136,041)	25,008,260	18,776,720	Q1 2010
02148YAD6	19,568,230	18,986,984		(581,246)	18,986,984	17,070,532	Q1 2010
02149HAK6	23,392,360	22,157,145		(1,235,215)	22,157,145	19,738,678	Q1 2010
02151CBD7	27,542,769	25,854,585		(1,688,184)	25,854,585	23,165,668	Q1 2010
02151FAD1	37,054,586	36,269,400		(785,186)	36,269,400	25,475,656	Q1 2010
02151NBA9	17,316,643	15,671,369		(1,645,274)	15,671,369	8,688,977	Q1 2010
03072SQV0	2,402,016	1,539,826		(862,190)	1,539,826	447,980	Q1 2010
036510AB1	2,640,442	2,216,364		(424,078)	2,216,364	502,060	Q1 2010
03762CAC9	9,000,000	5,654,271		(3,345,729)	5,654,271	1,626,300	Q1 2010
03762CAD7	6,000,000	1,372,918		(4,627,082)	1,372,918	1,165,200	Q1 2010
03762GAC0	10,500,000	2,177,454		(8,322,546)	2,177,454	2,088,450	Q1 2010
03762GAE6	2,700,000	374,568		(2,325,432)	374,568	610,740	Q1 2010
05947UMP0	220,115	—	*	(220,115)	—	268,157	Q1 2010
05947UMQ8	40,439	—	*	(40,439)	—	7,346	Q1 2010
05947UVZ8	318,015	298,794		(19,221)	298,794	11,341	Q1 2010
05947UWA2	160,955	—	*	(160,955)	—	5,670	Q1 2010
05947UWB0	38,213	—	*	(38,213)	—	11	Q1 2010
05947UWC8	37,462	—	*	(37,462)	—	11	Q1 2010
05947UY28	4,010,191	3,876,118		(134,073)	3,876,118	2,551,720	Q1 2010
05947UY51	7,831,831	68,014		(7,763,817)	68,014	4,118,618	Q1 2010
05947UY77	9,757,427	86,694		(9,670,733)	86,694	2,848,530	Q1 2010
05948KB65	9,967,742	9,779,206		(188,536)	9,779,206	6,793,636	Q1 2010
05948KC98	17,655,061	17,488,890		(166,171)	17,488,890	13,601,691	Q1 2010
05948KF20	17,999,982	17,770,893		(229,089)	17,770,893	15,539,459	Q1 2010

TIAA-CREF Investment Horizon Annuity Prospectus	202

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
05948KLA5	$1,682,897	$966,410	$(716,487)	$966,410	$922,443	Q1 2010
05948KP37	10,677,570	10,605,671	(71,899)	10,605,671	8,190,960	Q1 2010
05949AA67	4,729,113	2,495,578	(2,233,535)	2,495,578	3,005,167	Q1 2010
05949AA75	255,894	251,887	(4,007)	251,887	430,578	Q1 2010
05949AM23	1,731,479	910,147	(821,332)	910,147	1,872,146	Q1 2010
05949AM31	358,619	174,351	(184,268)	174,351	328,060	Q1 2010
05949AMN7	6,185,487	5,227,430	(958,057)	5,227,430	4,028,445	Q1 2010
05949AMP2	2,112,024	867,709	(1,244,315)	867,709	1,432,633	Q1 2010
05949TBF5	19,631,054	19,565,964	(65,090)	19,565,964	16,488,408	Q1 2010
059500AM0	223,440	187,083	(36,357)	187,083	223,440	Q1 2010
05950XAN6	12,038,356	8,926,103	(3,112,253)	8,926,103	5,155,668	Q1 2010
059511AM7	1,289,986	1,249,704	(40,282)	1,249,704	1,392,444	Q1 2010
059511AS4	1,188,469	1,011,351	(177,118)	1,011,351	1,314,724	Q1 2010
059511AU9	1,414,062	1,236,027	(178,035)	1,236,027	1,730,310	Q1 2010
07383F5T1	4,790,399	4,327,654	(462,745)	4,327,654	1,797,485	Q1 2010
07387BGA5	1,400,027	1,067,771	(332,256)	1,067,771	394,127	Q1 2010
07388RAN7	2,618,137	1,403,761	(1,214,376)	1,403,761	1,527,310	Q1 2010
07388RAP2	923,296	652,661	(270,635)	652,661	585,000	Q1 2010
07388YBC5	1,667,650	1,652,127	(15,523)	1,652,127	1,013,894	Q1 2010
07388YBE1	1,280,301	1,239,645	(40,656)	1,239,645	651,277	Q1 2010
12513YAL4	10,033,170	9,682,091	(351,079)	9,682,091	2,297,280	Q1 2010
12513YAM2	16,421,411	6,213,015	(10,208,396)	6,213,015	5,320,833	Q1 2010
12513YAP5	668,265	489,748	(178,517)	489,748	550,000	Q1 2010
12513YAR1	10,266,538	114,284	(10,152,254)	114,284	4,599,900	Q1 2010
12543UAE2	15,131,563	15,127,220	(4,343)	15,127,220	8,170,711	Q1 2010
12543XAD8	24,797,903	24,672,225	(125,678)	24,672,225	18,039,990	Q1 2010
12544ABJ3	13,091,155	12,070,878	(1,020,277)	12,070,878	12,263,022	Q1 2010
12544DAK5	21,675,290	21,552,653	(122,637)	21,552,653	15,549,424	Q1 2010
12544DAQ2	15,572,064	15,404,221	(167,843)	15,404,221	9,926,487	Q1 2010
12558MBP6	4,464,218	2,194,447	(2,269,771)	2,194,447	1,602,262	Q1 2010
12566RAG6	38,921,572	36,322,540	(2,599,032)	36,322,540	29,557,714	Q1 2010
126378AG3	13,400,744	11,953,260	(1,447,484)	11,953,260	9,307,516	Q1 2010
126378AH1	14,653,389	13,107,947	(1,545,442)	13,107,947	8,948,331	Q1 2010
126670GR3	6,435,271	6,134,841	(300,430)	6,134,841	2,553,352	Q1 2010
126670QT8	3,567,630	3,532,757	(34,873)	3,532,757	1,735,609	Q1 2010
126671TW6	791,031	482,758	(308,273)	482,758	173,299	Q1 2010
12667F4N2	9,827,189	9,686,117	(141,072)	9,686,117	6,712,318	Q1 2010
12667F7D1	25,637,740	25,380,242	(257,498)	25,380,242	18,962,088	Q1 2010
12667FMJ1	19,236,952	18,352,895	(884,057)	18,352,895	9,673,785	Q1 2010
12667FR98	4,326,017	2,464,197	(1,861,820)	2,464,197	1,354,983	Q1 2010
12667FW92	8,268,058	8,092,925	(175,133)	8,092,925	8,186,958	Q1 2010
12667FYZ2	19,181,294	15,089,537	(4,091,757)	15,089,537	5,129,987	Q1 2010
12667G8B2	91,097	88,957	(2,140)	88,957	179,961	Q1 2010
12667GBA0	69,058,015	68,732,995	(325,020)	68,732,995	49,770,826	Q1 2010
12667GFB4	67,640,171	67,336,274	(303,897)	67,336,274	50,440,009	Q1 2010
12667GFT5	19,136,757	18,770,374	(366,383)	18,770,374	12,774,402	Q1 2010

203	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12667GJG9	$16,350,299	$16,229,555	$(120,744)	$16,229,555	$11,513,931	Q1 2010
12667GJR5	50,384,658	50,284,751	(99,907)	50,284,751	34,930,567	Q1 2010
12667GKE2	14,834,096	14,618,697	(215,399)	14,618,697	7,806,783	Q1 2010
12667GLE1	30,077,725	30,005,580	(72,145)	30,005,580	23,611,971	Q1 2010
12667GQA4	22,619,726	22,510,909	(108,817)	22,510,909	16,091,161	Q1 2010
12667GUG6	6,835,517	6,537,866	(297,651)	6,537,866	5,463,941	Q1 2010
12667GW74	20,027,382	19,963,420	(63,962)	19,963,420	14,633,914	Q1 2010
12668AAG0	18,586,413	17,911,328	(675,085)	17,911,328	16,654,665	Q1 2010
12668ASQ9	27,229,913	25,937,547	(1,292,366)	25,937,547	22,812,379	Q1 2010
12668ASR7	7,317,769	6,886,618	(431,151)	6,886,618	4,037,703	Q1 2010
12669DN79	4,528,692	4,471,443	(57,249)	4,471,443	2,271,979	Q1 2010
12669DN87	1,895,658	1,279,333	(616,325)	1,279,333	1,264,284	Q1 2010
12669E4W3	4,764,288	2,964,336	(1,799,952)	2,964,336	2,585,613	Q1 2010
12669EL95	9,268,819	9,039,136	(229,683)	9,039,136	6,425,375	Q1 2010
12669EWY8	9,536,306	9,367,430	(168,876)	9,367,430	6,773,222	Q1 2010
12669EWZ5	2,824,872	1,934,891	(889,981)	1,934,891	1,526,678	Q1 2010
12669G5U1	9,149,772	9,036,280	(113,492)	9,036,280	7,866,346	Q1 2010
12669YAH5	16,359,710	15,365,488	(994,222)	15,365,488	7,308,981	Q1 2010
12669YAX0	15,297,865	14,926,570	(371,295)	14,926,570	6,898,128	Q1 2010
14986DAT7	24,625,401	20,166,978	(4,458,423)	20,166,978	4,189,337	Q1 2010
152314DS6	1,127,221	801,232	(325,989)	801,232	430,502	Q1 2010
152314DT4	340,216	163,344	(176,872)	163,344	285,159	Q1 2010
161546DN3	737,959	631,245	(106,714)	631,245	383,371	Q1 2010
161546DP8	757,971	437,227	(320,744)	437,227	276,098	Q1 2010
161546EC6	1,632,334	737,755	(894,579)	737,755	775,601	Q1 2010
161546ED4	1,026,193	150,374	(875,819)	150,374	122,313	Q1 2010
161546ET9	1,741,926	805,218	(936,708)	805,218	460,741	Q1 2010
161546FK7	2,617,221	1,184,558	(1,432,663)	1,184,558	1,193,016	Q1 2010
161546FY7	2,174,201	1,131,814	(1,042,387)	1,131,814	901,447	Q1 2010
161546GN0	3,527,196	2,676,088	(851,108)	2,676,088	1,565,295	Q1 2010
161546HW9	2,319,369	2,179,089	(140,280)	2,179,089	914,234	Q1 2010
161546HX7	2,309,448	754,383	(1,555,065)	754,383	783,254	Q1 2010
161551FV3	428,801	168,509	(260,292)	168,509	139,347	Q1 2010
161551FW1	102,065	17,042	(85,023)	17,042	6,631	Q1 2010
16163BAP9	28,961,620	28,795,776	(165,844)	28,795,776	23,240,422	Q1 2010
16165LAG5	13,413,371	13,314,507	(98,864)	13,314,507	8,095,071	Q1 2010
16165TBJ1	10,243,892	9,600,706	(643,186)	9,600,706	7,029,679	Q1 2010
17025AAB8	16,388,366	16,154,460	(233,906)	16,154,460	14,346,748	Q1 2010
17307GVK1	11,149,554	10,299,526	(850,028)	10,299,526	7,870,632	Q1 2010
17309YAD9	19,148,250	16,770,460	(2,377,790)	16,770,460	12,633,390	Q1 2010
17310AAR7	32,435,381	32,363,117	(72,264)	32,363,117	21,929,096	Q1 2010
17312FAD5	9,848,853	9,834,560	(14,293)	9,834,560	7,686,453	Q1 2010
190749AN1	1,108,586	511,945	(596,641)	511,945	360,290	Q1 2010
19075CAL7	2,833,371	2,096,747	(736,624)	2,096,747	4,471,046	Q1 2010
19075CAM5	719,222	568,626	(150,596)	568,626	851,135	Q1 2010
19075CAN3	556,895	476,463	(80,432)	476,463	500,000	Q1 2010

TIAA-CREF Investment Horizon Annuity Prospectus	204

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
19075CAS2	$2,932,809	$2,400,723		$(532,086)	$2,400,723	$2,419,440	Q1 2010
20047EAP7	2,599,344	2,086,554		(512,790)	2,086,554	5,188,491	Q1 2010
20173QAQ4	2,340,132	1,906,647		(433,485)	1,906,647	964,680	Q1 2010
20173QAR2	1,418,892	843,266		(575,626)	843,266	669,900	Q1 2010
22544QAK5	15,058,638	7,669,903		(7,388,735)	7,669,903	4,243,770	Q1 2010
22544QAM1	6,170,500	1,899,693		(4,270,807)	1,899,693	4,437,299	Q1 2010
22544QAN9	2,210,330	592,662		(1,617,668)	592,662	1,752,254	Q1 2010
22544QAP4	928,438	334,945		(593,493)	334,945	942,255	Q1 2010
22544QAQ2	1,521,856	574,510		(947,346)	574,510	1,467,674	Q1 2010
225458SB5	13,997,534	9,852,236		(4,145,298)	9,852,236	2,691,761	Q1 2010
22545LAT6	1,045,498	923,208		(122,290)	923,208	771,809	Q1 2010
22545LAV1	547,602	470,162		(77,440)	470,162	339,520	Q1 2010
22545XAP8	717,543	—		(717,543)	—	2,567,337	Q1 2010
22545YAS0	5,830,405	3,577,397		(2,253,008)	3,577,397	2,765,958	Q1 2010
251510CY7	6,027,410	4,221,438		(1,805,972)	4,221,438	2,388,495	Q1 2010
251510ET6	5,967,441	3,950,554		(2,016,887)	3,950,554	1,526,850	Q1 2010
251511AC5	14,805,071	14,612,272		(192,799)	14,612,272	10,668,651	Q1 2010
294751BY7	3,584,750	2,457,027		(1,127,723)	2,457,027	1,050,749	Q1 2010
294751CV2	2,670,004	1,445,990		(1,224,014)	1,445,990	475,977	Q1 2010
294751DH2	2,155,248	1,701,535		(453,713)	1,701,535	389,294	Q1 2010
294751DY5	1,611,177	1,242,907		(368,270)	1,242,907	272,004	Q1 2010
294751EN8	1,273,203	638,486		(634,717)	638,486	160,511	Q1 2010
294751FB3	4,469,940	2,159,859		(2,310,081)	2,159,859	1,262,440	Q1 2010
294751FC1	1,232,038	609,805		(622,233)	609,805	514,437	Q1 2010
294754AY2	5,323,066	5,073,326		(249,740)	5,073,326	4,147,640	Q1 2010
32051GDH5	3,970,409	3,264,438		(705,971)	3,264,438	3,409,527	Q1 2010
32051GFL4	7,578,722	7,537,146		(41,576)	7,537,146	5,595,466	Q1 2010
36228CYQ0	23,086,753	19,954,462		(3,132,291)	19,954,462	7,527,524	Q1 2010
3622ECAH9	5,882,873	4,421,834		(1,461,039)	4,421,834	2,885,374	Q1 2010
3622ECAK2	18,750,828	16,607,826		(2,143,002)	16,607,826	11,280,108	Q1 2010
3622ELAD8	44,091,517	41,871,096		(2,220,421)	41,871,096	24,891,299	Q1 2010
3622MPBE7	50,351,907	49,993,950		(357,957)	49,993,950	40,524,485	Q1 2010
362332AT5	431,489	238,109		(193,380)	238,109	2,881,920	Q1 2010
362332AV0	399,877	—	*	(399,877)	—	1,640,000	Q1 2010
362334ME1	23,534,063	22,348,250		(1,185,813)	22,348,250	16,824,456	Q1 2010
362334QC1	9,034,890	8,860,291		(174,599)	8,860,291	6,830,887	Q1 2010
362375AD9	15,214,761	14,512,803		(701,958)	14,512,803	11,097,407	Q1 2010
36246LAJ0	20,153,020	17,736,258		(2,416,762)	17,736,258	8,786,450	Q1 2010
36246LAK7	7,434,944	7,194,912		(240,032)	7,194,912	11,114,285	Q1 2010
36246LAL5	3,694,056	306,945		(3,387,111)	306,945	7,096,560	Q1 2010
362669AQ6	10,072,205	10,055,881		(16,324)	10,055,881	6,988,691	Q1 2010
36298JAC7	7,457,412	5,205,353		(2,252,059)	5,205,353	1,300,000	Q1 2010
36828QLB0	6,650,482	5,297,161		(1,353,321)	5,297,161	1,925,996	Q1 2010
45660LPD5	13,660,835	13,628,158		(32,677)	13,628,158	9,535,212	Q1 2010
46412QAD9	4,715,407	4,220,242		(495,165)	4,220,242	2,670,797	Q1 2010
46625MQ93	446,572	295,023		(151,549)	295,023	121,263	Q1 2010

205	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46625MR27	$170,908	$—	*	$(170,908)	$—	$68,300	Q1 2010
46625YQ97	795,260	713,219		(82,041)	713,219	1,202,170	Q1 2010
46627MAC1	11,101,556	10,947,012		(154,544)	10,947,012	6,190,987	Q1 2010
46628CAD0	19,262,507	16,978,772		(2,283,735)	16,978,772	13,019,864	Q1 2010
46628SAG8	24,118,269	20,192,336		(3,925,933)	20,192,336	14,055,183	Q1 2010
46628YBP4	15,322,409	15,320,058		(2,351)	15,320,058	10,033,890	Q1 2010
46629GAQ1	5,014,990	3,913,629		(1,101,361)	3,913,629	1,142,630	Q1 2010
46629PAU2	3,005,928	2,707,139		(298,789)	2,707,139	898,887	Q1 2010
46629YAM1	15,658,620	13,795,880		(1,862,740)	13,795,880	5,507,620	Q1 2010
46630AAC2	1,551,188	728,104		(823,084)	728,104	490,000	Q1 2010
46631BAN5	28,347,649	20,421,136		(7,926,513)	20,421,136	6,896,809	Q1 2010
46631BAP0	9,891,067	3,714,812		(6,176,255)	3,714,812	2,894,337	Q1 2010
46632HAQ4	1,677,705	661,287		(1,016,418)	661,287	508,468	Q1 2010
46632HAR2	2,047,306	1,057,218		(990,088)	1,057,218	1,015,355	Q1 2010
50177AAL3	2,208,516	1,197,758		(1,010,758)	1,197,758	1,903,030	Q1 2010
50179AAM9	2,908,774	2,465,436		(443,338)	2,465,436	480,000	Q1 2010
50179AAN7	1,311,655	—	*	(1,311,655)	—	549,000	Q1 2010
50179AAS6	1,242,113	—	*	(1,242,113)	—	524,370	Q1 2010
50180JAM7	4,017,423	1,334,232		(2,683,191)	1,334,232	1,700,000	Q1 2010
50180JAR6	2,095,451	478,725		(1,616,726)	478,725	840,000	Q1 2010
52108HZ80	5,810,790	4,946,320		(864,470)	4,946,320	1,767,997	Q1 2010
52521RAS0	2,782,285	2,514,992		(267,293)	2,514,992	1,353,507	Q1 2010
525221EB9	29,827,547	28,822,444		(1,005,103)	28,822,444	20,852,745	Q1 2010
525221JW8	40,440,084	34,927,611		(5,512,473)	34,927,611	25,824,420	Q1 2010
52522HAL6	39,058,866	33,636,080		(5,422,786)	33,636,080	17,901,172	Q1 2010
52523KAH7	11,907,943	11,021,602		(886,341)	11,021,602	8,733,078	Q1 2010
53944MAC3	1,630,132	589,299		(1,040,833)	589,299	420,000	Q1 2010
55312TAJ2	2,018,264	1,289,222		(729,042)	1,289,222	1,686,681	Q1 2010
55312TAK9	3,935,156	2,755,763		(1,179,393)	2,755,763	3,275,550	Q1 2010
55312YAH5	8,090,720	7,967,844		(122,876)	7,967,844	3,775,230	Q1 2010
55312YAJ1	1,551,651	1,249,295		(302,356)	1,249,295	1,950,000	Q1 2010
55312YAK8	733,206	333,928		(399,278)	333,928	880,000	Q1 2010
55312YAL6	910,764	—	*	(910,764)	—	700,000	Q1 2010
55312YAS1	550,646	—	*	(550,646)	—	400,000	Q1 2010
55312YAT9	765,344	—	*	(765,344)	—	600,000	Q1 2010
55313KAJ0	9,661,758	7,452,367		(2,209,391)	7,452,367	5,451,815	Q1 2010
576434GR9	2,237,348	1,529,886		(707,462)	1,529,886	1,340,151	Q1 2010
576434SW5	11,213,256	8,207,145		(3,006,111)	8,207,145	6,404,670	Q1 2010
59022HEC2	1,383,042	207,699		(1,175,343)	207,699	2,685,200	Q1 2010
59022HED0	159,625	—	*	(159,625)	—	225,006	Q1 2010
59022HEE8	116,912	—	*	(116,912)	—	120,381	Q1 2010
59022HEF5	97,099	—	*	(97,099)	—	63,300	Q1 2010
59022HEG3	60,513	—	*	(60,513)	—	38,232	Q1 2010
59022HEH1	57,487	—	*	(57,487)	—	17,780	Q1 2010
59022HEJ7	102,830	—	*	(102,830)	—	125	Q1 2010
59023BAN4	1,122,794	1,105,828		(16,966)	1,105,828	700,000	Q1 2010

TIAA-CREF Investment Horizon Annuity Prospectus	206

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
60687UAM9	$3,497,630	$3,390,262	$(107,368)	$3,390,262	$825,381	Q1 2010
60687VAM7	657,467	431,421	(226,046)	431,421	1,131,145	Q1 2010
60687VAN5	298,309	80,935	(217,374)	80,935	641,864	Q1 2010
60688BAS7	2,250,067	1,955,270	(294,797)	1,955,270	1,571,053	Q1 2010
61745MU68	2,299,306	1,415,396	(883,910)	1,415,396	1,525,508	Q1 2010
61745MX57	3,006,452	2,853,555	(152,897)	2,853,555	1,241,373	Q1 2010
61746WF21	92,228	86,333	(5,895)	86,333	107,333	Q1 2010
61749MAG4	191,762	145,696	(46,066)	145,696	315,933	Q1 2010
61749WAH0	5,178,256	4,930,474	(247,782)	4,930,474	3,532,277	Q1 2010
61749WAJ6	3,606,906	3,446,762	(160,144)	3,446,762	2,750,651	Q1 2010
61750CAS6	5,688,819	4,877,713	(811,106)	4,877,713	2,649,141	Q1 2010
61750HAN6	4,028,870	2,229,199	(1,799,671)	2,229,199	671,389	Q1 2010
61751NAQ5	1,632,133	1,424,789	(207,344)	1,424,789	689,540	Q1 2010
61751NAR3	835,685	762,541	(73,144)	762,541	400,000	Q1 2010
61751XAL4	321,195	312,526	(8,669)	312,526	566,774	Q1 2010
61752JAF7	12,151,727	11,733,026	(418,701)	11,733,026	9,177,410	Q1 2010
61753JAM1	1,468,321	1,034,343	(433,978)	1,034,343	1,927,030	Q1 2010
61753JAN9	893,267	724,829	(168,438)	724,829	1,013,006	Q1 2010
61754KAN5	29,543,750	14,902,848	(14,640,902)	14,902,848	7,169,550	Q1 2010
61754KAP0	4,753,770	2,882,584	(1,871,186)	2,882,584	3,179,403	Q1 2010
74951PEA2	1,411,161	611,715	(799,446)	611,715	798,880	Q1 2010
749577AL6	18,344,213	18,173,451	(170,762)	18,173,451	9,351,820	Q1 2010
74958BAH5	26,688,678	25,795,063	(893,615)	25,795,063	18,183,241	Q1 2010
74958EAD8	49,330,341	49,156,800	(173,541)	49,156,800	39,456,610	Q1 2010
75115CAG2	8,686,890	8,574,274	(112,616)	8,574,274	8,132,934	Q1 2010
75971EAF3	426,984	364,335	(62,649)	364,335	261,375	Q1 2010
759950GW2	11,000,000	9,571,051	(1,428,949)	9,571,051	5,472,159	Q1 2010
7609854A6	33,830,344	30,009,356	(3,820,988)	30,009,356	15,941,114	Q1 2010
760985YY1	951,336	833,683	(117,653)	833,683	122,201	Q1 2010
76110H5M7	105,883	91,862	(14,021)	91,862	97,872	Q1 2010
76110HHB8	3,704,290	2,979,257	(725,033)	2,979,257	1,570,435	Q1 2010
76110HNQ8	3,421,480	3,163,808	(257,672)	3,163,808	1,875,614	Q1 2010
76110HQS1	5,909,509	4,753,597	(1,155,912)	4,753,597	3,911,273	Q1 2010
76110HQT9	1,234,187	501,006	(733,181)	501,006	552,010	Q1 2010
76110HSH3	2,599,507	1,840,661	(758,846)	1,840,661	597,846	Q1 2010
76110HX53	10,731,362	10,506,169	(225,193)	10,506,169	7,093,483	Q1 2010
76110HX87	23,928,208	23,397,766	(530,442)	23,397,766	15,777,859	Q1 2010
76110WQA7	15,542,700	14,592,408	(950,292)	14,592,408	6,411,873	Q1 2010
76110WRX6	2,811,280	1,514,494	(1,296,786)	1,514,494	597,290	Q1 2010
76110WTB2	4,358,804	4,046,507	(312,297)	4,046,507	1,956,630	Q1 2010
76110WTC0	2,897,609	969,749	(1,927,860)	969,749	1,371,019	Q1 2010
76110WTU0	2,967,641	2,806,539	(161,102)	2,806,539	1,139,118	Q1 2010
76110WTV8	828,000	529,299	(298,701)	529,299	492,091	Q1 2010
76110WUL8	14,858,673	14,320,496	(538,177)	14,320,496	4,842,900	Q1 2010
76110WUM6	6,485,856	6,369,500	(116,356)	6,369,500	5,036,685	Q1 2010
76110WVT0	877,241	672,338	(204,903)	672,338	363,176	Q1 2010

207	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
76110WWK8	$2,357,146	$1,818,861		$(538,285)	$1,818,861	$770,759	Q1 2010
761118CZ9	11,151,038	10,916,220		(234,818)	10,916,220	5,093,136	Q1 2010
761118PQ5	12,290,266	12,209,616		(80,650)	12,209,616	9,599,776	Q1 2010
76113GAC2	981,879	350,473		(631,406)	350,473	382,698	Q1 2010
76114DAE4	15,287,451	15,118,884		(168,567)	15,118,884	13,098,239	Q1 2010
76126CJN3	232,440	—	*	(232,440)	—	—	Q1 2010
87222PAE3	35,277,842	29,398,655		(5,879,187)	29,398,655	16,122,708	Q1 2010
92976UAY6	9,767,017	8,009,215		(1,757,802)	8,009,215	5,915,670	Q1 2010
92977QAP3	8,825,113	2,097,324		(6,727,789)	2,097,324	3,343,397	Q1 2010
92977QAQ1	3,067,791	555,880		(2,511,911)	555,880	2,894,060	Q1 2010
92978MAN6	21,198,285	8,122,135		(13,076,150)	8,122,135	6,003,050	Q1 2010
92978MAT3	1,306,147	207,324		(1,098,823)	207,324	1,234,287	Q1 2010
92978QAP2	454,099	—	*	(454,099)	—	1,408,390	Q1 2010
92978QAR8	1,555,608	—	*	(1,555,608)	—	3,448,340	Q1 2010
92978QAT4	721,689	—	*	(721,689)	—	1,200,000	Q1 2010
92978YAN0	3,627,379	2,938,839		(688,540)	2,938,839	2,425,770	Q1 2010
92978YAT7	2,342,643	1,692,527		(650,116)	1,692,527	1,375,000	Q1 2010
93934DAR8	80,306	66,124		(14,182)	66,124	42,673	Q1 2010
94352LAA8	3,643,263	803,888		(2,839,375)	803,888	752,967	Q1 2010
94353CAD1	3,758,989	882,312		(2,876,677)	882,312	743,640	Q1 2010
94980KAQ5	672,475	563,431		(109,044)	563,431	608,303	Q1 2010
949837AF5	69,106,312	68,983,549		(122,763)	68,983,549	39,419,082	Q1 2010
949837BE7	19,956,633	19,950,284		(6,349)	19,950,284	14,404,911	Q1 2010
949837BK3	8,604,257	8,579,231		(25,026)	8,579,231	6,285,336	Q1 2010
94983BAP4	15,480,624	15,407,947		(72,677)	15,407,947	11,951,023	Q1 2010
94984AAR1	29,305,436	29,134,800		(170,636)	29,134,800	15,831,891	Q1 2010
94984AAS9	10,026,305	9,967,760		(58,545)	9,967,760	7,951,333	Q1 2010
94984FAR0	35,362,500	35,181,913		(180,587)	35,181,913	26,150,659	Q1 2010
94984JAK7	44,835,899	43,930,925		(904,974)	43,930,925	31,606,570	Q1 2010
94984XAB6	9,537,419	9,483,578		(53,841)	9,483,578	5,034,366	Q1 2010
94984XAD2	7,887,301	7,842,358		(44,943)	7,842,358	4,163,905	Q1 2010
94984XAM2	12,041,714	11,971,668		(70,046)	11,971,668	7,721,227	Q1 2010
94985JAB6	48,930,619	48,678,950		(251,669)	48,678,950	29,241,105	Q1 2010
94985JBR0	29,490,677	29,416,351		(74,326)	29,416,351	12,570,636	Q1 2010
94985JCA6	28,951,381	28,831,230		(120,151)	28,831,230	24,132,195	Q1 2010
94985RAP7	61,798,708	61,727,872		(70,836)	61,727,872	43,791,258	Q1 2010
94985WAP6	23,112,305	22,793,202		(319,103)	22,793,202	19,317,875	Q1 2010
94985WAQ4	71,557,171	71,525,516		(31,655)	71,525,516	30,565,698	Q1 2010
94985WBL4	37,253,580	37,102,427		(151,153)	37,102,427	27,324,140	Q1 2010
94986AAC2	111,247,247	111,160,855		(86,392)	111,160,855	80,968,395	Q1 2010
02148FAW5	28,092,012	26,534,625		(1,557,387)	26,534,625	18,680,752	Q4 2009
02149HAK6	24,244,801	23,401,542		(843,259)	23,401,542	18,845,141	Q4 2009
02151CBD7	28,168,626	27,928,844		(239,782)	27,928,844	23,040,583	Q4 2009
02151FAD1	38,605,381	37,069,441		(1,535,940)	37,069,441	24,873,276	Q4 2009
02151NBA9	18,265,546	17,329,209		(936,337)	17,329,209	8,458,155	Q4 2009
036510AB1	3,069,872	2,757,335		(312,537)	2,757,335	558,395	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	208

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
03702YAC4	$28,800	$	—²	$(3,600)	$25,200	$25,200	Q4 2009
03927NAA1	14,694,000		9,404,655	(5,289,345)	9,404,655	5,250,000	Q4 2009
05947UJT6	684,903		461,411	(223,492)	461,411	307,397	Q4 2009
05947UMM7	2,599,818		1,949,371	(650,447)	1,949,371	378,124	Q4 2009
05947UMN5	423,878		293,741	(130,137)	293,741	280,237	Q4 2009
05947UMQ8	65,123		40,438	(24,685)	40,438	88,982	Q4 2009
05947UVY1	1,969,347		1,783,588	(185,759)	1,783,588	231,398	Q4 2009
05947UVZ8	1,943,102		318,015	(1,625,087)	318,015	230,470	Q4 2009
05947UWA2	767,441		160,955	(606,486)	160,955	225,250	Q4 2009
05947UWB0	131,202		38,214	(92,988)	38,214	109,176	Q4 2009
05947UWC8	58,568		37,462	(21,106)	37,462	100,663	Q4 2009
05947UWD6	68,815		3,886	(64,929)	3,886	85,979	Q4 2009
05948KB65	10,449,434		9,975,968	(473,466)	9,975,968	6,636,940	Q4 2009
05948KC98	17,774,894		17,659,659	(115,235)	17,659,659	13,260,340	Q4 2009
05948KLA5	1,899,662		1,730,054	(169,608)	1,730,054	929,252	Q4 2009
05948KP37	10,774,470		10,676,031	(98,439)	10,676,031	7,980,675	Q4 2009
059497AC1	10,033,749		7,475,988	(2,557,761)	7,475,988	2,700,530	Q4 2009
059497AD9	2,324,169		1,247,454	(1,076,715)	1,247,454	1,025,695	Q4 2009
059497AE7	1,248,722		976,677	(272,045)	976,677	816,252	Q4 2009
05949AA67	6,044,085		4,810,509	(1,233,576)	4,810,509	3,013,807	Q4 2009
05949AA75	751,465		301,666	(449,799)	301,666	430,971	Q4 2009
05949AM23	2,018,499		1,815,560	(202,939)	1,815,560	1,867,555	Q4 2009
05949AM31	419,986		371,791	(48,195)	371,791	325,386	Q4 2009
05949AMP2	2,912,645		2,125,205	(787,440)	2,125,205	1,401,219	Q4 2009
059511AL9	7,909,548		4,984,251	(2,925,297)	4,984,251	2,157,600	Q4 2009
059511AM7	3,154,584		1,355,076	(1,799,508)	1,355,076	1,145,100	Q4 2009
059511AS4	1,707,661		1,267,071	(440,590)	1,267,071	1,098,652	Q4 2009
059511AU9	2,073,166		1,533,143	(540,023)	1,533,143	1,463,230	Q4 2009
07387BAU7	7,875,040		5,079,213	(2,795,827)	5,079,213	1,562,905	Q4 2009
07387BEQ2	6,510,227		1,763,263	(4,746,964)	1,763,263	2,421,832	Q4 2009
07387BGA5	2,801,784		1,418,267	(1,383,517)	1,418,267	380,252	Q4 2009
07388PAQ4	1,081,028		804,094	(276,934)	804,094	600,000	Q4 2009
07388RAM9	8,630,233		7,989,403	(640,830)	7,989,403	2,029,004	Q4 2009
07388RAN7	9,125,638		2,720,811	(6,404,827)	2,720,811	2,167,880	Q4 2009
07388RAP2	1,971,041		1,002,354	(968,687)	1,002,354	1,156,116	Q4 2009
07388YBC5	1,811,745		1,741,414	(70,331)	1,741,414	858,613	Q4 2009
07388YBE1	1,393,067		1,358,950	(34,117)	1,358,950	594,875	Q4 2009
073945AN7	3,339,528		3,306,158	(33,370)	3,306,158	957,803	Q4 2009
073945AQ0	1,868,880		659,799	(1,209,081)	659,799	418,758	Q4 2009
073945AS6	579,048		467,855	(111,193)	467,855	261,696	Q4 2009
12513YAM2	29,101,145		16,596,465	(12,504,680)	16,596,465	4,656,066	Q4 2009
12513YAP5	1,266,628		728,019	(538,609)	728,019	550,000	Q4 2009
12543TAD7	10,072,936		9,581,949	(490,987)	9,581,949	7,308,631	Q4 2009
12543UAD4	45,177,737		42,394,764	(2,782,973)	42,394,764	20,791,904	Q4 2009
12543UAE2	15,930,769		15,151,663	(779,106)	15,151,663	7,917,427	Q4 2009
12544AAC9	49,835,937		48,573,999	(1,261,938)	48,573,999	25,931,615	Q4 2009

209	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12544DAK5	$21,950,653	$21,668,533	$(282,120)	$21,668,533	$15,139,755	Q4 2009
12544DAQ2	15,698,178	15,576,809	(121,369)	15,576,809	9,330,008	Q4 2009
12544LAK7	31,269,224	30,929,119	(340,105)	30,929,119	23,283,773	Q4 2009
12544RAL2	8,883,000	8,687,070	(195,930)	8,687,070	5,835,361	Q4 2009
12545CAU4	39,546,663	37,843,801	(1,702,862)	37,843,801	29,109,776	Q4 2009
12558MBN1	14,860,111	14,345,457	(514,654)	14,345,457	2,493,919	Q4 2009
12566RAG6	40,498,727	38,955,331	(1,543,396)	38,955,331	28,805,442	Q4 2009
12566XAE8	34,342,512	31,146,696	(3,195,816)	31,146,696	22,906,737	Q4 2009
12566XAG3	15,725,340	14,714,071	(1,011,269)	14,714,071	7,004,737	Q4 2009
126171AQ0	4,979,133	4,294,375	(684,758)	4,294,375	1,184,275	Q4 2009
126378AG3	14,468,757	13,583,840	(884,917)	13,583,840	9,322,523	Q4 2009
126378AH1	15,735,264	14,849,376	(885,888)	14,849,376	8,924,133	Q4 2009
126670GR3	6,999,491	6,444,126	(555,365)	6,444,126	2,538,239	Q4 2009
126670QT8	3,628,335	3,588,346	(39,989)	3,588,346	2,216,845	Q4 2009
126671TW6	1,104,726	893,475	(211,251)	893,475	157,397	Q4 2009
12667F2J3	38,230,681	37,962,650	(268,031)	37,962,650	16,806,135	Q4 2009
12667F4N2	10,000,000	9,861,140	(138,860)	9,861,140	6,538,343	Q4 2009
12667FMJ1	19,582,164	19,378,750	(203,414)	19,378,750	11,437,931	Q4 2009
12667FR98	6,874,348	4,442,078	(2,432,270)	4,442,078	1,295,211	Q4 2009
12667FYZ2	24,125,540	19,416,478	(4,709,062)	19,416,478	5,117,969	Q4 2009
12667GFB4	68,056,538	67,661,838	(394,700)	67,661,838	49,131,254	Q4 2009
12667GFT5	19,521,163	19,142,452	(378,711)	19,142,452	12,645,891	Q4 2009
12667GJG9	16,385,944	16,353,724	(32,220)	16,353,724	11,171,557	Q4 2009
12667GKE2	15,362,913	14,843,603	(519,310)	14,843,603	7,562,329	Q4 2009
12667GQA4	23,036,429	22,632,016	(404,413)	22,632,016	15,677,998	Q4 2009
12667GW74	20,096,846	20,031,300	(65,546)	20,031,300	14,258,906	Q4 2009
12668ASQ9	4,716,558	4,702,861	(13,697)	4,702,861	3,743,740	Q4 2009
12668ASQ9	23,876,161	23,806,826	(69,335)	23,806,826	18,951,563	Q4 2009
12668ASR7	7,449,505	7,322,310	(127,195)	7,322,310	3,739,156	Q4 2009
126694AG3	14,053,115	13,575,455	(477,660)	13,575,455	5,578,762	Q4 2009
126694HK7	19,184,867	19,020,520	(164,347)	19,020,520	14,660,188	Q4 2009
126694JS8	27,939,566	27,834,551	(105,015)	27,834,551	10,595,359	Q4 2009
126694W61	24,054,887	22,698,356	(1,356,531)	22,698,356	9,466,804	Q4 2009
126694XQ6	32,714,970	30,923,460	(1,791,510)	30,923,460	13,730,021	Q4 2009
12669DN87	2,557,344	1,951,794	(605,550)	1,951,794	1,261,641	Q4 2009
12669E4W3	5,078,179	4,840,772	(237,407)	4,840,772	2,593,800	Q4 2009
12669YAF9	20,652,190	19,664,480	(987,710)	19,664,480	8,774,980	Q4 2009
12669YAH5	16,469,188	16,368,464	(100,724)	16,368,464	6,872,166	Q4 2009
12669YAX0	15,969,650	15,316,597	(653,053)	15,316,597	6,697,462	Q4 2009
12670AAF8	48,352,021	45,989,004	(2,363,017)	45,989,004	33,931,285	Q4 2009
14986DAT7	24,737,519	24,630,219	(107,300)	24,630,219	3,632,255	Q4 2009
152314DS6	1,296,322	1,130,882	(165,440)	1,130,882	326,094	Q4 2009
152314DT4	372,409	340,217	(32,192)	340,217	225,279	Q4 2009
161546DP8	1,096,469	763,269	(333,200)	763,269	310,295	Q4 2009
161546FY7	4,136,277	2,201,131	(1,935,146)	2,201,131	671,769	Q4 2009
161551FV3	551,726	430,572	(121,154)	430,572	253,334	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	210

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
161551FW1	$154,005	$103,493	$(50,512)	$103,493	$3,237	Q4 2009
161631AV8	42,128,293	40,838,840	(1,289,453)	40,838,840	30,045,941	Q4 2009
16163BAP9	29,341,512	28,968,116	(373,396)	28,968,116	13,865,667	Q4 2009
16165LAG5	13,821,284	13,647,764	(173,520)	13,647,764	7,986,973	Q4 2009
16165TBJ1	10,448,900	10,263,761	(185,139)	10,263,761	6,816,639	Q4 2009
170255AS2	15,112,930	14,773,335	(339,595)	14,773,335	11,552,634	Q4 2009
17025JAB9	9,459,235	9,190,500	(268,735)	9,190,500	4,008,065	Q4 2009
17025JAB9	28,874,314	28,054,001	(820,313)	28,054,001	12,234,618	Q4 2009
17025TAV3	28,498,552	27,463,403	(1,035,149)	27,463,403	15,287,882	Q4 2009
172973W62	440,184	436,545	(3,639)	436,545	313,988	Q4 2009
17309YAD9	20,217,243	19,172,925	(1,044,318)	19,172,925	12,006,899	Q4 2009
17310AAR7	32,963,982	32,409,718	(554,264)	32,409,718	20,022,763	Q4 2009
17310MAQ3	15,046,908	11,646,343	(3,400,565)	11,646,343	1,856,580	Q4 2009
17310MAS9	1,275,932	960,222	(315,710)	960,222	414,852	Q4 2009
17312FAD5	9,855,551	9,846,320	(9,231)	9,846,320	7,494,675	Q4 2009
190749AN1	1,490,230	1,163,840	(326,390)	1,163,840	360,290	Q4 2009
19075CAK9	10,988,235	5,934,671	(5,053,564)	5,934,671	4,175,325	Q4 2009
19075CAL7	4,094,402	2,993,689	(1,100,713)	2,993,689	3,540,530	Q4 2009
19075CAM5	1,087,743	779,994	(307,749)	779,994	719,115	Q4 2009
19075CAN3	841,743	620,145	(221,598)	620,145	500,000	Q4 2009
19075CAS2	3,735,011	3,321,386	(413,625)	3,321,386	2,419,440	Q4 2009
20047EAP7	3,693,912	2,729,624	(964,288)	2,729,624	4,169,656	Q4 2009
20173MAN0	19,810,076	7,538,530	(12,271,546)	7,538,530	3,457,580	Q4 2009
20173MAQ3	1,220,517	672,398	(548,119)	672,398	450,000	Q4 2009
20173QAQ4	2,426,918	2,420,539	(6,379)	2,420,539	964,680	Q4 2009
20173QAR2	1,574,088	1,494,364	(79,724)	1,494,364	669,900	Q4 2009
20173VAM2	7,613,342	6,145,038	(1,468,304)	6,145,038	1,986,190	Q4 2009
22544QAK5	17,504,444	15,077,211	(2,427,233)	15,077,211	3,463,938	Q4 2009
22544QAM1	19,198,558	6,452,459	(12,746,099)	6,452,459	3,771,547	Q4 2009
22544QAN9	3,673,347	2,374,304	(1,299,043)	2,374,304	1,541,414	Q4 2009
22544QAP4	1,395,672	1,013,001	(382,671)	1,013,001	841,401	Q4 2009
22544QAQ2	2,386,341	1,713,686	(672,655)	1,713,686	1,332,980	Q4 2009
225458DT2	2,910,803	2,893,702	(17,101)	2,893,702	1,143,105	Q4 2009
225458SB5	14,087,585	14,001,463	(86,122)	14,001,463	3,794,631	Q4 2009
22545MAL1	2,038,813	1,858,087	(180,726)	1,858,087	2,593,430	Q4 2009
22545XAP8	2,080,603	858,458	(1,222,145)	858,458	2,707,527	Q4 2009
22545XAQ6	1,601,753	—	(1,601,753)	—	1,117,160	Q4 2009
22545YAQ4	16,380,576	9,249,972	(7,130,604)	9,249,972	2,061,587	Q4 2009
22545YAS0	7,162,378	6,066,179	(1,096,199)	6,066,179	2,435,132	Q4 2009
225470H22	970,504	913,918	(56,586)	913,918	879,984	Q4 2009
251510CY7	6,174,468	6,128,159	(46,309)	6,128,159	2,385,464	Q4 2009
251510ET6	6,610,704	6,129,009	(481,695)	6,129,009	1,531,776	Q4 2009
294751FB3	4,704,156	4,472,358	(231,798)	4,472,358	941,193	Q4 2009
294751FC1	2,323,121	1,249,074	(1,074,047)	1,249,074	395,093	Q4 2009
294754AY2	5,853,602	5,588,893	(264,709)	5,588,893	4,304,994	Q4 2009
32051G2J3	19,664,606	19,456,027	(208,579)	19,456,027	15,337,214	Q4 2009

211	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
32051GDH5	$5,217,232	$4,028,086	$(1,189,146)	$4,028,086	$3,390,503	Q4 2009
32051GFL4	7,842,427	7,595,406	(247,021)	7,595,406	5,536,785	Q4 2009
36157TJG7	1,804,125	1,308,394	(495,731)	1,308,394	1,469,454	Q4 2009
361849S29	6,462,883	4,691,114	(1,771,769)	4,691,114	1,678,015	Q4 2009
36228CXK4	14,878,974	14,014,915	(864,059)	14,014,915	1,650,000	Q4 2009
36228CYQ0	24,033,161	23,095,688	(937,473)	23,095,688	7,171,836	Q4 2009
3622ECAH9	6,009,448	5,942,640	(66,808)	5,942,640	2,934,538	Q4 2009
3622MPBE7	50,481,437	50,370,399	(111,038)	50,370,399	39,532,250	Q4 2009
3622MSAC6	2,256,915	1,320,709	(936,206)	1,320,709	1,198,500	Q4 2009
362332AM0	6,642,090	4,602,455	(2,039,635)	4,602,455	1,911,030	Q4 2009
362332AN8	3,128,933	473,329	(2,655,604)	473,329	856,025	Q4 2009
362332AT5	8,451,782	642,221	(7,809,561)	642,221	2,520,945	Q4 2009
362332AV0	3,936,084	668,865	(3,267,219)	668,865	1,640,000	Q4 2009
362334QC1	9,544,327	9,182,164	(362,163)	9,182,164	7,009,589	Q4 2009
36246LAJ0	24,572,527	20,199,835	(4,372,692)	20,199,835	6,914,975	Q4 2009
36246LAK7	20,209,700	7,818,915	(12,390,785)	7,818,915	8,829,030	Q4 2009
36246LAL5	6,796,200	4,064,932	(2,731,268)	4,064,932	5,808,390	Q4 2009
362669AQ6	10,133,998	10,076,618	(57,380)	10,076,618	6,805,070	Q4 2009
36298JAC7	9,824,095	7,485,905	(2,338,190)	7,485,905	1,299,000	Q4 2009
36828QSL1	1,764,915	977,473	(787,442)	977,473	908,306	Q4 2009
45660LPD5	13,759,047	13,655,346	(103,701)	13,655,346	9,245,813	Q4 2009
46412QAD9	4,768,657	4,752,037	(16,620)	4,752,037	1,247,784	Q4 2009
46614KAB2	2,754,987	2,069,970	(685,017)	2,069,970	500,000	Q4 2009
46625M2W8	1,230,406	1,196,250	(34,156)	1,196,250	169,265	Q4 2009
46625MQ93	2,095,225	474,700	(1,620,525)	474,700	146,389	Q4 2009
46625MR27	296,961	182,520	(114,441)	182,520	126,514	Q4 2009
46625MUJ6	4,427,693	3,229,620	(1,198,073)	3,229,620	1,013,133	Q4 2009
46625MZH5	1,179,409	1,094,197	(85,212)	1,094,197	490,187	Q4 2009
46625MZJ1	2,162,622	259,295	(1,903,327)	259,295	342,817	Q4 2009
46625MZK8	2,331,637	—	(2,331,637)	—	302,478	Q4 2009
46625MZL6	44,886	—	(44,886)	—	225,453	Q4 2009
46625YC68	3,016,699	1,949,218	(1,067,481)	1,949,218	439,970	Q4 2009
46625YQ89	1,513,711	1,156,511	(357,200)	1,156,511	800,079	Q4 2009
46625YQ97	994,984	852,693	(142,291)	852,693	1,010,060	Q4 2009
46627MAC1	11,109,835	11,107,913	(1,922)	11,107,913	5,679,297	Q4 2009
46628CAD0	19,859,800	19,289,493	(570,307)	19,289,493	12,805,916	Q4 2009
46628SAG8	26,022,755	24,189,294	(1,833,461)	24,189,294	13,494,828	Q4 2009
46628YBK5	29,479,163	29,064,914	(414,249)	29,064,914	12,713,916	Q4 2009
46628YBP4	15,611,011	15,328,042	(282,969)	15,328,042	9,316,003	Q4 2009
46629YAM1	16,337,536	15,714,000	(623,536)	15,714,000	4,461,220	Q4 2009
46629YAQ2	1,460,898	1,180,316	(280,582)	1,180,316	1,011,940	Q4 2009
46630AAG3	450,846	429,259	(21,587)	429,259	360,000	Q4 2009
46630JAQ2	30,100,789	28,949,901	(1,150,888)	28,949,901	11,111,370	Q4 2009
46630JAS8	2,912,412	2,596,223	(316,189)	2,596,223	2,667,440	Q4 2009
46630JAU3	4,457,046	3,568,616	(888,430)	3,568,616	4,334,260	Q4 2009
46630JAW9	3,084,864	2,480,742	(604,122)	2,480,742	3,159,820	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	212

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
46631BAP0	$16,557,726	$9,978,276		$(6,579,450)	$9,978,276	$2,458,651	Q4 2009
46632HAR2	2,993,238	2,071,845		(921,393)	2,071,845	863,376	Q4 2009
50177AAL3	9,847,630	2,320,838		(7,526,792)	2,320,838	1,603,730	Q4 2009
50179AAM9	3,872,820	2,919,211		(953,609)	2,919,211	480,000	Q4 2009
50179AAN7	1,687,002	1,350,628		(336,374)	1,350,628	549,000	Q4 2009
50179AAS6	1,625,796	1,300,608		(325,188)	1,300,608	524,370	Q4 2009
50180CAV2	824,030	740,070		(83,960)	740,070	720,000	Q4 2009
50180JAM7	5,085,004	4,203,919		(881,085)	4,203,919	1,700,000	Q4 2009
50180JAR6	2,635,610	2,240,013		(395,597)	2,240,013	840,000	Q4 2009
52108HSR6	6,799,961	2,694,967		(4,104,994)	2,694,967	1,660,414	Q4 2009
52108HST2	5,299,935	2,114,928		(3,185,007)	2,114,928	1,280,942	Q4 2009
52108HSV7	4,566,802	1,859,367		(2,707,435)	1,859,367	1,111,033	Q4 2009
52108HZ80	6,961,779	5,822,810		(1,138,969)	5,822,810	1,828,078	Q4 2009
525221EB9	4,999,219	4,976,531		(22,688)	4,976,531	2,699,322	Q4 2009
525221EB9	24,996,094	24,882,653		(113,441)	24,882,653	13,496,608	Q4 2009
525221JW8	42,492,282	40,532,474		(1,959,808)	40,532,474	25,739,305	Q4 2009
52522HAL6	40,000,000	39,094,709		(905,291)	39,094,709	17,347,248	Q4 2009
55312TAH6	10,038,969	7,114,883		(2,924,086)	7,114,883	2,796,660	Q4 2009
55312TAJ2	4,409,205	2,116,859		(2,292,346)	2,116,859	2,034,828	Q4 2009
55312TAK9	5,861,263	4,227,537		(1,633,726)	4,227,537	3,406,325	Q4 2009
55312TAQ6	627,674	—	²	(29,932)	597,742	597,742	Q4 2009
55312TAR4	692,324	—	²	(41,516)	650,808	650,808	Q4 2009
55312VAR9	20,572,173	19,840,853		(731,320)	19,840,853	3,954,150	Q4 2009
55312YAH5	9,889,566	8,118,376		(1,771,190)	8,118,376	3,489,990	Q4 2009
55312YAJ1	3,719,481	1,734,574		(1,984,907)	1,734,574	3,123,960	Q4 2009
55312YAK8	1,238,011	832,561		(405,450)	832,561	1,387,912	Q4 2009
55313KAJ0	16,420,888	9,748,421		(6,672,467)	9,748,421	4,319,428	Q4 2009
576434GR9	2,302,714	2,299,657		(3,057)	2,299,657	1,342,087	Q4 2009
576434SW5	11,501,301	11,319,423		(181,878)	11,319,423	6,428,454	Q4 2009
59022HEC2	4,863,526	1,462,290		(3,401,236)	1,462,290	2,343,838	Q4 2009
59022HED0	254,509	182,000		(72,509)	182,000	271,585	Q4 2009
59022HEE8	143,242	124,815		(18,427)	124,815	155,145	Q4 2009
59025KAK8	19,132,586	18,816,090		(316,496)	18,816,090	6,127,020	Q4 2009
60687UAM9	5,359,678	3,522,644		(1,837,034)	3,522,644	724,072	Q4 2009
60687VAM7	1,011,356	718,736		(292,620)	718,736	973,765	Q4 2009
60687VAN5	467,103	343,023		(124,080)	343,023	551,651	Q4 2009
60688BAM0	5,814,544	2,690,005		(3,124,539)	2,690,005	1,276,092	Q4 2009
60688BAS7	2,980,912	2,368,385		(612,527)	2,368,385	1,370,490	Q4 2009
617453AD7	1,542,447	1,438,751		(103,696)	1,438,751	1,055,068	Q4 2009
61745MTQ6	3,511,230	3,145,941		(365,289)	3,145,941	467,827	Q4 2009
61745MU68	2,521,714	2,318,144		(203,570)	2,318,144	1,326,172	Q4 2009
61749EAE7	21,937,113	20,632,744		(1,304,369)	20,632,744	14,241,794	Q4 2009
61749MAC3	4,982,502	3,122,849		(1,859,653)	3,122,849	1,248,255	Q4 2009
61749MAD1	3,971,145	869,200		(3,101,945)	869,200	1,097,016	Q4 2009
61749MAE9	649,935	537,517		(112,418)	537,517	973,452	Q4 2009
61749MAF6	335,488	309,596		(25,892)	309,596	444,996	Q4 2009

213	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
61749MAG4	$245,789	$226,491	$(19,298)	$226,491	$295,570	Q4 2009
61749WAH0	5,831,762	5,444,731	(387,031)	5,444,731	4,125,921	Q4 2009
61749WAJ6	3,826,597	3,730,700	(95,897)	3,730,700	2,791,770	Q4 2009
61750HAN6	5,794,800	4,054,044	(1,740,756)	4,054,044	601,333	Q4 2009
61750YAF6	33,373,686	32,686,865	(686,821)	32,686,865	16,663,416	Q4 2009
61751NAQ5	2,487,197	1,664,541	(822,656)	1,664,541	589,020	Q4 2009
61751NAR3	1,028,941	880,327	(148,614)	880,327	400,000	Q4 2009
61751XAJ9	5,018,681	3,840,989	(1,177,692)	3,840,989	1,588,515	Q4 2009
61751XAL4	358,335	344,824	(13,511)	344,824	468,594	Q4 2009
61752JAF7	12,681,357	12,380,156	(301,201)	12,380,156	9,537,557	Q4 2009
61753JAN9	1,142,224	984,350	(157,874)	984,350	877,061	Q4 2009
61754KAN5	29,809,708	29,531,670	(278,038)	29,531,670	5,844,840	Q4 2009
61754KAP0	13,409,091	4,918,205	(8,490,886)	4,918,205	2,666,250	Q4 2009
643529AD2	13,146,934	13,050,002	(96,932)	13,050,002	9,017,512	Q4 2009
74438WAN6	1,816,058	1,072,747	(743,311)	1,072,747	458,439	Q4 2009
74438WAP1	49,158	—	(49,158)	—	141,563	Q4 2009
74924PAJ1	936,873	519,462	(417,411)	519,462	328,120	Q4 2009
74951PEA2	3,495,148	1,433,284	(2,061,864)	1,433,284	835,487	Q4 2009
749577AL6	19,105,048	18,361,591	(743,457)	18,361,591	8,706,964	Q4 2009
74957EAE7	18,387,988	18,193,031	(194,957)	18,193,031	12,426,822	Q4 2009
74957EAF4	38,816,646	38,362,975	(453,671)	38,362,975	30,535,097	Q4 2009
74957VAQ2	22,747,844	22,214,688	(533,156)	22,214,688	17,832,166	Q4 2009
74957XAF2	37,231,074	36,852,426	(378,648)	36,852,426	26,262,639	Q4 2009
749583AH3	10,731,811	10,129,812	(601,999)	10,129,812	4,117,628	Q4 2009
74958AAD6	32,866,792	31,650,698	(1,216,094)	31,650,698	25,854,525	Q4 2009
74958AAH7	29,073,808	27,518,939	(1,554,869)	27,518,939	17,192,658	Q4 2009
74958BAH5	27,755,168	26,705,568	(1,049,600)	26,705,568	17,197,206	Q4 2009
74958EAD8	49,662,273	49,333,700	(328,573)	49,333,700	37,201,145	Q4 2009
75115CAG2	9,239,147	8,856,644	(382,503)	8,856,644	4,622,037	Q4 2009
75971EAF3	467,367	426,479	(40,888)	426,479	249,442	Q4 2009
760985CM1	1,269,068	1,011,624	(257,444)	1,011,624	804,386	Q4 2009
760985SS1	6,542,585	6,519,651	(22,934)	6,519,651	2,957,601	Q4 2009
760985U66	182,646	71,279	(111,367)	71,279	31,872	Q4 2009
76110H5M7	110,543	107,800	(2,743)	107,800	93,788	Q4 2009
76110HHB8	4,318,025	3,800,654	(517,371)	3,800,654	1,572,093	Q4 2009
76110HQT9	1,441,903	1,286,427	(155,476)	1,286,427	541,109	Q4 2009
76110HSH3	3,131,045	2,652,424	(478,621)	2,652,424	583,025	Q4 2009
76110HX53	10,788,610	10,730,777	(57,833)	10,730,777	6,894,858	Q4 2009
76110HX87	24,320,507	23,938,919	(381,588)	23,938,919	15,338,776	Q4 2009
76110WQA7	17,189,799	15,628,688	(1,561,111)	15,628,688	5,701,419	Q4 2009
76110WQU3	4,478,236	2,780,527	(1,697,709)	2,780,527	1,017,879	Q4 2009
76110WRX6	3,720,469	2,952,563	(767,906)	2,952,563	628,962	Q4 2009
76110WTC0	4,438,808	3,111,413	(1,327,395)	3,111,413	1,183,599	Q4 2009
76110WTV8	2,022,143	899,482	(1,122,661)	899,482	407,986	Q4 2009
76110WXR2	9,699,484	9,369,981	(329,503)	9,369,981	4,053,679	Q4 2009
761118CZ9	11,726,512	11,266,871	(459,641)	11,266,871	4,579,678	Q4 2009

TIAA-CREF Investment Horizon Annuity Prospectus	214

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
761118PQ5	$12,839,852	$12,296,584		$(543,268)	$12,296,584	$9,392,704	Q4 2009
76114DAE4	16,600,875	15,340,493		(1,260,382)	15,340,493	12,614,418	Q4 2009
84604CAE7	3,738,299	3,401,918		(336,381)	3,401,918	1,038,660	Q4 2009
86359DPP6	26,065,028	22,653,220		(3,411,808)	22,653,220	7,578,276	Q4 2009
87222PAE3	36,209,915	35,349,968		(859,947)	35,349,968	15,782,436	Q4 2009
87246AAP3	20,502,917	14,536,427		(5,966,490)	14,536,427	2,167,886	Q4 2009
92976UAA8	13,920,295	10,668,447		(3,251,848)	10,668,447	1,820,000	Q4 2009
92977QAP3	13,540,376	8,896,827		(4,643,549)	8,896,827	2,906,604	Q4 2009
92977QAQ1	4,916,523	3,218,603		(1,697,920)	3,218,603	2,611,154	Q4 2009
92978MAN6	25,076,116	21,257,728		(3,818,388)	21,257,728	5,553,925	Q4 2009
92978MAT3	4,232,886	1,366,517		(2,866,369)	1,366,517	1,044,924	Q4 2009
92978QAJ6	41,868,287	34,756,308		(7,111,979)	34,756,308	17,803,755	Q4 2009
92978QAN7	1,054,106	588,222		(465,884)	588,222	1,852,940	Q4 2009
92978QAP2	1,006,290	586,700		(419,590)	586,700	1,681,690	Q4 2009
92978QAR8	2,428,623	2,009,686		(418,937)	2,009,686	3,686,283	Q4 2009
92978TAL5	23,643,133	22,488,549		(1,154,584)	22,488,549	8,652,630	Q4 2009
92978TAM3	7,091,481	5,731,599		(1,359,882)	5,731,599	7,777,740	Q4 2009
92978YAN0	8,560,596	3,780,993		(4,779,603)	3,780,993	2,170,710	Q4 2009
92978YAT7	3,155,533	2,481,477		(674,056)	2,481,477	1,375,000	Q4 2009
939344AN7	7,558,129	—	²	(1,492,699)	6,065,430	6,065,430	Q4 2009
94980KAQ5	891,257	697,126		(194,131)	697,126	605,375	Q4 2009
94980SAS4	37,892,867	37,298,560		(594,307)	37,298,560	19,209,448	Q4 2009
94980SBJ3	19,025,324	18,852,599		(172,725)	18,852,599	9,434,204	Q4 2009
949837AF5	69,395,783	69,077,308		(318,475)	69,077,308	37,135,283	Q4 2009
949837BE7	20,118,623	19,943,534		(175,089)	19,943,534	14,029,989	Q4 2009
949837BK3	8,651,946	8,601,312		(50,634)	8,601,312	6,121,859	Q4 2009
949837CC0	26,170,357	25,669,010		(501,347)	25,669,010	17,713,389	Q4 2009
94983BAP4	15,664,980	15,471,918		(193,062)	15,471,918	11,295,344	Q4 2009
94984AAR1	29,306,329	29,299,321		(7,008)	29,299,321	14,513,796	Q4 2009
94984FAR0	35,392,208	35,362,908		(29,300)	35,362,908	25,486,630	Q4 2009
94984XAB6	9,930,589	9,542,007		(388,582)	9,542,007	4,478,081	Q4 2009
94984XAD2	8,215,869	7,891,136		(324,733)	7,891,136	3,736,617	Q4 2009
94984XAM2	12,527,390	12,047,711		(479,679)	12,047,711	6,848,925	Q4 2009
94985JAB6	49,089,904	48,927,100		(162,804)	48,927,100	27,457,860	Q4 2009
94985JBR0	30,201,956	29,492,146		(709,810)	29,492,146	11,724,021	Q4 2009
94985JCA6	30,000,000	28,972,050		(1,027,950)	28,972,050	23,547,594	Q4 2009
94985LAD7	15,416,713	15,332,698		(84,015)	15,332,698	10,789,988	Q4 2009
94985RAP7	63,260,667	61,811,840		(1,448,827)	61,811,840	41,620,166	Q4 2009
94985WAP6	24,098,090	23,541,749		(556,341)	23,541,749	18,898,058	Q4 2009
94985WAQ4	71,553,189	70,433,050		(1,120,139)	70,433,050	28,405,225	Q4 2009
94985WBL4	37,767,886	37,226,500		(541,386)	37,226,500	25,982,515	Q4 2009
94986AAC2	113,043,780	111,243,241		(1,800,539)	111,243,241	79,103,383	Q4 2009
00253CHZ3	2,893,261	1,404,258		(1,489,003)	1,404,258	694,423	Q3 2009
126670QT8	4,999,957	3,628,335		(1,371,622)	3,628,335	1,948,947	Q3 2009
126670QU5	19,998,914	12,696,540		(7,302,374)	12,696,540	7,020,652	Q3 2009
12670BAC3	6,955,065	4,636,033		(2,319,032)	4,636,033	3,256,906	Q3 2009

215	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
23243NAG3	$10,669,451	$4,937,169		$(5,732,282)	$4,937,169	$3,141,673	Q3 2009
251511AC5	18,175,550	14,861,707		(3,313,843)	14,861,707	8,959,648	Q3 2009
33848JAC9	9,112,868	6,923,454		(2,189,414)	6,923,454	6,366,877	Q3 2009
3622ECAK2	20,941,477	18,788,252		(2,153,225)	18,788,252	11,474,209	Q3 2009
3622ELAD8	50,223,381	44,199,500		(6,023,881)	44,199,500	26,566,545	Q3 2009
362334NC4	17,932,324	14,708,014		(3,224,310)	14,708,014	8,351,942	Q3 2009
362375AD9	19,344,302	15,288,032		(4,056,270)	15,288,032	10,719,528	Q3 2009
395386AP0	16,986,719	14,017,799		(2,968,920)	14,017,799	11,738,682	Q3 2009
525221CM7	28,026,636	24,254,757		(3,771,879)	24,254,757	7,226,630	Q3 2009
525221JW8	44,542,371	42,492,282		(2,050,089)	42,492,282	25,949,093	Q3 2009
52523KAH7	14,909,635	11,956,832		(2,952,803)	11,956,832	8,970,537	Q3 2009
61750YAF6	39,999,988	33,373,686		(6,626,302)	33,373,686	18,338,272	Q3 2009
61752JAF7	14,943,281	12,681,357		(2,261,924)	12,681,357	8,250,000	Q3 2009
74040KAC6	4,810,269	—	²	(515,386)	4,294,883	4,294,883	Q3 2009
87222PAE3	39,983,008	36,209,916		(3,773,092)	36,209,916	16,649,220	Q3 2009
036510AB1	4,581,160	3,134,629		(1,446,531)	3,134,629	471,803	Q3 2009
03702YAC4	2,162,800	—	²	(432,560)	1,730,240	1,730,240	Q3 2009
05947UJV1	312,746	—	²	(90,811)	221,935	221,935	Q3 2009
05947UMN5	1,743,036	423,878		(1,319,158)	423,878	280,466	Q3 2009
05947UWA2	1,738,023	767,441		(970,582)	767,441	212,822	Q3 2009
05947UWB0	791,256	131,202		(660,054)	131,202	100,361	Q3 2009
059500AK4	850,693	—	²	(50,693)	800,000	800,000	Q3 2009
059500AM0	239,991	—	²	(16,551)	223,440	223,440	Q3 2009
05950EAN8	3,960,726	3,647,958		(312,768)	3,647,958	615,536	Q3 2009
05950EAP3	4,884,794	1,370,873		(3,513,921)	1,370,873	715,945	Q3 2009
059511AM7	5,904,407	3,154,584		(2,749,823)	3,154,584	750,192	Q3 2009
059511AS4	6,726,167	1,707,661		(5,018,506)	1,707,661	855,021	Q3 2009
059511AU9	9,752,428	2,073,166		(7,679,262)	2,073,166	1,137,750	Q3 2009
07387BEQ2	7,985,888	6,510,227		(1,475,661)	6,510,227	1,649,017	Q3 2009
07388RAN7	10,040,541	9,125,638		(914,903)	9,125,638	1,940,070	Q3 2009
07388RAP2	6,515,045	1,971,040		(4,544,005)	1,971,040	1,059,461	Q3 2009
07388VAL2	18,797,504	11,722,177		(7,075,327)	11,722,177	2,502,987	Q3 2009
07388YBA9	10,701,132	3,390,725		(7,310,407)	3,390,725	770,000	Q3 2009
07401DAN1	9,459,397	2,892,020		(6,567,377)	2,892,020	861,453	Q3 2009
12513YAP5	5,018,081	1,266,627		(3,751,454)	1,266,627	400,000	Q3 2009
19075CAK9	15,052,911	10,989,000		(4,063,911)	10,989,000	2,273,985	Q3 2009
19075CAL7	14,220,451	4,095,130		(10,125,321)	4,095,130	1,907,778	Q3 2009
19075CAM5	5,017,824	1,088,000		(3,929,824)	1,088,000	450,000	Q3 2009
19075CAN3	5,017,830	842,000		(4,175,830)	842,000	400,000	Q3 2009
19075CAS2	30,351,166	3,735,010		(26,616,156)	3,735,010	2,419,440	Q3 2009
20047EAP7	10,886,649	3,667,140		(7,219,509)	3,667,140	720,850	Q3 2009
20173QAN1	11,305,071	8,930,131		(2,374,940)	8,930,131	1,359,588	Q3 2009
20173VAM2	9,537,950	7,613,342		(1,924,608)	7,613,342	2,640,870	Q3 2009
22544QAM1	25,959,195	19,198,558		(6,760,637)	19,198,558	2,598,478	Q3 2009
22544QAN9	13,672,024	3,673,346		(9,998,678)	3,673,346	1,221,097	Q3 2009
22544QAP4	4,970,573	1,387,115		(3,583,458)	1,387,115	715,966	Q3 2009

TIAA-CREF Investment Horizon Annuity Prospectus	216

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows	Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
225470H22	$3,888,986	$970,505	$(2,918,481)	$970,505	$240,000	Q3 2009
362332AT5	15,051,925	8,451,781	(6,600,144)	8,451,781	2,285,175	Q3 2009
36246LAK7	34,001,514	20,209,700	(13,791,814)	20,209,700	4,404,435	Q3 2009
36246LAL5	28,970,952	6,796,200	(22,174,752)	6,796,200	3,239,070	Q3 2009
36828QSL1	2,972,198	1,764,915	(1,207,283)	1,764,915	611,917	Q3 2009
396789KF5	5,378,625	4,506,021	(872,604)	4,506,021	1,194,307	Q3 2009
42332QAN3	5,754,119	3,428,230	(2,325,889)	3,428,230	412,061	Q3 2009
46614KAB2	9,657,805	2,800,420	(6,857,385)	2,800,420	500,000	Q3 2009
46625YQ89	3,430,992	1,513,711	(1,917,281)	1,513,711	581,182	Q3 2009
46629YAM1	20,070,948	16,337,536	(3,733,412)	16,337,536	3,476,200	Q3 2009
46630JAS8	10,035,389	2,912,412	(7,122,977)	2,912,412	1,108,700	Q3 2009
46632HAR2	4,028,186	2,987,063	(1,041,123)	2,987,063	657,928	Q3 2009
50180CAM2	11,464,618	2,607,049	(8,857,569)	2,607,049	1,573,335	Q3 2009
55312TAJ2	9,036,266	4,409,675	(4,626,591)	4,409,675	1,432,692	Q3 2009
55312TAK9	24,178,234	5,855,254	(18,322,980)	5,855,254	2,631,250	Q3 2009
55312TAR4	701,767	692,323	(9,444)	692,323	849,940	Q3 2009
55312VAR9	22,585,862	20,572,173	(2,013,689)	20,572,173	2,925,000	Q3 2009
55312YAH5	10,039,874	9,890,092	(149,782)	9,890,092	6,055,360	Q3 2009
55312YAJ1	15,059,261	3,720,260	(11,339,001)	3,720,260	3,310,965	Q3 2009
55312YAK8	8,031,810	1,238,428	(6,793,382)	1,238,428	1,521,368	Q3 2009
55312YAL6	10,039,591	1,036,649	(9,002,942)	1,036,649	1,268,330	Q3 2009
55312YAS1	10,039,851	682,106	(9,357,745)	682,106	1,273,890	Q3 2009
55312YAT9	2,141,339	1,234,413	(906,926)	1,234,413	1,800,000	Q3 2009
59023BAL8	4,930,792	4,713,154	(217,638)	4,713,154	604,725	Q3 2009
60687VAM7	5,018,438	1,011,356	(4,007,082)	1,011,356	581,350	Q3 2009
60688BAM0	8,279,911	5,814,544	(2,465,367)	5,814,544	2,036,952	Q3 2009
60688BAS7	9,910,681	2,980,912	(6,929,769)	2,980,912	2,100,637	Q3 2009
606935AQ7	4,916,561	1,051,034	(3,865,527)	1,051,034	812,775	Q3 2009
61745MU68	3,909,052	2,521,714	(1,387,338)	2,521,714	949,776	Q3 2009
61746WE63	5,393,259	4,810,580	(582,679)	4,810,580	1,369,482	Q3 2009
61749MAE9	3,953,068	649,935	(3,303,133)	649,935	783,732	Q3 2009
61750CAS6	9,000,000	5,734,363	(3,265,637)	5,734,363	1,779,777	Q3 2009
61751NAQ5	4,014,486	2,487,197	(1,527,289)	2,487,197	496,676	Q3 2009
61751XAK6	5,019,637	1,104,081	(3,915,556)	1,104,081	698,545	Q3 2009
61753JAK5	10,039,176	6,315,957	(3,723,219)	6,315,957	1,924,670	Q3 2009
61753JAL3	10,039,489	1,923,248	(8,116,241)	1,923,248	1,497,480	Q3 2009
61754KAP0	16,333,731	13,409,091	(2,924,640)	13,409,091	1,823,465	Q3 2009
74438WAN6	2,435,634	1,816,058	(619,576)	1,816,058	483,756	Q3 2009
92978QAJ6	44,853,705	41,898,576	(2,955,129)	41,898,576	23,143,606	Q3 2009
92978QAN7	10,035,032	1,054,620	(8,980,412)	1,054,620	1,308,000	Q3 2009
92978QAP2	10,035,430	1,006,809	(9,028,621)	1,006,809	1,227,540	Q3 2009
92978QAR8	33,913,365	2,428,623	(31,484,742)	2,428,623	2,703,520	Q3 2009
92978QAT4	2,207,457	(307,191)	(2,514,648)	(307,191)	1,400,000	Q3 2009
92978TAL5	30,104,829	23,644,657	(6,460,172)	23,644,657	5,013,420	Q3 2009
92978TAM3	30,106,380	7,091,481	(23,014,899)	7,091,481	4,660,680	Q3 2009
92978YAN0	14,349,202	8,560,596	(5,788,606)	8,560,596	1,692,555	Q3 2009

217	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
92978YAT7	$11,921,571	$3,155,532		$(8,766,039)	$3,155,532	$1,410,463	Q3 2009
02151CBD7	30,078,496	28,536,105		(1,542,391)	28,536,105	22,051,302	Q3 2009
12566XAG3	17,348,888	15,725,340		(1,623,548)	15,725,340	6,953,865	Q3 2009
02147QAE2	49,228,610	45,152,500		(4,076,110)	45,152,500	36,433,950	Q3 2009
12544RAL2	9,625,351	8,883,000		(742,351)	8,883,000	5,950,703	Q3 2009
12566XAE8	36,726,158	34,342,512		(2,383,646)	34,342,512	23,452,904	Q3 2009
16165TBJ1	11,550,415	10,448,900		(1,101,515)	10,448,900	6,535,688	Q3 2009
46627MAC1	11,998,763	11,109,835		(888,928)	11,109,835	5,856,448	Q3 2009
362334ME1	30,218,777	—	²	(12,195,320)	18,023,457	18,023,457	Q2 2009
61749EAE7	25,483,761	—	²	(16,778,706)	8,705,055	8,705,055	Q2 2009
294751CV2	2,761,322	—	²	(2,327,975)	433,347	433,347	Q2 2009
12613KAJ8	6,296,000	—	²	(5,351,600)	944,400	944,400	Q2 2009
643529AD2	15,955,720	—	²	(8,979,720)	6,976,000	6,976,000	Q2 2009
74040KAC6	5,669,246	—	²	(858,977)	4,810,269	4,810,269	Q2 2009
939344AN7	6,948,092	—	²	(1,155,092)	5,793,000	5,793,000	Q2 2009
015386AD7	1,718,750	—	²	(172,250)	1,546,500	1,546,500	Q2 2009
46630AAG3	3,008,127	—	²	(2,599,827)	408,300	408,300	Q2 2009
46630AAC2	3,509,499	—	²	(2,982,749)	526,750	526,750	Q2 2009
20173QAQ4	8,069,157	—	²	(7,372,176)	696,981	696,981	Q2 2009
22545YAS0	22,629,873	—	²	(20,705,482)	1,924,391	1,924,391	Q2 2009
46630JAU3	20,074,125	—	²	(17,918,125)	2,156,000	2,156,000	Q2 2009
50179AAN7	5,511,632	—	²	(4,650,800)	860,832	860,832	Q2 2009
362332AV0	20,707,546	—	²	(18,846,146)	1,861,400	1,861,400	Q2 2009
22545MAL1	14,047,555	—	²	(12,207,955)	1,839,600	1,839,600	Q2 2009
50179AAS6	7,520,314	—	²	(6,537,495)	982,819	982,819	Q2 2009
22545LAR0	16,935,085	—	²	(14,758,255)	2,176,830	2,176,830	Q2 2009
50179AAM9	4,015,625	—	²	(3,284,425)	731,200	731,200	Q2 2009
07388YBE1	6,678,995	—	²	(6,104,995)	574,000	574,000	Q2 2009
07388YBC5	6,807,716	—	²	(6,205,016)	602,700	602,700	Q2 2009
05950VAT7	5,720,982	—	²	(5,312,292)	408,690	408,690	Q2 2009
05947UMQ8	407,714	—	²	(339,694)	68,020	68,020	Q2 2009
05947UMP0	1,621,046	—	²	(1,360,721)	260,325	260,325	Q2 2009
05947UJT6	1,000,436	—	²	(743,026)	257,410	257,410	Q2 2009
22545LAT6	5,426,647	—	²	(4,926,626)	500,021	500,021	Q2 2009
61751NAR3	4,002,195	—	²	(3,660,595)	341,600	341,600	Q2 2009
92978MAT3	5,464,600	—	²	(4,860,639)	603,961	603,961	Q2 2009
92977QAQ1	13,034,405	—	²	(11,980,105)	1,054,300	1,054,300	Q2 2009
61754JAN8	2,787,584	—	²	(2,427,884)	359,700	359,700	Q2 2009
61753JAN9	7,376,067	—	²	(6,286,655)	1,089,412	1,089,412	Q2 2009
61753JAM1	10,040,730	—	²	(8,673,730)	1,367,000	1,367,000	Q2 2009
50180JAL9	7,028,178	—	²	(5,882,278)	1,145,900	1,145,900	Q2 2009
61749MAF6	2,933,947	—	²	(2,552,647)	381,300	381,300	Q2 2009
61746WE89	934,072	—	²	(703,548)	230,524	230,524	Q2 2009
61746WE71	2,038,212	—	²	(1,558,205)	480,007	480,007	Q2 2009
59023BAM6	5,888,700	—	²	(4,806,900)	1,081,800	1,081,800	Q2 2009
59022HEC2	6,984,225	—	²	(5,699,025)	1,285,200	1,285,200	Q2 2009

TIAA-CREF Investment Horizon Annuity Prospectus	218

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
50180JAM7	$17,068,049	$—	²	$(14,611,549)	$2,456,500	$2,456,500	Q2 2009
59022HED0	2,244,466	—	²	(1,953,125)	291,341	291,341	Q2 2009
52108RCK6	13,624,490	—	²	(12,692,065)	932,425	932,425	Q2 2009
50180JAR6	12,048,727	—	²	(10,654,327)	1,394,400	1,394,400	Q2 2009
52108MDU4	7,906,789	—	²	(6,461,189)	1,445,600	1,445,600	Q2 2009
251510CY7	9,287,032	—	²	(7,029,696)	2,257,336	2,257,336	Q2 2009
52521RAS0	3,173,730	—	²	(1,672,517)	1,501,213	1,501,213	Q2 2009
02149HAK6	27,458,769	—	²	(13,202,360)	14,256,409	14,256,409	Q2 2009
75115CAG2	10,160,350	—	²	(5,511,758)	4,648,592	4,648,592	Q2 2009
015386AA3	2,620,115	—	²	(20,115)	2,600,000	2,600,000	Q1 2009
126378AG3	16,952,099	—	²	(8,331,528)	8,620,571	8,620,571	Q1 2009
126378AH1	18,332,132	—	²	(8,896,772)	9,435,360	9,435,360	Q1 2009
152314DT4	406,084	—	²	(125,394)	280,690	280,690	Q1 2009
46628SAG8	28,479,557	—	²	(15,739,186)	12,740,371	12,740,371	Q1 2009
589929JS8	3,614,073	—	²	(977,614)	2,636,460	2,636,460	Q1 2009
61749WAH0	8,348,064	—	²	(3,723,256)	4,624,808	4,624,808	Q1 2009
61749WAJ6	4,840,214	—	²	(2,064,598)	2,775,616	2,775,616	Q1 2009
74040KAC6	6,735,434	—	²	(1,066,188)	5,669,246	5,669,246	Q1 2009
84604CAE7	4,395,157	—	²	(2,954,291)	1,440,866	1,440,866	Q1 2009
939344AN7	7,049,401	—	²	(101,309)	6,948,092	6,948,092	Q1 2009
03702YAC4	4,325,600	—	²	(2,162,800)	2,162,800	2,162,800	Q1 2009
05947UMQ8	402,748	—	²	(279,196)	123,552	123,552	Q1 2009
059497AD9	5,019,063	—	²	(4,649,648)	369,415	369,415	Q1 2009
059497AE7	6,023,080	—	²	(5,633,623)	389,457	389,457	Q1 2009
059500AK4	1,073,719	—	²	(223,026)	850,693	850,693	Q1 2009
059500AM0	279,971	—	²	(39,980)	239,991	239,991	Q1 2009
12513YAR1	46,179,909	—	²	(43,275,482)	2,904,427	2,904,427	Q1 2009
190749AN1	5,165,844	—	²	(4,674,925)	490,919	490,919	Q1 2009
22544QAQ2	14,679,428	—	²	(13,730,058)	949,370	949,370	Q1 2009
22545DAL1	18,978,397	—	²	(17,449,489)	1,528,908	1,528,908	Q1 2009
46629YAQ2	5,060,345	—	²	(4,730,706)	329,639	329,639	Q1 2009
46630JAW9	20,076,375	—	²	(18,747,505)	1,328,870	1,328,870	Q1 2009
55312TAQ6	1,243,450	—	²	(615,776)	627,674	627,674	Q1 2009
55312TAR4	1,246,413	—	²	(544,645)	701,768	701,768	Q1 2009
59022HEE8	1,733,805	—	²	(1,545,986)	187,819	187,819	Q1 2009
59023BAN4	6,816,310	—	²	(5,908,928)	907,382	907,382	Q1 2009
61751XAL4	2,008,458	—	²	(1,850,014)	158,444	158,444	Q1 2009
05949AA67	7,180,337	—	²	(4,018,514)	3,161,823	3,161,823	Q1 2009
05949AA75	831,546	—	²	(270,990)	560,556	560,556	Q1 2009
12667FR98	9,441,206	—	²	(3,893,272)	5,547,934	5,547,934	Q1 2009
12669DN87	2,733,589	—	²	(1,410,077)	1,323,512	1,323,512	Q1 2009
251510ET6	12,727,050	—	²	(11,016,684)	1,710,366	1,710,366	Q1 2009
79548KJH2	51,335	—	²	(23,450)	27,885	27,885	Q1 2009
79548KJJ8	53,540	—	²	(21,307)	32,233	32,233	Q1 2009
79548KJK5	28,691	—	²	(12,508)	16,183	16,183	Q1 2009
02148FAW5	32,011,265	—	²	(13,311,789)	18,699,476	18,699,476	Q1 2009

219	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
12667G8B2	$299,003	$—	²	$(124,689)	$174,314	$174,314	Q1 2009
76110H5M7	236,856	—	²	(153,532)	83,324	83,324	Q1 2009
76114DAE4	18,470,379	—	²	(12,205,478)	6,264,901	6,264,901	Q1 2009
004421RV7	7,280,863	—	²	(2,325,579)	4,955,284	4,955,284	Q4 2008
015386AA3	4,500,000	—	²	(1,575,000)	2,925,000	2,925,000	Q4 2008
015386AB1	10,200,000	—	²	(3,570,000)	6,630,000	6,630,000	Q4 2008
015386AD7	2,437,500	—	²	(722,816)	1,714,684	1,714,684	Q4 2008
02148YAD6	24,448,783	—	²	(10,894,044)	13,554,738	13,554,738	Q4 2008
028909AC3	1,459,724	—	²	(481,866)	977,858	977,858	Q4 2008
03702YAC4	7,278,038	—	²	(2,952,438)	4,325,600	4,325,600	Q4 2008
05947UJV1	884,711	—	²	(566,669)	318,042	318,042	Q4 2008
05947UWC8	724,284	—	²	(637,873)	86,411	86,411	Q4 2008
05947UWD6	917,748	—	²	(838,199)	79,549	79,549	Q4 2008
05949AA75	2,375,256	—	²	(1,542,097)	833,159	833,159	Q4 2008
05949AM23	5,328,628	—	²	(3,347,549)	1,981,079	1,981,079	Q4 2008
05949AM31	1,618,515	—	²	(1,265,231)	353,284	353,284	Q4 2008
07388PAQ4	5,021,524	—	²	(4,378,524)	643,000	643,000	Q4 2008
073945AS6	1,754,077	—	²	(1,498,173)	255,904	255,904	Q4 2008
12558MBP6	16,579,545	—	²	(13,472,642)	3,106,903	3,106,903	Q4 2008
12667G8B2	444,952	—	²	(146,728)	298,224	298,224	Q4 2008
12669EWZ5	4,405,837	—	²	(2,024,744)	2,381,093	2,381,093	Q4 2008
152314DT4	1,149,308	—	²	(750,425)	398,883	398,883	Q4 2008
17310MAS9	4,015,015	—	²	(3,485,815)	529,200	529,200	Q4 2008
20173MAQ3	4,869,808	—	²	(4,234,308)	635,500	635,500	Q4 2008
20173QAR2	6,726,129	—	²	(5,859,949)	866,181	866,181	Q4 2008
21075WCJ2	1,407,861	—	²	(377,699)	1,030,162	1,030,162	Q4 2008
22540VHN5	2,463,713	—	²	(1,124,977)	1,338,736	1,338,736	Q4 2008
22545LAV1	4,260,344	—	²	(3,754,459)	505,885	505,885	Q4 2008
22545XAP8	33,792,994	—	²	(29,365,135)	4,427,859	4,427,859	Q4 2008
294751DY5	1,586,038	—	²	(894,024)	692,014	692,014	Q4 2008
294751FC1	2,299,916	—	²	(1,875,560)	424,356	424,356	Q4 2008
36228CDP5	750,894	—	²	(532,759)	218,135	218,135	Q4 2008
3622ECAH9	9,815,000	—	²	(6,403,699)	3,411,301	3,411,301	Q4 2008
3622MSAC6	14,658,028	—	²	(12,858,028)	1,800,000	1,800,000	Q4 2008
38500XAM4	3,263,688	—	²	(2,878,688)	385,000	385,000	Q4 2008
46412QAD9	6,997,504	—	²	(5,554,244)	1,443,260	1,443,260	Q4 2008
46625M2W8	1,708,545	—	²	(1,550,593)	157,952	157,952	Q4 2008
46625M2Y4	596,284	—	²	(442,858)	153,426	153,426	Q4 2008
46625MR27	1,555,235	—	²	(1,309,659)	245,576	245,576	Q4 2008
46625YQ97	4,931,368	—	²	(4,159,368)	772,000	772,000	Q4 2008
50179MBT7	7,930,571	—	²	(6,789,914)	1,140,656	1,140,656	Q4 2008
50180CAV2	6,024,175	—	²	(5,211,175)	813,000	813,000	Q4 2008
50180CAW0	7,183,387	—	²	(6,315,658)	867,729	867,729	Q4 2008
53944MAC3	6,954,397	—	²	(5,694,397)	1,260,000	1,260,000	Q4 2008
55312TAQ6	3,817,868	—	²	(2,574,418)	1,243,450	1,243,450	Q4 2008
55312TAR4	3,616,402	—	²	(2,369,989)	1,246,413	1,246,413	Q4 2008

TIAA-CREF Investment Horizon Annuity Prospectus	220

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other-Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
55312YAT9	$20,004,831	$—	²	$(17,949,031)	$2,055,800	$2,055,800	Q4 2008
589929JS8	4,196,584	—	²	(460,813)	3,735,771	3,735,771	Q4 2008
59022HEF5	1,041,525	—	²	(907,992)	133,533	133,533	Q4 2008
59022HEG3	217,210	—	²	(129,739)	87,471	87,471	Q4 2008
59022HEH1	148,995	—	²	(100,815)	48,180	48,180	Q4 2008
59022HEJ7	163,421	—	²	(75,981)	87,440	87,440	Q4 2008
60687VAN5	3,276,152	—	²	(2,857,652)	418,500	418,500	Q4 2008
617453AC9	4,941,714	—	²	(4,307,214)	634,500	634,500	Q4 2008
617453AD7	6,839,059	—	²	(6,037,244)	801,815	801,815	Q4 2008
61746WE97	982,114	—	²	(622,238)	359,876	359,876	Q4 2008
61746WF21	198,149	—	²	(108,779)	89,370	89,370	Q4 2008
61749MAG4	2,463,365	—	²	(2,174,584)	288,781	288,781	Q4 2008
70556RAD3	41,824,931	—	²	(16,186,786)	25,638,145	25,638,145	Q4 2008
74040KAC6	14,387,860	—	²	(7,644,893)	6,742,967	6,742,967	Q4 2008
74924PAJ1	1,071,735	—	²	(577,030)	494,705	494,705	Q4 2008
760985U58	380,419	—	²	(70,655)	309,764	309,764	Q4 2008
760985U66	166,134	—	²	(69,050)	97,084	97,084	Q4 2008
76110HQT9	2,966,509	—	²	(1,968,981)	997,528	997,528	Q4 2008
76110VLD8	2,354,851	—	²	(467,251)	1,887,601	1,887,601	Q4 2008
76110VPJ1	2,462,808	—	²	(780,464)	1,682,344	1,682,344	Q4 2008
76110VPU6	1,428,428	—	²	(659,001)	769,427	769,427	Q4 2008
76110VTQ1	6,999,985	—	²	(6,060,515)	939,470	939,470	Q4 2008
76110WRX6	4,096,799	—	²	(1,412,549)	2,684,250	2,684,250	Q4 2008
76110WVT0	1,123,115	—	²	(565,567)	557,549	557,549	Q4 2008
76113GAC2	4,756,743	—	²	(4,437,090)	319,653	319,653	Q4 2008
92978QAT4	20,021,630	—	²	(17,893,630)	2,128,000	2,128,000	Q4 2008
939344AN7	10,000,000	—	²	(3,054,200)	6,945,800	6,945,800	Q4 2008
93934DAQ0	87,351	—	²	(51,823)	35,528	35,528	Q4 2008
94980KAQ5	1,103,943	—	²	(643,629)	460,314	460,314	Q4 2008
059500AK4	10,014,230	—	²	(8,891,170)	1,123,060	1,123,060	Q4 2008
059500AM0	3,181,507	—	²	(2,885,786)	295,721	295,721	Q4 2008
004421RV7	9,463,168	7,747,697	¹	(1,715,471)	7,747,697	7,003,715	Q3 2008
03702YAC4	21,627,908	—	²	(14,058,108)	7,569,800	7,569,800	Q3 2008
05949AM31	1,873,669	1,656,719	¹	(216,950)	1,656,719	739,839	Q3 2008
12558MBP6	19,071,607	16,855,724	¹	(2,215,883)	16,855,724	5,396,442	Q3 2008
55312TAQ6	10,046,558	—	²	(6,083,638)	3,962,920	3,962,920	Q3 2008
55312TAR4	11,893,403	—	²	(8,099,902)	3,793,501	3,793,501	Q3 2008
589929JS8	5,505,188	—	²	(694,732)	4,810,456	4,810,456	Q3 2008
59022HEF5	1,160,443	1,060,145	¹	(100,298)	1,060,145	445,708	Q3 2008
59022HEG3	575,821	229,619	¹	(346,202)	229,619	266,453	Q3 2008
59022HEH1	259,151	161,404	¹	(97,747)	161,404	233,878	Q3 2008
59022HEJ7	327,200	188,252	¹	(138,948)	188,252	232,061	Q3 2008
74040KAC6	15,328,440	—	²	(940,580)	14,387,860	14,387,860	Q3 2008
004421RV7	13,293,979	10,420,391	¹	(2,873,588)	10,420,391	8,677,457	Q2 2008
05947UJV1	1,613,758	1,063,032	¹	(550,726)	1,063,032	2,510,921	Q2 2008
152314DT4	1,874,385	1,222,995	¹	(651,390)	1,222,995	1,436,123	Q2 2008

221	TIAA-CREF Investment Horizon Annuity Prospectus

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY–BASIS FINANCIAL STATEMENTS – (continued)

CUSIP	Book/Adj Carrying Value Amortized Cost Before Financial Reporting Period	Projected Cash Flows		Recognized Other- Than- Temporary Impairment	Amortized Cost After Other- Than-Temporary Impairment	Fair Value as of Impairment Date	Financial Reporting Period of Impairment
59022HEG3	$698,839	$588,230	¹	$(110,609)	$588,230	$460,785	Q2 2008
59022HEH1	644,929	271,560	¹	(373,369)	271,560	412,942	Q2 2008
59022HEJ7	1,010,816	352,031	¹	(658,785)	352,031	628,144	Q2 2008
74040KAC6	16,983,047	—	²	(834,284)	16,148,763	16,148,763	Q2 2008
46625M2Y4	1,434,849	674,165	¹	(760,684)	674,165	727,135	Q1 2008
59022HEJ7	1,064,661	1,035,647	¹	(29,014)	1,035,647	756,208	Q1 2008
61746WE97	1,687,099	1,085,336	¹	(601,763)	1,085,336	1,710,037	Q1 2008
61746WF21	659,501	249,760	¹	(409,741)	249,760	545,244	Q1 2008
68400XBL3	557,541	280,704	¹	(276,837)	280,704	426,874	Q1 2008
760985U66	867,188	—	²	(536,924)	330,264	330,264	Q4 2007
363259AA0	15,000,000	—	²	(4,800,000)	10,200,000	10,200,000	Q4 2007
61746WF21	771,351	676,705	¹	(94,646)	676,705	556,580	Q4 2007
760985U58	2,813,940	911,116	¹	(1,902,824)	911,116	2,421,305	Q4 2007
76110WRX6	5,900,848	4,987,584	¹	(913,264)	4,987,584	4,149,159	Q4 2007
652454BB4	10,000,000	—	²	(1,500,000)	8,500,000	8,500,000	Q3 2007
652454BC2	5,000,000	—	²	(850,000)	4,150,000	4,150,000	Q3 2007
52518RBE5	1,322,892	—	²	(333,510)	989,382	989,382	Q2 2006
74681@AK5	4,500,000	—	²	(2,487,421)	2,012,579	2,012,579	Q3 2003

Total				$(3,074,384,468)

¹	Impairment based on undiscounted cash flows.
²	Impairment based on Fair Value.
*	Securities identified as having a net present value of $0.

TIAA-CREF Investment Horizon Annuity Prospectus	222

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	20,000.00
Accounting fees and expenses	6,800.00
Legal fees and expenses	50,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$81,800.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent of Insurance of the State of New York not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

223	TIAA-CREF Investment Horizon Annuity Prospectus

Item 16. Exhibits.

(1)		Form of Distribution Agreement for the TIAA-CREF Investment Horizon Annuity Contracts between TIAA-CREF Life Insurance Company and TIAA-CREF Individual & Institutional Services, LLC[3]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[1]
	(B)	Bylaws of TIAA-CREF Life Insurance Company[2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]
	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

(5)		Legality Opinion and Consent of Meredith Kornreich, Esquire

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]
	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]
	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]
	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]
	(E)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

(14)		TIAA-CREF Life Insurance Company Code of Ethics for Senior Financial Officers[5]

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[5]

(23)	(A)	Consent of PricewaterhouseCoopers LLP

(24)	(A)	Powers of Attorney for all directors and senior officers except Anderson, Garcia and Noles[4]

(24)	(B)	Powers of Attorney for Anderson, Garcia, Kurzweil and Noles

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).

[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).

[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).

[4]	Incorporated by reference to the Post-Effective Amendment No. 4 to the Registration Statement on Form N-6, filed on January 23, 2009 (File Nos. 333-128699).

[5]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 23, 2010 (File No. 333-149714).

[6]	Incorporated by reference to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, filed on December 22, 2010 (File No. 333-149714).

TIAA-CREF Investment Horizon Annuity Prospectus	224

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

225	TIAA-CREF Investment Horizon Annuity Prospectus

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF Investment Horizon Annuity Prospectus	226

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 14th day of April, 2011.

TIAA-CREF LIFE INSURANCE COMPANY

By:	/S/ ANTHONY M. GARCIA
Anthony M. Garcia President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 14, 2011, in the capacities indicated.

/S/ ANTHONY M. GARCIA Anthony M. Garcia	President and Chief Executive Officer

/S/ LINDA S. DOUGHERTY Linda S. Dougherty	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

*(3) David M. Anderson	Director

*(1) Elizabeth D. Black	Director

*(1) Sanjeev Handa	Director

*(1) Nancy Heller	Director

*(1) Eric T. Jones	Director

*(1) Harry I. Klaristenfeld	Director

*(2) Matthew Kurzweil	Director

*(1) Steven Maynard	Director

227	TIAA-CREF Investment Horizon Annuity Prospectus

*(2) Russell Noles	Director

*(1) Wayne Williams	Director

*	Signed by Edward L. Hancock, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: (1) January 23, 2009; (2) March 1, 2011; (3) March 10, 2011.

/S/ EDWARD L. HANCOCK, ESQ.
Edward L. Hancock, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus	228

EXHIBIT INDEX

(5)	Legality Opinion and Consent of Meredith Kornreich, Esquire

(23)(A)	Consent of PricewaterhouseCoopers LLP

(24)(B)	Powers of Attorney for Anderson, Garcia, Kurzweil and Noles.

229	TIAA-CREF Investment Horizon Annuity Prospectus